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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

COMVERSE TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

JOINT PROXY STATEMENT/PROSPECTUS

To the Stockholders of Verint Systems Inc. and Comverse Technology, Inc.:

        On August 12, 2012, Verint Systems Inc. ("Verint") and Comverse Technology, Inc. ("CTI") entered into an agreement and plan of merger (the "merger agreement") providing for the merger (the "merger") of CTI with and into a wholly owned subsidiary of Verint (the "Merger Sub"). This joint proxy statement/prospectus and related materials are being sent to you in connection with the solicitation of proxies by the board of directors of Verint for use at Verint's special meeting of stockholders and by the board of directors of CTI for use at CTI's special meeting of shareholders. The Verint Special Meeting will be held at 11:00 a.m., Eastern Time, on February 4, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York 10017, and the CTI Special Meeting will be held at 10:00 a.m., Eastern Time, on February 4, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York 10017. At the Verint special meeting, the stockholders of Verint will be asked to consider and vote upon proposals to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith, and to approve any adjournment of that special meeting. At the CTI special meeting, the shareholders of CTI will be asked to consider and vote upon proposals to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger, and to approve any adjournment of that special meeting. These proposals are discussed in detail in this joint proxy statement/prospectus. Verint and CTI urge you to carefully read this joint proxy statement/prospectus and the documents incorporated by reference into it. In particular, see "Risk Factors" beginning on page 28.

        If the stockholders of Verint and CTI approve the merger agreement and the merger contemplated by the merger agreement is completed:

  •
  CTI will merge with and into Merger Sub, with Merger Sub continuing as the surviving company, and CTI will cease to exist as a separate entity;

  •
  each outstanding share of CTI common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive shares of Verint common stock at the exchange ratio specified in the merger agreement and described below;

  •
  any shares of Verint common stock and Series A Convertible Perpetual Preferred Stock of Verint (the "Verint preferred stock") held by CTI immediately prior to the effective time of the merger will be canceled;

  •
  any shares of Verint preferred stock held by stockholders other than CTI at the effective time of the merger will be converted into Verint common stock in accordance with the terms of the Verint preferred stock; and

  •
  holders of Verint common stock immediately prior to the effective time of the merger, other than CTI, will continue to own their existing shares.

        The share exchange provision of the merger agreement provides that each holder of shares of CTI common stock will receive new shares of Verint common stock representing such holder's pro rata portion of an aggregate number of shares of Verint common stock equal to the sum of (1) the number of shares of Verint common stock held by CTI immediately prior to the completion of the merger (including the shares of Verint common stock issuable upon conversion of the shares of Verint preferred stock held by CTI at a conversion price of $32.66), plus (2) additional shares of Verint common stock, the number of which will be equal to the dollar value described below (the "Target Amount") divided by the average of the daily volume weighted averages of the trading prices of Verint common stock on the Nasdaq Global Select Market during the 20 consecutive trading days ending on the second trading day immediately prior to the closing date of the merger, plus (3) additional shares of Verint common stock based on the positive net worth of CTI (determined in accordance with the merger agreement) immediately prior to the completion of the merger, up to a maximum market value of $10.0 million (the "Net Worth Amount"). The Target Amount is $25.0 million and will be reduced to zero if, as of the completion of the merger, CTI beneficially owns less than 50% of the outstanding shares of Verint common stock (on an as-exercised and fully diluted basis), unless such level of ownership results from the issuance by Verint of new shares of voting securities after the date of the merger agreement.

        The average of the daily volume weighted averages of the trading prices of Verint common stock on the Nasdaq Global Select Market during the 20 consecutive trading days ending on January 2, 2013 was $28.35, which, pursuant to the merger consideration calculation in the merger agreement, and assuming (1) a Target Amount of $25.0 million, (2) a Net Worth Amount of $10.0 million, and (3) that CTI continues to hold all of the Verint preferred stock until canceled immediately prior to the completion of the merger, would result in 0.1298 shares of Verint common stock being issued for each share of CTI common stock outstanding if the merger were completed as of the date of this joint proxy statement/prospectus. Based on the estimated number of shares of CTI common stock and Verint common stock that will be outstanding immediately prior to the completion of the merger and the daily volume weighted averages of the trading prices of Verint common stock on the Nasdaq Global Select Market during the 20 consecutive trading days ending on January 2, 2013, Verint estimates that, assuming (i) a Target Amount of $25.0 million, (ii) a Net Worth Amount of $10.0 million, and (iii) that CTI continues to hold all of the Verint preferred stock until canceled immediately prior to the completion of the merger, current Verint stockholders (other than CTI) will own approximately 45.4% of the outstanding Verint common stock and former CTI shareholders will own approximately 54.6% of the outstanding Verint common stock immediately following the completion of the merger.

        Because CTI owns a controlling interest in Verint, the Verint board of directors formed a special committee to consider, evaluate and negotiate with CTI possible transactions proposed by CTI in which CTI might have an interest that was different from or in addition to the interests of Verint's stockholders generally. Each of the members of the Verint special committee is an independent director and none of its members serves as a director or officer or is otherwise an affiliate of CTI. The Verint special committee retained its own financial and legal advisors and, with the assistance of those advisors, negotiated the terms and conditions of the merger with CTI. After this negotiation, and taking into consideration the factors described under "The Merger—Recommendation of the Verint Special Committee and the Verint Board of Directors and Their Reasons for the Merger" in this joint proxy statement/prospectus, the Verint special committee unanimously recommended to the Verint board of directors that the merger be approved and that the Verint board of directors recommend that holders of Verint common stock (other than CTI and its affiliates) vote in favor of the merger. Based on the recommendation of the Verint special committee, the Verint board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable. The Verint board of directors unanimously recommends that Verint stockholders (other than CTI and its affiliates) vote "FOR" the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith.

        The CTI board of directors approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, CTI and its shareholders. The CTI board of directors recommends that CTI's shareholders vote "FOR" the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger.

        Your vote is important. At the Verint special meeting, approval of the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith, requires the approval of the holders of a majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock, taken together, present, in person or by proxy, at the Verint special meeting, as well as approval of the holders of a majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock, taken together, present, in person or by proxy, at the Verint special meeting other than shares of Verint common stock and Verint preferred stock held by CTI or its subsidiaries. In connection with entering into the merger agreement, CTI entered into a voting agreement with Verint pursuant to which CTI agreed, among other things, to vote the shares of Verint common stock and Verint preferred stock beneficially owned by CTI in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger and the issuance of Verint common stock constituting the merger consideration. At the CTI special meeting, the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger, must receive the affirmative vote of the holders of two-thirds of the outstanding shares of CTI common stock.

        The failure of any Verint stockholder to vote will have no effect on the proposal relating to the merger because the vote will be decided by the holders of shares present at the meeting. The failure of any CTI shareholder to vote will have the same effect as a vote "AGAINST" adopting the proposal relating to the merger. Whether or not you plan to attend your company's special meeting, you are requested to promptly vote your shares by proxy electronically via the Internet, by telephone or by sending in the appropriate paper proxy card as instructed in these materials. If you are a holder of record and sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote "FOR" each of the proposals described in this joint proxy statement/prospectus. If you hold your shares in "street name" through a bank, broker or other nominee, please follow the specific instructions you receive from your bank, broker or other nominee to vote your shares.

Dan Bodner	Charles J. Burdick
President and Chief Executive Officer Verint Systems Inc.	Chairman of the Board and Chief Executive Officer Comverse Technology, Inc.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger, approved or disapproved of the transaction, passed upon the merits or fairness of the transaction or determined if this joint proxy statement/prospectus is adequate, accurate or complete. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated January 4, 2013 and is first being mailed to Verint stockholders and CTI shareholders on or about January 4, 2013.

SOURCES OF ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates by reference important business and financial information from documents filed by Verint and CTI with the SEC that are not included in or delivered with this document. You can obtain any of those documents filed with the SEC from Verint or CTI, as the case may be, or through the SEC at the SEC's website. The address of that site is http://www.sec.gov. Stockholders of Verint or shareholders of CTI may obtain documents filed with the SEC or documents incorporated by reference into this joint proxy statement/prospectus, when available, free of cost, by directing a request to the appropriate company at:

Verint Systems Inc.	Comverse Technology, Inc.
330 South Service Road	810 Seventh Avenue
Melville, New York 11747	New York, New York
Attention: Investor Relations	Attention: Investor Relations
Telephone number: (631) 962-9600	Telephone number: (212) 739-1000

        If you would like to request documents, in order to ensure timely delivery, your request should be received at least five business days before the date of the applicable special meeting.

        You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. You should not assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate as of any date other than the date of this joint proxy statement/prospectus, except to the extent that such information is contained in an additional document filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), between the date of this joint proxy statement/prospectus and the date of the applicable special meetings and incorporated by reference herein. Neither the mailing of this joint proxy statement/prospectus to Verint stockholders or CTI shareholders nor the issuance by Verint of its common stock in connection with the merger will create any implication to the contrary.

        This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this document regarding Verint has been provided by Verint and information contained in this document regarding CTI has been provided by CTI.

        Verint common stock and CTI common stock are listed for trading on the Nasdaq Global Select Market under the symbols "VRNT" and "CMVT," respectively.

        See "Where You Can Find More Information."

Verint Systems Inc.
330 South Service Road
Melville, New York 11747

NOTICE OF SPECIAL MEETING OF VERINT STOCKHOLDERS
To be held on February 4, 2013

To the Stockholders of Verint Systems Inc.:

        Notice is hereby given that a special meeting of stockholders of Verint Systems Inc. will be held at 11:00 a.m., Eastern Time, on February 4, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York 10017 for the following purposes:

  1.
  To consider and vote on a proposal to adopt the agreement and plan of merger, dated August 12, 2012, among CTI, Verint and Merger Sub and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith.

  2.
  To consider and vote on a proposal to approve the adjournment of the Verint special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Verint special meeting.

        The Verint board of directors has fixed the close of business on December 18, 2012 as the record date for the determination of Verint stockholders entitled to notice of, and to vote at, the Verint special meeting or any adjournment or postponement thereof.

        A list of Verint stockholders entitled to vote at the Verint special meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during normal business hours at Verint's principal executive offices, located at 330 South Service Road, Melville, New York 11747, during the ten days preceding the Verint special meeting.

        All Verint stockholders are cordially invited to attend the Verint special meeting in person. However, to ensure your representation at the Verint special meeting, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible.

By Order of the Board of Directors,

Jonathan Kohl General Counsel, Corporate & Securities and Corporate Secretary

January 4, 2013

Your vote is important. If you are the registered holder of your shares of Verint common stock or Verint preferred stock, then you may vote your shares by signing, dating and returning the enclosed proxy card in the enclosed return envelope. If you hold your shares in "street name" through a bank, broker or other nominee, please follow the specific instructions you receive from your bank, broker or other nominee to vote your shares.

        If you have any questions concerning the merger, the merger agreement or other matters to be considered at the Verint special meeting, would like additional copies of this document or need help voting your shares, please contact Verint's proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Verint stockholders call toll free: (888) 750-5834
All others please call collect: (212) 750-5833

Comverse Technology, Inc.
810 Seventh Avenue
New York, New York

NOTICE OF SPECIAL MEETING OF CTI SHAREHOLDERS

To be held on February 4, 2013

To the Shareholders of Comverse Technology, Inc.:

        A special meeting of shareholders of Comverse Technology, Inc. will be held at 10:00 a.m., Eastern Time, on February 4, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York 10017 for the following purposes:

  1.
  To consider and vote on a proposal to adopt the agreement and plan of merger, dated August 12, 2012, among CTI, Verint and Merger Sub and to approve the transactions contemplated by that agreement, including the merger.

  2.
  To consider and vote on a proposal to approve the adjournment of the CTI special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the CTI special meeting.

        These items are more fully described in the following pages. CTI shareholders of record at the close of business on December 18, 2012 are entitled to attend and vote at the CTI special meeting. Because of the significance of the merger, your participation in the CTI special meeting, in person or by proxy, as well as your vote are especially important.

        CTI shareholders of record may vote their shares of CTI common stock by using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card. You may also vote your shares of CTI common stock by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed postage-paid envelope. Any CTI shareholder attending the CTI special meeting may vote in person, even if you have already voted on the proposals described in this joint proxy statement/prospectus, and proof of identification will be required to enter the CTI special meeting. If your shares of CTI common stock are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on December 18, 2012, the record date for the CTI special meeting. If you hold your shares through a broker, bank or other nominee and wish to vote your shares of CTI common stock at the CTI special meeting, you must obtain a legal proxy from your broker, bank or other nominee. Please note that cameras and other recording equipment will not be permitted at the CTI special meeting.

By Order of the Board of Directors,

Shefali A. Shah Senior Vice President, General Counsel and Corporate Secretary

New York, New York
January 4, 2013

        If you have any questions concerning the merger, the merger agreement or other matters to be considered at the CTI special meeting, would like additional copies of this document or need help voting your shares, please contact CTI's proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
CTI shareholders please call toll-free: (888) 605-1958
All others please call collect: (212) 269-5550

i

        Some of the industry and market data contained in this joint proxy statement/prospectus are based on independent industry publications or other publicly available information, which Verint and CTI believe is reliable but have not independently verified, while other information is based on Verint's and CTI's internal sources.

        VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, ACTIONABLE INTELLIGENCE FOR A SMARTER WORKFORCE, VERINT VERIFIED, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned in this joint proxy statement/prospectus are the property of their respective owners.

 CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

        Certain statements discussed in this joint proxy statement/prospectus constitute forward-looking statements, which include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. Forward-looking statements are often identified by future or conditional words such as "will," "plans," "expects," "intends," "believes," "seeks," "estimates," or "anticipates," or by variations of such words or by similar expressions. There can be no assurances that forward-looking statements will be achieved. By their very nature, forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause Verint's or CTI's actual results or conditions to differ materially from those expressed or implied by such forward-looking statements. Important risks, uncertainties, and other factors that could cause Verint's or CTI's actual results or conditions to differ materially from forward-looking statements include, among others:

        With respect to Verint:

  •
  uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on Verint's business;

  •
  risks associated with Verint's ability to keep pace with technological changes and evolving industry standards in its product offerings and to successfully develop, launch, and drive demand for new and enhanced, innovative, high-quality products that meet or exceed customer needs;

  •
  risks associated with Verint being a consolidated subsidiary of CTI and formerly a part of CTI's consolidated tax group;

  •
  risks associated with CTI's current ability to control the Verint board of directors and the outcome of certain matters submitted for Verint stockholder action;

  •
  risks due to aggressive competition in all of Verint's markets, including with respect to maintaining margins and sufficient levels of investment in Verint's business;

  •
  risks created by the continued consolidation of Verint's competitors or the introduction of large competitors in Verint's markets with greater resources than Verint has;

  •
  risks associated with Verint's ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with capital constraints, costs and expenses, maintaining profitability levels, management distraction, post-acquisition integration activities, and potential asset impairments;

  •
  risks that Verint may be unable to maintain and enhance relationships with key resellers, partners, and systems integrators;

  •
  risks relating to Verint's ability to effectively and efficiently execute on its growth strategy, including managing investments in its business and operations and enhancing and securing its internal and external operations;

  •
  risks relating to Verint's ability to successfully implement and maintain adequate systems and internal controls for its current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays;

  •
  risks associated with the mishandling or perceived mishandling of sensitive or confidential information, security lapses, or with information technology system failures or disruptions;

  •
  risks associated with Verint's ability to efficiently and effectively allocate limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns;

  •
  risks associated with significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates;

  •
  risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which Verint operates;

  •
  risks associated with Verint's ability to recruit and retain qualified personnel in regions in which Verint operates;

  •
  challenges associated with selling sophisticated solutions, long sales cycles, and emphasis on larger transactions, including in accurately forecasting revenue and expenses and in maintaining profitability;

  •
  risks that Verint's intellectual property rights may not be adequate to protect its business or assets or that others may make claims on Verint's intellectual property or claim infringement on their intellectual property rights;

  •
  risks that Verint's products may contain undetected defects, which could expose Verint to substantial liability;

  •
  risks associated with a significant amount of Verint's business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects;

  •
  risks associated with Verint's dependence on a limited number of suppliers or original equipment manufacturers for certain components of Verint's products, including companies that may compete with Verint or work with its competitors;

  •
  risks that Verint's customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise;

  •
  risks that Verint may experience liquidity or working capital issues and related risks that financing sources may be unavailable to Verint on reasonable terms or at all;

  •
  risks associated with significant leverage resulting from Verint's current debt position, including with respect to covenant limitations and compliance, fluctuations in interest rates, and Verint's ability to maintain its credit ratings;

  •
  risks relating to Verint's ability to timely implement new accounting pronouncements or new interpretations of existing accounting pronouncements and related risks of future restatements or filing delays; and

  •
  risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits.

        With respect to CTI:

  •
  the risks that, in view of the Comverse distribution, CTI is a smaller company that may be subject to increased instability and, prior to any elimination of the CTI holding company structure, CTI's interest in Verint is its primary asset and CTI is dependent on Comverse's performance of various transition services agreements necessary for its ongoing operations;

  •
  the risk that, if the merger is not consummated, CTI ceases to maintain a majority of the voting power of Verint's outstanding equity securities, may cease to maintain control over Verint's operations, and may be required to no longer consolidate Verint's financial statements within CTI's consolidated financial statements (in which event the presentation of its consolidated financial statements would be materially different from the presentation for the periods presented in this joint proxy statement/prospectus);

  •
  the continuation of a material weakness related to income taxes or the discovery of additional material weaknesses in CTI's internal control over financial reporting and any delay in the implementation of remedial measures;

  •
  the risk of disruption in the credit and capital markets which may limit CTI's ability to access capital;

  •
  the risk that CTI may need to recognize future impairment of goodwill and intangible assets;

  •
  risks that CTI's credit ratings could be downgraded or placed on a credit watch based on, among other things, CTI's financial results; and

  •
  the risks set forth above with respect to Verint, as CTI is now a holding company whose assets consist primarily of its controlling equity interest in Verint.

        With respect to the merger:

  •
  risks associated with Verint's and CTI's ability to satisfy the conditions and terms of the merger, and to execute the merger in the estimated timeframe, or at all, and the issuance of shares of Verint common stock in connection with the merger;

  •
  uncertainties regarding the expected benefits of the merger;

  •
  risks arising as a result of unknown or unexpected CTI obligations or liabilities assumed upon completion of the merger, or as a result of parties obligated to provide Verint with indemnification being unwilling or unable to stand behind such obligations;

  •
  risks associated with any litigation against Verint or its directors or officers that Verint may face, or any litigation against counterparties that Verint may inherit, in connection with the merger; and

  •
  uncertainties regarding the tax consequences of the merger.

        You should carefully review the section entitled "Risk Factors" beginning on page 28 of this joint proxy statement/prospectus and the other risk factors set forth in the periodic and other filings of Verint and CTI with the SEC, for a discussion of these and other risks that relate to Verint's and CTI's business and an investment in shares of Verint common stock. You are cautioned not to place undue reliance on forward-looking statements. Verint and CTI make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If Verint or CTI were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that Verint or CTI would make additional updates or corrections thereafter except as otherwise required under the federal securities laws.

v

 HELPFUL INFORMATION

        In this joint proxy statement/prospectus:

  •
  "Average Closing Price" means the average (measured as a simple arithmetic mean) of the daily volume weighted averages of the trading prices of the Verint common stock on Nasdaq, as reported as "VRNT" by Bloomberg L.P. (or any such equivalent calculation to which Verint, CTI and Merger Sub may agree in writing), for the 20 consecutive trading days ending on the second trading day immediately preceding the closing date; provided, however, that if an ex-dividend date is set for the Verint common stock during such period, then the trading price for a share of Verint common stock for each day during the portion of such period that precedes such ex-dividend date will be reduced by the amount of the dividend payable on a share of Verint common stock.

  •
  "closing" means the completion of the merger.

  •
  "closing date" means the date on which the completion of the merger occurs.

  •
  "Code" means the Internal Revenue Code of 1986, as amended.

  •
  "CTI" means Comverse Technology, Inc., together with its consolidated subsidiaries (other than Verint) unless the context indicates otherwise.

  •
  "Comverse" means Comverse, Inc., a Delaware corporation, which, prior to the Comverse distribution, was a wholly owned subsidiary of CTI.

  •
  "Comverse distribution" means the distribution by CTI of 100% of the outstanding shares of Comverse, previously wholly owned subsidiary of CTI, in the form of a dividend paid to CTI shareholders on October 31, 2012.

  •
  "CTI record date" means the close of business on December 18, 2012, which is the record date for the CTI special meeting.

  •
  "CTI special meeting" means the special meeting of shareholders of CTI to be held at 10:00 a.m., Eastern Time, on February 4, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York 10017.

  •
  "distribution agreement" means the distribution agreement, dated as of October 31, 2012, between Comverse and CTI described under "Additional Agreements—Distribution Agreement."

  •
  "effective time" means the date and time when the merger will become effective, as specified in the certificates of merger and as agreed to by Verint and CTI.

  •
  "escrow agreement" means the escrow agreement among Verint, Comverse and JPMorgan Chase Bank, NA, in its capacity as escrow agent, to be entered into in connection with and as a condition to the closing of the merger agreement.

  •
  "exchange agent" means the American Stock Transfer and Trust Company.

  •
  "exchange ratio" means the quotient obtained by dividing (1) the sum of (a) the number of Fully Diluted CTI shares and (b) the quotient obtained by dividing the Target Amount by the Average Closing Price and rounding to the nearest 1/10,000, by (2) the sum of (a) the number of shares of CTI common stock outstanding as of the closing date plus (b) the number of restricted stock units, deferred stock units or similar rights, in each case representing a right to receive one share of CTI common stock that will be canceled immediately prior to the effective time.

  •
  "Fully Diluted CTI Shares" means (1) the number of shares of Verint common stock owned by CTI and outstanding as of the effective time, plus (2) the number of shares of Verint common stock obtained by multiplying (a) the number of shares of Verint preferred stock owned by CTI as of the effective time by (b) the quotient obtained by dividing the Liquidation Preference as of the effective time by $32.66, plus (3) the number of shares of Verint common stock obtained by dividing the amount, if any, by which CTI's unrestricted cash and cash equivalents as of the closing date exceeds the Retained Liabilities under the merger agreement immediately prior to the effective time (up to $10.0 million), by the Average Closing Price.

  •
  "GAAP" means U.S. generally accepted accounting principles.

  •
  "governance and repurchase rights agreement" means the governance and repurchase rights agreement, dated as of August 12, 2012, between Verint and CTI described under "Additional Agreements—Governance and Repurchase Rights Agreement."

  •
  "Liquidation Preference" means the liquidation preference with respect to the Verint preferred stock, which, as of October 31, 2012, was $362.4 million.

  •
  "merger" means the merger of CTI with and into Merger Sub pursuant to the merger agreement.

  •
  "merger agreement" means the agreement and plan of merger, dated as of August 12, 2012, among Verint, CTI and Merger Sub, including the exhibits and schedules thereto.

  •
  "merger consideration" means that number of fully paid and nonassessable shares of Verint common stock to be issued to holders of CTI common stock at the completion of the merger.

  •
  "Merger Sub" means Victory Acquisition I LLC, a Delaware limited liability company and a wholly owned subsidiary of Verint.

  •
  "Nasdaq" means The Nasdaq Global Select Market.

  •
  "Retained Liabilities" has the meaning set forth in the merger agreement and includes certain liabilities of CTI as of the effective time, including GAAP liabilities, employee-related liabilities and certain tax liabilities.

  •
  "Starhome" means Starhome B.V., a company organized under the laws of The Netherlands which, prior to completion of the Starhome disposition, was a majority owned subsidiary of CTI.

  •
  "Starhome disposition" means the sale by Comverse of all of its interest in Starhome's outstanding share capital pursuant to the Share Purchase Agreement among CTI and Fortissimo Capital Fund II (Israel), L.P., Fortissimo Capital Fund III (Israel), L.P. and Fortissimo Capital Fund III (Cayman), L.P. (referred to collectively as "Fortissimo"), which was completed on October 19, 2012.

  •
  "Target Amount" means $25.0 million, and will be reduced to zero if, as of immediately prior to the effective time, CTI is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act and on an as exercised and fully diluted basis) of less than 50% of all capital stock of Verint and securities issued in respect thereof that are entitled to vote in the election of directors (on an as exercised and fully diluted basis), unless such reduction in CTI's beneficial ownership of those securities is directly caused by the issuance of voting securities by Verint after the date of the merger agreement.

  •
  "Verint" means Verint Systems Inc., together with its consolidated subsidiaries unless the context indicates otherwise.

  •
  "Verint preferred stock" means Series A Convertible Perpetual Preferred Stock of Verint.

  •
  "Verint record date" means the close of business on December 18, 2012, which is the record date for the Verint special meeting.

  •
  "Verint special meeting" means the special meeting of stockholders of Verint to be held at 11:00 a.m., Eastern Time, on February 4, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York 10017.

  •
  "voting agreement" means the voting agreement, dated as August 12, 2012, among CTI, Verint and Merger Sub described under "Additional Agreements—Voting Agreement."

 QUESTIONS AND ANSWERS

The Merger

Q:
Why did I receive this joint proxy statement/prospectus?

A:
The boards of directors of CTI and Verint have each approved the merger agreement, entered into on August 12, 2012, providing for CTI to be merged with and into a subsidiary of Verint. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A, and Verint and CTI encourage you to review it.

  In order to complete the merger, among other conditions, Verint stockholders must vote to approve the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith, and CTI shareholders must vote to approve the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger.

  The accompanying document is a joint proxy statement of Verint and CTI and is being used by the Verint board of directors to solicit proxies from Verint stockholders and the CTI board of directors to solicit proxies from CTI shareholders. The accompanying document is also a prospectus of Verint, being delivered to CTI shareholders in connection with the issuance of shares of Verint common stock they will receive at the completion of the merger.

Q:
What will happen to CTI as a result of the merger?

A:
On September 19, 2012, CTI contributed its interest in Starhome to Comverse and on October 19, 2012 the Starhome disposition was consummated. On October 31, 2012, CTI completed the Comverse distribution, in which CTI distributed 100% of the outstanding shares of Comverse, a previously wholly owned subsidiary of CTI, to CTI shareholders of record as of October 22, 2012. As a result, CTI is now a holding company whose assets consist primarily of its controlling equity interest in Verint. Upon completion of the merger, CTI will merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Verint. The separate corporate existence of CTI will cease and Merger Sub will succeed to and assume all the rights and obligations of CTI.

Q:
What will CTI shareholders receive in the merger?

A:
At the completion of the merger, each share of CTI common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive new shares of Verint common stock at an exchange ratio specified in the merger agreement and described below. The share exchange provision of the merger agreement provides that each holder of shares of CTI common stock will receive new shares of Verint common stock representing such holder's pro rata portion of an aggregate number of shares of Verint common stock equal to the sum of (1) the number of shares of Verint common stock held by CTI immediately prior to the completion of the merger (including the shares of Verint common stock issuable upon conversion of the shares of Verint preferred stock held by CTI at a conversion price of $32.66), plus (2) additional shares of Verint common stock the number of which will be equal to the dollar value described below (the "Target Amount") divided by the average of the daily volume weighted averages of the trading prices of Verint Common Stock on Nasdaq during the 20 consecutive trading days ending on the second trading day immediately prior to the closing date of the merger, plus (3) additional shares of Verint common stock based on the positive net worth of CTI (determined in accordance with the merger agreement) immediately prior to the completion of the merger, up to a maximum market value of $10.0 million (the "Net Worth Amount"). The Target Amount is $25.0 million and will be reduced to zero if, as of the completion of the merger, CTI beneficially owns less than 50%

  of the outstanding shares of Verint common stock (on an as-exercised and fully diluted basis), unless such level of ownership results from the issuance by Verint of new shares of voting securities after the date of the merger agreement.

  The average of the daily volume weighted averages of the trading prices of Verint common stock on Nasdaq during the 20 consecutive trading days ending on January 2, 2013 was $28.35, which, pursuant to the merger consideration calculation in the merger agreement, and assuming (i) a Target Amount of $25.0 million, (ii) a Net Worth Amount of $10.0 million, and (iii) that CTI continues to hold all of the Verint preferred stock until canceled immediately prior to the completion of the merger, would result in 0.1298 shares of Verint common stock being issued for each share of CTI common stock outstanding if the merger were completed as of the date of this joint proxy statement/prospectus.

Q:
How will fractional shares be treated?

A:
Verint will not issue any fractional shares of Verint common stock in exchange for shares of CTI common stock. Fractional shares of Verint common stock that would otherwise be allocable to any former record holders of CTI common stock in the merger will be aggregated, and no holder of CTI common stock will receive cash equal to or greater than the value of one full share of Verint common stock. The exchange agent will cause the whole shares obtained thereby to be sold, in the open market or otherwise as directed by Verint, and in no case later than 30 business days after the effective time of the merger. The exchange agent will make available the net proceeds from those sales, after deducting any required withholding taxes and brokerage charges, commissions and transfer taxes, on a pro rata basis, without interest, as soon as practicable to the holders of CTI common stock entitled to receive such cash. Payment of cash in lieu of fractional shares of Verint common stock will be made solely for the purpose of avoiding the expense and inconvenience to Verint of issuing fractional shares of Verint common stock and will not represent separately bargained-for consideration.

Q:
What equity stake will CTI shareholders hold in the combined company?

A:
Based on the estimated number of shares of CTI common stock and Verint common stock that will be outstanding immediately prior to the completion of the merger and the daily volume weighted averages of the trading prices of Verint common stock on Nasdaq during the 20 consecutive trading days ending on January 2, 2013, Verint estimates that, assuming a Target Amount of $25.0 million, a Net Worth Amount of $10.0 million, and that CTI continues to hold all of the Verint preferred stock until canceled immediately prior to the completion of the merger, Verint stockholders will own approximately 45.4% of the outstanding Verint common stock and former CTI shareholders will own approximately 54.6% of the outstanding Verint common stock immediately following the completion of the merger.

Q:
Why was the merger proposed?

A:
The CTI board of directors reviewed and considered, with the assistance of management and CTI's financial and legal advisors, strategic alternatives to the Comverse distribution and the merger, and ultimately determined that such alternatives were likely to be less favorable to CTI and its shareholders than the elimination of CTI's holding company structure through the completion of the Comverse distribution and the merger. The key goals for the merger include allowing CTI's shareholders to participate directly in the ownership of Verint, while eliminating CTI's controlling interest in Verint and the inefficiencies associated with having two separate public companies, increasing the ability of Verint to raise capital and to obtain financing, and enhancing the liquidity of Verint common stock by significantly increasing the public float. The boards of directors of CTI and Verint both believe that, as a result of the negotiations between CTI and the Verint special committee, the merger agreement provides for a transaction that meets these goals. The Verint board of directors and the Verint special committee believe that the merger agreement and the transactions contemplated thereby are advisable. The CTI board of directors also believes that the terms of the merger are fair to the holders of CTI common stock. A detailed discussion of the background of, and reasons for, the merger are described in "The Merger—Background of the Merger," "The Merger—CTI's Reasons for the Merger" and "The Merger—Recommendation of the Verint Special Committee and the Verint Board of Directors and Their Reasons for the Merger."

Q:
Are there risks I should consider in deciding whether to vote for the merger?

A.
Yes. A description of some of the risks that should be considered in connection with the merger are included in this joint proxy statement/prospectus under the heading "Risk Factors."

Q:
Why did the Verint board of directors appoint a special committee to negotiate with CTI?

A:
Because CTI owns a controlling interest in Verint, the Verint board of directors formed the Verint special committee to consider, evaluate and negotiate with CTI possible transactions proposed by CTI in which CTI might have an interest that was different from or in addition to the interests of Verint's stockholders generally. Each of the members of the Verint special committee is an independent director and none of its members serves as a director or officer or is otherwise an affiliate of CTI. The Verint special committee retained its own financial and legal advisors and, with the assistance of those advisors, negotiated the terms and conditions of the merger with CTI.

Q:
Do the boards of directors of Verint and CTI recommend voting "FOR" the proposals set forth in this joint proxy statement/prospectus?

A:
Yes. Taking into account the factors described under "The Merger—Recommendation of the Verint Special Committee and the Verint Board of Directors and Their Reasons for the Merger," the Verint special committee unanimously recommended that the Verint board of directors approve the merger agreement and the transactions contemplated thereby. Based on the unanimous recommendation of the Verint special committee, taking into consideration the factors described under "The Merger—Recommendation of the Verint Special Committee and the Verint Board of Directors and Their Reasons for the Merger," the Verint board of directors unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the issuance of Verint common stock constituting the merger consideration, and declared that the merger agreement, and the transactions contemplated by the merger agreement, including the merger and the issuance of Verint common stock constituting the merger consideration, are advisable. The Verint board of directors unanimously recommends that holders of Verint common stock and Verint preferred stock (other than CTI and its affiliates) vote "FOR" the proposal to adopt the merger agreement among CTI, Verint and Merger Sub and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith, at the Verint special meeting. In connection with entering into the merger agreement, CTI entered into a voting agreement with Verint pursuant to which CTI agreed, among other things, to vote the shares of Verint common stock and Verint preferred stock beneficially owned by CTI in favor of the adoption of the merger agreement, including the merger and the issuance of Verint common stock constituting the merger consideration.

  Additionally, taking into consideration the fairness opinions of its financial advisors, copies of which are attached to this joint proxy statement/prospectus as Annex C and Annex D, respectively, the CTI board of directors also approved the merger agreement and the transactions contemplated thereby and declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of CTI and its shareholders. The CTI board of directors recommends that CTI shareholders vote "FOR" the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, at the CTI special meeting.

Q:
How do Verint's and CTI's directors and executive officers intend to vote on the respective proposals set forth in this joint proxy statement/prospectus?

A:
As of December 18, 2012, which is the record date for both the Verint special meeting and the CTI special meeting, the directors and executive officers of Verint held and are entitled to vote, in the aggregate, approximately 2.0% of the aggregate voting power of the outstanding shares of Verint common stock and Verint preferred stock and the directors and executive officers of CTI held and are entitled to vote, in the aggregate, approximately 1.1% of the aggregate voting power of the outstanding shares of CTI common stock. Verint and CTI each believe that its respective directors and executive officers intend to vote all of their shares of Verint common stock and CTI common stock "FOR" each of the proposals set forth in this joint proxy statement/prospectus.

Q:
What conditions must be satisfied to complete the merger?

A:
The completion of the merger is subject to several conditions that the parties believe are customary for transactions of this type, including, among others:

•
the adoption of the merger agreement and the approval of the transactions contemplated thereby by the requisite votes of Verint stockholders and CTI shareholders as well as, in the case of Verint, by the affirmative vote of holders representing a majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock, taken together, present, in person or by proxy, at the Verint special meeting that are not held by CTI or its subsidiaries;

•
the absence of a material adverse effect with respect to Verint or CTI;

•
the authorization for listing on Nasdaq of the Verint common stock to be issued in the merger; and

•
the receipt of tax opinions from Verint's and CTI's respective counsel stating that the merger should be treated as a reorganization qualifying under Section 368(a) of the Code.

  In addition, completion of the merger by Verint is subject to other conditions, including:

  •
  the absence of a material adverse effect with respect to Comverse;

  •
  that the Comverse distribution or another disposition of Comverse must have been completed prior to the closing date of the merger;

  •
  that the sale of Starhome or, in the alternative, the contribution of Starhome to Comverse must have been completed prior to the closing date of the merger;

  •
  receipt of confirmation of the positive net worth of CTI (determined in accordance with the merger agreement);

  •
  receipt of copies of opinions with respect to the capital adequacy of CTI and Comverse delivered to the CTI board of directors from a nationally recognized provider of such opinions; and

  •
  determination by the Verint board of directors (in good faith after consultation with counsel) that there are no pending or threatened actions (other than stockholder actions arising out of the potential merger or the Comverse distribution) that create a liability to Verint in excess of $10 million or a material adverse effect on CTI, taking into account certain indemnification available to Verint as successor to CTI under the terms of the distribution agreement and escrow agreement.

  The completion of the merger is not conditioned upon compliance with, or the receipt of any approval under, any federal or state regulatory requirements.

Q:
When is the merger expected to be completed?

A:
If Verint receives the required stockholder approval at its special meeting to be held on February 4, 2013 and CTI receives the required shareholder approval at its special meeting to be held on February 4, 2013, they expect that the merger will be completed shortly after those meetings.

Q:
What will happen if the merger is not completed?

A:
If the merger is not completed, the corporate existence of CTI, as a holding company whose assets consist primarily of a controlling equity interest in Verint, will continue. In addition, in the event of termination of the merger agreement in certain circumstances, Verint and CTI will have the rights and obligations set forth in the governance and repurchase rights agreement. See "Additional Agreements—Governance and Repurchase Rights Agreement."

Q:
How will the combined company's business be different?

A:
The combined company will consist of Verint's business. As a result of the Comverse distribution and the Starhome disposition, CTI currently has no operating business other than its interest in Verint, certain tax assets and a nominal amount of net assets, including an amount of cash that is intended to allow CTI to operate until completion of the merger, including $25.0 million, which, at the completion of the merger, CTI will place in escrow to support indemnification claims to the extent made against Comverse by Verint. Any amounts remaining in the escrow account at the 18 month anniversary of the closing of the merger (excluding amounts set aside for existing liability claims) shall be released to Comverse.

Q:
What will be the composition of the Verint board of directors following the merger?

A:
Immediately following the completion of the merger, Verint expects that the Verint board of directors will consist of Dan Bodner, Victor DeMarines, John Egan, Larry Myers, Howard Safir, and Earl C. Shanks. These persons would serve as directors of Verint until their respective successors are duly elected and qualified or until their earlier resignation or removal.

Q:
What will happen to CTI stock options and restricted or deferred stock units?

A.
All CTI stock options that are outstanding 20 business days prior to the effective time of the merger will become fully vested and exercisable, and each holder of those stock options will be given an opportunity to exercise those stock options until three business days prior to the effective time of the merger. Immediately prior to the effective time of the merger, any holders of CTI stock options that remain outstanding will be entitled to receive from CTI the cash value of the merger consideration that they would have received for the shares of CTI stock underlying such options (had such options been exercised), less the exercise price of such options (to the extent such difference is greater than zero).

  Subject to any applicable deferral provisions, any CTI stock-settled restricted or deferred stock units will vest immediately prior to the effective time of the merger, and holders of those units will be entitled to receive the merger consideration as if such units had been exchanged for shares of Verint common stock.

  Subject to any applicable deferral provisions, any CTI cash-settled restricted or deferred stock units will vest immediately prior to the effective time of the merger, and holders of those units will be entitled to receive from CTI the cash value of the merger consideration that they would have received for such units had they been exchanged for shares of Verint common stock.

Q:
What are the U.S. federal income tax consequences of the merger?

A:
The merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code so that a U.S. holder (as defined in "The Merger—Material U.S. Federal Income Tax Consequences of the Merger and Related Transactions") whose shares of CTI common stock are exchanged in the merger solely for shares of Verint common stock will not recognize gain or loss, except with respect to cash received in lieu of fractional shares of Verint common stock. The merger is conditioned on the receipt of legal opinions that for U.S. federal income tax purposes the merger should qualify as a reorganization within the meaning of Section 368(a) of the Code.

  For a more complete discussion of the U.S. federal income tax consequences of the merger, see "The Merger—Material U.S. Federal Income Tax Consequences of the Merger and Related Transactions." Tax matters are complicated and the consequences of the merger to you will depend on your particular facts and circumstances. You are urged to consult with your tax advisor as to the specific tax consequences of the merger to you, including the applicability of U.S. federal, state, local, foreign and other tax laws.

Q:
What vote of Verint stockholders is required to approve the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith, at the Verint special meeting?

A:
To be approved at the Verint special meeting, the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith, must receive the affirmative vote of the holders of a majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock, taken together, present, in person or by proxy, at the Verint special meeting, as well as the affirmative vote of the holders of the majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock, taken together, present, in person or by proxy, at the Verint special meeting other than shares of Verint common stock and Verint preferred stock held by CTI or its subsidiaries.

  In connection with entering into the merger agreement, CTI entered into a voting agreement with Verint pursuant to which CTI agreed, among other things, to vote the shares of Verint common stock and Verint preferred stock beneficially owned by CTI in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger and the issuance of Verint common stock constituting the merger consideration. CTI also agreed to comply with certain restrictions on the disposition of such shares as set forth in the voting agreement, including requiring any transferee of CTI's voting securities to be bound by the terms of the voting agreement. Pursuant to its terms, the voting agreement will terminate upon the earlier to occur of (1) the completion of the merger and (2) the termination of the merger agreement in accordance with its terms.

Q:
What vote of CTI shareholders is required to approve the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger, at the CTI special meeting?

A:
To be approved at the CTI special meeting, the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger, must receive the affirmative vote of the holders of two-thirds of the outstanding shares of CTI common stock.

Q:
What if I do not vote my shares of Verint common stock at the Verint special meeting?

A:
If a Verint stockholder fails to respond with a vote or fails to instruct his or her broker how to vote on the proposal relating to the merger or the proposal relating to adjournment of the Verint special meeting, it will have no effect on the proposals because the vote will be decided by the holders of shares present at the meeting. If a Verint stockholder responds and abstains from voting on the proposals, his or her proxy will have the same effect as a vote "AGAINST" the proposals. If a Verint stockholder of record signs, dates and mails a proxy card without indicating how to vote, his or her proxy will be counted as a vote "FOR" each of the proposals described in the accompanying joint proxy statement/prospectus.

Q:
What if I do not vote my shares of CTI common stock at the CTI special meeting?

A:
If a CTI shareholder fails to respond with a vote, fails to instruct his or her broker how to vote or abstains from voting on the proposal relating to the merger, his or her proxy will have the same effect as a vote "AGAINST" the proposal. If a CTI shareholder of record signs, dates and mails a proxy card without indicating how to vote, his or her proxy will be counted as a vote "FOR" each of the proposals.

Q:
Are stockholders entitled to exercise dissenters' rights or appraisal rights?

A:
Neither Verint stockholders nor CTI shareholders will be entitled to exercise dissenters' rights or appraisal rights with respect to the merger.

Verint Special Meeting

Q:
When and where will the Verint special meeting be held?

A:
The Verint special meeting will take place at 11:00 a.m., Eastern Time, on February 4, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York 10017.

Q:
Who is soliciting my proxy to vote at the Verint special meeting?

A:
The Verint board of directors is soliciting your proxy to vote at the Verint special meeting. This joint proxy statement/prospectus summarizes the information you need to know to vote on the proposals to be presented at the Verint special meeting.

Q:
Who is entitled to vote?

A:
All holders of Verint common stock or Verint preferred stock as of December 18, 2012, which is the record date for the Verint special meeting, are entitled to vote at the Verint special meeting. As of the Verint record date, there were 40,104,490 shares of Verint common stock outstanding and entitled to vote at the Verint special meeting and 293,000 shares of Verint preferred stock outstanding and entitled to vote at the Verint special meeting. Each share of common stock that you owned at the close of business on the Verint record date is entitled to one vote, and each share of Verint preferred stock that you owned at the close of business on the Verint record date is entitled to 30.6185 votes.

Q:
How many shares must be present to hold the Verint special meeting?

A:
Holders of a majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock, taken together, as of the Verint record date must be represented in person or by proxy at the Verint special meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes also will be counted in determining whether a quorum exists.

Q:
How does the Verint board of directors recommend that I vote my shares of Verint common stock or Verint preferred stock on the proposals?

A:
The Verint board of directors recommends that stockholders (other than CTI and its affiliates) vote:

•
"FOR" the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith; and

•
"FOR" the proposal to approve the adjournment of the Verint special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Verint special meeting.

Q:
How can I vote my shares of Verint common stock or Verint preferred stock in person at the Verint special meeting?

A:
You may come to the Verint special meeting and cast your vote there; however, if your shares of Verint common stock or Verint preferred stock are held in the name of your broker, bank or other nominee and you wish to vote at the Verint special meeting, you must bring valid photo identification and a legal proxy from the record holder of your shares indicating that you were the beneficial owner of the shares on the Verint record date.

Q:
How can I vote my shares of Verint common stock or Verint preferred stock without attending the Verint special meeting?

A:
You can vote by completing, signing, dating and mailing the enclosed Verint proxy card in the envelope provided, or by Internet or telephone by following the instructions on the enclosed proxy card. If your shares of Verint common stock or Verint preferred stock are held in the name of your broker, bank or other nominee, you should submit voting instructions to your bank, broker or other nominee. Please refer to the voting instruction card included in these proxy materials by your bank, broker or other nominee.

Q:
How can I change my vote?

A:
If you are a Verint stockholder of record, you can change your vote or revoke your proxy at any time before the Verint special meeting by:

•
notifying Verint's Corporate Secretary in writing before the Verint special meeting that you have revoked your proxy;

•
signing and delivering a later dated proxy to Verint's Corporate Secretary;

•
voting by telephone or using the Internet (your latest telephone or Internet proxy is counted); or

•
voting in person at the Verint special meeting.

  Any such written notice or later dated proxy must be received by Verint's Corporate Secretary at Verint's principal executive offices at Verint Systems Inc., 330 South Service Road, Melville, New

  York 11747, Attn: Corporate Secretary, by February 3, 2013 at 11:59 p.m. or at the Verint special meeting before the vote at the Verint special meeting.

  If you are a beneficial owner of Verint common stock or Verint preferred stock, you may submit new voting instructions only by contacting your bank, broker or other nominee.

Q:
What does it mean if I get more than one proxy card to vote my Verint shares?

A:
You may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple paper proxy cards or voting instruction cards. For example, if you hold your shares of Verint common stock or Verint preferred stock in more than one brokerage account, you may receive a set of proxy materials for each brokerage account in which you hold shares. If you are a Verint stockholder of record and your shares of Verint common stock or Verint preferred stock are registered in more than one name, you will receive more than one set of proxy materials. If you hold shares of CTI common stock as well as shares of Verint common stock or Verint preferred stock, you may receive more than one set of proxy materials. Please follow the instructions on each proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:
Who pays for the solicitation of proxies to vote at the Verint special meeting?

A:
The expense of this solicitation of votes for the Verint special meeting, including the cost of preparing, assembling and mailing the notice of special meeting, proxy card and this joint proxy statement/prospectus, will be borne by Verint. In addition to the solicitation of proxies by use of the mails, some of Verint's officers and regular employees, without extra remuneration, may solicit proxies personally, by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy cards and proxy materials to their principals, and Verint may reimburse them for their expenses in forwarding these materials.

Q:
Whom should I call if I have questions?

A:
You may call the Verint Investor Relations departments at:

Verint Systems Inc.
330 South Service Road
Melville, New York 11747
Telephone number: (631) 962-9600

  You may also contact Verint's proxy solicitor at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Verint stockholders call toll free: (888) 750-5834
All others please call collect: (212) 750-5833

CTI Special Meeting

Q:
When and where will the CTI special meeting be held?

A:
The CTI special meeting will take place at 10:00 a.m., Eastern Time, on February 4, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York 10017.

Q:
Who is soliciting my proxy to vote at the CTI special meeting?

A:
The CTI board of directors is soliciting your proxy to vote at the CTI special meeting. This joint proxy statement/prospectus summarizes the information you need to know to vote on the proposals to be presented at the CTI special meeting.

Q:
Who is entitled to vote?

A:
All holders of CTI common stock as of December 18, 2012, which is the record date for the CTI special meeting, are entitled to vote at the CTI special meeting. As of the CTI record date, there were 219,349,654 shares of CTI common stock outstanding and entitled to vote at the CTI special meeting.

Q:
How many shares must be present to hold the CTI special meeting?

A:
Holders of a majority of the issued and outstanding shares of CTI common stock as of the CTI record date must be represented in person or by proxy at the CTI special meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes also will be counted in determining whether a quorum exists.

Q:
How does the CTI board of directors recommend that I vote my shares of CTI common stock on the proposals?

A:
The CTI board of directors recommends that shareholders vote:

•
"FOR" the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger; and

•
"FOR" the proposal to approve the adjournment of the CTI special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the CTI special meeting.

Q:
How can I vote my shares of CTI common stock in person at the CTI special meeting?

A:
You may come to the CTI special meeting and cast your vote there; however, if your shares of CTI common stock are held in the name of your broker, bank or other nominee and you wish to vote at the CTI special meeting, you must bring valid photo identification and a legal proxy from the record holder of your shares of CTI common stock indicating that you were the beneficial owner of the shares on the CTI record date.

Q:
How can I vote my shares of CTI common stock without attending the CTI special meeting?

A:
You can vote by completing, signing, dating and mailing the enclosed CTI proxy card in the envelope provided, or by Internet or telephone by following the instructions on the enclosed proxy card. If your shares of CTI common stock are held in the name of your broker, bank or other nominee, you should submit voting instructions to your bank, broker or other nominee. Please refer to the voting instruction card included in these proxy materials by your bank, broker or other nominee.

Q:
Should I send in my share certificate(s) now?

A:
No. Please do not send any share certificates with your proxy card. After the merger is completed, you will receive written instructions, including a letter of transmittal, for exchanging your shares of

  CTI common stock for the shares of Verint common stock you are entitled to receive in connection with the merger.

Q:
How can I change my vote?

A:
If you are a CTI shareholder of record, you can change your vote or revoke your proxy at any time before the CTI special meeting by:

•
notifying CTI's Corporate Secretary in writing before the CTI special meeting that you have revoked your proxy;

•
signing and delivering a later dated proxy to CTI's Corporate Secretary;

•
voting by telephone or using the Internet (your latest telephone or Internet proxy is counted); or

•
voting in person at the CTI special meeting.

  Any such written notice or later dated proxy must be received by CTI's Corporate Secretary at CTI's principal executive offices at Comverse Technology, Inc., 810 Seventh Avenue, New York, New York, 10019, Attn: Corporate Secretary, or at the CTI special meeting before the vote at the CTI special meeting.

  If you are a beneficial owner of CTI common stock, you may submit new voting instructions only by contacting your bank, broker or other nominee.

Q:
What does it mean if I get more than one proxy card to vote my CTI shares?

A:
You may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple paper proxy cards or voting instruction cards. For example, if you hold your shares of CTI common stock in more than one brokerage account, you may receive a set of proxy materials for each brokerage account in which you hold shares. If you are a CTI shareholder of record and your shares of CTI common stock are registered in more than one name, you will receive more than one set of proxy materials. If you hold shares of Verint common stock or Verint preferred stock as well as shares of CTI common stock, you may receive more than one set of proxy materials. Please follow the instructions on each proxy card or voting instruction card that you receive to ensure that all your shares of CTI common stock are voted.

Q:
Who pays for the solicitation of proxies to vote at the CTI special meeting?

A:
The expense of this solicitation of votes for the CTI special meeting, including the cost of preparing, assembling and mailing the notice of special meeting, proxy card and this joint proxy statement/prospectus, will be borne by CTI. In addition to the solicitation of proxies by use of the mails, some of CTI's officers and regular employees, without extra remuneration, may solicit proxies personally, by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy cards and proxy materials to their principals, and CTI may reimburse them for their expenses in forwarding these materials.

Q:
Whom should I call if I have questions?

A:
You may call the CTI Investor Relations departments at:

Comverse Technology, Inc.
810 Seventh Avenue
New York, New York, 10019
Telephone number: (212) 739-1000

  You may also contact CTI's proxy solicitor at:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
CTI shareholders please call toll-free: (888) 605-1958
All others please call collect: (212) 269-5550

 SUMMARY

        This summary highlights selected information from this joint proxy statement/prospectus and may not contain all the information that is important to you. For a more complete description of the terms of the merger, you should read carefully this entire document, including the annexes, as well as the documents incorporated by reference into this joint proxy statement/prospectus, and the other documents to which you have been referred. For information on how to obtain the documents that have been filed with the SEC, see "Where You Can Find More Information."

The Parties

  Verint

        Verint is a global leader in Actionable Intelligence® solutions and value-added services. Verint's solutions enable organizations of all sizes to make more timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries—including over 85% of the Fortune 100—use Verint Actionable Intelligence solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text.

        Verint's principal executive offices are located at 330 South Service Road, Melville, New York 11747. Its telephone number at that address is (631) 962-9600. Verint was incorporated in Delaware in February 1994.

  Merger Sub

        Victory Acquisition I LLC, a Delaware limited liability company, is a direct wholly owned subsidiary of Verint that was formed on August 6, 2012 specifically for the purpose of completing the merger. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the transactions.

        Merger Sub's principal executive offices are located at 330 South Service Road, Melville, New York 11747. Its telephone number at that address is (631) 962-9600.

  CTI

        On September 19, 2012, CTI contributed its interest in Starhome to Comverse and on October 19, 2012, the Starhome disposition was consummated. On October 31, 2012, CTI completed the Comverse distribution, in which CTI distributed 100% of the outstanding shares of Comverse, a previously wholly owned subsidiary of CTI, to CTI shareholders of record as of October 22, 2012. As a result, CTI is now a holding company whose assets consist primarily of its controlling equity interest in Verint. Upon completion of the merger, CTI will merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Verint. The separate corporate existence of CTI will cease and Merger Sub will succeed to and assume all the rights and obligations of CTI.

        CTI's principal executive offices are located at 810 Seventh Avenue, New York, New York 10019 and its telephone number at that location is (212) 739-1000.

The Special Meetings

  The Verint Special Meeting

        Verint will hold a special meeting of stockholders at 11:00 a.m., Eastern Time, on February 4, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York 10017. At this meeting, stockholders of Verint will be asked (1) to consider and vote on a proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith, and (2) to consider and vote on a proposal to approve the adjournment of the Verint special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Verint special meeting.

        You can vote at the Verint special meeting only if you owned Verint common stock or Verint preferred stock at the close of business on December 18, 2012, which is the record date for the Verint special meeting.

  The CTI Special Meeting

        CTI will hold a special meeting of shareholders at 10:00 a.m., Eastern Time, on February 4, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York 10017. At this meeting, shareholders of CTI will be asked (1) to consider and vote on a proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger, and (2) to consider and vote on a proposal to approve the adjournment of the CTI special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the CTI special meeting.

        You can vote at the CTI special meeting only if you owned CTI common stock at the close of business on December 18, 2012, which is the record date for the CTI special meeting.

Terms of the Merger (see page 131)

        Upon completion of the merger, CTI will merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Verint. The separate corporate existence of CTI will cease and Merger Sub will succeed to and assume all the rights and obligations of CTI.

        At the completion of the merger, each share of CTI common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive new shares of Verint common stock at an exchange ratio specified in the merger agreement and described below. The share exchange provision of the merger agreement provides that each holder of shares of CTI common stock will receive new shares of Verint common stock representing such holder's pro rata portion of an aggregate number of shares of Verint common stock equal to the sum of (1) the number of shares of Verint common stock held by CTI immediately prior to the completion of the merger (including the shares of Verint common stock issuable upon conversion of the shares of Verint preferred stock held by CTI at a conversion price of $32.66), plus (2) additional shares of Verint common stock the number of which will be equal to the Target Amount divided by the average of the daily volume weighted averages of the trading prices of Verint Common Stock on Nasdaq during the 20 consecutive trading days ending on the second trading day immediately prior to the closing date of the merger, plus (3) additional shares of Verint common stock based on the positive net worth of CTI (determined in accordance with the merger agreement) immediately prior to the completion of the merger, up to a maximum market value of $10.0 million (the "Net Worth Amount"). The Target Amount is $25.0 million and will be reduced to zero if, as of the completion of the merger, CTI beneficially owns less than 50% of the outstanding shares of Verint common stock (on an as-exercised and fully diluted basis), unless such level of ownership results from the issuance by Verint of new shares of voting securities after the date of the merger agreement.

        The average of the daily volume weighted averages of the trading prices of Verint common stock on Nasdaq during the 20 consecutive trading days ending on January 2, 2013 was $28.35, which, pursuant to the merger consideration calculation in the merger agreement, and assuming (i) a Target Amount of $25.0 million, (ii) a Net Worth Amount of $10.0 million, and (iii) that CTI continues to hold all of the Verint preferred stock until canceled immediately prior to the completion of the merger, would result in 0.1298 shares of Verint common stock being issued for each share of CTI common stock outstanding if the merger were completed as of the date of this joint proxy statement/prospectus.

        Verint will not issue any fractional shares of Verint common stock in exchange for shares of CTI common stock. Fractional shares of Verint common stock that would otherwise be allocable to any former record holders of CTI common stock in the merger will be aggregated, and no holder of CTI common stock will receive cash equal to or greater than the value of one full share of Verint common stock. The exchange agent will cause the whole shares obtained thereby to be sold, in the open market or otherwise as directed by Verint, and in no case later than 30 business days after the effective time of the merger. The exchange agent will make available the net proceeds from those sales, after deducting any required withholding taxes and brokerage charges, commissions and transfer taxes, on a pro rata basis, without interest, as soon as practicable to the holders of CTI common stock entitled to receive such cash. Payment of cash in lieu of fractional shares of Verint common stock will be made solely for the purpose of avoiding the expense and inconvenience to Verint of issuing fractional shares of Verint common stock and will not represent separately bargained-for consideration.

Voting Agreement (see page 149)

        In connection with entering into the merger agreement, CTI entered into a voting agreement with Verint pursuant to which CTI agreed, among other things, to vote the shares of Verint common stock and Verint preferred stock beneficially owned by CTI in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger and the issuance of Verint common stock constituting the merger consideration. CTI also agreed to comply with certain restrictions on the disposition of such shares as set forth in the voting agreement, including requiring any transferee of CTI's voting securities to be bound by the terms of the voting agreement. Pursuant to its terms, the voting agreement will terminate upon the earlier to occur of (1) the completion of the merger and (2) the termination of the merger agreement in accordance with its terms.

Reasons for the Merger (see pages 89 and 99)

  Verint's Reasons for the Merger

        In evaluating the merger agreement and the transactions contemplated thereby, including the merger, the Verint special committee and the Verint board of directors considered a number of factors including but not limited to the Verint special committee's belief that (i) the merger will unlock value for Verint's minority stockholders, (ii) the merger will result in improved corporate governance for Verint, (iii) the merger is more favorable to Verint's minority stockholders than alternatives to the merger, including the pursuit of a sales process at the present time or maintaining the status quo, and (iv) the transaction documents contain certain protections for Verint's minority stockholders in the event that the merger is not consummated. A detailed discussion of the background of, and Verint's reasons for, the merger are described in "The Merger—Background of the Merger" and "The Merger—Recommendation of the Verint Special Committee and the Verint Board of Directors and Their Reasons for the Merger."

  CTI's Reasons for the Merger

        For CTI, the key reasons for the merger include (i) the CTI board of directors' belief that (a) the merger represents an opportunity for long-term value creation for CTI shareholders, (b) CTI shareholders will receive the highest price reasonably obtainable for their shares of CTI common stock and (c) the merger should qualify as a tax-free transaction, (ii) the fact that the elimination of the holding company structure would allow CTI's shareholders to participate directly in the ownership of Verint and eliminate inefficiencies associated with maintaining two separate public companies, (iii) the fact that the merger and the Comverse distribution would provide investors with two individual investment options that may be more appealing to them than an investment in the current combined company of CTI, (iv) the fact that the merger and the Comverse distribution would provide Comverse and Verint, respectively, with enhanced flexibility to use its stock as consideration in pursuing certain financial and strategic objectives and (v) the fact that the merger would cause the public float of the Verint common stock to increase thereby enhancing the liquidity of Verint common stock. A detailed discussion of the background of, and CTI's reasons for, the merger are described in "The Merger—Background of the Merger" and "The Merger—CTI's Reasons for the Merger."

Conditions to the Merger (see page 144)

        The completion of the merger is subject to several conditions that the parties believe are customary for transactions of this type, including, among others:

  •
  the adoption of the merger agreement and the approval of the transactions contemplated thereby by the requisite votes of Verint stockholders and CTI shareholders as well as, in the case of Verint, by the affirmative vote of holders representing a majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock, taken together, present, in person or by proxy, at the Verint special meeting that are not held by CTI or its subsidiaries;

  •
  the absence of a material adverse effect with respect to Verint or CTI;

  •
  the authorization for listing on Nasdaq of the Verint common stock to be issued in the merger; and

  •
  the receipt of tax opinions from Verint's and CTI's respective counsel stating that the merger should be treated as a reorganization qualifying under Section 368(a) of the Code.

        In addition, completion of the merger by Verint is subject to other conditions, including:

  •
  the absence of a material adverse effect with respect to Comverse;

  •
  that the Comverse distribution or another disposition of Comverse must have been completed prior to the closing date of the merger;

  •
  that the sale of Starhome or, in the alternative, the contribution of Starhome to Comverse must have been completed prior to the closing date of the merger;

  •
  receipt of confirmation of the positive net worth of CTI (determined in accordance with the merger agreement);

  •
  receipt of copies of opinions with respect to the capital adequacy of CTI and Comverse delivered to the CTI board of directors from a nationally recognized provider of such opinions; and

  •
  determination by the Verint board of directors (in good faith after consultation with counsel) that there are no pending or threatened actions (other than stockholder actions arising out of the potential merger or the Comverse distribution) that create a liability to Verint in excess of $10 million or a material adverse effect on CTI, taking into account certain indemnification available to Verint as successor to CTI under the terms of the distribution agreement and escrow agreement.

        The completion of the merger is not conditioned upon compliance with, or the receipt of any approval under, any federal or state regulatory requirements.

Ownership of Verint After the Merger (see page 123)

        Based on the estimated number of shares of CTI common stock and Verint common stock that will be outstanding immediately prior to the completion of the merger and the daily volume weighted averages of the trading prices of Verint common stock on Nasdaq during the 20 consecutive trading days ending on January 2, 2013, Verint estimates that, assuming (i) a Target Amount of $25.0 million, (ii) a Net Worth Amount of $10.0 million, and (iii) that CTI continues to hold all of the Verint preferred stock until canceled immediately prior to the completion of the merger, current Verint stockholders (other than CTI) will own approximately 45.4% of the outstanding Verint common stock and former CTI shareholders will own approximately 54.6% of the outstanding Verint common stock immediately following the completion of the merger.

Board of Directors and Management of Verint After the Merger (see page 124)

        Immediately following the completion of the merger, Verint expects that the Verint board of directors will consist of Dan Bodner, Victor DeMarines, John Egan, Larry Myers, Howard Safir, and Earl C. Shanks. These persons would serve as directors of Verint until their respective successors are duly elected and qualified or until their earlier resignation or removal.

        Immediately following the completion of the merger, the executive officers of Verint prior to the merger will continue to serve in their roles.

The Verint Special Committee (see page 74)

        Because CTI owns a controlling interest in Verint, the Verint board of directors formed the Verint special committee to consider, evaluate and negotiate with CTI possible transactions proposed by CTI in which CTI might have an interest that was different from or in addition to the interests of Verint's stockholders generally. Each of the members of the Verint special committee is an independent director and none of its members serves as a director or officer or is otherwise an affiliate of CTI. The Verint special committee retained its own financial and legal advisors and, with the assistance of those advisors, negotiated the terms and conditions of the merger with CTI.

Recommendation of the Boards of Directors and the Verint Special Committee (see pages 98, 99 and 103)

  Verint Special Committee

        After careful consideration and for the reasons described under "The Merger—Recommendation of the Verint Special Committee and the Verint Board of Directors and Their Reasons for the Merger" beginning on page 99 of this joint proxy statement/prospectus, at its meeting held on August 10, 2012, the Verint special committee (i) unanimously determined that the transaction documents, including the merger agreement, and the transactions contemplated thereby, including the merger and the issuance of the Verint common stock comprising the merger consideration, were advisable to and in the best interests of the holders of Verint common stock (other than CTI and its affiliates) and (ii) unanimously recommended to the full Verint board of directors that the Verint board of directors (a) approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, and the other transaction documents, (b) direct that the merger agreement be submitted to Verint's stockholders and (c) recommend, subject to the terms of the merger agreement, that the holders of Verint common stock (other than CTI and its affiliates) approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of the Verint common stock comprising the merger consideration, and the other transaction documents.

  Verint Board of Directors

        Based on the recommendation of the Verint special committee and for the reasons described under "The Merger—Recommendation of the Verint Special Committee and the Verint Board of Directors and Their Reasons for the Merger" beginning on page 99 of this joint proxy statement/prospectus, at its meeting held on August 12, 2012, the Verint board of directors (i) unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, (ii) declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, (iii) directed that the merger agreement be submitted to Verint's stockholders and (iv) recommends, subject to the terms of the merger agreement, that Verint stockholders (other than CTI and its affiliates) adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith.

        Accordingly, the Verint board of directors unanimously recommends that Verint stockholders (other than CTI and its affiliates) vote "FOR" the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith.

  CTI Board of Directors

        After careful consideration and for the reasons described under "The Merger—CTI's Reasons for the Merger" beginning on page 98 of this joint proxy statement/prospectus, at its meeting held on August 12, 2012, the CTI board of directors (i) approved the merger agreement and the merger on the terms and subject to the conditions set forth in the merger agreement, (ii) determined that the terms of the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interest of, CTI and its shareholders, (iii) directed that the merger agreement be submitted to the CTI shareholders for adoption at the CTI special meeting and (iv) recommended that CTI shareholders vote "FOR" the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger.

        Accordingly, the CTI board of directors recommends that CTI shareholders vote "FOR" the proposal to adopt the merger agreement and to approve the transaction contemplated by that agreement, including the merger, and "FOR" the CTI meeting adjournment proposal. One director dissented from this recommendation for reasons relating to uncertainties in connection with completion of the Comverse distribution. Such dissenting director has indicated that, based on the completion of the Comverse distribution, he is now in favor of the merger. See "The Merger—CTI's Reasons for the Merger—Other Considerations—Risks Associated with Termination of the Merger Agreement under Certain Specified Circumstances" beginning on page 94 of this joint proxy statement/prospectus.

Opinion of Financial Advisor to the Verint Special Committee (see page 104)

        The Verint special committee retained Citigroup Global Markets Inc. ("Citigroup"), to provide financial advisory services to the Verint special committee in connection with the merger. In connection with Citigroup's engagement, the Verint special committee requested Citigroup's opinion as to the fairness, from a financial point of view, to the holders of Verint common stock (other than CTI and its affiliates), of the aggregate merger consideration to be paid by Verint pursuant to the terms and subject to the conditions of the merger agreement. On August 12, 2012, at a meeting of the Verint special committee, Citigroup rendered to the Verint special committee an oral opinion, which was confirmed by delivery of a written opinion dated August 12, 2012, to the effect that, as of that date and based on and subject to the matters, considerations and limitations set forth in the opinion, Citigroup's experience as investment bankers, Citigroup's work and other factors it deemed relevant, the aggregate merger consideration to be paid by Verint in the merger was fair, from a financial point of view, to the holders of Verint common stock (other than CTI and its affiliates). Citigroup's opinion, the issuance of which was approved by Citigroup's authorized internal committee, was provided for the information of the Verint special committee in connection with its evaluation of the proposed merger and was limited to the fairness to the holders of Verint common stock (other than CTI and its affiliates), as of August 12, 2012, from a financial point of view, of the merger consideration to be paid by Verint in the merger, considered in the aggregate. Citigroup's opinion does not address any other aspects or implications of the merger and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed merger or otherwise. The summary of Citigroup's opinion is qualified in its entirety by reference to the full text of the opinion, which is attached to this joint proxy statement/prospectus as Annex B and sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Citigroup. We encourage you to read the full text of Citigroup's written opinion.

Opinions of Financial Advisors to the CTI Board of Directors (see page 111)

  Opinion of Goldman Sachs

        Goldman, Sachs & Co. ("Goldman Sachs") delivered its opinion to the CTI board of directors that, as of August 12, 2012 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than Verint and its affiliates) of the shares of CTI common stock.

        The full text of the written opinion of Goldman Sachs, dated August 12, 2012, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement/prospectus. Goldman Sachs provided its opinion for the information and assistance of the CTI board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of the CTI common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between the CTI board of directors and Goldman Sachs, CTI has agreed to pay Goldman Sachs fees for its services in connection with the transactions contemplated by the merger agreement, the distribution agreement and the agreements with respect to a disposition of Comverse entered into pursuant to the merger agreement, a portion of which is payable upon the consummation of each of the Comverse distribution or a disposition of Comverse (as the case may be) and the merger.

  Opinion of Rothschild

        In connection with the merger, the CTI board of directors received an opinion, dated August 12, 2012, from CTI's financial advisor, Rothschild Inc. ("Rothschild"), to the effect that as of August 12, 2012 and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Rothschild, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to holders of the shares of CTI common stock, other than Verint and its affiliates.

        The full text of the written opinion that Rothschild delivered to the CTI board of directors is attached as Annex D to this joint proxy statement/prospectus, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Rothschild in connection with its opinion. CTI's shareholders should read the opinion carefully and in its entirety. The Rothschild opinion was provided for the benefit of the CTI board of directors, in its capacity as such, in connection with and for the purpose of its evaluation of the merger. The Rothschild opinion should not be construed as creating any fiduciary duty on Rothschild's part to any party. The Rothschild opinion did not constitute a recommendation to the CTI board of directors as to whether to approve the Transactions or a recommendation to any holders of any shares of CTI common stock as to how to vote or otherwise act with respect to the merger or any other matter, should the merger or any other matter come to a vote of the holders of the shares of CTI common stock. In addition, the CTI board of directors did not ask Rothschild to address, and the Rothschild opinion did not address, (i) the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of CTI, other than the holders of the shares of CTI common stock, other than Verint and its affiliates, or (ii) the fairness of the amount or nature of any compensation to be paid or payable to any of CTI's officers, directors or employees of CTI, or any class of such persons, whether relative to the exchange ratio pursuant to the merger agreement or otherwise.

Interests of Certain Persons in the Merger (see page 124)

        In considering the recommendation of the CTI board of directors with respect to the merger, you should be aware that some of CTI's directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of CTI shareholders generally. Such interests include the treatment of stock options, restricted stock units and deferred stock units held by such directors and officers. These interests, to the extent material, are described in this joint proxy statement/prospectus. The CTI board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

Treatment of CTI Incentive Awards (see page 126)

        All CTI stock options that are outstanding 20 business days prior to the effective time of the merger will become fully vested and exercisable, and each holder of those stock options will be given an opportunity to exercise those stock options until three business days prior to the effective time of the merger. Immediately prior to the effective time of the merger, any holders of CTI stock options that remain outstanding will be entitled to receive from CTI the cash value of the merger consideration that they would have received for the shares of CTI stock underlying such options (had such options been exercised), less the exercise price of such options (to the extent such difference is greater than zero).

        Subject to any applicable deferral provisions, any CTI stock-settled restricted or deferred stock units will vest immediately prior to the effective time of the merger, and holders of those units will be entitled to receive the merger consideration as if such units had been exchanged for shares of Verint common stock.

        Subject to any applicable deferral provisions, any CTI cash-settled restricted or deferred stock units will vest immediately prior to the effective time of the merger, and holders of those units will be entitled to receive from CTI the cash value of the merger consideration that they would have received for such units had they been exchanged for shares of Verint common stock.

Accounting Treatment and Considerations (see page 127)

        The merger will be accounted for as the acquisition of CTI by Verint, with Verint as the continuing reporting entity, in a transaction involving entities under common control. The historical carrying values of Verint's assets and liabilities will not change. The net assets of CTI, other than its equity interests in Verint, will be transferred to the combined company at their historical carrying values, which are not expected to be significant.

        In the merger, CTI's shareholders will exchange their CTI shares for new shares of Verint common stock and CTI's equity interests in Verint will be canceled. Upon the issuance of new shares of Verint common stock to CTI's shareholders and the corresponding cancelation of CTI's holdings of shares of Verint common and preferred stock upon completion of the merger, Verint's total consolidated stockholders' equity will be adjusted to reflect CTI's carrying value of the Verint preferred stock, and the carrying values of CTI's net assets, other than its equity interests in Verint, as increases to additional paid-in capital. Prior to the merger, the Verint preferred stock was classified as mezzanine equity on Verint's consolidated balance sheet.

Material U.S. Federal Income Tax Consequences of the Merger and Related Transactions (see page 127)

        The merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code so that a U.S. holder (as defined in "The Merger—Material U.S. Federal Income Tax Consequences of the Merger and Related Transactions") whose shares of CTI common stock are exchanged in the merger solely for shares of Verint common stock will not recognize gain or loss, except with respect to cash received in lieu of fractional shares of Verint common stock. The merger is conditioned on the receipt of legal opinions that for U.S. federal income tax purposes the merger should qualify as a reorganization within the meaning of Section 368(a) of the Code.

        For a more complete discussion of the U.S. federal income tax consequences of the merger, see "The Merger—Material U.S. Federal Income Tax Consequences of the Merger and Related Transactions." Tax matters are complicated and the consequences of the merger to you will depend on your particular facts and circumstances. You are urged to consult with your tax advisor as to the specific tax consequences of the merger to you, including the applicability of U.S. federal, state, local, foreign and other tax laws.

Termination of the Merger Agreement (see page 146)

        Verint and CTI may mutually agree to terminate the merger agreement at any time. Either company may also terminate the merger agreement if the merger is not consummated by April 30, 2013. See the section entitled "The Merger Agreement—Termination of the Merger Agreement" for a discussion of these and other rights of each of Verint and CTI to terminate the merger agreement and consequences to each of CTI and Verint in connection with any such termination.

Comparison of the Rights of Holders of CTI Common Stock and Verint Common Stock (see page 156)

        As a result of the completion of the merger, holders of CTI common stock will become holders of Verint common stock. Verint is a Delaware corporation governed by the Delaware General Corporation Law ("DGCL") and CTI is a New York corporation governed by the New York Business Corporation Law ("NYBCL"). The rights of Verint stockholders currently are, and from and after the merger will be, governed by the Verint Amended and Restated Certificate of Incorporation (the "Verint Certificate of Incorporation") and Verint Amended and Restated By-laws (the "Verint By-laws"). The rights of CTI shareholders are currently governed by the CTI Certificate of Incorporation, as amended (the "CTI Certificate of Incorporation"), and the CTI Amended and Restated By-laws (the "CTI By-laws"). This joint proxy statement/prospectus includes summaries of the material differences between the rights of CTI shareholders and Verint stockholders arising because of differences in the NYBCL and DGCL and charters and by-laws of the two companies.

Listing of Verint Common Stock (see page 127)

        After the merger, shares of Verint common stock will continue to be listed on Nasdaq under the symbol "VRNT." It is a condition to the completion of the merger that the shares of Verint common stock to be issued pursuant to the merger be authorized for listing on Nasdaq, subject to official notice of issuance.

Effect on Listing, Registration and Status of CTI Common Stock (see page 124)

        CTI common stock is currently listed for trading on Nasdaq under the symbol "CMVT." Upon completion of the merger, CTI common stock will cease to be listed for trading on Nasdaq and will subsequently be deregistered under the Exchange Act.

 SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

        The following summary consolidated financial data of Verint, summary historical financial data of CTI, pro forma financial data of Verint, comparative historical per share data and market value data are being provided to help you in your analysis of the financial aspects of the transactions. You should read this information in conjunction with the financial information included elsewhere and incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information," "Incorporation by Reference," "Selected Historical Consolidated Financial Information of Verint," "Selected Historical Consolidated Financial Information of CTI," "Unaudited Pro Forma Condensed Combined Financial Information," "Market Price and Dividend Information" and "Comparative Per Share Data."

Summary Historical Financial Data of Verint

        The summary consolidated financial information of Verint presented below for each of the five years in the period ended January 31, 2012 and the balance sheet data as of the end of each such year, has been derived from Verint's audited consolidated financial statements included in its annual reports on Form 10-K filed with the SEC. The summary consolidated financial information of Verint presented in the table below as of October 31, 2012 and for the nine months ended October 31, 2012 and 2011 is unaudited and has been derived from Verint's condensed consolidated financial statements included in its quarterly report on Form 10-Q filed with the SEC for the period ended October 31, 2012 incorporated by reference into this joint proxy statement/prospectus. In the opinion of Verint's management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods have been included. The results of operations for the nine months ended October 31, 2012 may not be indicative of the results of operations to be expected for the full year. The summary consolidated financial data as of January 31, 2012 and 2011 and for the fiscal years ended January 31, 2012, 2011 and 2010 were derived from the audited consolidated financial statements incorporated by reference into this joint proxy statement/prospectus. The summary consolidated financial data as of January 31, 2010, 2009 and 2008 and for the fiscal years ended January 31, 2009 and 2008 were derived from audited consolidated financial statements that are not included or incorporated by reference into this joint proxy statement/prospectus. The table below should be read in conjunction with Verint's consolidated financial statements and notes thereto and Verint's condensed consolidated financial statements and notes thereto incorporated by reference into this joint proxy statement/prospectus.

Consolidated Statements of Operations Data

	Nine Months Ended October 31,		Year Ended January 31,
(in thousands, except per share data)	2012	2011	2012	2011	2010	2009	2008
	(unaudited)
Revenue	$610,581	$570,655	$782,648	$726,799	$703,633	$669,544	$534,543
Operating income (loss)	64,017	58,526	86,478	73,105	65,679	(15,026)	(114,630)
Net income (loss)	31,510	22,750	40,625	28,585	17,100	(78,577)	(197,545)
Net income (loss) attributable to Verint Systems Inc.	28,113	19,814	36,993	25,581	15,617	(80,388)	(198,609)
Net income (loss) attributable to Verint Systems Inc. common shares	16,592	8,811	22,203	11,403	2,026	(93,452)	(207,290)
Net income (loss) per common share attributable to Verint Systems Inc.:
Basic	$0.42	$0.23	$0.58	$0.33	$0.06	$(2.88)	$(6.43)
Diluted	$0.41	$0.22	$0.56	$0.31	$0.06	$(2.88)	$(6.43)
Weighted-average shares:
Basic	39,622	38,263	38,419	34,544	32,478	32,394	32,222
Diluted	40,094	39,267	39,499	37,179	33,127	32,394	32,222

 Consolidated Balance Sheet Data

		January 31,
	October 31, 2012
(in thousands)		2012	2011	2010	2009	2008
	(unaudited)
Total assets	$1,498,618	$1,502,868	$1,376,127	$1,396,337	$1,337,393	$1,492,275
Long-term debt, including current maturities	592,584	597,379	583,234	620,912	625,000	610,000
Preferred stock	285,542	285,542	285,542	285,542	285,542	293,663
Total stockholders' equity (deficit)	197,608	144,295	77,687	(14,567)	(76,070)	30,325

Notes:

  •
  Verint's total assets at January 31, 2012 were adjusted to $1,499.6 million during the nine months ended October 31, 2012, as a result of changes to provisional purchase price allocations associated with several business acquisitions completed in August 2011 which were retrospectively reflected in Verint's January 31, 2012 consolidated financial statements. These adjustments resulted in decreases to goodwill of $2.9 million and intangible assets, net of $0.6 million and a $0.2 million increase to other assets.

  •
  During the five-year period ended January 31, 2012, Verint acquired a number of businesses, the more significant of which were the acquisitions of Witness Systems, Inc. ("Witness") in May 2007, Vovici Corporation in August 2011, and Global Management Technologies in October 2011. The operating results of acquired businesses have been included in Verint's consolidated financial statements since their respective acquisition dates and have contributed to our revenue growth. The May 2007 acquisition of Witness significantly impacted Verint's revenue and operating results.

  •
  Operating results for the nine months ended October 31, 2011 and the year ended January 31, 2012 include a loss on extinguishment of debt of $8.1 million associated with the termination of a previous credit agreement.

  •
  Operating results for the years ended January 31, 2011, 2010, 2009 and 2008 include approximately $29 million, $54 million, $28 million, and $26 million, respectively, in professional fees and related expenses associated with Verint's restatement of previously filed consolidated financial statements for periods through January 31, 2005 and Verint's previous extended filing delay. Verint resumed filing timely periodic reports with the SEC during the year ended January 31, 2011.

  •
  Operating results for the years ended January 31, 2011, 2010, 2009 and 2008 include approximately $3.1 million, $13.6 million, $11.5 million, and $29.2 million, respectively, of losses on an interest rate swap contract required under a previous credit agreement. The contract was settled during the year ended January 31, 2011.

Summary Historical Financial Data of CTI

        The following table presents summary consolidated financial data for CTI as of October 31, 2012 and for the nine months ended October 31, 2012 and 2011 and as of and for the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008. The summary consolidated financial data of CTI presented in the table below as of October 31, 2012 and for the nine months ended October 31, 2012 and 2011 is unaudited and has been derived from CTI's condensed consolidated financial statements included in its quarterly report on Form 10-Q filed with the SEC for the period ended October 31, 2012 and incorporated by reference into this joint proxy statement/prospectus. In the opinion of CTI's management, the condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth in those statements. The results of operations for the nine months ended October 31, 2012 may not be indicative of the results of operations to be expected for the full year. The summary consolidated financial data as of January 31, 2012 and 2011 and for the fiscal years ended January 31, 2012, 2011 and 2010 has been derived from CTI's recast audited consolidated financial statements included in its Current Report on Form 8-K filed with the SEC on December 20, 2012 and incorporated by reference into this joint proxy statement/prospectus. The summary consolidated financial data as of January 31, 2010, 2009 and 2008 and for the fiscal years ended January 31, 2009 and 2008 were derived from recast unaudited consolidated financial statements that are not included or incorporated by reference into this joint proxy statement/prospectus.

        The CTI summary consolidated financial data below reflects the impact of the Comverse distribution on October 31, 2012, the Starhome disposition on October 19, 2012 and the sale of Ulticom, Inc. ("Ulticom") on December 3, 2010 (the "Ulticom Sale"). As a result of the Comverse distribution, the Starhome disposition and the Ulticom Sale, the results of operations of Comverse, Starhome and Ulticom, including the gain on the Starhome disposition and the Ulticom Sale, are reflected in discontinued operations, less applicable income taxes, as a separate component of net loss in CTI's consolidated statements of operations data for all periods presented below, and the assets and liabilities of Comverse, Starhome and Ulticom are reflected as separate components in discontinued operations in the consolidated balance sheet data for all periods presented below.

        The comparability of the CTI summary consolidated financial data for all periods presented below has been materially affected primarily by Verint's acquisition of Witness in May 2007, the impairment of goodwill, intangible assets and short-term investments, in each of the fiscal years ended January 31, 2009 and 2008, the incurrence of significant professional fees and compensation and other expenses in connection with investigations conducted by a special committee of the CTI board of directors and the remediation of material weaknesses, revenue recognition evaluations and efforts to become current in periodic reporting obligations under the federal securities laws, CTI's adoption of new accounting guidance relating to revenue recognition effective for periods commencing February 1, 2011, the repurchase by CTI of $417.3 million aggregate principal amount of certain convertible debt obligations as required under the terms of the applicable indenture in the fiscal year ended January 31, 2010 and the Comverse distribution, the Starhome disposition and the Ulticom Sale. The summary consolidated financial data presented should be read together with the consolidated financial statements and the related notes incorporated by reference into this joint proxy statement/prospectus.

 Consolidated Statements of Operations Data

	Nine Months Ended October 31,		Year Ended January 31,
(in thousands, except per share data)	2012	2011	2012	2011	2010	2009(1)	2008(1)
	(unaudited)					(unaudited)
Total revenue(2)	$610,581	$570,655	$782,648	$726,799	$703,693	$669,604	$541,514
Income (loss) from operations(3)	29,726	(5,202)	(1,952)	(6,274)	8,845	(38,369)	(151,483)
Net income (loss) from continuing operations(3)	(18,495)	(41,495)	(30,109)	(28,258)	11,173	(87,708)	(312,192)
Income (loss) from discontinued operations, net of tax	(14,823)	(5,425)	(910)	(91,028)	(270,794)	(271,080)	(159,807)
Net loss	(33,318)	(46,740)	(31,019)	(119,286)	(259,621)	(358,788)	(471,999)
Less: Net (income) loss attributable to noncontrolling interest	(21,113)	(16,462)	(27,707)	(13,820)	(7,783)	33,536	82,757
Net loss attributable to Comverse Technology, Inc.	(54,431)	(63,202)	(58,726)	(133,106)	(267,404)	(325,252)	(389,242)
Loss per share attributable to Comverse Technology, Inc.'s shareholders:
Basic loss per share
Continuing operations	$(0.18)	$(0.27)	$(0.27)	$(0.22)	$0.01	$(1.20)	$(0.66)
Discontinued operations	(0.07)	(0.04)	(0.01)	(0.43)	(1.32)	(0.39)	(1.25)

Basic loss per share	$(0.25)	$(0.31)	$(0.28)	$(0.65)	$(1.31)	$(1.59)	$(1.91)

Diluted loss per share
Continuing operations	$(0.18)	$(0.27)	$(0.27)	$(0.22)	$0.01	$(1.20)	$(0.66)
Discontinued operations	(0.07)	(0.04)	(0.01)	(0.43)	(1.32)	(0.39)	(1.25)

Diluted loss per share	$(0.25)	$(0.31)	$(0.28)	$(0.65)	$(1.31)	$(1.59)	$(1.91)

Consolidated Balance Sheet Data

		January 31,
	October 31, 2012
(in thousands)		2012	2011(4)	2010	2009	2008
	(unaudited)			(unaudited)
Total assets(5)	$1,649,985	2,657,013	2,823,875	3,101,211	3,748,268	4,169,887
Indebtedness, including current maturities(6)	592,584	599,574	585,429	623,107	1,044,477	1,024,815
Comverse Technology, Inc. shareholders' equity(7)	445,109	441,508	413,008	422,486	653,258	985,071
Total equity	576,905	552,752	485,887	509,722	763,187	1,123,710
Accumulated deficit	(1,816,949)	(1,762,517)	(1,703,791)	(1.575,316)	(1,303,281)	(978,029)

(1)
Includes the results of operations of Witness (i) for the entire fiscal year ended January 31, 2009 and (ii) from its acquisition by Verint in May 2007 for the fiscal year ended January 31, 2008.

(2)
Total revenue for the fiscal year ended January 31, 2012 includes an additional $12.4 million of revenue recognized as a result of the adoption of revenue recognition guidance issued by the Financial Accounting Standards Board (the "FASB") and effective for CTI for fiscal periods commencing February 1, 2011.

(3)
Compliance-related professional fees recorded for the nine months ended October 31, 2012 were de minimis. For the nine months ended October 31, 2011 and the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008, CTI recorded compliance-related professional fees of $19.3 million, $26.3 million, $79.6 million, $67.2 million, $42.1 million and $40.3 million, respectively.

(4)
Excludes the balance sheet data of Ulticom which was sold on December 3, 2010.

(5)
Includes assets of discontinued operations of approximately $904.3 million, $1,062.1 million, $1,417.2 million, $1,834.1 million, and $2,129.6 million as of January 31, 2012, 2011, 2010, 2009, and 2008, respectively. Amounts related to the presentation of Comverse, Starhome and Ulticom as discontinued operations have been reflected retrospectively for all periods presented.

(6)
Includes (i) outstanding secured borrowings under (a) Verint's new credit agreement as of October 31, 2012 and January 31, 2012, and (b) Verint's prior facility as of January 31, 2011, 2010, 2009, and 2008, respectively, and (ii) aggregate principal amount of convertible debt obligations outstanding as of January 31, 2012, 2011, 2010, 2009, and 2008, respectively.

(7)
CTI has not declared a dividend during the fiscal years presented.

Summary Unaudited Pro Forma Condensed Combined Financial Information

        The following sets forth certain summary unaudited pro forma condensed combined financial information which gives effect to the planned merger of Verint and CTI. The summary unaudited pro forma condensed combined financial information set forth below is presented for informational purposes only, and is not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the merger been completed on the dates indicated. In addition, the summary unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

        The pro forma condensed combined balance sheet information set forth below assumes that the merger occurred on October 31, 2012. The pro forma condensed combined statements of operations information set forth below for the year ended January 31, 2012 and for the nine months ended October 31, 2012 assumes that the merger and Related CTI Transactions occurred on February 1, 2011.

        The historical consolidated financial information has been adjusted in the summary unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The summary unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, which can be found under "Unaudited Pro Forma Condensed Combined Financial Information." In addition, the summary unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the historical consolidated financial statements and accompanying notes of Verint and CTI for the applicable periods, which are incorporated by reference into this joint proxy statement/prospectus.

Pro Forma Condensed Combined Statements of Operations Information

(dollars in thousands, except per share data)	Year Ended January 31, 2012	Nine Months Ended October 31, 2012
Revenue	$782,648	$610,581
Operating income (loss)	(1,750)	44,086
Net income (loss)	(16,147)	12,401
Net income (loss) attributable to controlling interests	(19,779)	9,004
Net income (loss) attributable to controlling interests' common shares	(19,779)	9,004
Net income (loss) per common share attributable to controlling interests:
Basic	$(0.40)	$0.18
Diluted	$(0.40)	$0.17
Weighted-average common shares outstanding:
Basic	49,792	50,995
Diluted	49,792	51,467

 Pro Forma Condensed Combined Balance Sheet Information

(in thousands)	October 31, 2012
Total current assets	$477,990
Total assets	1,579,344
Total current liabilities	389,202
Long-term debt	586,146
Total liabilities	1,075,133
Preferred stock	—
Total stockholders' equity	504,211

Comparative Per Share Data

        The historical net income (loss) per share from continuing operations and net book value per common share of Verint and CTI shown in the table below are derived from their unaudited consolidated financial statements as of and for the nine months ended October 31, 2012, Verint's audited consolidated financial statements for the year ended January 31, 2012 and CTI's audited consolidated financial statements for the fiscal year ended January 31, 2012. The pro forma comparative per share data for Verint common stock and CTI common stock was derived from the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus. The pro forma net book value per common share information as of October 31, 2012 was computed as if the merger had been completed on October 31, 2012. The pro forma equivalent information shows the effect of the merger from the perspective of an owner of CTI common stock. The information was computed by multiplying the pro forma combined income (loss) per share from continuing operations for the year ended January 31, 2012 and the nine months ended October 31, 2012, respectively, and pro forma combined net book value per common share as of October 31, 2012 by the exchange ratio specified in the merger agreement and described under "The Merger Agreement—The Merger—The Merger Consideration." You should read this information in conjunction with such pro forma financial statements and the related notes and with the historical financial information of Verint and CTI included or incorporated elsewhere into this joint proxy statement/prospectus, including Verint's and CTI's financial statements and related notes thereto.

        The pro forma shares outstanding as of October 31, 2012 assumes that (1) 219,257,343 shares of CTI common stock are converted into 28,662,220 shares of Verint common stock and (2) the 16,289,023 shares of Verint common stock currently held by CTI are canceled in connection with the completion of the merger.

        The historical net book values per common share are computed by dividing total stockholders' equity, before noncontrolling interests, by the number of shares of common stock outstanding at the end of the period. The pro forma net income (loss) per common share of the combined company is computed by dividing the pro forma net income (loss) from continuing operations by the pro forma weighted average number of shares outstanding. The pro forma net book value per common share of the combined company is computed by dividing total pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of the period.

        The pro forma data is not necessarily indicative of actual results had the merger occurred during the periods indicated and is not necessarily indicative of future operations of the combined entity.

	Verint		CTI
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent
As of and for the Nine Months Ended October 31, 2012 (Unaudited)
Net income (loss) per share from continuing operations:
Basic	$0.42	$0.18	$(0.18)	$0.02
Diluted	$0.41	$0.17	$(0.18)	$0.02
Net book value per common share	$4.77	$9.49	$2.03	$1.23
Shares outstanding as of October 31, 2012	40,095,375	52,468,572	219,257,343	N/A
As of and for the Year Ended January 31, 2012
Net income (loss) per share from continuing operations:
Basic	$0.58	$(0.40)	$(0.27)	$(0.05)
Diluted	$0.56	$(0.40)	$(0.27)	$(0.05)
Net book value per common share	$3.63	N/A	$2.02	N/A
Shares outstanding as of January 31, 2012	38,982,145	N/A	218,636,842	N/A

Comparative Market Value of Common Stock

        Verint common stock and CTI common stock are listed for trading on Nasdaq under the symbols "VRNT" and "CMVT," respectively. The following table shows the closing prices per share of Verint common stock and CTI common stock as reported on August 10, 2012, the final trading day prior to the public announcement of the merger, and on January 2, 2013.

        This table also shows the implied value of the merger consideration for each share of CTI common stock, which was calculated by multiplying the closing price of Verint common stock on the relevant date by an estimated exchange ratio of 0.1298 shares of Verint common stock for each share of CTI common stock. The estimated exchange ratio assumes the issuance of approximately 28.6 million shares of Verint common stock in exchange for approximately 220.4 million shares of CTI common stock, which includes the impact of CTI's outstanding restricted awards. The actual exchange ratio at the closing date of the merger may differ from the estimated exchange ratio of 0.1298 assumed in this presentation, and will depend upon several amounts that will not be known until at or near the closing date of the merger, including the actual Target Amount, CTI's actual Net Worth Amount, the liquidation preference of Verint's preferred stock, the average of the daily volume weighted average of the trading prices of Verint common stock during the 20 consecutive trading days ending on the second trading day immediately prior to the closing date of the merger, and actual number of shares of CTI common stock to be exchanged.

	Closing price of Verint common stock	Closing price of CTI common stock	Implied value of merger consideration
As of August 10, 2012	$28.39	$5.70	$3.69
As of January 2, 2013	$30.29	$3.91	$3.93

 RISK FACTORS

        This section describes circumstances or events that could have a negative effect on Verint's and CTI's financial results or operations or that could change, for the worse, existing trends in some or all of their businesses. The occurrence of one or more of the circumstances or events described below could have a material adverse effect on either or both companies' financial condition, results of operations and cash flows or on the trading prices of the capital stock that Verint or CTI has issued or securities either company may issue in the future. The risks and uncertainties described in this joint proxy statement/prospectus are not the only ones facing Verint and CTI. Additional risks and uncertainties that are not currently known to Verint or CTI or that Verint and CTI currently believe are immaterial may also adversely affect the respective companies' business and operations.

Risks Relating to the Merger

         There can be no assurance that the merger will be completed or what the impact on Verint's business or Verint's or CTI's stock price will be if it is not completed.

        The merger is subject to conditions to closing, including the receipt of approvals of Verint stockholders and CTI shareholders. If any condition to the merger is not satisfied or, if permissible, waived, the merger will not be completed. Verint and CTI cannot predict what the effect on Verint's business or the market price of Verint common stock or CTI common stock will be if the merger is not completed. Uncertainty regarding whether the merger will be completed (including uncertainty regarding whether the conditions to closing will be met) may result in a negative impact on Verint's business and the market price of Verint common stock or CTI common stock even in advance of a determination on whether or not the merger will be completed.

         Completion of the merger would result in a substantial increase in the number of shares of Verint common stock available for trading, which could negatively impact the price of Verint common stock and/or increase the volatility of the price of Verint common stock, both before and after completion of the merger.

        Completion of the merger would greatly increase the number of shares of Verint common stock available for sale in the public markets. As of December 18, 2012, approximately 40.1 million shares of Verint common stock were outstanding, of which approximately 16.3 million shares were held by CTI. This amount does not include approximately 11.1 million shares of Verint common stock issuable upon conversion of Verint preferred stock currently held by CTI. Upon completion of the merger, the shares of Verint common stock and Verint preferred stock held by CTI would be canceled, but Verint expects that approximately 28.7 million new shares of Verint common stock would be issued to holders of CTI common stock and become immediately available for sale by non-affiliates of Verint, excluding shares of Verint common stock issuable to holders of CTI common stock in respect of excess cash remaining in CTI at the time of the merger in accordance with the terms of the merger agreement.

        Sales of large amounts of Verint common stock could negatively impact the market price of Verint common stock. In addition, the potential that such sales may occur could negatively impact prices even in advance of such sales. Verint cannot predict the effect that the merger would have on the price of Verint common stock, both before and after completion of the merger.

         If CTI's liabilities are greater than expected, or if there are unknown CTI obligations, Verint's business could be materially and adversely affected.

        As a result of the merger, CTI will merge with and into a subsidiary of Verint and CTI's liabilities, including contingent liabilities, will be consolidated into Verint's financial statements. Verint may learn additional information about CTI's financial condition or pre-merger business that adversely affects Verint, including, among others, unknown or underestimated liabilities, additional tax liabilities, issues relating to internal control over financial reporting, or legal compliance issues. If CTI's liabilities are greater than expected, or if there are obligations of CTI of which Verint is not aware at the time of completion of the merger, Verint's business or financial condition could be materially and adversely affected.

        Following the completion of the merger, Verint (as an affiliate of Merger Sub, the successor of CTI) will have certain indemnification rights in connection with the transactions contemplated by the merger agreement and the agreements entered into in connection with the Comverse distribution; however no assurance can be given that the party responsible for indemnification will fulfill its responsibilities. If Verint becomes responsible for liabilities not covered by indemnification or substantially in excess of amounts covered by indemnification, or if the parties responsible for providing Verint with such indemnification (including Comverse) are unwilling or unable to stand behind such protections, Verint's financial condition and results of operations could be materially and adversely affected.

         Verint and CTI may be subject to litigation in connection with the merger.

        In connection with the merger, lawsuits may be filed against Verint, CTI, their respective subsidiaries, and/or the directors or officers of one or more of the foregoing companies. If any such lawsuit is filed, it could result in substantial costs and diversion of management's attention and resources, which could adversely affect the business, financial condition, or results of operations of Verint and/or CTI, whether or not a settlement or other resolution is achieved.

        In addition, one of the conditions to the closing of the merger is that no order, injunction, decree or other legal restraint or prohibition will be in effect that prevents completion of the merger. Consequently, if a lawsuit is filed and the plaintiffs secure injunctive or other relief prohibiting, delaying or otherwise adversely affecting the defendants' ability to complete the merger, then such injunctive or other relief may prevent the merger from becoming effective within the expected time frame or at all.

         Future results of the combined company may differ materially from the pro forma financial information presented in this document.

        Future results of the combined company may be materially different from those shown in the pro forma financial statements, which are based on the historical results of Verint and CTI and on the assumptions provided in the notes to the unaudited pro forma financial statements.

         Verint and CTI expect the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and to receive an opinion from their respective counsel that it should so qualify. If, prior to the completion of the merger, the merger is determined not to qualify as a reorganization under Section 368(a), or there is substantial doubt as to its qualification, the completion of the merger might not occur. If, following the completion of the merger, the merger is determined not to qualify as a reorganization under Section 368(a), CTI will recognize a gain for U.S. federal income tax purposes that could produce a substantial income tax liability to CTI, which Verint would assume by virtue of the Merger.

        Verint and CTI expect the merger to qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Completion of the merger is conditioned upon the receipt of tax opinions by Verint and CTI from Verint's and CTI's respective counsel that the merger should qualify as a reorganization under Section 368(a), and thus, be tax-free to CTI. These opinions will be based on the accuracy of certain factual representations and covenants made by Verint and CTI to their respective tax counsel and on customary factual assumptions, limitations and qualifications. The tax opinions do not bind the Internal Revenue Service ("IRS"), and do not prevent the IRS from asserting a contrary view.

        Verint has requested a private letter ruling from the IRS to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. There can be no assurance that the IRS will grant such a ruling, and receipt of such a ruling is not a condition to completion of the merger; however, if the IRS were to determine, prior to completion of the merger, that the merger does not qualify as a reorganization under Section 368(a) of the Code, or there is substantial doubt that a favorable ruling will eventually be obtained, it is highly unlikely that Verint's and CTI's respective counsel would deliver the required opinions and the completion of the merger might not occur.

        If, following the completion of the merger and despite the receipt by Verint and CTI of tax opinions from Verint's and CTI's respective counsel referenced above, the IRS were to successfully challenge the tax-free treatment of the merger and the merger fails to qualify as a reorganization under Section 368(a), the receipt of Verint common stock in the merger would be taxable to CTI shareholders for U.S. federal income tax purposes. Additionally, CTI would recognize taxable gain or loss equal to the difference between the fair market value of the shares of Verint common stock received by CTI shareholders in the merger and CTI's tax basis in its assets, including the shares of Verint common stock and Verint preferred stock held by CTI immediately prior to completion of the merger. This could produce a substantial income tax liability to CTI, which Verint would assume by virtue of the merger. See "—If CTI's liabilities are greater than expected, or if there are unknown CTI obligations, Verint's business could be materially and adversely affected."

        CTI shareholders should consult their tax advisors to determine the specific tax consequences to them of the merger, including any federal, state, local, foreign or other tax consequences, and any tax return filing or other reporting requirements.

         CTI officers and directors have financial interests in the merger that may differ from the interests of CTI shareholders.

        In considering the recommendation of the CTI board of directors with respect to the merger, you should be aware that some of CTI's directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of CTI shareholders generally. Such interests include the treatment of stock options, restricted stock units and deferred stock units held by such directors and officers. These interests, to the extent material, are described in this joint proxy statement/prospectus. The CTI board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

        For a more detailed description of the treatment of equity awards for CTI see "The Merger—Interests of Certain Persons in the Merger" and "The Merger—Treatment of CTI Incentive Awards."

         If the merger does not close, CTI's assets will consist primarily of its equity interests in Verint.

        If the merger does not close, CTI's assets will consist primarily of its equity interest in Verint. In the Comverse distribution, CTI distributed a significant amount of value and its sole operating business to its shareholders. Further, because Verint's credit agreements restrict its ability to pay dividends to its stockholders, including CTI, prior to the Comverse distribution Comverse generated almost all of CTI's unrestricted cash flow. After giving effect to the Comverse distribution, as of October 31, 2012, CTI's cash and cash equivalents (excluding cash and cash equivalents of Verint) was approximately $70.0 million and CTI had no meaningful sources of unrestricted cash. As a result, to the extent that the merger does not close and CTI does not acquire additional operating assets, CTI will need to rely on cash on hand and its ability to access the equity and debt markets in order to meet its obligations. To the extent CTI is unable to do so, its liquidity could be severely adversely affected.

        Furthermore, in the event that CTI determines that, in order to meet its obligations, it would sell such number of shares of Verint preferred stock (or, if necessary, shares of Verint common stock) that would result in CTI's ownership of Verint voting securities to be below a majority of the issued and outstanding voting securities of Verint, CTI would no longer have the ability to, among other things, unilaterally exercise any of its controlling rights over the outcome of all matters submitted for Verint stockholder action, including the approval of significant corporate transactions, such as certain equity issuances and mergers. For a more detailed description of the risks associated with CTI ceasing to be a majority controlling shareholder of Verint, see "Risk Factors—If the merger agreement is terminated under specific circumstances, Verint will have the right to purchase an amount of shares of Verint preferred stock (or, if necessary, shares of Verint common stock) owned by CTI that would cause CTI to cease being a majority controlling shareholder of Verint and CTI would be subject to additional restrictions."

         If the merger agreement is terminated under specific circumstances, Verint will have the right to purchase an amount of shares of Verint preferred stock (or, if necessary, shares of Verint common stock) owned by CTI that would cause CTI to cease being a majority controlling shareholder of Verint and CTI would be subject to additional restrictions.

        Pursuant to the governance and repurchase rights agreement, in the event that the merger agreement is terminated as a result of CTI knowingly or deliberately breaching (and such breach remains uncured for 30 days) in any material respect its representations, warranties or covenants under the merger agreement (such an event being referred to as a "Trigger Event"), Verint would have the right to repurchase for cash from CTI a number of CTI's shares of Verint preferred stock (or, if necessary, shares of Verint common stock) that would reduce CTI's ownership of Verint voting securities to below a majority of the issued and outstanding voting securities of Verint (referred to as the "Verint Call Option"). In addition, if a Trigger Event occurs, for a period of 18 months thereafter, CTI would be subject to the additional restrictions set forth in the governance and repurchase rights agreement (referred to as "Additional Restrictions"), which include not being able to nominate more than two directors to the Verint board of directors, being subject to other limitations on the voting of its Verint stock and being prohibited from acquiring any additional shares of Verint stock. The occurrence of a Trigger Event could result in material and adverse consequences to CTI and its shareholders, including, but not limited to, the following:

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  Loss of Control of Verint.  Because CTI currently owns a majority of Verint's common stock (assuming conversion of its Verint preferred stock), CTI holds a majority of the voting power for the election of the Verint board of directors, subject to the Cadian Letter Agreement, which is in effect until June 28, 2013, and can effectively control the outcome of all matters submitted for Verint stockholder action, including the approval of significant corporate transactions, such as certain equity issuances and mergers, other than as provided under the merger agreement and related agreements. By virtue of CTI's current controlling stake, CTI also has the ability, subject to the Cadian Letter Agreement, to remove existing directors and/or to elect new directors to the Verint board of directors to fill vacancies. If a Trigger Event were to occur, for a period of 18 months, CTI would be limited by the Additional Restrictions in its ability to nominate directors for election to the Verint board of directors and would be subject to certain other restrictions. In addition, if Verint were to exercise the Verint Call Option, CTI's ownership of Verint voting securities would fall below a majority controlling stake (but not below 49.5% as a result of the exercise of the Verint Call Option) and CTI would no longer have the ability to unilaterally exercise any of these controlling rights. See "Risk Factors—Risks Related to Verint's Finances and Capital Structure—CTI can currently control Verint's business and affairs, including the Verint board of directors" beginning on page 44 of this joint proxy statement/prospectus for additional information on the Cadian Letter Agreement. In addition, because CTI holds a majority of Verint's voting power for the election of the Verint board of directors, Verint is a "controlled company" within the meaning of Nasdaq Listing Rule 5615(c). As a controlled company, Verint qualifies for certain exemptions from several of Nasdaq's corporate governance requirements, including that (a) a majority of the Verint board of directors consist of independent directors, (b) compensation of Verint's officers be determined or recommended to the Verint board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors and (c) director nominees be selected or recommended to the Verint board of directors by a majority of its independent directors or by a nominating committee that is composed entirely of independent directors. However, because CTI holds a majority of Verint's voting securities (without giving effect to the Cadian Letter Agreement), the controlled company exemption allows CTI to cause a majority of the Verint board of directors, compensation committee and nominating committee to consist of officers of CTI who would not be considered independent directors under Nasdaq's listing standards. If a Trigger Event were to occur, as a result of the Additional Restrictions, for a period of 18 months, CTI could not have more than two of its nominees serve on the Verint board of directors and, in the event that Verint were to exercise the Verint Call Option, CTI would cease to be a majority controlling owner of Verint and Verint would no longer be able to qualify for or rely upon exemptions from Nasdaq's corporate governance requirements described above.

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  Tax Treatment.  While CTI currently has a significant tax basis in its shares of Verint preferred stock (approximately $293.0 million), it has a small tax basis (approximately $27.0 million) in its shares of Verint common stock. In the event that a Trigger Event were to occur, CTI would no longer be able to exert a controlling influence on Verint's direction and policies, including the ability to engage in and structure certain corporate transactions. Among other things, if Verint were to exercise the Verint Call Option, Verint could, without CTI's consent, enter into a transaction that requires its shares of Verint capital stock to be directly sold for cash consideration, which could result in the proceeds being subject to federal corporate tax at CTI of approximately 35% of proceeds received in such transaction above CTI's tax basis in its Verint capital stock, which would result in, among other things, approximately $163.2 million of federal corporate tax payable in respect of CTI's Verint common stock alone (based on market valuations of shares of Verint common stock as of January 2, 2013). In addition, certain states, cities and other localities may subject CTI's sale of Verint capital stock to state and local corporate tax, thereby increasing the tax that would be due. In contrast, as long as CTI remains a majority stockholder of Verint, CTI could seek to structure an acquisition of Verint in the most tax efficient manner for its shareholders (e.g., selling CTI directly as opposed to its underlying Verint shares) which should avoid a corporate level tax at CTI. If Verint is no longer a controlled subsidiary of CTI, it would not be assured that a sale of Verint would be structured in a tax efficient manner for CTI and its shareholders.

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  The Investment Company Act.  The Investment Company Act of 1940, as amended (the "1940 Act"), requires the registration of, and imposes various substantive restrictions on, companies that it characterizes as "investment companies," which generally are companies that (a) engage primarily in the business of investing, reinvesting or trading in securities, or that fail certain statistical tests regarding the composition of assets and source of income and (b) are not primarily engaged in a business other than investing, holding, owning or trading securities. If a Trigger Event were to occur and Verint exercised the Verint Call Option, CTI's ownership of Verint voting securities would fall below a majority controlling position and, as a result, CTI could be required to register as an investment company under the 1940 Act. CTI might be able to defer registration under the 1940 Act for 12 months, during which time it could attempt to restructure its assets to try to avoid registration (which would likely require the sale of a very significant amount of the Verint common stock or a combination with Verint such as contemplated by the merger). However, no assurance can be given that CTI would be able to consummate any such transaction. If CTI were required to register as an investment company, it would become subject to substantial regulation with respect to its capital structure, management, operations, transactions with affiliates, the nature of its investments and other matters. In addition, the 1940 Act imposes certain requirements on companies deemed investment companies, including compliance with burdensome registry, recordkeeping, voting, proxy, disclosure and other rules and regulations. In the event CTI is deemed an investment company, its failure to satisfy regulatory requirements, whether on a timely basis or at all, could have a material adverse effect on it.

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  Anti-takeover Provisions.  Verint is currently subject to Section 203 of the DGCL, which generally prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions, with an "interested shareholder" who beneficially owns 15% or more of a corporation's voting stock, within three years after the person or entity becomes an interested shareholder, without the prior approval by a majority of a corporation's directors of the transaction by which such shareholder became an interested shareholder. Consequently, a person who acquires (or agrees to acquire) CTI (or a controlling position thereof) or its equity stake in Verint (or 15% or more thereof) without prior approval of the independent members of the Verint board of directors would become an "interested shareholder" subject to such prohibition because the acquiror would indirectly beneficially own more than 15% of Verint's voting stock. Without prior approval by the Verint board of directors to becoming an interested shareholder, a subsequent merger with Verint within three years involving the acquiror would need approval of (a) the Verint board of directors and (b) the holders of two-thirds of Verint's shares not owned by the acquiror. The holder of a majority of a Delaware corporation's voting securities generally has the ability, acting alone by adopting a by-law amendment, to elect to cause the corporation to opt out of Section 203 of the DGCL (which would take effect for persons who become "interested shareholders" one year or more after such election). While the merger agreement may currently restrict such ability while it is in effect, in the event that Verint exercises the Verint Call Option, CTI would no longer have this unilateral ability. In addition, the holder of a majority of a Delaware corporation's voting securities generally has the ability to cause such corporation to adopt a by-law amendment prohibiting such corporation from adopting a shareholder rights plan that could delay, deter or prevent a direct or indirect acquisition of more than a specified percentage (e.g., 15%) of such corporation's voting securities without shareholder approval. While the merger agreement may currently restrict such ability while it is in effect, in the event that Verint exercises the Verint Call Option, CTI would no longer have the unilateral ability to prohibit Verint from adopting a shareholders rights plan. While CTI currently maintains a controlling majority voting stake in Verint, any failure by CTI to (a) opt out of Section 203 of the DGCL or (b) in the event that Verint attempts to adopt a stockholders rights plan, adopt a by-law amendment prohibiting such action, could have an anti-takeover effect that may delay, deter or prevent a tender offer or other takeover of Verint or CTI that CTI and its shareholders might consider to be in their best interests, including attempts that may result in a premium being paid over the market price for the Verint shares held by CTI or the CTI shares held by CTI shareholders.

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  Accounting Treatment.  In the event that Verint were to exercise the Verint Call Option, CTI may not be able to consolidate Verint's financial statements within its consolidated financial statements. In such event, the presentation of CTI's consolidated financial statements would be materially different from the presentations for the fiscal years covered by its current SEC filings.

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  Repurchase Price.  The purchase price for the Verint shares subject to the Verint Call Option would essentially be based on the liquidation preference of the Verint preferred stock as set forth in the governing certificate of designation. In the event that Verint were to exercise the Verint Call Option, the purchase price paid to CTI by Verint for its Verint preferred stock may be below the prevailing market price for shares of Verint common stock (into which such preferred stock is convertible) at the time such purchase is made.

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  Impact on CTI's Shareholder Base and Stock Price.  Investors holding shares of CTI common stock may have decided to invest in CTI due to its majority ownership of Verint. If CTI ceases to hold such majority ownership as a result of Verint exercising the Verint Call Option, such investors may decide to sell their shares of CTI common stock and the trading price of CTI common stock may be adversely affected.

        It should be noted that a failure by the CTI shareholders to approve the merger would not be deemed a Triggering Event permitting Verint to exercise the Verint Call Option.

         In connection with the Comverse distribution, CTI will rely on Comverse's performance under various agreements until the closing of the Verint merger.

        In connection with the Comverse distribution, CTI entered into various agreements with Comverse, including a distribution agreement, a tax disaffiliation agreement, a transition services agreement, an employee matters agreement and certain other agreements necessary to complete the Comverse distribution. These agreements govern CTI's relationship with Comverse up to and subsequent to the Comverse distribution, provide for the allocation of taxes, employee benefits and certain other obligations related to periods prior to the Comverse distribution, as well as create arrangements with respect to transition services and the newly-separated companies' ongoing relationship. Under these agreements, CTI relies on Comverse to provide CTI with, among others, treasury, accounting and financial reporting functions until the closing of the Verint merger. It is possible that if Comverse were to fail to fulfill its obligations under these agreements, CTI could suffer operational difficulties or significant losses, each of which could have a significant adverse effect on CTI's liquidity and/or cause CTI to fail to file all periodic reports required to be filed by CTI with the SEC on a timely basis (with such failure to timely file all SEC periodic reports resulting in a failure of a closing condition to the merger agreement that would permit Verint to not close the merger). In addition, pursuant to these agreements, Comverse has agreed to indemnify CTI from certain liabilities with respect to events that took place prior to, on or after the distribution date of the Comverse distribution. The potential liabilities subject to the indemnity Comverse has agreed to provide to CTI cannot be predicted or quantified, and such indemnification obligation may be significant. To the extent Comverse does not fulfill its obligations to indemnify CTI for a claim or significant loss for which indemnification may be sought from Comverse under these agreements, CTI's business, results of operation and liquidity could be adversely affected. Finally, if Comverse were to fail to fulfill its obligations under these agreements, it may affect CTI's ability to complete the Verint merger.

Risks Relating to Verint's Business

Competition, Markets, and Operations

         Verint's business is impacted by changes in general economic conditions and information technology spending in particular.

        Verint's business is subject to risks arising from adverse changes in domestic and global economic conditions. Slowdowns, recessions, economic instability, political unrest, armed conflicts, or natural disasters around the world may cause companies and governments to delay, reduce, or even cancel planned spending. In particular, declines in information technology spending and limited or reduced government budgets have affected the market for Verint's products in certain periods and in certain regions, especially in industries or areas that are or have experienced significant cost-cutting. Customers or partners who are facing business challenges or liquidity issues are also more likely to delay purchase decisions or cancel orders, as well as to delay or default on payments. If customers or partners significantly reduce their spending with Verint or significantly delay or fail to make payments to Verint, Verint's business, results of operations, and financial condition would be materially adversely affected. During the recent recession, like many companies, Verint engaged in significant cost-saving measures.

Current economic conditions are also uncertain. If economic conditions require Verint to again undertake significant cost-saving measures, such measures may negatively impact its ability to execute on its objectives and grow, particularly if Verint is not able to invest in its business as a result of a protracted economic downturn.

         Intense competition in Verint's markets and competitors with greater resources than Verint may limit its market share, profitability and growth.

        Verint faces aggressive competition from numerous and varied competitors in all of its markets, making it difficult to maintain market share, remain profitable, invest and grow. Verint's competitors may be able to more quickly develop or adapt to new or emerging technologies, better respond to changes in customer requirements or preferences, or devote greater resources to the development, promotion, and sale of their products. Some of Verint's competitors have, in relation to Verint, longer operating histories, larger customer bases, longer standing relationships with customers, greater name recognition and significantly greater financial, technical, marketing, customer service, public relations, distribution or other resources. There has also been significant consolidation among Verint's competitors, which has improved the competitive position of several of these companies. In recent years, several companies significantly larger than Verint have also entered or increased their presence in Verint's markets through internal development, partnerships and acquisitions. Verint also faces competition from solutions developed internally by its customers or partners. To the extent that Verint cannot compete effectively, its market share and, therefore, results of operations could be materially adversely affected.

        Because price and related terms are key considerations for many of Verint's customers, Verint may have to accept less-favorable payment terms, lower the prices of its products and services, and/or reduce its cost structure, including reducing headcount or investment in research and development, in order to remain competitive. Certain of Verint's competitors have become increasingly aggressive in their pricing strategy, particularly in markets where they are trying to establish a foothold or defend existing installations. If Verint is forced to take these kinds of actions to remain competitive in the short-term, such actions may adversely impact its ability to execute and compete in the long-term.

         The industry in which Verint operates is characterized by rapid technological changes and evolving industry standards, and if Verint cannot anticipate and react to such changes and continually innovate its products and technologies its results may suffer.

        The markets for Verint's products are characterized by rapidly changing technology and evolving industry standards. The introduction of products embodying new technology, new delivery platforms such as "Software as a Service" ("SaaS"), the commoditization of older technologies and the emergence of new industry standards can exert pricing pressure on existing products and/or render them unmarketable or obsolete. It is critical to Verint's success that it be able to anticipate and respond to changes in technology and industry standards by consistently developing new and enhanced, innovative and high-quality products and services that meet or exceed the changing needs of Verint's customers. Verint must also successfully launch and drive demand for its new and enhanced solutions. If Verint is unable to develop, launch and drive demand for its new and enhanced solutions, it may lose market share and Verint's profitability and other results of operations may be materially adversely affected.

         Verint's solutions may contain defects that could impair their market acceptance and may result in customer claims for substantial damages if they fail to perform properly.

        Verint's existing solutions are and future solutions are expected to be sophisticated and may develop operational problems. New products and new product versions also give rise to the risk of defects or errors. If Verint is not able to remedy or does not discover such defects, errors or other operational problems until after a product has been released and used by customers or partners, Verint may incur significant costs to correct such defects, errors or other operational problems and/or become liable for substantial damages for product liability claims or other contract liabilities. In addition, defects or errors in Verint's products may result in questions regarding the integrity of the products generally, which could cause adverse publicity and impair their market acceptance.

         If Verint is unable to maintain its relationships with third parties that market and sell its products, its business and ability to grow could be materially adversely affected.

        Approximately half of Verint's sales are made through partners, distributors, resellers and systems integrators. Verint must often compete with other suppliers for these relationships and its competitors often seek to establish exclusive relationships with these sales channels or, at a minimum, to become a preferred partner for them. Verint's ability to procure and maintain these relationships is based on factors that are similar to those on which it competes for end customers, including features, functionality, ease of use, installation and maintenance and price, among others. Even if Verint is able to secure such relationships on terms it finds acceptable, there is no assurance that Verint will be able to realize the benefits it anticipates. Some of Verint's channel partners may also compete with Verint or have affiliates that compete with Verint or may partner with Verint's competitors or even offer Verint's products and those of its competitors as alternatives when presenting bids to end customers. Verint's ability to achieve its revenue goals and growth depends to a significant extent on maintaining and adding to these sales channels, and if Verint is unable to do so, its business and ability to grow could be materially adversely affected.

         The sophisticated nature of Verint's solutions, sales cycle and sales strategy may create uncertainty in its operating results and make such results more volatile and difficult to predict.

        Although the timing of Verint's sales cycle ranges from as little as a few weeks to more than a year, its larger sales, which Verint emphasizes in its sales strategy, typically require a minimum of a few months to consummate. As the length or complexity of a sales process increases, so does the risk of successfully closing the sale. Larger sales are often made by competitive bid, which also increases the time and uncertainty associated with such opportunities. Moreover, because many of Verint's solutions are also sophisticated, customers may require education on the value and functionality of Verint's solutions as part of the sales process, further extending the time frame and uncertainty of the process. Longer sales cycles, competitive bid processes, and the need to educate customers means that:

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  There is greater risk of customers deferring, scaling back or canceling sales as a result of, among other things, receipt of competitive proposals, changes in budgets and purchasing priorities or introduction or anticipated introduction of new or enhanced products by Verint or its competitors, during the process.

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  Verint may make a significant investment of time and money in opportunities that do not come to fruition, which investments Verint may be unable to recoup or utilize in future projects.

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  Verint may be required to bid on a project in advance of the completion of its design or required to begin implementation of a project in advance of finalizing a sale, in either case, increasing the risk of unforeseen technological difficulties or cost overruns.

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  Verint faces greater downside risks if it does not correctly and efficiently deploy limited human and financial resources and convert such sales opportunities into orders.

        The extended timeframe and uncertainty associated with many of Verint's sales opportunities also makes it difficult for Verint to accurately forecast its revenues (and attendant budgeting and guidance decisions) and increases the volatility of its operating results from period to period. Verint's ability to forecast and the volatility of its operating results is also impacted by the fact that pricing, margins, and other deal terms may vary substantially from transaction to transaction, especially across business lines. The terms of Verint's transactions, including with respect to pricing, future deliverables, delivery model (e.g., perpetual license versus SaaS) and post-contract customer support, also impact the timing of Verint's ability to recognize revenue. Because these transaction-specific factors are difficult to predict in advance, this also complicates the forecasting of revenue. Additionally, because, as noted above, Verint emphasizes larger transactions in its sales strategy, the deferral or loss of one or more significant orders or a delay in a large implementation could materially adversely affect Verint's operating results, especially in any given quarter. As with other software-focused companies, a large amount of Verint's quarterly business tends to come in the last few weeks, or even the last few days, of each quarter. This trend has also complicated the process of accurately predicting revenue and other operating results, particularly on a quarterly basis. Finally, Verint's business is subject to seasonal factors that may also cause its results to fluctuate from quarter to quarter.

         For certain products and components, Verint relies on a limited number of suppliers, manufacturers and partners and if these relationships are interrupted Verint may not be able to obtain substitute suppliers, manufacturers or partners on favorable terms or at all.

        Although Verint generally uses standard parts and components in its products, Verint relies on non-affiliated suppliers and original equipment manufacturer ("OEM") partners for certain non-standard products or components which may be critical to Verint's products, including both hardware and software, and on manufacturers of assemblies that are incorporated into Verint's products. Verint also purchases technology, license intellectual property rights and oversee third-party development and localization of certain products or components, in some cases, from companies that may compete with Verint or work with its competitors. While Verint endeavors to use larger, more established suppliers, manufacturers and partners wherever possible, in some cases, these providers may be smaller, more early-stage companies, particularly with respect to suppliers of new or unique technologies that Verint has not developed internally. If these suppliers, manufacturers, or partners experience financial, operational, manufacturing capacity, or quality assurance difficulties, or cease production and sale of the products Verint buys from them entirely, or there is any other disruption, including loss of license, OEM or distribution rights, in Verint's relationships with these suppliers, manufacturers, or partners, including as a result of the acquisition of a supplier or partner by a competitor, Verint will be required to locate alternative sources of supply or manufacturing, to internally develop the applicable technologies, to redesign its products and/or to remove certain features from its products, any of which would be likely to increase expenses, create delivery delays and negatively impact Verint's sales. Although Verint endeavors to put in place contracts with these key providers, including protections such as source code escrows (where needed), warranties and indemnities, Verint may not be successful in obtaining adequate protections, these agreements may be short-term in duration, the counterparties may be unwilling or unable to stand behind such protections and any contractual protections offer limited practical benefits to Verint in the event Verint's relationship with a key provider is interrupted, any of which may adversely affect Verint's business.

         If Verint cannot recruit or retain qualified personnel, its ability to operate and grow its business may be impaired.

        Verint depends on the continued services of its executive officers and other key personnel. In addition, in order to continue to grow effectively, Verint needs to attract and retain new employees who understand and have experience with Verint's products, services and industry. The market for such personnel is competitive in most, if not all, of the geographies in which Verint operate. If Verint is unable to attract and retain qualified employees, on reasonable economic and other terms or at all, its ability to operate and grow its business could be impaired.

         Because Verint has significant foreign operations, it is subject to geopolitical and other risks that could materially adversely affect its business.

        Verint has significant operations in foreign countries, including sales, research and development, manufacturing, customer support and administrative services. The countries in which Verint has its most significant foreign operations include Israel, the United Kingdom, Canada, India, Germany and China (Hong Kong), and Verint intends to continue to expand its operations internationally. Verint believe its business may suffer if it is unable to successfully expand into new regions, as well as maintain and expand existing foreign operations. Verint's foreign operations are, and any future foreign expansion will be, subject to a variety of risks, many of which are beyond its control, including risks associated with:

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  foreign currency fluctuations;

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  political, security and economic instability in foreign countries;

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  changes in and compliance with local laws and regulations, including export control laws, tax laws, labor laws, employee benefits, customs requirements, currency restrictions and other requirements;

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  differences in tax regimes and potentially adverse tax consequences of operating in foreign countries;

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  customizing products for foreign countries;

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  preference for or policies and procedures that protect local suppliers;

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  legal uncertainties regarding liability and intellectual property rights;

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  hiring and retaining qualified foreign employees; and

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  difficulty in, and longer timeframes associated with, accounts receivable collection.

        Any or all of these factors could materially affect Verint's business or results of operations.

         Conditions in and Verint's relationship to Israel may materially adversely affect Verint's operations and personnel and may limit Verint's ability to produce and sell its products or engage in certain transactions.

        Verint has significant operations in Israel, including research and development, manufacturing, sales and support.

        Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighbors, which in the past have led, and may in the future lead, to security and economic problems for Israel. In addition, Israel has faced and continues to face difficult relations with the Palestinians and the risk of terrorist violence from both Palestinian as well as foreign elements such as Hezbollah. Infighting among the Palestinians may also create security and economic risks to Israel. Current and future conflicts and political, economic and/or military conditions in Israel and the Middle East region have affected and may in the future affect Verint's operations in Israel. The exacerbation of violence within Israel or the outbreak of violent conflicts between Israel and its neighbors, including Iran, may impede Verint's ability to manufacture, sell and support its products, engage in research and development, or otherwise adversely affect its business or operations. In addition, many of Verint's employees in Israel are required to perform annual compulsory military service and are subject to being called to active duty at any time under emergency circumstances. The absence of these employees may have an adverse effect on Verint's operations. Hostilities involving Israel may also result in the interruption or curtailment of trade between Israel and its trading partners or a significant downturn in the economic or financial condition of Israel and could materially adversely affect Verint's results of operations.

        Restrictive laws, policies or practices in certain countries directed toward Israel, Israeli goods or companies having operations in Israel may also limit Verint's ability to sell some of its products in certain countries.

        Verint receives grants from the Israeli Office of the Chief Scientist ("OCS") for the financing of a portion of Verint's research and development expenditures in Israel. The availability in any given year of these OCS grants depends on OCS approval of the projects and related budgets that Verint submits to the OCS each year. The Israeli law under which these OCS grants are made limits Verint's ability to manufacture products, or transfer technologies, developed using these grants outside of Israel. This may limit Verint's ability to engage in certain outsourcing or business combination transactions involving these products or require Verint to pay significant royalties or fees to the OCS in order to obtain any OCS consent that may be required in connection with such transactions.

         Verint is subject to complex, evolving regulatory requirements that may be difficult and expensive to comply with and that could negatively impact its business.

        Verint's business and operations are subject to a variety of regulatory requirements in the United States and abroad, including, among other things, with respect to labor, tax, import and export, anti-corruption, data privacy and protection and communications monitoring and interception. Compliance with these regulatory requirements may be onerous and expensive, especially where these requirements are inconsistent from jurisdiction to jurisdiction or where the jurisdictional reach of certain requirements is not clearly defined or seeks to reach across national borders. Regulatory requirements in one jurisdiction may make it difficult or impossible to do business in another jurisdiction. Verint may also be unsuccessful in obtaining permits, licenses or other authorizations required to operate its business, such as for the import or export of its products. While Verint has implemented policies and procedures designed to achieve compliance with these laws and regulations, Verint also cannot assure you that it or its personnel will not violate applicable laws and regulations or its policies regarding the same.

        Regulatory requirements, such as laws requiring telecommunications providers to facilitate the monitoring of communications by law enforcement, may also influence market demand for many of Verint's products and/or customer requirements for specific functionality and performance or technical standards. The domestic and international regulatory environment is subject to constant change, often based on factors beyond Verint's control or anticipation, including political climate, budgets and current events, which could reduce demand for Verint's products or require Verint to change or redesign products to maintain compliance or competitiveness.

         Verint is dependent on contracts with governments around the world for a significant portion of its revenue. These contracts also expose Verint to additional business risks and compliance obligations.

        For the year ended January 31, 2012, approximately one quarter of Verint's business was generated from contracts with various governments around the world, including federal, state and local government agencies. Verint expects that government contracts will continue to be a significant source of its revenue for the foreseeable future. Verint's business generated from government contracts may be materially adversely affected if:

  •
  Verint's reputation or relationship with government agencies is impaired;

  •
  Verint is suspended or otherwise prohibited from contracting with a domestic or foreign government or any significant law enforcement agency, for example, as a result of Verint's previously disclosed March 2010 consent judgment with the SEC, which must be disclosed by Verint in any proposal to perform new work for U.S. federal agencies until March 2013;

  •
  levels of government expenditures and authorizations for law enforcement and security related programs decrease or shift to programs in areas where Verint does not provide products and services;

  •
  Verint is prevented from entering into new government contracts or extending existing government contracts based on violations or suspected violations of laws or regulations, including those related to procurement;

  •
  Verint is not granted security clearances that are required to sell its products to domestic or foreign governments or such security clearances are deactivated;

  •
  there is a change in government procurement procedures; or

  •
  there is a change in political climate that adversely affects Verint's existing or prospective relationships.

        In addition, Verint must comply with domestic and foreign laws and regulations relating to the formation, administration and performance of government contracts. These laws and regulations affect how Verint does business with government agencies in various countries and may impose added costs on Verint's business or defer its ability to recognize revenue from such contracts. Verint's government contracts may contain, or under applicable law may be deemed to contain, unfavorable provisions not typically found in private commercial contracts that may expose Verint to additional risk or liability, including provisions enabling the government party to:

  •
  terminate or cancel existing contracts for convenience without reimbursing Verint for incurred costs or hold Verint liable for cover costs if the contract was terminated for cause;

  •
  in the case of the U.S. federal government, suspend Verint from doing business with a foreign government or prevent Verint from selling its products in certain countries;

  •
  audit and object to Verint's contract-related costs and expenses, including allocated indirect costs; and

  •
  unilaterally change contract terms and conditions, including warranty provisions, schedule, quantities and scope of work, in advance of Verint's agreement on corresponding pricing adjustments.

         Loss of security clearances or political factors may adversely affect Verint's business.

        Some of Verint's subsidiaries maintain security clearances domestically and abroad in connection with the development, marketing, sale and support of Verint's Communications Intelligence solutions. These clearances are reviewed from time to time by these countries and could be deactivated for political reasons unrelated to the merits of Verint's solutions, such as the list of countries Verint does business with or the fact that its local entity is controlled by or affiliated with an entity based in another country. If Verint loses its security clearances in a particular country, Verint would be unable to sell its Communications Intelligence solutions for secure projects in that country on a direct basis and might also experience greater challenges in selling such solutions even for non-secure projects in that country. Even if Verint is able to obtain and maintain applicable security clearances, government customers may decline to purchase its Communications Intelligence solutions if they were not developed or manufactured in that country or if they were developed or manufactured in other countries that are considered disfavored by such country. Verint may also experience negative publicity or other adverse impacts on its business if it sells its Communications Intelligence solutions to countries that are considered disfavored by the media or political or social rights organizations even though such transactions may be permissible under applicable law. If any of the foregoing events occur, it may have a material adverse effect on Verint's business.

Intellectual Property and Data/Systems Security

         Verint's intellectual property may not be adequately protected.

        While much of Verint's intellectual property is protected by patents or patent applications, Verint has not and cannot protect all of its intellectual property with patents or other registrations. There can be no assurance that patents Verint has applied for will be issued on the basis of its patent applications or that, if such patents are issued, they will be sufficiently broad enough to protect Verint's technologies, products or services. There can be no assurance that Verint will file new patent, trademark or copyright applications, that any future applications will be approved, that any existing or future patents, trademarks or copyrights will adequately protect Verint's intellectual property or that any existing or future patents, trademarks or copyrights will not be challenged by third parties. Verint's intellectual property rights may not be successfully asserted in the future or may be invalidated, designed around or challenged.

        In order to safeguard Verint's unpatented proprietary know-how, source code, trade secrets and technology, Verint relies primarily upon trade secret protection and non-disclosure provisions in agreements with employees and other third parties having access to Verint's confidential information. There can be no assurance that these measures will adequately protect Verint from improper disclosure or misappropriation of its proprietary information.

        Preventing unauthorized use or infringement of Verint's intellectual property rights is difficult even in jurisdictions with well-established legal protections for intellectual property such as the United States. It may be even more difficult to protect Verint's intellectual property in other jurisdictions where legal protections for intellectual property rights are less well-established. If Verint is unable to adequately protect its intellectual property against unauthorized third-party use or infringement, its competitive position could be adversely affected.

         Verint's products may infringe or may be alleged to infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions for Verint and may require Verint to indemnify its customers and resellers for any damages they suffer.

        The technology industry is characterized by frequent allegations of intellectual property infringement. In the past, third parties have asserted that certain of Verint's products infringed upon their intellectual property rights and similar claims may be made in the future. Any allegation of infringement against Verint could be time consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause product shipment delays or force Verint to enter into royalty or license agreements. If patent holders or other holders of intellectual property initiate legal proceedings against Verint, either with respect to Verint's own intellectual property or intellectual property Verint licenses from third parties, Verint may be forced into protracted and costly litigation, regardless of the merits of these claims. Verint may not be successful in defending such litigation, in part due to the complex technical issues and inherent uncertainties in intellectual property litigation, and may not be able to procure any required royalty or license agreements on terms acceptable to Verint, or at all. Third parties may also assert infringement claims against Verint's customers. Subject to certain limitations, Verint generally indemnifies its customers and resellers with respect to infringement by Verint's products of the proprietary rights of third parties, which, in some cases, may not be limited to a specified maximum amount and for which Verint may not have insurance coverage or an adequate indemnification in the case of intellectual property licensed from a third party. If any of these claims succeed, Verint may be forced to pay damages, be required to obtain licenses for the products its customers or partners use or incur significant expenses in developing non-infringing alternatives. If Verint cannot obtain all necessary licenses on commercially reasonable terms, its customers may be forced to stop using or, in the case of resellers and other partners, stop selling Verint's products.

         Use of free or open source software could expose Verint's products to unintended restrictions and could materially adversely affect its business.

        Some of Verint's products contain free or open source software (together, open source software) and Verint anticipates making use of open source software in the future. Open source software is generally covered by license agreements that permit the user to use, copy, modify and distribute the software without cost, provided that the users and modifiers abide by certain licensing requirements. The original developers of the open source software generally provide no warranties on such software or protections in the event the open source software infringes a third party's intellectual property rights. Although Verint endeavors to monitor the use of open source software in its product development, Verint cannot assure you that past, present or future products will not contain open source software elements that impose unfavorable licensing restrictions or other requirements on Verint's products, including the need to seek licenses from third parties, to re-engineer affected products, to discontinue sales of affected products or to release all or portions of the source code of affected products. Any of these developments could materially adversely affect Verint's business.

         The mishandling or even the perception of mishandling of sensitive information could harm Verint's business.

        Verint's products are in some cases used by customers to compile and analyze highly sensitive or confidential information and data, including, in some cases, information or data used in intelligence gathering or law enforcement activities. While Verint's customers' use of its products in no way affords Verint access to the customer's sensitive or confidential information or data, Verint or its partners may receive or come into contact with such information or data, including personally identifiable information, when Verint is asked to perform services or support functions for its customers. Verint or its partners may also receive or come into contact with such information in connection with Verint's SaaS or other hosted or managed services offerings. Verint has implemented policies and procedures and use information technology systems to help ensure the proper handling of such information and data, including background screening of certain services personnel, non-disclosure agreements with employees and partners, access rules and controls on Verint's information technology systems. Customers are also increasingly focused on the security of Verint's products and Verint works to ensure their security, including through the use of encryption, access rights and other customary security features. However, these measures are designed to mitigate the risks associated with handling or processing sensitive data and cannot safeguard against all risks at all times. The improper handling of sensitive data, or even the perception of such mishandling (whether or not valid), or other security lapses by Verint or its partners or within Verint's products, could reduce demand for Verint's products or otherwise expose it to financial or reputational harm or legal liability.

         Verint may be subject to information technology system failures or disruptions that could harm Verint's operations, financial condition or reputation.

        Verint relies extensively on information technology systems to operate and manage its business and to process, maintain and safeguard information, including information belonging to its customers, partners and personnel. These systems may be subject to failures or disruptions as a result of, among other things, natural disasters, accidents, power disruptions, telecommunications failures, new system implementations, acts of terrorism or war, physical security breaches, computer viruses or other cyber security attacks. Verint has experienced cyber security attacks in the past and may experience them in the future, potentially with greater frequency. While Verint is continually working to maintain secure and reliable systems, its security, redundancy and business continuity efforts may be ineffective or inadequate. Such system failures or disruptions could subject Verint to research and development or production downtimes, delays in its ability to process orders, delays in its ability to provide products and services to customers, delays or errors in financial reporting, compromise or loss of sensitive or confidential information or intellectual property, destruction or corruption of data, financial losses from remedial actions, liabilities to customers or other third parties or damage to its reputation. Any of the foregoing could harm Verint's competitive position, result in a loss of customer confidence and materially and adversely affect its results of operations or financial condition.

Risks Related to Verint's Finances and Capital Structure

         Verint's internal control over financial reporting may not prevent misstatements and material weaknesses or deficiencies could arise in the future which could lead to restatements or filing delays.

        Verint's system of internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles ("GAAP"). Because of its inherent limitations, internal control over financial reporting may not prevent or detect every misstatement. As previously disclosed, Verint's management has in the past concluded that Verint's internal control over financial reporting was not effective at prior fiscal year ends as a result of material weaknesses.

        An evaluation of effectiveness is subject to the risk that the controls may become inadequate because of changes in conditions, because the degree of compliance with policies or procedures decreases over time, or because of unanticipated circumstances or other factors. As a result, although Verint's management has concluded that Verint's internal controls are effective as of January 31, 2012, Verint cannot assure you that its internal controls will prevent or detect every misstatement, that material weaknesses or other deficiencies will not reoccur or be identified in the future, that future financial reports will not contain material misstatements or omissions, that future restatements will not be required, or that Verint will be able to timely comply with its reporting obligations in the future.

         Verint may be unable to timely implement new accounting pronouncements or new interpretations of existing accounting pronouncements, which could lead to future restatements or filing delays.

        Relevant accounting rules and pronouncements are subject to ongoing interpretation by the accounting profession and refinement by various organizations responsible for promulgating and interpreting accounting principles. These ongoing interpretations or the adoption of new rules and pronouncements could require material changes in Verint's accounting practices or financial reporting, including restatements, which may be expensive, time consuming, and difficult to implement. Verint cannot assure you that, if such changes are required, that Verint will be able to timely implement them or will not experience future reporting delays.

         Until completion of the merger, the rights of the holders of shares of Verint common stock are subject to, and may be adversely affected by, the rights of holders of the Verint preferred stock.

        In connection with Verint's 2007 acquisition of Witness, Verint issued 293,000 shares of convertible preferred stock to CTI at an aggregate purchase price of $293.0 million. The issuance of shares of Verint common stock upon conversion of the Verint preferred stock would result in substantial dilution to the other Verint common stockholders. As of December 18, 2012, inclusive of accrued dividends, the Verint preferred stock was convertible into approximately 11.1 million shares of Verint common stock. In addition, the terms of the Verint preferred stock include liquidation, dividend, and other rights that are senior to and more favorable than the rights of the holders of Verint common stock. Pursuant to the merger agreement, all of the outstanding shares of the Verint preferred stock held by CTI immediately prior to the effective time of the merger would be canceled and new shares of Verint common stock representing the number of shares of Verint common stock underlying the Verint preferred stock held by CTI immediately prior to the effective time of the merger would be issued directly to the shareholders of CTI. Any shares of Verint preferred stock held by stockholders other than CTI immediately prior to the effective time of the merger will be converted into Verint common stock in accordance with the terms of the Verint preferred stock.

         CTI can currently control Verint's business and affairs, including the Verint board of directors.

        Because CTI currently beneficially owns a majority of the outstanding shares of Verint common stock (assuming conversion of the Verint preferred stock) and holds a majority of the voting power for the election of the Verint board of directors, CTI can effectively control the outcome of all matters submitted for action by Verint stockholders, other than as provided under the merger agreement and related agreements. The terms of the Verint preferred stock, all of which is currently held by CTI, entitle CTI to further control over significant corporate transactions. As of December 18, 2012, inclusive of accrued dividends, the Verint preferred stock was convertible into approximately 11.1 million shares of Verint common stock, giving CTI beneficial ownership of 53.5% of the outstanding shares of Verint common stock assuming conversion of such Verint preferred stock. In addition, as of December 18, 2012, CTI's preferred stock and common stock holdings in Verint collectively entitled it to 51.5% of the voting power for the election of the Verint board of directors and for any other matters submitted to a vote of Verint common stockholders (assuming no conversion of the Verint preferred stock).

        By virtue of its controlling stake, CTI also currently has the ability, acting alone, to remove existing directors and/or to elect new directors to the Verint board of directors to fill vacancies. CTI is currently party to a letter agreement, dated as of May 30, 2012 (the "Cadian Letter Agreement"), among CTI, Cadian Capital Management, LLC ("Cadian Capital"), and certain affiliates of Cadian Capital. Under the Cadian Letter Agreement, CTI agreed to replace three of the directors it had designated to the Verint board of directors (as of the date of such agreement) with three directors who would be "independent" directors (as determined by reference to Nasdaq listing standards) to be designated by Cadian Capital, subject to the approval of such designees by the Verint board of directors and the CTI board of directors in accordance with their respective fiduciary duties and, in the case of the CTI board of directors, under standards set forth in the Cadian Letter Agreement. To date, CTI has replaced two of the three designees it is required to replace under the Cadian Letter Agreement. Verint is not a party or a third-party beneficiary to the Cadian Letter Agreement and cannot assure you that the terms of such agreement will be implemented in full or that such agreement will not be amended or terminated in the future.

        As a result, at present, CTI has designated individuals who are officers, executives, or directors of CTI as three of Verint's nine directors (i.e., excluding the independent directors designated by CTI pursuant to the Cadian Letter Agreement). These directors have fiduciary duties to both Verint and CTI and may become subject to conflicts of interest on certain matters where CTI's interest as majority stockholder may not be aligned with the interests of Verint's minority stockholders. In addition, if Verint fails to repurchase the Verint preferred stock as required upon a fundamental change, then the number of directors constituting the Verint board of directors will be increased by two and CTI will have the right to designate the two directors to fill such vacancies.

        As a consequence of CTI's current ability to control the composition of the Verint board of directors, CTI can, if it were to exercise such control, also exert a controlling influence on Verint's management, direction and policies, including the ability to appoint and remove Verint's officers, engage in certain corporate transactions, including debt financings and mergers or acquisitions, or, subject to the terms of Verint's credit agreement, declare and pay dividends. In addition, in connection with entering into the merger agreement, Verint and CTI entered into a governance and repurchase rights agreement, pursuant to which, among other things, CTI will obtain certain additional governance rights with respect to Verint in the event the merger agreement is terminated under certain circumstances. See "Additional Agreements—Governance and Repurchase Rights Agreement."

        If the merger is completed, CTI will be merged with and into Merger Sub and will no longer control Verint.

         Verint has been adversely affected as a result of being a consolidated, controlled subsidiary of CTI and could be adversely affected in the future.

        Verint has been adversely affected by events at CTI in the past and may be adversely affected by events at CTI or other members of its consolidated group in the future.

        CTI's previous extended filing delay and the circumstances underlying it materially and adversely affected Verint in a number of ways, including by contributing to Verint's own previous extended filing delay and related concerns on the part of employees, customers, partners, service providers, and regulatory authorities, among others. If CTI were in the future to experience further filing delays or to discover further accounting issues, it could have an adverse impact on Verint and Verint's business.

        Prior to Verint's initial public offering ("IPO") in May 2002, Verint was included in CTI's consolidated U.S. federal income tax return and Verint remains party to a tax-sharing agreement with CTI for periods prior to the IPO. As a result, CTI currently may unilaterally make decisions that could impact Verint's liability for income taxes for periods prior to the IPO. Under applicable federal and state laws, Verint could also be liable, under certain circumstances, for taxes of other members of the CTI consolidated group for such pre-IPO periods. Adjustments to the consolidated group's tax liability for periods prior to Verint's IPO could also affect the net operating losses ("NOLs") allocated to Verint by CTI and cause Verint to incur additional tax liability in future periods. This continues to be true notwithstanding the completion of the Comverse distribution.

        In connection with the Comverse distribution, CTI and Comverse entered into a tax disaffiliation agreement for periods prior to the distribution date. Under applicable federal and state laws, CTI could also be liable, under certain circumstances, for taxes of other members of the consolidated group for such pre-distribution periods. Adjustments to the consolidated group's tax liability after the closing date (assuming that the merger occurs) for periods prior to the Comverse distribution could also affect the NOLs allocated to CTI, and ultimately available to Verint after the merger, and cause Verint to incur additional tax liability in future periods.

        For as long as Verint remains a majority owned subsidiary of CTI, CTI's strategic plans, and related speculation and announcements regarding its ownership interest in Verint's stock, may also adversely affect Verint and Verint's business. The transactions contemplated by the merger agreement are subject to a number of significant conditions and there can be no assurance as to when or if these transactions will be consummated. See "—Risks Relating to the Merger—There can be no assurance that the merger will be completed or what the impact on Verint's business or Verint's stock price will be if it is not completed" above.

         Verint stockholders do not currently have the same protections generally available to stockholders of other Nasdaq-listed companies because Verint is currently a "controlled company" within the meaning of the Nasdaq Listing Rules.

        Because CTI currently holds a majority of the voting power for the election of the Verint board of directors, Verint is a "controlled company" within the meaning of Nasdaq Listing Rule 5615(c). As a controlled company, Verint has historically relied on exemptions from several of Nasdaq's corporate governance requirements, including requirements that:

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  a majority of the board of directors consist of independent directors;

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  compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

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  director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating committee that is composed entirely of independent directors.

        At present, Verint does not have a compensation committee or a nominating committee composed entirely of independent directors. Accordingly, Verint stockholders are not and will not be afforded the same protections generally as stockholders of other Nasdaq-listed companies for so long as CTI holds the majority of the voting power for the election of the Verint board of directors and Verint continues to rely upon such exemption.

         Verint has a significant amount of debt under its credit agreement, which exposes Verint to leverage risks and subjects it to covenants which may adversely affect Verint's operations.

        At October 31, 2012, Verint had gross outstanding indebtedness of $592.5 million under its credit agreement, meaning that Verint is significantly leveraged. Verint's leverage position may, among other things:

  •
  limit Verint's ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes;

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  require Verint to dedicate a substantial portion of its cash flow from operations to debt service, reducing the availability of its cash flow for other purposes;

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  require Verint to repatriate cash for debt service from Verint's foreign subsidiaries resulting in dividend tax costs or require Verint to adopt other disadvantageous tax structures to accommodate debt service payments; or

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  increase Verint's vulnerability to economic downturns, limit its ability to capitalize on significant business opportunities and restrict its flexibility to react to changes in market or industry conditions.

        In addition, because Verint's indebtedness bears interest at a variable rate, Verint is exposed to risk from fluctuations in interest rates in periods where market rates exceed the interest rate floor provided by Verint's credit agreement.

        Verint's credit agreement contains covenants that require Verint to maintain a maximum consolidated leverage ratio and to deliver audited annual and unaudited quarterly financial statements to the lenders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" under Item 7 of Verint's Annual Report on Form 10-K for the year ended January 31, 2012, which is incorporated by reference into this joint proxy statement/prospectus, for additional information.

        Verint's ability to comply with the leverage ratio covenant is highly dependent upon its ability to continue to grow earnings from quarter to quarter, or in the alternative, to reduce expenses and/or reduce the level of its outstanding debt and Verint cannot assure that it will be successful in any or all of these regards.

        Verint's credit agreement also includes a number of restrictive covenants which limit its ability to, among other things:

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  incur additional indebtedness or liens or issue preferred stock;

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  pay dividends or make other distributions or repurchase or redeem Verint's stock or subordinated indebtedness;

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  engage in transactions with affiliates;

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  engage in sale-leaseback transactions;

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  sell certain assets;

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  change Verint's lines of business;

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  make investments, loans, or advances; and

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  engage in consolidations, mergers, liquidations, or dissolutions.

        These covenants could limit Verint's ability to plan for or react to market conditions, to meet its capital needs, or to otherwise engage in transactions that might be considered beneficial to Verint.

        If an event of default occurs under the credit agreement, Verint's lenders could declare all amounts outstanding to be immediately due and payable. In that event, Verint may be forced to seek an amendment of and/or waiver under the credit agreement, raise additional capital through securities offerings, asset sales or other transactions, or seek to refinance or restructure its debt. In such a case, there can be no assurance that Verint will be able to consummate such an amendment and/or waiver, capital raising transaction, refinancing or restructuring on reasonable terms or at all.

        Verint considers other financing and refinancing options from time to time; however, Verint cannot assure you that such options will always be available to Verint on reasonable terms or at all. If one or more rating agencies were to downgrade Verint's credit ratings, that could also impede its ability to refinance its existing debt or secure new debt, increase its future cost of borrowing and create third-party concerns about Verint's financial condition or results of operations.

         Verint's business could be materially adversely affected as a result of the risks associated with acquisitions and investments.

        As part of Verint's growth strategy, Verint has made a number of acquisitions and investments and expects to continue to make acquisitions and investments in the future, subject to the terms of Verint's credit agreement and other restrictions resulting from Verint's capital structure.

        In some areas, Verint has seen the market for acquisitions become more competitive and valuations increase. In recent periods, several of Verint's competitors have also completed acquisitions of companies in or adjacent to Verint's markets. As a result, it may be more difficult for Verint to identify suitable acquisition targets or to consummate acquisitions once identified on reasonable terms or at all. If Verint is not able to execute on its acquisition strategy, Verint may not be able to achieve its growth strategy, may lose market share, or may lose its leadership position in one or more of its markets.

        Future acquisitions or investments (such as the merger contemplated by the merger agreement) could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, and amortization expenses related to intangible assets, any of which could have a material adverse effect on Verint's operating results and financial condition. In addition, investments in immature businesses with unproven track records and technologies have a high degree of risk, with the possibility that Verint may lose the value of its entire investments and potentially incur additional unexpected liabilities. For example, under the merger agreement, Verint has agreed to assume certain liabilities, including unknown liabilities, which may or may not be subject to indemnification. Acquisitions or investments that are not immediately accretive to earnings may also make it more difficult for Verint to maintain satisfactory profitability levels and compliance with the maximum leverage ratio covenant under Verint's credit agreement.

        The process of integrating an acquired company's business into Verint's operations and investing in new technologies is challenging and may result in expected or unexpected operating or compliance challenges, which may require a significant amount of attention from Verint's management that would otherwise be focused on the ongoing operation of Verint's business, as well as significant expenditures. Other risks Verint may encounter with acquisitions include the effect of the acquisition on Verint's financial and strategic positions and Verint's reputation, the inability to obtain the anticipated benefits of the acquisition, including synergies or economies of scale on a timely basis or at all, or challenges in reconciling business practices, particularly in foreign geographies, combining systems, retaining key employees, and maintaining and integrating product development. Due to rapidly changing market conditions, Verint may also find the value of its acquired technologies and related intangible assets, such as goodwill, as recorded in Verint's financial statements, to be impaired, resulting in charges to operations.

        There can be no assurance that Verint will be successful in making additional acquisitions or that Verint will be able to effectively integrate any acquisitions it does make or realize the expected benefits of such transactions.

         Verint's future success depends on its ability to execute on its growth strategy and properly manage investment in its business and operations.

        Verint's strategy is to continue to invest in its business and operations and grow, both organically and through acquisitions. Investments in, among other things, new products and technologies, research and development, infrastructure and systems, geographic expansion, and headcount are critical to achieving Verint's growth strategy and the need to continually enhance and secure its internal and external operations. However, such investments may not be successful, and even if successful, may negatively impact Verint's short-term profitability. Verint's success depends on its ability to effectively and efficiently execute on its growth strategy, including its ability to properly allocate limited investment dollars, balance the extent and timing of investments with the associated impact on expenses and profitability, and capture economies of scale. If Verint is unable to effectively and efficiently execute on its growth strategy and properly manage its investments and expenditures, its results of operations and stock price may be materially adversely affected.

         If Verint's goodwill or other intangible assets become impaired, Verint's financial condition and results of operations would be negatively affected.

        Because Verint has historically acquired a significant number of companies, goodwill and other intangible assets have represented a substantial portion of Verint's assets. Goodwill and other intangible assets totaled approximately $985.7 million, or approximately 65.8% of Verint's total assets, as of October 31, 2012. Verint tests its goodwill for impairment at least annually, or more frequently if an event occurs indicating the potential for impairment, and Verint assesses on an as-needed basis whether there have been impairments in its other intangible assets. Verint makes assumptions and estimates in this assessment which are complex and often subjective. These assumptions and estimates can be affected by a variety of factors, including external factors such as industry and economic trends, and internal factors such as changes in Verint's business strategy or its internal forecasts. To the extent that the factors described above change, Verint could be required to record additional non-cash impairment charges in the future. Any significant impairment charges would negatively affect Verint's financial condition and results of operations.

         Verint's international operations subject it to currency exchange risk.

        Most of Verint's revenue is denominated in U.S. dollars, while a significant portion of Verint's operating expenses, primarily labor expenses, is denominated in the local currencies where its foreign operations are located, principally Israel, the United Kingdom, Germany and Canada. As a result, Verint is exposed to the risk that fluctuations in the value of these currencies relative to the U.S. dollar could increase the U.S. dollar cost of its operations in these countries, which could have a material adverse effect on its results of operations. In addition, since a portion of Verint's sales are made in foreign currencies, primarily the euro and the British pound, fluctuations in the value of these currencies relative to the U.S. dollar could impact Verint's revenue (on a U.S. dollar basis) and materially adversely affect its results of operations. Verint attempts to mitigate a portion of these risks through foreign currency hedging, based on its judgment of the appropriate trade-offs among risk, opportunity and expense; however, Verint's hedging activities are limited in scope and duration and may not be effective at reducing the U.S. dollar cost of its global operations.

         Changes in Verint's tax rates, the adoption of new U.S. or international tax legislation, inability to realize value from its NOLs, or exposure to additional tax liabilities could affect Verint's future results.

        Verint is subject to taxes in the United States and numerous foreign jurisdictions. Verint's future effective tax rate could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in valuation allowance on deferred tax assets (including Verint's NOL carryforwards), changes in unrecognized tax benefits or changes in tax laws or their interpretation. Any of these changes could have a material adverse effect on Verint's profitability. In addition, the tax authorities in the jurisdictions in which Verint operates, including the United States, may from time to time review the pricing arrangements between Verint and its foreign subsidiaries. An adverse determination by one or more tax authorities in this regard may have a material adverse effect on Verint's financial results. In Israel, Verint continues to work towards becoming compliant with its statutory accounting and tax filings as a result of its prior financial restatement. If Verint is delayed further in its Israeli filings, Verint could be subject to certain penalties, including imposition of withholding taxes and inability to contract with Israeli government entities.

        Verint has significant deferred tax assets which can provide Verint with significant future cash tax savings if Verint is able to use them. In addition, CTI has been allocated significant NOLs as a result of the Comverse distribution that would become available for use on Verint's consolidated U.S. tax returns after the merger. However, the extent to which Verint will be able to use these tax benefits may be impacted, restricted, or eliminated by a number of factors, including retroactive changes in tax rates, laws or regulations, and whether Verint generates sufficient future net income, suffers adjustments to the tax liability of CTI or its non-Verint subsidiaries for periods prior to Verint's IPO, or becomes subject to an "ownership change" under Section 382 of the Code. If an ownership change were to occur, it would impose an annual limit on the amount of pre-change NOLs and other losses available to reduce Verint's taxable income and could result in a reduction in the value of Verint's NOL carryforwards or the realizability of other deferred tax assets. In connection with the merger, if Verint or CTI were to be deemed to have undergone an ownership change, such limits on the availability of NOLs of Verint and CTI, respectively, may be applicable. To the extent that Verint is unable to utilize its NOLs or other losses, Verint's results of operations, liquidity, and financial condition could be adversely affected in a significant manner. When Verint ceases to have NOLs available to it in a particular tax jurisdiction, either through their expiration, disallowance, or utilization, Verint's cash tax liability will increase in that jurisdiction.

Risks Related to Verint Common Stock Following the Merger

         Verint does not plan to pay dividends on its common stock for the foreseeable future.

        Verint intends to retain its earnings to support the development and expansion of its business, to repay debt and for other corporate purposes and, as a result, Verint does not plan to pay cash dividends on its common stock in the foreseeable future. Its payment of any future dividends will be at the discretion of its board of directors after taking into account various factors, including its financial condition, operating results, cash needs, growth plans and the terms of any credit facility or other restrictive debt agreements that Verint may be a party to at the time or senior securities it may have issued. Verint's credit facility limits it from paying cash dividends or other payments or distributions with respect to its capital stock. In addition, the terms of any future facility or other restrictive debt credit agreement may contain similar restrictions on its ability to pay any dividends or make any distributions or payments with respect to its capital stock.

        Furthermore, Verint's ability to pay dividends to its stockholders is subject to the restrictions set forth under Delaware law. Verint cannot assure you that it will meet the criteria specified under Delaware law in the future, in which case it may not be able to pay dividends on its common stock even if it were to choose to do so.

         Verint's stock price has been volatile and your investment could lose value.

        All of the risk factors discussed in this section could affect Verint's stock price. The timing of announcements in the public market regarding new products, product enhancements or technological advances by Verint or its competitors, and any announcements by Verint or its competitors of acquisitions, major transactions, or management changes could also affect Verint's stock price. Verint's stock price is subject to speculation in the press and the analyst community, including with respect to the closing of the merger or CTI's strategic plans generally, changes in recommendations or earnings estimates by financial analysts, changes in investors' or analysts' valuation measures for Verint's stock, Verint's credit ratings and market trends unrelated to Verint's performance. Stock sales by CTI or Verint's directors, officers, or other significant holders may also affect Verint's stock price. A significant drop in Verint's stock price could also expose Verint to the risk of securities class actions lawsuits, which could result in substantial costs and divert management's attention and resources, which could adversely affect Verint's business.

         Sales or potential sales of Verint common stock by Verint or its significant stockholders may cause the market price of its common stock to decline.

        Verint is not restricted from issuing additional shares of common stock, including shares issuable pursuant to securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Immediately upon completion of the merger, Verint expects that it will have approximately 52.6 million shares of common stock outstanding. In addition, as of that date, approximately 3.0 million shares of its common stock would be issuable pursuant to outstanding stock options and awards which will not have vested. Additional shares of common stock are also available to be granted under Verint's existing equity plans or may be granted under future equity plans. Stock sales by Verint's directors, officers or other significant holders may affect Verint's stock price.

         Anti-takeover provisions in Delaware corporate law may make it difficult for Verint's stockholders to replace or remove Verint's current board of directors and could deter or delay third parties from acquiring Verint, which may adversely affect the marketability and market price of Verint common stock.

        Verint is subject to the anti-takeover provisions of Section 203 of the DGCL. Under these provisions, if anyone becomes an "interested stockholder," Verint may not enter into a "business combination" with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203, "interested stockholder" means, generally, someone owning more than 15% or more of Verint's outstanding voting stock or an affiliate of Verint that owned 15% or more of Verint's outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203.

        Under any change of control, as defined in Verint's credit agreement, the lenders under its credit facility would have the right to require Verint to repay all of its outstanding obligations under the facility.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF VERINT

        The selected consolidated financial information of Verint presented below for each of the five years in the period ended January 31, 2012 and the balance sheet data as of the end of each such year, has been derived from Verint's audited consolidated financial statements included in its annual reports on Form 10-K filed with the SEC. The selected consolidated financial information of Verint presented in the table below as of October 31, 2012 and for the nine months ended October 31, 2012 and 2011 is unaudited and has been derived from Verint's condensed consolidated financial statements included in its quarterly report on Form 10-Q filed with the SEC for the period ended October 31, 2012 incorporated by reference into this joint proxy statement/prospectus. In the opinion of Verint's management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods have been included. The results of operations for the nine months ended October 31, 2012 may not be indicative of the results of operations to be expected for the full year. The selected consolidated financial data as of January 31, 2012 and 2011 and for the fiscal years ended January 31, 2012, 2011 and 2010 were derived from the audited consolidated financial statements incorporated by reference into this joint proxy statement/prospectus. The selected consolidated financial data as of January 31, 2010, 2009 and 2008 and for the fiscal years ended January 31, 2009 and 2008 were derived from audited consolidated financial statements that are not included or incorporated by reference into this joint proxy statement/prospectus. The table below should be read in conjunction with Verint's consolidated financial statements and notes thereto and Verint's condensed consolidated financial statements and notes thereto incorporated by reference into this joint proxy statement/prospectus.

Consolidated Statements of Operations Data

	Nine Months Ended October 31,		Year Ended January 31,
(in thousands, except per share data)	2012	2011	2012	2011	2010	2009	2008
	(unaudited)
Revenue	$610,581	$570,655	$782,648	$726,799	$703,633	$669,544	$534,543
Operating income (loss)	64,017	58,526	86,478	73,105	65,679	(15,026)	(114,630)
Net income (loss)	31,510	22,750	40,625	28,585	17,100	(78,577)	(197,545)
Net income (loss) attributable to Verint Systems Inc.	28,113	19,814	36,993	25,581	15,617	(80,388)	(198,609)
Net income (loss) attributable to Verint Systems Inc. common shares	16,592	8,811	22,203	11,403	2,026	(93,452)	(207,290)
Net income (loss) per common share attributable to Verint Systems Inc.:
Basic	$0.42	$0.23	$0.58	$0.33	$0.06	$(2.88)	$(6.43)
Diluted	$0.41	$0.22	$0.56	$0.31	$0.06	$(2.88)	$(6.43)
Weighted-average shares:
Basic	39,622	38,263	38,419	34,544	32,478	32,394	32,222
Diluted	40,094	39,267	39,499	37,179	33,127	32,394	32,222

 Consolidated Balance Sheet Data

		January 31,
	October 31, 2012
(in thousands)		2012	2011	2010	2009	2008
	(unaudited)
Total assets	$1,498,618	$1,502,868	$1,376,127	$1,396,337	$1,337,393	$1,492,275
Long-term debt, including current maturities	592,584	597,379	583,234	620,912	625,000	610,000
Preferred stock	285,542	285,542	285,542	285,542	285,542	293,663
Total stockholders' equity (deficit)	197,608	144,295	77,687	(14,567)	(76,070)	30,325

Notes:
•
Verint's total assets at January 31, 2012 were adjusted to $1,499.6 million during the nine months ended October 31, 2012, as a result of changes to provisional purchase price allocations associated with several business acquisitions completed in August 2011 which were retrospectively reflected in Verint's January 31, 2012 consolidated financial statements. These adjustments resulted in decreases to goodwill of $2.9 million and intangible assets, net of $0.6 million and a $0.2 million increase to other assets.

•
During the five-year period ended January 31, 2012, Verint acquired a number of businesses, the more significant of which were the acquisitions of Witness in May 2007, Vovici Corporation in August 2011, and Global Management Technologies in October 2011. The operating results of acquired businesses have been included in Verint's consolidated financial statements since their respective acquisition dates and have contributed to our revenue growth. The May 2007 acquisition of Witness significantly impacted Verint's revenue and operating results.

•
Operating results for the nine months ended October 31, 2011 and the year ended January 31, 2012 include a loss on extinguishment of debt of $8.1 million associated with the termination of a previous credit agreement.

•
Operating results for the years ended January 31, 2011, 2010, 2009 and 2008 include approximately $29 million, $54 million, $28 million, and $26 million, respectively, in professional fees and related expenses associated with Verint's restatement of previously filed consolidated financial statements for periods through January 31, 2005 and Verint's previous extended filing delay. Verint resumed filing timely periodic reports with the SEC during the year ended January 31, 2011.

•
Operating results for the years ended January 31, 2011, 2010, 2009 and 2008 include approximately $3.1 million, $13.6 million, $11.5 million, and $29.2 million, respectively, of losses on an interest rate swap contract required under a previous credit agreement. The contract was settled during the year ended January 31, 2011.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF CTI

        The following table presents selected consolidated financial data for CTI as of October 31, 2012 and for the nine months ended October 31, 2012 and 2011 and as of and for the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008. The selected consolidated financial data of CTI presented in the table below as of October 31, 2012 and for the nine months ended October 31, 2012 and 2011 is unaudited and has been derived from CTI's condensed consolidated financial statements included in its quarterly report on Form 10-Q filed with the SEC for the period ended October 31, 2012 and incorporated by reference into this joint proxy statement/prospectus. In the opinion of CTI's management, the condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth in those statements. The results of operations for the nine months ended October 31, 2012 may not be indicative of the results of operations to be expected for the full year. The selected consolidated financial data as of January 31, 2012 and 2011 and for the fiscal years ended January 31, 2012, 2011 and 2010 has been derived from CTI's recast audited consolidated financial statements included in its Current Report on Form 8-K filed with the SEC on December 20, 2012 and incorporated by reference into this joint proxy statement/prospectus. The consolidated financial data as of January 31, 2010, 2009 and 2008 and for the fiscal years ended January 31, 2009 and 2008 were derived from recast unaudited consolidated financial statements that are not included or incorporated by reference into this joint proxy statement/prospectus.

        The CTI selected consolidated financial data below reflects the impact of the Comverse distribution on October 31, 2012, the Starhome disposition on October 19, 2012 and the Ulticom Sale on December 3, 2010. As a result of the Comverse distribution, the Starhome disposition and the Ulticom Sale, the results of operations of Comverse, Starhome and Ulticom, including the gain on the Starhome disposition and the Ulticom Sale, are reflected in discontinued operations, less applicable income taxes, as a separate component of net loss in CTI's consolidated statements of operations data for all periods presented below, and the assets and liabilities of Comverse, Starhome and Ulticom are reflected as separate components in discontinued operations in the consolidated balance sheet data for all periods presented below.

        The comparability of the CTI selected consolidated financial data for all periods presented below has been materially affected primarily by Verint's acquisition of Witness in May 2007, the impairment of goodwill, intangible assets and short-term investments, in each of the fiscal years ended January 31, 2009 and 2008, the incurrence of significant professional fees and compensation and other expenses in connection with investigations conducted by a special committee of the CTI board of directors and the remediation of material weaknesses, revenue recognition evaluations and efforts to become current in periodic reporting obligations under the federal securities laws, CTI's adoption of new accounting guidance relating to revenue recognition effective for periods commencing February 1, 2011, the repurchase by CTI of $417.3 million aggregate principal amount of certain convertible debt obligations as required under the terms of the applicable indenture in the fiscal year ended January 31, 2010 and the Comverse distribution, the Starhome disposition and the Ulticom Sale. The selected consolidated financial data presented should be read together with the consolidated financial statements and the related notes incorporated by reference into this joint proxy statement/prospectus.

 Consolidated Statements of Operations Data

	Nine Months Ended October 31,		Year Ended January 31,
(in thousands, except per share data)	2012	2011	2012	2011	2010	2009(1)	2008(1)
	(unaudited)					(unaudited)
Total revenue(2)	$610,581	$570,655	$782,648	$726,799	$703,693	$669,604	$541,514
Income (loss) from operations(3)	29,726	(5,202)	(1,952)	(6,274)	8,845	(38,369)	(151,483)
Net income (loss) from continuing operations(3)	(18,495)	(41,495)	(30,109)	(28,258)	11,173	(87,708)	(312,192)
Income (loss) from discontinued operations, net of tax	(14,823)	(5,425)	(910)	(91,028)	(270,794)	(271,080)	(159,807)
Net loss	(33,318)	(46,740)	(31,019)	(119,286)	(259,621)	(358,788)	(471,999)
Less: Net (income) loss attributable to noncontrolling interest	(21,113)	(16,462)	(27,707)	(13,820)	(7,783)	33,536	82,757
Net loss attributable to Comverse Technology, Inc.	(54,431)	(63,202)	(58,726)	(133,106)	(267,404)	(325,252)	(389,242)
Loss per share attributable to Comverse Technology, Inc.'s shareholders:
Basic loss per share
Continuing operations	$(0.18)	$(0.27)	$(0.27)	$(0.22)	$0.01	$(1.20)	$(0.66)
Discontinued operations	(0.07)	(0.04)	(0.01)	(0.43)	(1.32)	(0.39)	(1.25)

Basic loss per share	$(0.25)	$(0.31)	$(0.28)	$(0.65)	$(1.31)	$(1.59)	$(1.91)

Diluted loss per share
Continuing operations	$(0.18)	$(0.27)	$(0.27)	$(0.22)	$0.01	$(1.20)	$(0.66)
Discontinued operations	(0.07)	(0.04)	(0.01)	(0.43)	(1.32)	(0.39)	(1.25)

Diluted loss per share	$(0.25)	$(0.31)	$(0.28)	$(0.65)	$(1.31)	$(1.59)	$(1.91)

Consolidated Balance Sheet Data

		January 31,
	October 31, 2012
(in thousands)		2012	2011(4)	2010	2009	2008
	(unaudited)			(unaudited)
Total assets(5)	$1,649,985	2,657,013	2,823,875	3,101,211	3,748,268	4,169,887
Indebtedness, including current maturities(6)	592,584	599,574	585,429	623,107	1,044,477	1,024,815
Comverse Technology, Inc. shareholders' equity(7)	445,109	441,508	413,008	422,486	653,258	985,071
Total equity	576,905	552,752	485,887	509,722	763,187	1,123,710
Accumulated deficit	(1,816,949)	(1,762,517)	(1,703,791)	(1.575,316)	(1,303,281)	(978,029)

(1)
Includes the results of operations of Witness (i) for the entire fiscal year ended January 31, 2009 and (ii) from its acquisition by Verint in May 2007 for the fiscal year ended January 31, 2008.

(2)
Total revenue for the fiscal year ended January 31, 2012 includes an additional $12.4 million of revenue recognized as a result of the adoption of revenue recognition guidance issued by the FASB and effective for CTI for fiscal periods commencing February 1, 2011.
(3)
Compliance-related professional fees recorded for the nine months ended October 31, 2012 were de minimis. For the nine months ended October 31, 2011 and the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008, CTI recorded compliance-related professional fees of $19.3 million, $26.3 million, $79.6 million, $67.2 million, $42.1 million and $40.3 million, respectively.

(4)
Excludes the balance sheet data of Ulticom which was sold on December 3, 2010.

(5)
Includes assets of discontinued operations of approximately $904.3 million, $1,062.1 million, $1,417.2 million, $1,834.1 million, and $2,129.6 million as of January 31, 2012, 2011, 2010, 2009, and 2008, respectively. Amounts related to the presentation of Comverse, Starhome and Ulticom as discontinued operations have been reflected retrospectively for all periods presented.

(6)
Includes (i) outstanding secured borrowings under (a) Verint's new credit agreement as of October 31, 2012 and January 31, 2012, and (b) Verint's prior facility as of January 31, 2011, 2010, 2009, and 2008, respectively, and (ii) aggregate principal amount of convertible debt obligations outstanding as of January 31, 2012, 2011, 2010, 2009, and 2008, respectively.

(7)
CTI has not declared a dividend during the fiscal years presented.

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following sets forth certain unaudited pro forma condensed combined financial information which gives effect to the planned merger of Verint and CTI, as described below. The unaudited pro forma condensed combined financial information set forth below is presented for informational purposes only, and is not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the merger been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

        CTI is a holding company that, as of October 31, 2012, conducted business solely through Verint, its majority owned subsidiary. Prior to October 31, 2012, the date of the Comverse distribution, CTI also conducted business through its wholly owned subsidiary, Comverse, and prior to October 19, 2012, the date of the completion of the Starhome disposition, its majority owned subsidiary Starhome.

        On October 31, 2012, CTI completed its previously announced spin-off of Comverse as an independent, publicly traded company, accomplished by means of a pro rata distribution of 100% of Comverse's outstanding common shares to CTI's shareholders. Following the Comverse distribution, CTI no longer holds any of Comverse's outstanding capital stock. Following the Comverse distribution, Comverse and CTI operate independently, and neither has any ownership interest in the other. In order to govern certain ongoing relationships between CTI and Comverse after the Comverse distribution and to provide mechanisms for an orderly transition, CTI and Comverse entered into agreements pursuant to which certain services and rights are provided for following the Comverse distribution, and CTI and Comverse have agreed to indemnify each other against certain liabilities arising from their respective businesses and the services that will be provided under such agreements.

        On August 1, 2012, CTI, certain other Starhome shareholders and Starhome entered into a Share Purchase Agreement with Fortissimo pursuant to which Fortissimo agreed to purchase all of the outstanding share capital of Starhome. On September 19, 2012, CTI, in order to ensure it could meet the conditions to the merger, contributed its interest in Starhome to Comverse, including its rights and obligations under the Starhome Share Purchase Agreement. The Starhome disposition was completed on October 19, 2012.

        As a result of the Comverse distribution and the Starhome disposition, the results of operations of Comverse and Starhome are included in discontinued operations, less applicable income taxes, as a separate component of net income (loss) in CTI's historical consolidated statements of operations.

        The unaudited pro forma condensed combined balance sheet assumes that the merger occurred on October 31, 2012. The unaudited pro forma condensed combined statements of operations for the year ended January 31, 2012 and for the nine months ended October 31, 2012 assume that the merger occurred on February 1, 2011.

        The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the historical consolidated financial statements and accompanying notes of Verint and CTI for the applicable periods, which are incorporated by reference into this joint proxy statement/prospectus.

        As of October 31, 2012, the net assets of CTI consist primarily of its interests in Verint, as well as certain residual cash, prepaid expenses, accounts payable and accrued liabilities. In addition, CTI has net operating loss ("NOL") carryforwards for income tax and financial reporting purposes. However, the deferred tax assets attributable to the NOL carryforwards are fully offset by unrecognized tax benefits and valuation allowances. No CTI employees, operations or business processes will move to the combined company in the merger. As a result, Verint's existing net assets and operations will represent the vast majority of the net assets and all of the operations of the combined company. Accordingly, much of the information presented in the unaudited pro forma condensed combined balance sheet is identical to the corresponding Verint historical information.

        The unaudited pro forma condensed combined statements of operations present operating results that differ from the corresponding Verint historical operating results due to the impact of historical operating activities of CTI, consisting primarily of professional fees, compensation and benefit expenses, insurance, occupancy expenses and, for the year ended January 31, 2012, a litigation settlement and non-recurring gains on the sale of certain securities. Accounting guidelines for presentation of unaudited pro forma financial information preclude the elimination of this historical CTI operating activity as a pro forma adjustment, despite management's expectation that such activity will have minimal, if any, impact on the combined company. This historical CTI operating activity increased the operating expenses of the pro forma combined company by $88.2 million and $32.8 million for the year ended January 31, 2012 and nine months ended October 31, 2012, respectively, compared to Verint's historical operating expenses for those periods. Similarly, the historical CTI operating activity decreased other expense, net of the pro forma combined company by $31.5 million and $0.8 million for the year ended January 31, 2012 and nine months ended October 31, 2012, respectively, compared to Verint's historical other expense, net for those periods.

Unaudited Pro Forma Condensed Combined Balance Sheet

October 31, 2012

	Historical
(in thousands)	Verint Systems Inc.	Comverse Technology, Inc.	Verint Deconsolidation from CTI	Notes	Pro Forma Adjustments	Notes	Pro Forma Combined
			(A)
Assets
Current Assets:
Cash and cash equivalents	$192,028	$237,021	$(192,028)		$—		$237,021
Restricted cash and bank time deposits	11,518	36,518	(11,518)		(25,000)	(C)	11,518
Accounts receivable, net	157,402	157,402	(157,402)		—		157,402
Inventories	11,711	11,711	(11,711)		—		11,711
Deferred cost of revenue	4,457	4,457	(4,457)		—		4,457
Prepaid expenses and other current assets	53,041	56,054	(53,041)		(173)	(D)	55,881

Total current assets	430,157	503,163	(430,157)		(25,173)		477,990

Property and equipment, net	37,167	37,167	(37,167)		—		37,167
Goodwill	831,432	896,968	(896,968)	(B)	—		831,432
Intangible assets, net	154,253	154,253	(154,253)		—		154,253
Capitalized software development costs, net	6,126	6,126	(6,126)		—		6,126
Long-term deferred cost of revenue	7,486	7,486	(7,486)		—		7,486
Other assets	31,997	44,822	(31,997)		20,068	(E)	64,890

Total assets	$1,498,618	$1,649,985	$(1,564,154)		$(5,105)		$1,579,344

Liabilities, Preferred Stock, and Stockholders' Equity
Current Liabilities:
Accounts payable	$45,726	$50,451	$(45,726)		$—		$50,451
Accrued expenses and other current liabilities	170,444	176,789	(170,444)		16,871	(F)	193,660
Current maturities of long-term debt	6,438	6,438	(6,438)		—		6,438
Deferred revenue	138,653	138,653	(138,653)		—		138,653

Total current liabilities	361,261	372,331	(361,261)		16,871		389,202

Long-term debt	586,146	586,146	(586,146)		—		586,146
Long-term deferred revenue	14,257	14,257	(14,257)		—		14,257
Other liabilities	53,804	100,346	(53,804)		(14,818)	(G)	85,528

Total liabilities	1,015,468	1,073,080	(1,015,468)		2,053		1,075,133

Preferred Stock	285,542	—	—		(285,542)	(H)	—

Stockholders' Equity:
Common stock	40	22,060	—		(22,048)	(H)	52
Additional paid-in capital	574,462	2,269,611	—		(1,960,687)	(H)	883,386
Treasury stock, at cost	(8,013)	(9,696)	—		9,696	(H)	(8,013)
Accumulated deficit	(329,651)	(1,816,949)	—		1,814,616	(H)	(331,984)
Accumulated other comprehensive loss	(45,751)	(19,917)	—		19,917	(H)	(45,751)
Net assets of Verint	—	—	(548,686)		548,686	(H)	—

Total Verint Systems Inc. stockholders' equity	191,087	445,109	(548,686)		410,180		497,690
Noncontrolling interest	6,521	131,796	—		(131,796)	(H)	6,521

Total stockholders' equity	197,608	576,905	(548,686)		278,384		504,211

Total liabilities, preferred stock, and stockholders' equity	$1,498,618	$1,649,985	$(1,564,154)		$(5,105)		$1,579,344

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended January 31, 2012

	Historical
(in thousands, except per share data)	Verint Systems Inc.	Comverse Technology, Inc.	Verint Deconsolidation from CTI	Pro Forma Adjustments	Notes	Pro Forma Combined
			(A)
Revenue:
Product	$390,392	$390,392	$(390,392)	$—		$390,392
Service and support	392,256	392,256	(392,256)	—		392,256

Total revenue	782,648	782,648	(782,648)	—		782,648

Cost of revenue:
Product	126,050	126,050	(126,050)	—		126,050
Service and support	129,911	129,911	(129,911)	—		129,911
Amortization of acquired technology	12,400	12,400	(12,400)	—		12,400

Total cost of revenue	268,361	268,361	(268,361)	—		268,361

Gross profit	514,287	514,287	(514,287)	—		514,287

Operating expenses:
Research and development, net	111,001	111,001	(111,001)	—		111,001
Selling, general and administrative	293,906	377,456	(293,906)	(202)	(I)	377,254
Amortization of other acquired intangible assets	22,902	22,902	(22,902)	—		22,902
Litigation settlements	—	4,880	—	—		4,880

Total operating expenses	427,809	516,239	(427,809)	(202)		516,037

Operating income (loss)	86,478	(1,952)	(86,478)	202		(1,750)

Other income (expense), net:
Interest income	661	2,419	(661)	—		2,419
Interest expense	(32,358)	(32,379)	32,358	—		(32,379)
Loss on extinguishment of debt	(8,136)	(8,136)	8,136	—		(8,136)
Other income (expense), net	(488)	29,231	488	—		29,231

Total other expense, net	(40,321)	(8,865)	40,321	—		(8,865)

Income (loss) before provision for income taxes	46,157	(10,817)	(46,157)	202		(10,615)
Provision for income taxes	5,532	19,292	(5,532)	(13,760)	(K)	5,532

Net income (loss)	40,625	(30,109)	(40,625)	13,962		(16,147)
Net income attributable to noncontrolling interests	3,632	25,133	(25,133)	—		3,632

Net income (loss) attributable to controlling interests	36,993	(55,242)	(15,492)	13,962		(19,779)
Dividends on preferred stock	(14,790)	—	—	14,790	(L)	—

Net income (loss) attributable to controlling interests common shares	$22,203	$(55,242)	$(15,492)	$28,752		$(19,779)

Net income (loss) per common share attributable to controlling interests:
Basic	$0.58	$(0.27)				$(0.40)

Diluted	$0.56	$(0.27)				$(0.40)

Weighted-average common shares outstanding:
Basic	38,419	208,302			(M)	49,792

Diluted	39,499	208,302			(M)	49,792

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended October 31, 2012

	Historical
(in thousands, except per share data)	Verint Systems Inc.	Comverse Technology, Inc.	Verint Deconsolidation from CTI	Pro Forma Adjustments	Notes	Pro Forma Combined
			(A)
Revenue:
Product	$281,393	$281,393	$(281,393)	$—		$281,393
Service and support	329,188	329,188	(329,188)	—		329,188

Total revenue	610,581	610,581	(610,581)	—		610,581

Cost of revenue:
Product	92,694	92,694	(92,694)	—		92,694
Service and support	105,772	105,772	(105,772)	—		105,772
Amortization of acquired technology and backlog	11,124	11,124	(11,124)	—		11,124

Total cost of revenue	209,590	209,590	(209,590)	—		209,590

Gross profit	400,991	400,991	(400,991)	—		400,991

Operating expenses:
Research and development, net	86,330	86,330	(86,330)	—		86,330
Selling, general and administrative	232,302	266,593	(232,302)	(14,360)	(J)	252,233
Amortization of other acquired intangible assets	18,342	18,342	(18,342)	—		18,342

Total operating expenses	336,974	371,265	(336,974)	(14,360)		356,905

Operating income	64,017	29,726	(64,017)	14,360		44,086

Other income (expense), net:
Interest income	379	392	(379)	—		392
Interest expense	(23,283)	(23,240)	23,283	—		(23,240)
Other income (expense), net	(189)	577	189	—		577

Total other expense, net	(23,093)	(22,271)	23,093	—		(22,271)

Income before provision for income taxes	40,924	7,455	(40,924)	14,360		21,815
Provision for income taxes	9,414	25,950	(9,414)	(16,536)	(K)	9,414

Net income (loss)	31,510	(18,495)	(31,510)	30,896		12,401
Net income attributable to noncontrolling interests	3,397	19,947	(19,947)	—		3,397

Net income (loss) attributable to controlling interests	28,113	(38,442)	(11,563)	30,896		9,004
Dividends on preferred stock	(11,521)	—	—	11,521	(L)	—

Net income (loss) attributable to controlling interests' common shares	$16,592	$(38,442)	$(11,563)	$42,417		$9,004

Net income (loss) per common share attributable to controlling interests:
Basic	$0.42	$(0.18)				$0.18

Diluted	$0.41	$(0.18)				$0.17

Weighted-average common shares outstanding:
Basic	39,622	219,069			(M)	50,995

Diluted	40,094	219,069			(M)	51,467

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of the Transaction

  Overview

        As of October 31, 2012, CTI beneficially owned approximately 53.5%, and also holds a majority of the voting power, of Verint common stock, on an as-converted basis.

        On August 12, 2012, Verint and CTI entered into the merger agreement providing for the merger of CTI with and into a new, wholly owned subsidiary of Verint, upon the terms and subject to the conditions set forth in the merger agreement. At the completion of the merger, each share of CTI common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive new shares of Verint common stock at a specified exchange ratio, as described below. The merger, if completed as contemplated in the merger agreement, would eliminate CTI's majority ownership in and control of Verint.

        The share exchange provision of the merger agreement provides that each holder of CTI common shares will receive new shares of Verint common stock representing such holder's pro rata portion of an aggregate number of shares of Verint common stock equal to the sum of (1) the shares of Verint common stock held by CTI immediately prior to the completion of the merger (including the shares of Verint common stock issuable upon conversion of the shares of Verint preferred stock held by CTI at a conversion price of $32.66), plus (2) additional shares of Verint common stock, the number of which will be equal to the dollar value described below (previously defined in this joint proxy statement/prospectus as the "Target Amount") divided by the average of the daily volume weighted average of the trading prices of Verint common stock during the 20 consecutive trading days ending on the second trading day immediately prior to the closing date of the merger, plus (3) additional shares of Verint common stock based on the positive net worth of CTI (as determined in accordance with the merger agreement) immediately prior to the completion of the merger, up to a maximum dollar value of $10.0 million. The Target Amount is expected to be $25.0 million as a result of CTI's successful completion of the Comverse distribution on October 31, 2012. However, if CTI beneficially owns less than 50% of the outstanding shares of Verint common stock as of the completion of the merger (on an as-exercised and fully diluted basis), the Target Amount will be reduced to zero, unless such level of ownership results from Verint's issuance of new shares of voting securities after the date of the merger agreement.

        Holders of shares of Verint common stock immediately prior to the completion of the merger, other than CTI, will continue to own their existing shares, which will not be affected by the merger. Outstanding shares of Verint common stock and Verint preferred stock held by CTI at the completion of the merger will be canceled, and each outstanding share of Verint preferred stock not held by CTI will be converted into shares of Verint common stock.

        The merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

  Conditions of and Timing of the Merger

        The completion of the merger is subject to several conditions, including, among others, the adoption of the merger agreement by the requisite votes of Verint's stockholders and CTI's shareholders as well as, in Verint's case, by the affirmative vote of holders representing a majority of shares of Verint common stock present, in person or by proxy, at the meeting of stockholders that are not held by CTI or its subsidiaries. The merger is also subject to the other conditions specified in the merger agreement.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

1. Description of the Transaction (Continued)

  Termination Rights

        The merger agreement provides certain termination rights to both parties and further provides that in connection with the termination of the merger agreement under specified circumstances, Verint may be required to pay CTI, or CTI may be required to pay Verint, a fee of $10.0 million and/or such party's out-of-pocket expenses. Furthermore, upon termination of the merger agreement under certain circumstances, the parties would be entitled to certain rights and subject to certain obligations set forth in the governance and repurchase rights agreement.

  Voting Agreement

        In connection entering into the merger agreement, Verint and CTI entered into the voting agreement pursuant to which CTI agreed, among other things, to vote the shares of Verint common stock and Verint preferred stock beneficially owned by CTI in favor of the adoption of the merger agreement. CTI also agreed to comply with certain restrictions on the disposition of such shares, including requiring any transferee of CTI's voting securities to be bound by the terms of the voting agreement. The voting agreement will terminate upon the earlier of the completion of the merger or the termination of the merger agreement in accordance with its terms. For additional information regarding the voting agreement, see "Additional Agreements—Voting Agreement."

  Governance and Repurchase Rights Agreement

        Also in connection with entering into the merger agreement, Verint and CTI entered into the governance and repurchase rights agreement, which provides certain rights for, and imposes certain obligations upon, the parties for a period of up to 18 months following the termination of the merger agreement under certain conditions, including a knowing or deliberate breach of the merger agreement by CTI that is not timely cured, subject to earlier termination of the governance and repurchase rights agreement in accordance with its terms, including in the event of certain types of changes in control of CTI. For additional information regarding the governance and repurchase rights agreement, see "Additional Agreements—Governance and Repurchase Rights Agreement."

2. Basis of Pro Forma Presentation

        The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of Verint and CTI that are incorporated by reference into this joint proxy statement/prospectus. Assumptions and estimates underlying the pro forma adjustments are described in Note 4. Certain financial statement line items included in Verint's and CTI's respective historical presentations have been disaggregated or condensed for purposes of presenting these unaudited pro forma condensed combined financial statements. These include: (1) condensing CTI's current and long-term deferred income tax assets and liabilities within prepaid expenses and other current assets, other assets, accrued expenses and other current liabilities, or other liabilities, as applicable, (2) the separate presentation of CTI's capitalized software development costs, rather than condensed into other assets, (3) the separate presentation of CTI's accounts payable, rather than condensed into accounts payable and accrued expenses, (4) the separate presentation of CTI's amortization of acquired technology and backlog, rather than condensed into cost of product revenue, and (5) the separate presentation of CTI's amortization of other acquired intangible assets, rather than condensed into selling, general and administrative expenses. The reclassification of these items did not

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

2. Basis of Pro Forma Presentation (Continued)

impact the historical total assets, total liabilities, stockholders' equity (deficit), or net income (loss) reported by Verint or CTI, respectively.

        The merger is reflected in the unaudited pro forma condensed combined financial statements as the acquisition of CTI by Verint, in a combination of entities under common control. Common control transactions are transfers and exchanges between entities that are under the control of the same parent, or are transactions in which all of the combining entities are controlled by the same party or parties before and after the transaction and that control is not transitory. When accounting for a transfer of assets or exchange of shares between entities under common control, the entity receiving the net assets or the equity interests recognizes the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of the transfer.

        As a majority owned and controlled subsidiary of CTI, Verint is included as a component of CTI's historical consolidated financial statements. For purposes of these unaudited pro forma condensed combined financial statements, we are presenting the deconsolidation of Verint from CTI's historical consolidated financial statements, although Verint is then recombined with CTI for purposes of presenting the pro forma financial information for the combined company.

        As noted previously, as a result of the Comverse distribution and the Starhome disposition, the results of operations of Comverse and Starhome are presented as discontinued operations, less applicable income taxes, as a separate component of net loss in CTI's historical consolidated statements of operations for the year ended January 31, 2012 and the nine months ended October 31, 2012. These discontinued operations of Comverse and Starhome are excluded from the unaudited pro forma condensed combined statements of operations for those periods.

        There were no material transactions between Verint and CTI during the periods presented in the unaudited pro forma condensed combined financial statements.

        Transaction costs directly related to the merger have been excluded from the pro forma condensed combined statements of operations as these costs reflect non-recurring charges directly related to the transaction. However, anticipated transaction costs expected to be incurred subsequent to October 31, 2012 are reflected in the October 31, 2012 pro forma condensed combined balance sheet within accrued expenses and other current liabilities and as an increase to accumulated deficit.

3. Estimate of Consideration Transferred

        The following are estimates of the shares of Verint common stock that would have been issued by Verint to effect the acquisition of CTI on February 1, 2011, for purposes of the unaudited pro forma

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

3. Estimate of Consideration Transferred (Continued)

condensed combined statements of operations, and on October 31, 2012, for purposes of the unaudited pro forma condensed combined balance sheet:

	February 1, 2011		October 31, 2012
(in thousands, except per share data)		Shares of Verint Common Stock		Shares of Verint Common Stock
Estimated shares of Verint common stock to be issued to CTI shareholders:
Shares of Verint common stock held by CTI at merger date		16,289		16,289
Shares of Verint common stock issuable upon assumed conversion of the preferred stock held by CTI at merger date:
Aggregate liquidation preference of preferred stock held by CTI(1)	$338,717		$362,374

Conversion price	$32.66	10,371	$32.66	11,095

Shares of Verint common stock issuable for "Target Amount":
Assumed "Target Amount"(2)	$25,000		$25,000

Estimated weighted average trading price of Verint common stock(3)	$34.93	716	$27.39	913

Shares of Verint common stock issuable for positive net worth of CTI at merger date:
Assumed CTI positive net worth(4)	$10,000		$10,000

Estimated weighted average trading price of Verint common stock(3)	$34.93	286	$27.39	365

Total estimated shares of Verint common stock to be issued to CTI shareholders		27,662		28,662

Shares of Verint common stock to be canceled upon completion of merger(5)		(16,289)		(16,289)

Estimated incremental shares of outstanding Verint common stock upon completion of the merger		11,373		12,373

(1)
The liquidation preference of the Verint preferred stock consists of its original aggregate purchase price of $293.0 million, plus cumulative, undeclared dividends through the applicable reporting date.

(2)
The "Target Amount" is expected to be $25.0 million as a result of CTI's successful completion of the Comverse distribution on October 31, 2012.

(3)
Shares of Verint common stock to be issued on account of the "Target Amount" and on account of CTI's positive net worth are based on the average of the daily volume weighted average of the

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

3. Estimate of Consideration Transferred (Continued)

  trading prices of Verint common stock during the 20 consecutive trading days ending on the second trading day prior to the closing date of the merger.

(4)
The positive net worth of CTI immediately prior to the closing date of the merger is assumed to be $10.0 million, the maximum allowable amount for which consideration will be paid in the merger.

(5)
Consists of shares of Verint common stock held by CTI at the merger date.

        The estimated consideration transferred as reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual consideration transferred will be when the merger is completed. The shares of Verint common stock to be issued on the closing date will likely differ from the assumptions used in these unaudited pro forma condensed combined financial statements, and that difference may be material.

        The following table presents sensitivity of the incremental shares of Verint common stock that would result from (1) an increase or decrease of 20% in the weighted average trading price of Verint common stock, compared to the $27.39 assumption used for the October 31, 2012 condensed combined pro forma balance sheet, (2) "Target Amounts" of $25.0 million and zero, and (3) CTI positive net worth of $10.0 million and zero. This table also uses the projected liquidation preference of the Verint preferred stock at February 1, 2013, which is expected to be $365.9 million, in calculating the estimated shares of Verint common stock issuable upon assumed conversion of the Verint preferred stock, or approximately 11.2 million shares.

(in thousands, except per share data)
Percent change in estimated weighted average trading price of Verint common stock, compared to $27.39.	-20%	+20%	-20%	+20%

Estimated weighted average trading price of Verint common stock	$21.91	$32.87	$21.91	$32.87

Assumed "Target Amount"	$25,000	$25,000	$—	$—

Assumed CTI positive net worth	$10,000	$10,000	$—	$—

Estimated incremental shares of outstanding Verint common stock upon completion of the Merger	12,801	12,269	11,204	11,204

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

        The adjustments included in the unaudited pro forma condensed combined financial statements are described below:

        (A)  Verint deconsolidation from CTI—To reflect the deconsolidation of Verint from CTI's historical condensed consolidated financial statements. Refer to adjustments (B) and (H) for details regarding differences between the carrying values of Verint's assets, liabilities, preferred stock and stockholders' equity, as presented in Verint's consolidated financial statements, compared to the amounts presented in this deconsolidation column.

        (B)  Goodwill—The carrying value of Verint's goodwill in CTI's condensed consolidated balance sheet at October 31, 2012 differs from the carrying value of Verint's goodwill in Verint's stand-alone

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

condensed consolidated balance sheet, due to impairment recognized by Verint in prior periods but not recognized in CTI's historical consolidated financial statements, as a result of different reporting units identified by Verint and CTI for purposes of assessing goodwill impairment. Because Verint is the continuing reporting entity, goodwill for the combined company will be reported using Verint's historical carrying value.

        (C)  Restricted cash and bank time deposits—CTI has agreed to place $25.0 million of cash into an escrow fund to support indemnification claims to the extent made against Comverse by CTI and its affiliates (including Verint after the merger). Any cash balance remaining in such escrow fund 18 months after the closing of the merger will be released to Comverse. The $25.0 million of cash that CTI has agreed to place in escrow is classified within Restricted cash and bank time deposits in CTI's condensed consolidated balance sheet as of October 31, 2012. This adjustment reflects the disbursement of this cash, with a corresponding reduction in additional paid-in capital.

        (D)  Prepaid expenses and other current assets—To eliminate $0.2 million of CTI deferred tax assets remaining after the Comverse distribution that will not be attributable to the combined company, which results in the presentation of CTI's deferred tax assets on the basis of amounts to be allocated under consolidated income tax return regulations.

        (E)  Other assets—To reflect $20.1 million of deferred tax assets historically offset with unrecognized tax benefits by Comverse, consistent with the method used by Verint, whereby certain deferred tax assets are not offset with unrecognized tax benefits (refer to adjustment (G)).

        (F)   Accrued expenses and other current liabilities—To accrue $2.3 million and $14.5 million of estimated transaction costs directly related to the merger for Verint and CTI, respectively, expected to be incurred subsequent to October 31, 2012. Verint's $2.3 million of estimated transaction costs result in an increase to accumulated deficit, and CTI's $14.5 million of estimated transaction costs result in a decrease to additional paid-in capital (refer to adjustment (H)).

        Transaction costs incurred by Verint and CTI are expensed as incurred. For the nine months ended October 31, 2012, $12.9 million and $1.3 million of merger-related costs reflected in the historical consolidated statements of operations of Verint and CTI, respectively, have been eliminated in the unaudited pro forma condensed combined statement of operations for that period, as noted in pro forma adjustment (J), because they will not have a continuing impact on the combined company beyond the next 12 months. No such costs were incurred by either party during the year ended January 31, 2012.

        (G)  Other liabilities—(1) To eliminate $33.7 million of CTI deferred tax liabilities remaining after the Comverse distribution which primarily relate to CTI's investment in Verint. The deferred tax liability will not be attributable to the combined company as CTI anticipates releasing the deferred tax liability relating to its investment in Verint in the period in which the merger agreement is approved; (2) to reflect $20.1 million of unrecognized tax benefits historically offset with deferred tax assets by Comverse, consistent with the method used by Verint, whereby certain deferred tax assets are not offset with unrecognized tax benefits (refer to adjustment (E)), and: (3) to reflect a $1.2 million CTI tax attribute that is offset against an existing deferred tax liability recorded by Verint, which reflects deferred tax assets of CTI allocated under consolidated income tax regulations.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

        (H)  Preferred stock and Stockholders' equity—These adjustments consist of the following:

(in thousands)	Preferred stock	Common stock	Additional paid-in capital	Treasury stock	Accumulated deficit	Accumulated other comprehensive loss	Net assets of Verint	Noncontrolling interest
Elimination of historical CTI stockholder's equity	$—	$(22,060)	$(2,269,611)	$9,696	$1,816,949	$19,917	$—	$(131,796)
Verint deconsolidation	—	—	—	—	—	—	548,686	—
Issuance of common stock to CTI shareholders by Verint, net of shares canceled	—	12	(12)	—	—	—	—	—
Cancelation of Verint preferred stock	(285,542)	—	285,542	—	—	—	—
Net assets of CTI at merger date, excluding CTI's equity interests in Verint	—	—	62,932	—	—	—	—	—
Deposit of $25.0 million of cash into escrow by CTI to support Comverse's indemnification obligations (refer to adjustment (C))	—	—	(25,000)	—	—	—	—	—
Verint's estimated transaction costs associated with the merger, to be incurred subsequent to October 31, 2012 (refer to adjustment (F))	—	—	—	—	(2,333)	—	—	—
CTI's estimated transaction costs associated with the merger, to be incurred subsequent to October 31, 2012 (refer to adjustment (F))	—	—	(14,538)	—	—	—	—	—

	$(285,542)	$(22,048)	$(1,960,687)	$9,696	$1,814,616	$19,917	$548,686	$(131,796)

        (I)   Selling, general and administrative expenses (for the year ended January 31, 2012)—To eliminate $0.2 million of depreciation expense on property and equipment contributed to Comverse by CTI in the Comverse distribution.

        (J)   Selling, general and administrative expenses (for the nine months ended October 31, 2012)—To eliminate $12.9 million and $1.3 million of transaction costs incurred by Verint and CTI, respectively, directly related to the merger (refer to adjustment (F)), and to eliminate $0.2 million of depreciation expense on property and equipment contributed to Comverse by CTI in the Comverse distribution.

        (K)  Provision for income taxes—To eliminate the CTI provision for income taxes remaining after the Comverse distribution that will not be attributable to the combined company. This adjustment results in no provision for income taxes for CTI, as Verint anticipates that it will maintain valuation allowances against CTI deferred income tax assets and has therefore not reflected an income tax benefit for the losses generated by CTI. The income tax effects of other pro forma adjustments to the unaudited pro forma condensed combined statements of operations have been calculated using applicable statutory income tax rates, adjusted to zero because Verint maintains valuation allowances against its U.S. federal and combined state deferred tax assets.

        (L)  Dividends on preferred stock—To eliminate dividends on Verint preferred stock reflected in the calculation of net income (loss) attributable to common shares, because the outstanding Verint preferred stock, all of which is assumed to be held by CTI at the closing date, will be canceled upon completion of the merger.

        (M) Weighted-average common shares outstanding—Weighted-average common shares used to compute pro forma basic and diluted net income (loss) per common share are based on Verint's historical weighted-average common shares outstanding for the reporting periods, increased by an estimated 11.4 million incremental common shares, which are assumed to be outstanding for the entire reporting periods. See Note 3 for further details regarding the incremental common shares.

 MARKET PRICE AND DIVIDEND INFORMATION

Verint

        From the time Verint became publicly traded on May 16, 2002 until January 31, 2007, Verint common stock was traded on Nasdaq. From February 1, 2007 until July 2, 2010 (the last trading day prior to the relisting of Verint common stock on Nasdaq) Verint common stock traded on the over-the-counter securities market under the symbol "VRNT.PK", with pricing and financial information provided by the Pink Sheets. Verint common stock was re-listed on Nasdaq and trading in Verint common stock commenced on Nasdaq on July 6, 2010 under the symbol "VRNT".

        The following table sets forth, for the periods indicated, the high and low sales prices per share of Verint common stock as reported by the Pink Sheets.

Year Ended January 31,	Period	Low	High
2011	02/01/10 - 04/30/10	$17.73	$28.00
	05/01/10 - 07/02/10	$22.20	$27.00

        The following table sets forth, for the periods indicated, the high and low sales prices per share of Verint common stock as reported by Nasdaq.

Year Ended January 31,	Period	Low	High
2011	07/06/10 - 07/31/10	$19.63	$23.80
	08/01/10 - 10/31/10	$22.02	$32.93
	11/01/10 - 01/31/11	$30.67	$38.10
2012	02/01/11 - 04/30/11	$32.00	$37.92
	05/01/11 - 07/31/11	$32.46	$37.99
	08/01/11 - 10/31/11	$22.50	$34.33
	11/01/11 - 01/31/12	$25.88	$29.42
2013	02/01/12 - 04/30/12	$26.56	$32.76
	05/01/12 - 07/31/12	$27.10	$31.69
	08/01/12 - 10/31/12	$25.87	$29.60
	11/01/12 - 01/02/13	$24.60	$30.30

        Verint has not declared or paid any cash dividends on its equity securities and has no current plans to pay any dividends on its equity securities. Verint intends to retain its earnings to finance the development of its business, repay debt and for other corporate purposes. In addition, the terms of Verint's credit agreement restrict its ability to pay cash dividends on shares of its common or preferred stock. Verint's ability to pay dividends on its common stock is also currently limited by the terms of the Verint preferred stock which rank senior to its common stock with respect to the payment of dividends and bear a preferred dividend which currently accrues at the rate of 3.875% per year. The Verint preferred stock will be canceled at the completion of the merger.

        Any future determination as to the payment of dividends on shares of Verint common stock will be made by its board of directors at its discretion, subject to the limitations contained in the credit agreement and will depend upon Verint's earnings, financial condition, capital requirements and other relevant factors.

CTI

        Prior to February 1, 2007, CTI common stock was traded on Nasdaq under the symbol "CMVT." Due to the delay in filing certain of its periodic reports under the Exchange Act, CTI failed to comply with the Nasdaq Marketplace Rules and Nasdaq suspended from trading CTI common stock at the open of business on February 1, 2007. In May 2007, Nasdaq filed notifications of removal from listing and/or registration on Form 25 with the SEC, setting forth its determination to remove from listing CTI common stock effective at the opening of business on June 1, 2007.

        From February 1, 2007 until September 22, 2011, CTI common stock traded on the over-the-counter securities market, commonly referred to as the "Pink Sheets," under the symbol "CMVT.PK," with pricing and financial information provided by the Pink OTC Markets Inc.

        In September 2011, Nasdaq approved CTI's application for the relisting of its common stock. Trading on such exchange resumed on September 23, 2011.

        The following table sets forth the high and low intra-day sales prices of CTI common stock, as reported by the Pink OTC Markets Inc. for the period of February 1, 2010 through September 22, 2011 and as reported by Nasdaq for the period of September 23, 2011 through January 2, 2013:

Year Ended January 31,	Period	Low	High
2011	02/01/10 - 04/30/10	$8.20	$9.85
	05/01/10 - 07/31/10	$7.05	$9.18
	08/01/10 - 10/31/10	$4.59	$8.07
	11/01/10 - 01/31/11	$6.56	$8.23
2012	02/01/11 - 04/30/11	$6.35	$7.62
	05/01/11 - 07/31/11	$7.18	$7.99
	08/01/11 - 10/31/11	$5.91	$7.65
	11/01/11 - 01/31/12	$5.90	$7.06
2013	02/01/12 - 04/30/12	$5.97	$6.94
	05/01/12 - 07/31/12	$5.29	$6.70
	08/01/12 - 10/31/12	$5.14	$6.63
	11/01/12 - 01/02/13	$2.99	$3.93

        CTI has not declared or paid any cash dividends on its equity securities and currently does not expect to pay any cash dividends in the near future. Any future determination as to the declaration and payment of dividends will be made by the CTI board of directors, in its discretion, and will depend upon CTI's earnings, financial condition, capital requirements and other relevant factors.

 COMPARATIVE PER SHARE DATA

        The historical net income (loss) per share from continuing operations and net book value per common share of Verint and CTI shown in the table below are derived from their unaudited consolidated financial statements as of and for the nine months ended October 31, 2012, Verint's audited consolidated financial statements for the year ended January 31, 2012 and CTI's audited consolidated financial statements for the fiscal year ended January 31, 2012. The pro forma comparative per share data for Verint common stock and CTI common stock was derived from the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus. The pro forma net book value per common share information as of October 31, 2012 was computed as if the merger had been completed on October 31, 2012. The pro forma equivalent information shows the effect of the merger from the perspective of an owner of CTI common stock. The information was computed by multiplying the pro forma combined income (loss) per share from continuing operations for the year ended January 31, 2012 and the nine months ended October 31, 2012, respectively, and pro forma combined net book value per common share as of October 31, 2012 by the exchange ratio specified in the merger agreement and described under "The Merger Agreement—The Merger—The Merger Consideration." You should read this information in conjunction with such pro forma financial statements and the related notes and with the historical financial information of Verint and CTI included or incorporated elsewhere into this joint proxy statement/prospectus, including Verint's and CTI's financial statements and related notes thereto.

        The pro forma shares outstanding as of October 31, 2012 assumes that (1) 219,257,343 shares of CTI common stock are converted into 28,662,220 shares of Verint common stock and (2) the 16,289,023 shares of Verint common stock currently held by CTI are canceled in connection with the completion of the merger.

        The historical net book values per common share are computed by dividing total stockholders' equity, before noncontrolling interests, by the number of shares of common stock outstanding at the end of the period. The pro forma net income (loss) per common share of the combined company is computed by dividing the pro forma net income (loss) from continuing operations by the pro forma weighted average number of shares outstanding. The pro forma net book value per common share of the combined company is computed by dividing total pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of the period.

        The pro forma data is not necessarily indicative of actual results had the merger occurred during the periods indicated and is not necessarily indicative of future operations of the combined entity.

	Verint		CTI
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent
As of and for the Nine Months Ended October 31, 2012 (Unaudited)
Net income (loss) per share from continuing operations:
Basic	$0.42	$0.18	$(0.18)	$0.02
Diluted	$0.41	$0.17	$(0.18)	$0.02
Net book value per common share	$4.77	$9.49	$2.03	$1.23
Shares outstanding as of October 31, 2012	40,095,375	52,468,572	219,257,343	N/A
As of and for the Year Ended January 31, 2012
Net income (loss) per share from continuing operations:
Basic	$0.58	$(0.40)	$(0.27)	$(0.05)
Diluted	$0.56	$(0.40)	$(0.27)	$(0.05)
Net book value per common share	$3.63	N/A	$2.02	N/A
Shares outstanding as of January 31, 2012	38,982,145	N/A	218,636,842	N/A

 COMPARATIVE MARKET VALUE OF COMMON STOCK

        Verint common stock and CTI common stock are listed for trading on Nasdaq under the symbols "VRNT" and "CMVT," respectively. The following table shows the closing prices per share of Verint common stock and CTI common stock as reported on August 10, 2012, the final trading day prior to the public announcement of the merger, and on January 2, 2013.

        This table also shows the implied value of the merger consideration for each share of CTI common stock, which was calculated by multiplying the closing price of Verint common stock on the relevant date by an estimated exchange ratio of 0.1298 shares of Verint common stock for each share of CTI common stock. The estimated exchange ratio assumes the issuance of approximately 28.6 million shares of Verint common stock in exchange for approximately 220.4 million shares of CTI common stock, which includes the impact of CTI's outstanding restricted awards. The actual exchange ratio at the closing date of the merger may differ from the estimated exchange ratio of 0.1298 assumed in this presentation, and will depend upon several amounts that will not be known until at or near the closing date of the merger, including the actual Target Amount, CTI's actual Net Worth Amount, the liquidation preference of Verint's preferred stock, the average of the daily volume weighted average of the trading prices of Verint common stock during the 20 consecutive trading days ending on the second trading day immediately prior to the closing date of the merger, and actual number of shares of CTI common stock to be exchanged.

	Closing price of Verint common stock	Closing price of CTI common stock	Implied value of merger consideration
As of August 10, 2012	$28.39	$5.70	$3.69
As of January 2, 2013	$30.29	$3.91	$3.93

 INFORMATION ABOUT THE PARTIES

Verint

        Verint is a global leader in Actionable Intelligence® solutions and value-added services. Verint's solutions enable organizations of all sizes to make more timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries—including over 85% of the Fortune 100—use Verint Actionable Intelligence solutions to capture, distill and analyze complex and underused information sources, such as voice, video and unstructured text.

        In the enterprise intelligence market, Verint's workforce optimization and voice of the customer solutions help organizations enhance customer service operations in contact centers, branches and back-office environments to increase customer satisfaction, reduce operating costs, identify revenue opportunities and improve profitability. In the security intelligence market, Verint's communications and cyber intelligence, video and situation intelligence and public safety solutions help government and commercial organizations in their efforts to protect people and property and neutralize terrorism and crime.

        Verint has established leadership positions in both the enterprise intelligence and security intelligence markets by leveraging its core competency in developing highly scalable, enterprise-class solutions with advanced, integrated analytics for both unstructured and structured information. Verint's innovative solutions are developed by approximately 1,000 employees and contractors in research and development, representing approximately one-third of Verint's total headcount, and are evidenced by more than 520 patents and patent applications worldwide, including over 60 allowed or granted patents worldwide for the year ended January 31, 2012. Verint offers a range of customer services, from initial implementation to consulting to ongoing maintenance and support, to maximize the value its customers receive from Verint's Actionable Intelligence solutions and allow Verint to extend its customer relationships.

        Verint's principal executive offices are located at 330 South Service Road, Melville, New York 11747. Its telephone number at that address is (631) 962-9600. Its website is www.verint.com. The information contained on, or that can be accessed through, its website is not part of this joint proxy statement/prospectus, and you should not rely on any such information in making a decision regarding the merger.

Merger Sub

        Victory Acquisition I LLC, a Delaware limited liability company, is a direct wholly owned subsidiary of Verint that was formed on August 6, 2012 specifically for the purpose of completing the merger. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the transactions.

        Merger Sub's principal executive offices are located at 330 South Service Road, Melville, New York 11747. Its telephone number at that address is (631) 962-9600.

CTI

        On September 19, 2012, CTI contributed its interest in Starhome to Comverse and on October 19, 2012 the Starhome disposition was consummated. On October 31, 2012, CTI completed the Comverse distribution, in which CTI distributed 100% of the outstanding shares of Comverse, a previously wholly owned subsidiary of CTI, to CTI shareholders of record as of October 22, 2012. As a result, CTI is now a holding company whose assets consist primarily of its controlling equity interest in Verint. Upon completion of the merger, CTI will merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Verint. The separate corporate existence of CTI will cease and Merger Sub will succeed to and assume all the rights and obligations of CTI.

        CTI's principal executive offices are located at 810 Seventh Avenue, New York, New York 10019 and its telephone number at that location is (212) 739-1000.

 THE MERGER

        This section of the joint proxy statement/prospectus describes the material aspects of the merger. This section may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus and the documents incorporated herein by reference, including the full text of the merger agreement, which is attached as Annex A, for a more complete understanding of the merger. In addition, important business and financial information about each of Verint and CTI is incorporated into this joint proxy statement/prospectus by reference and is included in the Annexes hereto. See "Where You Can Find More Information."

Terms of the Merger

        On August 12, 2012, Verint and CTI entered into the merger agreement, providing for the merger, upon the terms and subject to the conditions set forth in the merger agreement, of CTI with and into Merger Sub, a wholly owned subsidiary of Verint. At the completion of the merger, each share of CTI common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive new shares of Verint common stock at an exchange ratio specified in the merger agreement and described under "The Merger Agreement—The Merger—The Merger Consideration." The merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Background of the Merger

        From time to time over the past several years, CTI and Verint have engaged in strategic discussions regarding possible transactions and structures to separate Verint from CTI. These exploratory discussions did not progress for a variety of reasons but provided a background and historical context for potential future discussions.

        Along these lines, the board of directors and management of CTI over the past several years have spent significant time considering strategic options for CTI as a whole or its businesses, including whether the continuation of CTI as a stand-alone company or a possible sale or combination between a third party and CTI or one or more of its subsidiaries would better enhance stockholder value. In particular, the CTI board of directors and management have explored strategic alternatives that would eliminate the inefficiencies and costs associated with maintaining a public holding company, including a sale of CTI as a whole, a sale of Comverse as a whole or its value-added services ("VAS") and business support services ("BSS") business units separately, a sale of Verint, a sale of CTI's stake in Verint or, following a sale or other disposition of Comverse, a sale of CTI in conjunction with a contemporaneous sale of Verint or a combination of CTI and Verint.

        From January 2010 to December 2011, the CTI board of directors held 36 meetings at which it discussed one or more of these strategic options. In particular, in June 2010, the CTI board of directors approved the initiation of a sales process and directed Goldman Sachs, CTI's financial advisor, to approach specified potential acquirors and partners for strategic transactions to determine their interest in acquiring CTI as a whole and/or Comverse. In connection with this process, the CTI board of directors established a Strategic Alternatives Committee (the "CTI strategic committee") comprised entirely of independent directors to more efficiently review and evaluate offers and to ensure a proper process in any potential sale or other disposition of CTI and/or its subsidiaries. At the instruction of the CTI board of directors and the CTI strategic committee, Goldman Sachs conducted a process pursuant to which 20 potential bidders, both strategic and financial buyers, were invited to review evaluation materials relating to CTI and its business and to make a bid to acquire CTI as a whole or Comverse. In addition, during this time, ten unsolicited bids were received. Of all of these potential bidders, one bidder made a non-binding bid for CTI as a whole and one bidder made a bid for Comverse pursuant to an oral non-binding indication of interest, each of which was subject to significant diligence.

        In light of CTI board of directors' and management's knowledge of the relevant markets, and in consultation with Goldman Sachs, the CTI board of directors considered and rejected the limited offers that had been received. The CTI board of directors determined that there was limited interest by potential third-party acquirors in acquiring both Comverse and CTI's interest in Verint through an acquisition of CTI (especially in light of the fact that Comverse and Verint have separate, unrelated businesses). The CTI board of directors also believed that the sales process was adversely affected by the fact that CTI was not current in its reporting obligations under the U.S. federal securities laws during such sales process, which created significant risks to consummating any sale transaction. The CTI board of directors determined not to pursue any such transaction until CTI's securities compliance issues were nearly remedied.

        Following completion of CTI's efforts to become current in its reporting obligations under the U.S. federal securities laws, the CTI board of directors determined to reinstitute a sales process for Comverse. As directed by the CTI board of directors on September 7, 2011, Goldman Sachs conducted a process pursuant to which 48 potential bidders, both strategic and financial buyers, were invited to review evaluation materials relating to Comverse and its business and to make a bid to acquire Comverse as a whole. On December 8, 2011, the CTI board of directors determined that it had not received meaningful indications of interest for a sale or other disposition of Comverse and the sales process was terminated. The CTI board of directors also considered the possibility of selling or otherwise disposing of Comverse's VAS and BSS business units separately, as their respective attributes might appeal to different acquirors. The CTI board of directors determined, however, that such a separation would be costly, take a significant amount of time to accomplish and that either or both businesses might be materially and adversely affected by such a separation. For more a detailed discussion of the reasons the CTI board of directors abandoned the foregoing sales processes, see "—CTI's Reasons for the Merger—Strategic Alternatives."

        On January 5, 2012, the CTI board of directors reconvened to consider CTI's strategic alternatives in light of the abandoned Comverse sales process. At that meeting, at the request of the CTI board of directors, representatives of Goldman Sachs reviewed with the CTI board of directors various potential structural alternatives available to CTI other than a sale of CTI or Comverse to a strategic or financial buyer. Goldman Sachs had previously reviewed these structural alternatives with the CTI board of directors over the course of its engagement since January 2010. These alternatives included a Comverse distribution and the elimination of CTI's holding company structure through either a sale of Verint with a contemporaneous sale of CTI or through a combination of CTI and Verint. Representatives of Milbank, Tweed, Hadley & McCloy LLP ("Milbank"), counsel to CTI, reviewed various legal requirements associated with a Comverse distribution and a possible subsequent merger with Verint, including the fiduciary duties applicable to each such transaction. The directors reached a consensus that CTI should pursue a Comverse distribution and directed CTI's management to prepare an appropriate press release and related "Q&A" for their review.

        On January 11, 2012, CTI publicly announced its intention to spin-off Comverse by distributing 100% of the shares of Comverse to CTI shareholders on a pro rata basis and to explore alternatives to eliminate its holding company structure either simultaneously with or shortly after the Comverse distribution. Shortly after this announcement, Charles Burdick, the Chairman and Chief Executive Officer of CTI, separately contacted each of Dan Bodner, the Chief Executive Officer of Verint, and a representative of Centerview Partners LLP ("Centerview"), a financial advisor to Verint, to indicate that CTI was interested in pursuing the elimination of the holding company structure of CTI and Verint. Mr. Burdick suggested a meeting among representatives of Centerview, Goldman Sachs and Rothschild to discuss the feasibility of such a potential transaction.

        On January 13, 2012, at the direction of the CTI board of directors, representatives of Goldman Sachs and Rothschild contacted representatives of Centerview to discuss a potential sale process for Verint utilizing various structural alternatives and a proposed timeline. At the request of the CTI board of directors, CTI's financial advisors also provided a list of potential acquirors to consider contacting in connection with such a sale. During the following weekend, Mr. Bodner contacted Mr. Burdick and expressed Verint management's concern with the focus of the financial advisor meeting on pursuit of a Verint sale process. Mr. Burdick clarified that no decision had been made by the CTI board of directors with respect to its interest in Verint and that CTI was exploring a variety of alternatives. On January 15, 2012, representatives of Verint management, Centerview and Jones Day, counsel to Verint, met with the Verint independent directors to apprise them of recent developments.

        On January 17, 2012, at a meeting of the CTI board of directors, Mr. Burdick summarized the January 13, 2012 conference call among representatives from Goldman Sachs, Rothschild and Centerview. After a full discussion, the CTI board of directors instructed CTI management and its advisors to continue to pursue a transaction with Verint.

        On January 19, 2012, the Verint board of directors met and established a special committee comprised of Messrs. Victor DeMarines, Larry Myers and Howard Safir to evaluate and to engage in discussions and/or negotiations with CTI with respect any potential transaction involving Verint and CTI. The Verint special committee retained Loeb & Loeb LLP ("Loeb") as its legal advisor and Mr. DeMarines was designated as its Chairman.

        On February 3, 2012, representatives of Verint, CTI and their respective financial advisors met to discuss an overview of the CTI strategic process. Verint management and its financial and legal advisors met with the Verint special committee and its legal advisors in advance of this meeting to ensure Verint management had clear guidance from the Verint special committee as to its views on meetings with CTI and its advisors.

        Throughout February 2012, the legal advisors to Verint, the Verint special committee and CTI and the respective financial advisors of Verint and CTI had discussions regarding various tax and structural issues relating to the contemplated Comverse distribution, the strategic alternatives being discussed among the parties regarding the elimination of CTI's holding company structure, and the nature of diligence that would be required as part of the exploration of such strategic alternatives.

        On February 5, 2012, the Verint special committee met with Loeb and authorized its Chairman to deliver a letter to CTI expressing the Verint special committee's commitment to work expeditiously in accordance with the authority granted to it by the Verint board of directors to consider any proposals by CTI, while clarifying that Verint management was not authorized to participate in third-party meetings or discussions regarding a sale of Verint until such time, if ever, that the Verint special committee and/or Verint board of directors determined to explore the possible sale of Verint. The Verint special committee also authorized the commencement of a selection process to retain an independent investment banking firm to serve as financial advisor to the Verint special committee and a public relations consultant for the Verint special committee. Thereafter, the Verint special committee retained Sard Verbinnen & Co. ("Sard") as its communications consultant.

        On February 6, 2012, at a meeting of the CTI board of directors, members of CTI management provided an overview of the proposed Comverse distribution. Also at this meeting, at the request of the CTI board of directors, representatives of Goldman Sachs and Rothschild updated the CTI board of directors on the February 3, 2012 meeting with Verint's management and advisors.

        On February 8, 2012, the Verint special committee received a letter from Mr. Burdick stating that the intention of the CTI board of directors was to work cooperatively with Verint management and the Verint board of directors.

        On February 10, 2012, Verint provided a diligence request list to CTI.

        Between February 10, 2012 and February 14, 2012, the Verint special committee and Loeb met with representatives of four investment banking firms in connection with its selection process to retain an independent financial advisor. On February 14, 2012, the Verint special committee met with representatives of Verint management, Loeb, Jones Day, Centerview and Sard to preview a presentation Verint's management had been requested to make to the CTI board of directors later that day. The Verint special committee and management discussed process and the Verint special committee provided parameters to Verint management in connection with its presentation to the CTI board of directors.

        On February 14, 2012, representatives of Verint's and CTI's respective financial advisors met to discuss the strategic alternatives being considered by CTI. Representatives of Verint management and Jones Day attended a portion of a meeting of the CTI board of directors later that day, and Mr. Bodner made a presentation regarding considerations and potential risks associated with the strategic alternatives being considered by the CTI board of directors. Later that same day, the CTI board of directors met with its financial advisors and was provided an update regarding discussions with representatives of Verint.

        On February 21, 2012, the CTI strategic committee convened a meeting to discuss the status of ongoing Verint discussions and next steps with respect to the strategic alternatives being considered.

        Between February 15, 2012 and February 25, 2012, representatives of CTI and Verint, their respective financial and legal advisors and Loeb participated in a number of conference calls and meetings to establish a process to consider strategic alternatives. In addition, the parties exchanged due diligence requests and discussed legal, regulatory, tax and other relevant considerations with respect to the strategic alternatives. On February 25, 2012, the CTI board of directors met to discuss and finalize a letter to be sent from the CTI strategic committee to the Verint special committee and the Verint board of directors stating the reasons it believed that the initiation of an exploratory sales process to solicit third-party interest in Verint was important in assessing CTI's strategic alternatives. Following presentations by its legal and financial advisors regarding the considerations relevant to a sales process of Verint as well as considering views expressed by Mr. Bodner, who was invited to attend this meeting, the CTI strategic committee delivered to the Verint special committee the aforementioned letter requesting that the Verint board of directors explore a sales process for Verint.

        In response to this letter, on February 27, 2012, the Verint special committee met telephonically with representatives of Loeb, and for portions of the meeting, with a representative of Verint management and Verint's legal and financial advisors. Mr. Bodner reviewed historical strategic discussions related to Verint, including prior interactions with potential counterparties undertaken to assess the interest level for and potential valuation of Verint in the context of a sale process. In addition, representatives of Centerview briefed the Verint special committee on their recent meeting with CTI's financial advisors during which CTI's financial advisors described a potential sale process considered by CTI. On February 28, 2012, the Verint special committee responded to the CTI strategic committee's letter, restated its view that it would be premature to solicit indications of interest from third parties with respect to a potential sale of Verint and reiterated outstanding diligence requests.

        On February 29, 2012, the Verint special committee selected Citigroup to serve as its independent financial advisor.

        On March 1, 2012, the CTI board of directors met to discuss the Verint special committee's response to its prior letter and, in consultation with its financial and legal advisors, considered its strategic alternatives.

        On March 5, 2012, at a meeting of the CTI board of directors, Mr. Burdick advised the directors of his meeting with the chief executive officer of a strategic third-party ("Bidder A") who expressed an interest in acquiring Comverse's BSS business unit but did not submit any proposal.

        On March 6, 2012, the Verint special committee met with its legal and financial advisors to discuss process, strategy and diligence issues and retained Ashby & Geddes, P.A., as its special Delaware counsel. Representatives of Verint management and Centerview met with representatives of CTI and its financial advisors at the direction of the Verint special committee to discuss structuring considerations, including an upstream versus downstream merger, a spin-off of Verint, a spin-off followed by a sale of Verint, and the outstanding diligence requests. The Verint special committee and its legal and financial advisors also met with Verint management and Verint's legal and financial advisors for the purpose of reviewing Verint management's perspectives regarding the risks associated with a sale process. Immediately following these meetings, the Verint special committee and the CTI strategic committee met, together with their respective counsel, to discuss their respective views on the design of a potential process for the sale of Verint.

        Between March 7, 2012 and March 19, 2012, numerous conference calls and meetings were conducted among the various constituents to consider materials prepared by the Verint and CTI management teams, due diligence materials and diligence requests, and issues related to a potential Verint strategic process.

        On March 8, 2012 and March 11, 2012, the CTI board of directors held two meetings to discuss with its financial and legal advisors an executable process for a potential sale of Verint.

        On March 11, 2012, the Verint board of directors met to discuss the ongoing Verint strategic process and matters that potentially could impact the timing of any proposed strategic alternative involving Verint.

        On March 12, 2012, there was a special meeting of the Verint board of directors convened by its Chairman at which he described the process CTI believed would achieve a successful separation of Verint and the CTI holding company for both Verint and CTI shareholders. Roles and responsibilities of the various parties and the need for certain information were discussed but no formal action was taken with respect to this proposed process.

        On March 13, 2012, CTI's management, Verint's management and their respective financial advisors met to review Verint's history of contacts with potential acquirors and their perspectives on the risks associated with a sales process.

        On March 16, 2012, the CTI board of directors, in CTI's capacity as the controlling stockholder of Verint, determined to propose a change in composition of the Verint board of directors such that each of Charles Burdick, John Bunyan and Paul Baker, officers of CTI, would resign from the Verint board of directors, and that each of Augustus Oliver, Theodore Schell and Mark Terrell, members of the CTI board of directors and CTI strategic committee, would be considered for appointment to the Verint board of directors. In furtherance of the foregoing, on March 18, 2012, at a duly convened meeting of the Verint board of directors following a meeting of its governance and nominating committee, the resignations of each of Messrs. Burdick, Bunyan and Baker from the Verint board of directors were accepted and each of Messrs. Oliver, Schell and Terrell were appointed to fill the vacancies resulting from such resignations. On March 20, 2012, CTI filed an amendment to its Schedule 13D related to Verint to report such changes in the composition of the Verint board of directors.

        On March 16, 2012, at a meeting of the CTI board of directors, Mr. Burdick provided an update regarding a recent meeting with the chief executive officer of Bidder A, at which Bidder A's chief executive officer continued to express an interest in Comverse's BSS business unit.

        Over the next few weeks, representatives of management of each of CTI and Verint and the respective financial advisors of each of Verint, CTI and the Verint special committee met at the direction of the Verint special committee to discuss due diligence and the exploration of strategic alternatives with respect to Verint, including the various business and financial considerations with respect to the potential Comverse distribution and its interplay with a potential sale of Verint.

        On March 23, 2012, a regular quarterly meeting of the Verint board of directors was held at which Verint management provided an update on recent discussions with CTI management and Mr. DeMarines reviewed the status of discussions among members of the Verint special committee.

        On March 27, 2012, representatives of Loeb and the independent directors of Verint received separate telephone calls from representatives of Cadian Capital during which Cadian Capital expressed its concerns regarding CTI's desire to potentially explore a sale of Verint.

        On March 28, 2012, Cadian Capital announced its nomination of four independent director nominees to the CTI board of directors for the upcoming annual meeting of shareholders of CTI to be held on June 28, 2012. At a telephonic meeting of the Verint special committee later that day, the Verint special committee discussed with its legal and financial advisors the potential impact that the proxy contest at CTI could have on the timing and process of any potential sale or other strategic transaction involving CTI and/or Verint.

        On March 28, 2012, at a meeting of the CTI board of directors, the directors, along with CTI's financial and legal advisors, discussed the status of ongoing discussions relating to the Comverse distribution and strategic options relating to Verint as well as the Cadian Capital nomination.

        In early April, management of Verint and CTI, as well as their respective financial advisors and the Verint special committee's financial advisor, discussed the status of the CTI strategic assessment process and parameters for a possible transaction involving Verint to be presented to the Verint special committee and the Verint and CTI boards of directors for their consideration.

        On April 2, 2012, at a meeting of the CTI board of directors, the CTI board of directors further considered the potential Verint transaction. Additionally, the CTI board of directors discussed a letter received from Bidder A expressing its interest in acquiring the Comverse BSS business unit, which letter did not indicate a valuation for this business but requested access to diligence to refine its interest.

        On April 9, 2012, at a meeting of the CTI board of directors, the CTI board of directors, along with its financial and legal advisors, further discussed Bidder A's letter. In light of that letter's absence of a proposed valuation despite Bidder A's due diligence conducted to date, CTI management's and its financial advisors' knowledge of CTI, as well as CTI's desire not to further unnecessarily delay the proposed Comverse distribution or other disposition of Comverse, the CTI board of directors instructed management to inform Bidder A that at such time CTI was not interested in any proposed transaction involving a sale of Comverse's BSS business unit and instead intended to focus on the proposed Comverse distribution.

        On April 23, 2012, at a meeting of the CTI board of directors, CTI's management made a presentation regarding the proposed Comverse distribution and negotiations related to a Verint sale.

        On April 25, 2012, the CTI board of directors, along with its financial and legal advisors, met to discuss the potential strategic options involving Verint, and the interplay of such options with the proposed Comverse distribution.

        Also, in late April 2012, Verint management provided certain information relating to Verint to representatives of its financial advisors and CTI's and the Verint special committee's financial advisors at Verint's headquarters.

        On April 25, 2012, following a meeting of the Verint special committee and its legal and financial advisors, the Verint special committee delivered a letter to the CTI strategic committee in which it stated that, although it would be amenable to a limited market check with respect to a possible sale of Verint , the Verint special committee would object to a broad auction process for the sale of Verint. The letter also noted the Verint special committee's interest in exploring a potential collapse or share exchange transaction as well as the potential redemption of the Verint preferred stock held by CTI and other structures that would reduce, monetize or eliminate CTI's voting control of Verint.

        On April 26, 2012, in response to the Verint special committee's letter from the previous day, the CTI strategic committee sent a letter to the Verint special committee clarifying that it was not necessarily seeking a broad auction process but was intent on a process that is conducted in a manner that allows the CTI strategic committee to make an informed judgment as to the price likely to be paid. The letter also indicated that the CTI strategic committee was willing to consider a share exchange transaction and had asked CTI's investment advisors to explore possible terms for such a transaction in conjunction with discussions on the design of a sales process.

        On April 27, 2012, at the request of the CTI board of directors, CTI's financial advisors furnished to the Verint special committee an illustrative non-binding term sheet with respect to a potential collapse of CTI into Verint through a merger transaction providing for an exchange ratio range of 0.143 to 0.149 shares of Verint common stock per share of CTI common stock, an exchange ratio range which would result in a 55.9% to 56.9% pro forma ownership of Verint by CTI shareholders upon closing.

        After receipt of the April 27, 2012 term sheet, the Verint special committee met with its financial and legal advisors on April 29, 2012, May 1, 2012 and May 3, 2012 to discuss the Verint special committee's proposed response. As part of these discussions, the Verint special committee discussed the financial aspects of the proposed exchange ratio and associated premium with its financial advisor. In pursuing a potential transaction with CTI, the Verint special committee determined, following consultation with its legal and financial advisors, that it would be beneficial to Verint and its stockholders, other than CTI, to eliminate the controlling interest held by CTI and in structuring a transaction with CTI, prioritized structures and procedures intended to accomplish this elimination of controlling interest in the event CTI was unable to consummate the proposed transaction. The types of protections considered by the Verint special committee to reduce Verint's risk in the event CTI did not consummate the transaction included (i) the ability of Verint to repurchase the Verint preferred stock owned by CTI followed by an agreed upon reduction of CTI's equity interest in Verint, (ii) the proportionate reduction in CTI representation on the Verint board of directors to the extent that CTI's equity position in Verint were reduced, and (iii) the ability of Verint to issue additional equity without obtaining the consent of CTI. The Verint special committee was also of the view that following the consummation of any merger of CTI into Verint, the Verint board of directors should be comprised of a majority of independent directors. The Verint special committee discussed the risks of a potential failure by CTI to complete a proposed transaction in light of the pending proxy contest at CTI as well as the risks associated with completion of CTI's previously announced proposed Comverse distribution. The Verint special committee instructed its financial advisor to convey to CTI's financial advisors that it would be a condition to the Verint special committee's willingness to engage in further discussions with CTI regarding the potential merger transaction that CTI agree to the inclusion in any such transaction of certain mandatory risk mitigation provisions considered by the Verint special committee, including, but not limited to, governance rights relating to the Verint board of directors, repurchase rights with respect to the Verint preferred stock and Verint common stock held by CTI and indemnification obligations of CTI or Comverse, as applicable, to Verint.

        Following these discussions, the Verint special committee's legal and financial advisors prepared a non-binding summary of terms to be presented on behalf of the Verint special committee to CTI in response to the April 27, 2012 term sheet.

        On April 30, 2012, CTI filed with the SEC a letter to its shareholders indicating that CTI was pursuing the Comverse distribution because it had determined that pursuit of other strategic options was constrained by structural complexity and stating, with respect to its interest in Verint, that CTI was seeking to maximize the value of its holdings in Verint through a sale of Verint, a merger or a sale of

CTI. The SEC filing also indicated that CTI was in active discussions with Verint management and independent directors. Following review of the April 30, 2012 letter, Verint's management and legal and financial advisors were apprised of the discussions between the Verint special committee and its advisors and CTI and its advisors.

        On May 8, 2012, the Verint special committee's advisors delivered a non-binding summary of terms to CTI's advisors, which did not contain the number of shares of Verint common stock that would be exchanged for each share of CTI common stock. Over the next few days, representatives of CTI's and the Verint special committee's respective financial advisors engaged in discussions regarding the terms proposed by the Verint special committee.

        On May 14, 2012, at a meeting of the CTI board of directors, members of the CTI board of directors, along with CTI's financial and legal advisors, discussed the status of the ongoing negotiations with the Verint special committee and its advisors as to the possible merger transaction as evidenced by the exchange of various term sheets between the parties. A discussion also ensued regarding the proposed Comverse distribution.

        On May 15, 2012, following numerous conversations with CTI's management and individual members of the CTI board of directors, representatives of CTI's financial advisors, at the request of the CTI board of directors, furnished to representatives of the Verint special committee's financial advisor certain modifications proposed by CTI to such terms.

        Following receipt of these modified terms, on May 16, 2012, the Verint special committee met with its legal and financial advisors to discuss CTI's recent communication and its proposed response. At this meeting, the Verint special committee's financial advisor discussed various financial considerations regarding the exchange ratio and associated premium, including certain sensitivities. The Verint special committee concluded that its response should include proposed exchange ratios with respect to the Verint common stock and Verint preferred stock in order to initiate a meaningful dialogue between the parties regarding economic terms.

        On May 18, 2012, at the direction of the Verint special committee, a revised term sheet was furnished by representatives of the Verint special committee's financial advisor to representatives of CTI's financial advisors that proposed a premium of $22.5 million with respect to the Verint common stock owned by CTI and $5 million with respect to the Verint preferred stock owned by CTI, with the premium being expressed in terms of dollars rather than a number of shares of Verint common stock in order to provide Verint with certainty as to the value of the premium. In response thereto, the Verint special committee proposed that the premium be reduced over time if the closing of the transaction were delayed and included certain revisions to the terms of the proposed Verint preferred stock repurchase provisions while maintaining a mechanism to reduce CTI's controlling stake in Verint and change the composition of Verint's board in the event that the proposed merger transaction did not close following the execution of definitive transaction documents. The Verint special committee also proposed that an independent auditing firm be retained to conduct financial due diligence on CTI and Comverse.

        Later that week, on May 21, 2012, representatives of CTI and its advisors and the Verint special committee's advisors held a telephonic meeting to discuss CTI's concerns with certain of the proposed terms contained in the May 18, 2012 term sheet, as well as various timing and procedural matters with respect to the proposed Comverse distribution and Verint transactions.

        On May 21, 2012, representatives of CTI and its advisors and the Verint special committee's advisors held a telephonic meeting to further discuss material terms of a proposed Verint and CTI merger transaction, including the proposed exchange ratio, indemnification obligations and Verint's proposed preferred stock repurchase right.

        On May 22, 2012, the Verint special committee met with its advisors to continue to review and discuss the issues raised in the May 21, 2012 telephonic meeting. After discussion, the Verint special committee instructed its advisors to prepare a revised term sheet in response to various issues previously raised by CTI.

        On May 23, 2012, after discussion and review of the revised term sheet, the Verint special committee instructed its financial advisor to send the revised term sheet to CTI's financial advisors.

        On May 24, 2012, the CTI board of directors convened a meeting with its financial and legal advisors to discuss the May 23, 2012 term sheet received from Verint and potential responses thereto.

        On May 30, 2012, at a meeting of the CTI board of directors, CTI's financial advisors provided an update to the CTI board of directors regarding the ongoing discussions between CTI's financial advisors and the Verint special committee's financial advisor with respect to the possible merger being explored between Verint and CTI as well as the proposed Comverse distribution.

        On May 31, 2012, CTI filed a Form 8-K with the SEC disclosing that it had entered into a settlement agreement with Cadian Capital pursuant to which the parties agreed, among other things, to take various actions with respect to the composition of the boards of directors of each of Verint, CTI and Comverse. With respect to the Verint board of directors, the settlement agreement provided Cadian Capital with the right to designate three nominees to the Verint board of directors. Cadian Capital also agreed to vote all of its shares of CTI common stock and Verint common stock in favor of a proposed merger of CTI and Verint, provided that such merger was on terms and conditions that, in the reasonable business judgment of Cadian Capital acting in good faith, were fair and reasonable to, and in the best interests of, both CTI shareholders and Verint stockholders.

        On June 1, 2012, CTI's and the Verint special committee's respective financial advisors met to discuss the May 23, 2012 term sheet sent to CTI by Verint. Also, on June 1, 2012, at a regularly scheduled meeting of the Verint board of directors, the Chairman of the Verint special committee reported that the Verint special committee had provided a term sheet for CTI's consideration. A member of the CTI strategic committee, who is also a director of Verint, reported that CTI and its advisors were reviewing the term sheet and that CTI was interested in moving forward with the proposed merger transaction expeditiously.

        On June 4, 2012, CTI delivered a revised term sheet that included CTI's request for a 4.5 million share premium with respect to the Verint common stock owned by CTI (equal to $123.75 million at the then current market value) and a 1.5 million share premium with respect to the Verint preferred stock owned by CTI (equal to $41.25 million at the then current market value).

        On June 5, 2012, the Verint special committee's financial and legal advisors spoke by telephone with CTI and its advisors during which the Verint special committee expressed its concerns with respect to certain of the terms contained in CTI's June 4, 2012 term sheet.

        On June 5, 2012 and June 6, 2012, the Verint special committee met with its legal and financial advisors to discuss CTI's requested revisions and discussed strategy for moving forward.

        On June 7, 2012, CTI filed preliminary proxy materials with the SEC with respect to its proposed Comverse distribution.

        On June 18, 2012, the Verint special committee met with its legal and financial advisors. Mr. Bodner had contacted individual members of the Verint special committee to inform them of recent communications that he had with representatives of the CTI board and its management and certain of Verint's stockholders. Mr. Bodner was asked to join a portion of this meeting to update the Verint special committee as a group with respect to these stockholder communications. Mr. Bodner also updated the Verint special committee on the status of the Cadian Capital board designation and nomination process contemplated by its settlement with CTI. Mr. Bodner reported that Mr. Oliver had contacted him and advised him that it was the desire of CTI to advance the negotiations with respect to a potential transaction in which CTI would merge with Verint. Mr. Bodner also reported that he had received calls from a number of Verint stockholders expressing support for a potential merger of CTI into Verint. Following Mr. Bodner's departure from the meeting, the Verint special committee discussed with its legal and financial advisors its position with respect to the premium as well as risk mitigation provisions (e.g., indemnity, termination fee, preferred stock repurchase and voting and board composition) issues that remained between the Verint special committee and CTI. After the meeting, at the direction of the Verint special committee, its advisors sent a summary of material outstanding issues to CTI's advisors.

        On June 19, 2012, at the direction of the CTI board of directors, representatives of CTI's financial advisors provided to representatives of the Verint special committee's financial advisor CTI's response to the issues summary. In addition, Verint's Chief Legal Officer advised the Verint special committee, its advisors and Verint's legal advisor that he had been contacted by CTI's General Counsel and had been informed that (i) CTI's proposed timeline for the consummation of the proposed Comverse distribution contemplated consummation on October 31, 2012, (ii) CTI's preference was to consummate the proposed Comverse distribution simultaneous with the proposed merger with Verint, and (iii) it was CTI's belief that to meet this objective, Verint and CTI would need to reach agreement with respect to a potential merger transaction by no later than June 25, 2012. CTI prepared a timeline based on the foregoing parameters and provided it to the Verint special committee, Verint and their respective advisors.

        On June 20, 2012, at a meeting of the CTI board of directors, Mr. Burdick advised the CTI board of directors that CTI had received written indications of interest for Comverse from Bidder A and a third-party financial buyer ("Bidder B"), respectively. A representative of Goldman Sachs informed the CTI board of directors that, based on previous strategic discussions by, and directions from the CTI board of directors, Goldman Sachs had advised Bidder A's representatives that CTI was open to evaluating proposals for value-creating opportunities for Comverse, but in light of the commitment to the plan for the Comverse distribution, such proposals should demonstrate appropriate value creation levels and certainty of consummation that justify distracting the progress being made to implement the Comverse distribution. The CTI board of directors discussed the indications of interest from both Bidder A and Bidder B with its financial and legal advisors and, given the level of uncertainty and risks embedded in the proposals from both such bidders, the CTI board of directors instructed its financial advisors to inform both such bidders that their proposals would not justify consideration by the CTI board of directors.

        Over the next several days, with the consent of the Verint special committee, representatives of Verint management and Jones Day had discussions with representatives of CTI management and Milbank seeking clarity with respect to the Comverse distribution timeline and the feasibility of consummating a potential merger transaction with Verint on such a proposed timeline.

        During that same period of time, the Verint special committee and its advisors met to discuss CTI's response to the issues summary, as well as the timeline that had been proposed by CTI. On June 20, 2012, the Verint special committee discussed with its advisors the status of the potential merger transaction and recent communications between the parties' respective advisors, concluding that the parties should first agree in principle on the premium amount and structure before advancing to definitive transaction documentation. On June 21, 2012 at the instruction of the Verint special committee, its advisors discussed with CTI's advisors a revised issues summary, which was delivered to CTI on June 22, 2012. The revised issues summary included a premium to be negotiated in the $25-$35 million range, and advised CTI and its advisors of the Verint special committee's desire to commence discussions with respect to the premium immediately. The Verint special committee also informed its advisors of its desire to retain KPMG LLP ("KPMG") to conduct financial, tax and accounting due diligence on CTI on behalf of the Verint special committee and Verint and directed its advisors to contact KPMG accordingly.

        On June 21, 2012, CTI's financial advisors, based on instructions from the CTI board of directors, responded to the June 20, 2012 issues summary, which included CTI's proposal for a premium consisting of 1.5 million shares of Verint common stock with respect to the Verint common stock owned by CTI (equal to approximately $42.5 million at the then-current market value), and 750,000 shares of Verint common stock with respect to the Verint preferred stock owned by CTI (equal to approximately $21.25 million at the then-current market value of the shares of Verint common stock into which such Verint preferred stock was then convertible). During conversations between the Verint special committee's and CTI's respective financial advisors that day, representatives of the Verint special committee's financial advisor reiterated the Verint special committee's position that the premium be expressed in terms of dollars and informed representatives of CTI's financial advisors that the proposal with respect to the premium contained in CTI's June 21, 2012 response remained too high. Representatives of CTI's financial advisors informed the representatives of the Verint special committee's financial advisor that CTI was willing to consider a premium of either $45 million or 1.25 million shares of Verint common stock (equal to $35.43 million at the then-current market value). Later that day, the Verint special committee met with its advisors to discuss CTI's most recent response and premium proposal. The Verint special committee again rejected CTI's proposal and reiterated its belief that any premium should be expressed in terms of dollar value rather than in terms of a number of shares. The Verint special committee's financial advisor then reviewed with the Verint special committee the financial aspects of the exchange ratio and associated premium in light of various precedent transactions. The Verint special committee considered proposing a range to CTI within which both parties would agree to continue their negotiations regarding the premium for the Verint common stock and Verint preferred stock owned by CTI. The Verint special committee determined that, if CTI agreed to negotiate a premium solely within an agreed upon range, the Verint special committee would be willing to instruct Verint and its legal counsel to commence preparation of definitive transaction documentation and due diligence. Following these discussions, and taking into account the potential advantages of the transaction to Verint and its stockholders, the Verint special committee instructed its financial advisor to convey its willingness to commence diligence and prepare definitive transaction documents if CTI agreed to limit negotiations with respect to the premium to a $25-$35 million dollar-based range for the Verint common stock and Verint preferred stock owned by CTI.

        On June 22, 2012, representatives of the Verint special committee's financial advisor delivered the aforementioned message to representatives of CTI's financial advisors. Following discussions with, and instruction from, the CTI board of directors, representatives of CTI's financial advisors informed representatives of the Verint special committee's financial advisor that CTI was willing to negotiate the premium within the proposed range. Throughout the weekend, representatives of Jones Day, Loeb, Milbank and Verint and CTI management engaged in discussions regarding outstanding due diligence requests and the preparation of the definitive transaction documentation.

        On June 25, 2012, the Verint special committee, Verint and their respective advisors were granted access to an online data room established by CTI for the purpose of facilitating due diligence. Between June 25, 2012 and July 3, 2012, representatives of Jones Day, KPMG and certain members of Verint management as well as the Verint special committee and its advisors participated in a series of conference calls with representatives of CTI and its advisors with respect to due diligence items. During that same period, Jones Day prepared initial drafts of the transaction documents and reviewed these drafts with Verint management and Loeb, who in turn reviewed them with the Verint special committee and its financial advisor. On July 2, 2012, the Verint special committee and Verint jointly retained KPMG to perform due diligence with respect to CTI and Comverse.

        On June 28, 2012, at a meeting of the CTI board of directors, representatives of CTI's financial advisors provided the CTI board of directors with an update regarding the Comverse distribution and the status of a possible merger of CTI and Verint.

        On July 2, 2012, the Verint special committee met with its legal and financial advisors to discuss (i) the ongoing due diligence process, including the scope of due diligence work to be performed with respect to CTI's proposed Comverse distribution, and (ii) the status of the draft transaction documents.

        On July 3, 2012 and July 4, 2012, initial drafts of the transaction documents were distributed by Jones Day to CTI and its advisors, which documents contained various risk mitigation provisions previously proposed by the Verint special committee including, but not limited to, governance rights relating to the Verint board of directors, repurchase rights with respect to the Verint preferred stock and Verint common stock held by CTI and indemnification obligations of CTI or Comverse, as applicable, to Verint.

        Between July 5 and July 13, 2012, Verint and its advisors and the Verint special committee and its advisors continued their due diligence.

        On July 9, 2012, at a meeting of the CTI board of directors, the CTI board of directors discussed the fact that Bidder A and Bidder B had resubmitted their original indications of interest with the only material change being a due diligence period shortened by two weeks. The CTI board of directors, following a discussion with its advisors and in light of the relative merits of the proposed Comverse distribution and merger transaction with Verint, instructed its financial advisors to respond to Bidder A and Bidder B that it was not willing to pursue their proposed transactions at that time. Pursuant to the terms of the Cadian Capital settlement agreement with CTI, on July 10, 2012, Mr. Schell resigned from the Verint board of directors and was replaced by Earl Shanks, a Cadian Capital nominee.

        On July 13, 2012, Milbank provided revised drafts of the transaction documents. In the course of discussions over the next several days, CTI indicated that it needed to finalize the transaction documents by August 7, 2012 in order to avoid jeopardizing CTI's timeline to complete its proposed Comverse distribution by October 31, 2012.

        On July 16, 2012, the CTI board of directors convened a meeting with its financial and legal advisors to discuss the status of the proposed Comverse distribution and proposed merger transaction with Verint.

        On July 17, 2012, the Verint special committee met with its legal and financial advisors to discuss the comments received to the draft transaction documents, the timeline for finalizing the transaction documents that had been conveyed by CTI and the status of the ongoing due diligence process.

        On July 18, 2012, the legal advisors to each of Verint, the Verint special committee and CTI met to discuss the transaction timeline and to review and negotiate the transaction documents.

        On July 19, 2012, the Verint special committee met with its legal and financial advisors to discuss the issues raised at the July 18, 2012 meeting.

        On July 23, 2012 and July 24, 2012, representatives of the Verint special committee, Loeb, Verint, Jones Day, CTI and Milbank met in person to discuss the outstanding transaction issues.

        Between July 25, 2012 and August 3, 2012, numerous drafts of the transaction documents were exchanged and due diligence continued.

        On July 30, 2012, Messrs. Burdick and Oliver met with the Chief Executive Officer and Chief Financial Officer of Bidder A to further discuss a potential transaction. No meaningful progress was made at this meeting. Also on July 30, 2012, the Verint special committee and its legal and financial advisors met with certain representatives of Verint management and Jones Day to receive their reports with respect to the progress of ongoing due diligence, including the due diligence work being performed by KPMG.

        On August 2, 2012, the Verint special committee and its legal and financial advisors met with certain representatives of Verint management and Jones Day to receive certain preliminary due diligence reports prepared by management, Jones Day and KPMG, respectively. Also, on August 2, 2012, in furtherance of its continued review of strategic alternatives, CTI announced that it had entered into a Share Purchase Agreement dated August 1, 2012, pursuant to which it had agreed to sell all of its equity in Starhome B.V.

        On August 3, 2012, Messrs. Bodner and Oliver discussed the overall timing of the proposed Comverse distribution and proposed merger transaction with Verint.

        On August 4, 2012, CTI and the Verint special committee reached agreement in principle with respect to a number of outstanding issues including with respect to the $25 million premium and various risk mitigation provisions including, but not limited to, governance rights relating to the Verint board of directors, repurchase rights with respect to the Verint preferred stock and Verint common stock held by CTI and indemnification obligations of CTI or Comverse, as applicable, to Verint.

        On August 5, 2012, the Verint board of directors met without the CTI-affiliated directors present to give the disinterested members of the Verint board of directors an opportunity to discuss the proposed transaction outside the presence of the conflicted directors. Representatives of Verint management and Jones Day were in attendance. A representative of Jones Day reviewed the historical background regarding the reasons the Verint special committee was formed, the potential conflict of interest faced by the CTI-affiliated directors and the fiduciary duties of the Verint board of directors in evaluating the potential transaction. The Jones Day representative also reviewed the status of due diligence, negotiations and the anticipated path forward.

        On August 7, 2012, CTI reported to the Verint special committee's advisors, Verint and Jones Day that it believed all major transaction issues had been resolved and that it was prepared to negotiate the final issues with the goal of finalizing and announcing a transaction as soon as possible.

        Between August 8, 2012 and August 12, 2012, the parties continued to meet on a daily basis to negotiate the remaining issues and to finalize all transaction documents.

        On August 9, 2012, the CTI board of directors met to discuss the proposed transaction with Verint. At this meeting, representatives of CTI management and Milbank discussed with the CTI board of directors their respective analyses of certain financial, business and legal matters. Also at this meeting, representatives of each of CTI's financial advisors presented their preliminary financial analyses of the exchange ratio pursuant to the merger agreement. A representative of Milbank reviewed the material terms of the transaction agreements and the factors relevant to the CTI board of directors for its approval and recommendation to CTI shareholders. A representative of Milbank reviewed the fiduciary duties of the CTI board of directors and reviewed in detail the key terms of the various transaction documents. The CTI board of directors engaged in an extensive discussion of the risks associated with the transaction and the potential benefits of the proposed transaction.

        On August 10, 2012, the Verint special committee met with its legal and financial advisors. Representatives from Verint management, KPMG and Jones Day joined a portion of the meeting to review the results of their due diligence on financial, business and legal matters and then left the meeting. Representatives of Loeb reviewed the applicable legal standards in the context of considering the proposed merger transaction and the terms of each of the transaction documents. The Verint special committee's financial advisor reviewed the merger consideration to be paid by Verint in the proposed merger transaction and presented certain financial analyses to the Verint special committee. Representatives of Citigroup then confirmed that, when requested by the Verint special committee and based on the information then available, Citigroup was prepared to render an opinion to the Verint special committee as to the fairness of the aggregate merger consideration to be paid by Verint in the merger, from a financial point of view, to the holders of Verint common stock (other than CTI and its affiliates). The Verint special committee also considered the factors described under "Recommendation of the Verint Special Committee and the Verint Board of Directors and Their Reasons for the Merger" beginning on page 99 of this joint proxy statement/prospectus. Following further discussion, the Verint special committee unanimously (i) determined, subject to receipt of the opinion from Citigroup addressed to the Verint special committee, that the transaction documents, substantially in the forms presented to the Verint special committee and the transactions contemplated thereby, including the merger and the issuance of the Verint common stock comprising the merger consideration were advisable to, and in the best interests of, the holders of Verint common stock (other than CTI and its affiliates) and (ii) recommended to the full Verint board of directors, subject to receipt of the opinion from Citigroup addressed to the Verint special committee, that the Verint board of directors (x) approve and declare advisable the merger agreement and the transactions contemplated thereby, (y) direct that the merger agreement be submitted to Verint's stockholders, and (z) recommend, subject to the terms of the merger agreement, that the holders of Verint common stock (other than CTI and its affiliates) approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of the Verint common stock comprising the merger consideration.

        Later on August 10, 2012, the Verint board of directors met without the CTI-affiliated directors in attendance to discuss the proposed transaction. At this meeting, representatives of Verint management, KPMG and Jones Day discussed with the Verint board of directors their respective due diligence on financial, business and legal matters. Representatives of management and Potter Anderson & Coroon LLP, Verint's Delaware counsel, were also in attendance at the meeting and representatives of the Verint special committee's legal and financial advisors were invited to attend a portion of the meeting. At the request of the Verint special committee, representatives of Citigroup then reviewed the merger consideration to be paid by Verint and certain financial analyses previously presented to the Verint special committee. At the request of the Verint special committee, representatives of Citigroup also confirmed that, when requested by the Verint special committee and based on the information then available, Citigroup was prepared to render an opinion to the Verint special committee as to the fairness of the aggregate merger consideration to be paid by Verint in the merger, from a financial point of view, to the holders of Verint common stock (other than CTI and its affiliates). A representative of Loeb next reviewed the evolution of negotiations between the Verint special committee and CTI and reviewed the importance of a number of key terms of the transaction agreements to the Verint special committee and the factors relevant to the Verint special committee's determination to recommend the transaction to the Verint board of directors for its approval and recommendation to Verint stockholders. A representative of Jones Day reviewed the fiduciary duties of the Verint board and reviewed in detail the key terms of the various transaction documents. The Verint board of directors engaged in an extensive discussion of the risks associated with the transaction and the potential benefits of the proposed transaction. The Chairman of the Verint special committee reported to the members of the Verint board of directors in attendance that the Verint special committee (i) unanimously determined, subject to receipt of the fairness opinion from Citigroup addressed to the Verint special committee, that the transaction documents substantially in the forms presented to the Verint special committee and the transactions contemplated thereby, including the merger and the issuance of the Verint common stock comprising the merger consideration, were advisable to, and in the best interests of, the holders of Verint common stock (other than CTI and its affiliates) and (ii) recommended to the full Verint board of directors, subject to receipt of the fairness opinion from Citigroup addressed to the Verint special committee, that the Verint board of directors (x) approve and declare advisable the merger agreement and the transactions contemplated thereby, (y) direct that the merger agreement be submitted to Verint's stockholders, and (z) recommend, subject to the terms of the merger agreement, that the holders of Verint common stock (other than CTI and its affiliates) approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of the Verint common stock comprising the merger consideration.

        Over the course of the next two days, the legal advisors to Verint, the Verint special committee and CTI exchanged drafts of the transaction documents and discussed outstanding issues and technical drafting points.

        On August 12, 2012, the CTI board of directors met with its financial and legal advisors to consider and approve the merger and the transaction documents. Representatives of Milbank described to the CTI board of directors the applicable legal standards in considering the proposed merger and reviewed the final terms of each of the transaction documents. Representatives of Goldman Sachs then presented Goldman Sachs' financial analyses of the exchange ratio pursuant to the merger agreement to the CTI board of directors and orally rendered its opinion, which was confirmed by delivery of a written opinion dated August 12, 2012, to the effect that, as of August 12, 2012, and based on and subject to factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than Verint and its affiliates) of the shares of CTI common stock. Representatives of Rothschild then presented Rothschild's financial analyses of the exchange ratio pursuant to the merger agreement to the CTI board of directors and orally rendered its opinion, which was confirmed by delivery of a written opinion dated August 12, 2012, to the effect that, as of August 12, 2012 and based on and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than Verint and its affiliates) of the shares of CTI common stock. The CTI board of directors also considered the factors described under "CTI's Reasons for the Merger" beginning on page 89 of this joint proxy statement/prospectus and under "Recommendation of the CTI Board of Directors" beginning on page 98 of this joint proxy statement/prospectus. Following further discussion, the CTI board of directors (i) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (ii) directed that the merger agreement be submitted to CTI's shareholders, and (iii) recommended, subject to the terms of the merger agreement, that the holders of CTI common stock approve the merger agreement and the transactions contemplated thereby, including the merger. Notwithstanding the foregoing, one director voted against the merger, due to concerns about the consequences to CTI and its shareholders in the event the Comverse distribution was approved by CTI shareholders but the Verint merger was not consummated due to CTI's inability to complete the Comverse distribution (see "—CTI's Reasons for the Merger—Other Considerations—Risks Associated with Termination of the Merger Agreement under Certain Specified Circumstances" on page 94 of this joint proxy statement/prospectus.

        On August 12, 2012, the Verint special committee met with its legal and financial advisors. Citigroup discussed with the Verint special committee its financial analyses of the merger consideration to be paid by Verint in the merger pursuant to the terms and subject to the conditions set forth in the merger agreement. Citigroup then rendered to the Verint special committee an oral opinion, which was confirmed by delivery of a written opinion dated August 12, 2012, to the effect that, as of that date and based on and subject to the matters, considerations and limitations set forth in the opinion, Citigroup's experience as investment bankers, Citigroup's work and other factors it deemed relevant, the aggregate merger consideration to be paid by Verint in the merger was fair, from a financial point of view, to the holders of Verint common stock (other than CTI and its affiliates), as more fully described below under the caption "—Opinion of Financial Advisor to the Verint Special Committee" beginning on page 104 of this joint proxy statement/prospectus.

        In the evening of August 12, 2012, the Verint board of directors met in order to consider and approve the merger, the share issuance and the transaction documents. At the request of the Verint board of directors, representatives of the Verint special committee's legal and financial advisors, Jones Day and KPMG, as well as certain members of Verint's management, also attended the meeting. Mr. Oliver reported that the CTI board of directors had met earlier in the day and approved the proposed merger with one director voting against the merger, due to concerns about the consequences to CTI and its shareholders in the event the Comverse distribution was approved by CTI shareholders but the merger was not consummated due to CTI's inability to complete the Comverse distribution, but not due to any objection to the financial terms of the proposed transaction. A representative of Jones Day described to the Verint board of directors the applicable legal standards in considering the proposed merger, the fiduciary duties of the directors and reviewed the final terms of each of the transaction documents. At the request of the Verint special committee, Citigroup discussed with the Verint board of directors its financial analyses of the merger consideration previously presented to the Verint special committee and confirmed that Citigroup had rendered an oral fairness opinion to the Verint special committee, which was confirmed by delivery of a written opinion dated August 12, 2012, to the effect that, as of that date and based on and subject to the matters, considerations and limitations set forth in the opinion, Citigroup's experience as investment bankers, Citigroup's work and other factors it deemed relevant, the aggregate merger consideration to be paid by Verint in the merger was fair, from a financial point of view, to the holders of Verint common stock (other than CTI and its affiliates), as more fully described below under the caption "—Opinion of Financial Advisor to the Verint Special Committee" beginning on page 104 of this joint proxy statement/prospectus. The Verint special committee's legal advisor reviewed with the Verint board of directors the efforts undertaken by the Verint special committee since its formation in January 2012 and the Verint special committee's recommendation with respect to the merger. The Verint board of directors also considered the factors described under "—Recommendation of the Verint Special Committee and the Verint Board of Directors and Their Reasons for the Merger" beginning on page 99 of this joint proxy statement/prospectus. Following further discussion, the Verint board of directors unanimously (i) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and the issuance of Verint common stock comprising the merger consideration, (ii) directed that the merger agreement be submitted to Verint's stockholders, and (iii) recommended, subject to the terms of the merger agreement, that the holders of Verint common stock (other than CTI and its affiliates) approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of Verint common stock comprising the merger consideration.

        Following the completion of the meeting of the Verint board of directors during the evening of August 12, 2012, Verint and CTI executed and delivered the merger agreement, and related transaction agreements. On August 13, 2012 each of Verint and CTI announced the transaction through press releases.

CTI's Reasons for the Merger

        In determining that the merger, the merger agreement and the transactions contemplated thereby are fair to and in the best interests of CTI and its shareholders, the CTI board of directors considered a variety of factors, including the expected benefits and considerations of the merger and the merger agreement.

  Expected Benefits of the Merger Agreement

        The merger is expected to result in benefits to all shareholders of CTI. The CTI board of directors considered a number of factors and a substantial amount of information in the course of reaching its determination and making the recommendation described herein. Since January 1, 2012, the CTI board of directors held 19 telephonic and 7 in-person meetings at which CTI's strategic alternatives were discussed and considered, including alternatives to eliminate its holding company structure. In addition, over this entire period up to and including the date that the merger agreement was executed, there were continuous discussions among members of the CTI board of directors, on the one hand, and CTI's management and legal and financial advisors, on the other hand, with respect to CTI's strategic alternatives.

  Strategic Alternatives

        In reaching its recommendation, the CTI board of directors considered the potential strategic alternatives to the merger, including the following:

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  The CTI board of directors reviewed and considered, with the assistance of management and CTI's financial and legal advisors, possible strategic alternatives to the Comverse distribution and the merger. These included continuing with CTI's current stand-alone business plan and strategy as a holding company with two main operating subsidiaries (Comverse and Verint), a sale or other disposition of Comverse, CTI's equity position in Verint or Verint as a whole, and the perceived risks and benefits of each such strategic alternative. The CTI board of directors considered the value that might be obtained for the benefit of CTI's shareholders by consummating each such alternative, including the timing and likelihood of consummating any such alternative.

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  The CTI board of directors considered and rejected other strategic alternatives.

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  Based on efforts to determine interest from prospective acquirers of CTI as a whole during the second half of 2010, CTI's directors' and management's knowledge of the relevant markets and consultation with CTI's financial advisors, the CTI board of directors determined that there was limited interest by potential third-party acquirers in acquiring both Comverse and CTI's interest in Verint through an acquisition of CTI (especially in light of the fact that Comverse and Verint have separate, unrelated businesses).

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  Based on efforts to determine interest from prospective acquirers of Comverse during the second half of 2011, the CTI board of directors determined that it did not obtain meaningful indications of interest for a sale or other disposition of Comverse. The CTI board of directors also considered the possibility of selling or otherwise disposing of the VAS and BSS businesses of Comverse separately, as their respective attributes might appeal to different acquirers. The CTI board of directors determined, however, that such a separation would be costly, take a significant amount of time to accomplish and that either or both businesses might be material and adversely affected by such a separation.

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  The CTI board of directors determined that a sale of CTI's equity position in Verint would not be attractive as a result of CTI's low basis in its common stock of Verint (approximately $27.0 million) and, as a result, the taxes that could be payable if such common stock was sold for cash consideration.

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  As a result of the inability to reach an agreement with the Verint special committee as to the manner in which a sales process might be conducted during the Winter and Spring of 2012, the concerns expressed by Verint's management that a sale process would not achieve a satisfactory result at the present time and consultation with CTI's financial advisors, the CTI board of directors determined not to seek to cause Verint to conduct a sales process for Verint as a whole (see "—Background of the Merger").

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  Based on the foregoing, the CTI board of directors determined that the other alternatives were considered likely to be less favorable to CTI and its shareholders than the Comverse distribution and the proposed combination with Verint, which the CTI board of directors believed would yield greater benefits for CTI and its shareholders. In this regard, the CTI board of directors had determined to proceed with the Comverse distribution even if CTI and Verint had not agreed upon the terms of a business combination. In such event, CTI would have sought a business combination with Verint or a sale of CTI (with or without a simultaneous sale of Verint) at a later date.

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  In evaluating potential strategic alternatives, the CTI board of directors evaluated the continued execution of CTI's stand-alone plan to remain a holding company with Comverse and Verint remaining as controlled subsidiaries, which evaluation included a number of factors impacting the business, operations, prospects, business strategy, properties and assets of CTI in such circumstances, including consideration of the inefficiencies and costs associated with maintaining a public holding company and the related effects upon its projected results of operations and its financial condition.

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  The CTI board of directors also considered the likelihood that third parties capable of completing an acquisition of Comverse, Verint and/or CTI as a whole would be interested in pursuing an alternative transaction with CTI. In evaluating this likelihood, the CTI board of directors took into account its own knowledge of the market, advice from CTI's financial advisor as to potential third-party acquirers (especially in light of the separate, prior sales processes that the CTI board of directors, with the assistance of its financial advisors, conducted with respect to Comverse, Verint and CTI as a whole (see "—Background of the Merger")), the tax implications to CTI and its shareholders of pursuing any such transaction, and the factors that would be expected to impact a third party's interest in or ability to complete any such transaction.

  Value and Other Financial Considerations

        Some of the principal factors and expected benefits that the CTI board of directors believes support its recommendation include, but are not limited to, the following:

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  Long-Term Value.  Based on its consideration and evaluation of, among other things, the benefits, risks, inefficiencies, costs and uncertainties associated with CTI's stand-alone plan and the likelihood and potential tax impacts of other strategic alternatives, the CTI board of directors believes that the proposed merger with Verint, following the Comverse distribution, represents the best opportunity for long-term value creation for CTI shareholders reasonably available at the current time.

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  Full and Fair Value.  In addition, the CTI board of directors considered that CTI shareholders would receive the highest price reasonably obtainable for their CTI shares through the merger due to:

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  the belief of the CTI board of directors that after extensive negotiations with the Verint special committee and its advisors, CTI obtained the most favorable merger consideration that Verint is willing to agree to in connection with the merger;

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  the fact that the CTI board of directors, with the advice and assistance of CTI management and its financial and legal advisors, explored strategic alternatives for elimination of the holding company structure and ultimately did not identify a more favorable alternative than the Comverse distribution and the Verint merger; and

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  the fact that the merger consideration to be received by CTI shareholders reflects a premium to the current value of the Verint common stock into which the Verint preferred stock held by CTI is convertible.

    Accordingly, based on (i) the familiarity of the CTI board of directors with the business, operations, prospects, business strategy, assets, financial condition and results of operations of CTI or Verint, respectively, (ii) CTI's recent experience of seeking strategic alternatives and (iii) the opinions of the CTI board of directors' financial advisors that, as of August 12, 2012 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than Verint and its affiliates) of the shares of CTI common stock, the CTI board of directors determined that the merger consideration represents full and fair value for the shares of CTI common stock.

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  Tax Treatment.  The CTI board of directors considered the fact that the merger should qualify as a tax-free transaction, which may not be the case if CTI pursues other strategic alternatives.

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  Efficiency and Elimination of Public Holding Company Costs.  The CTI board of directors considered how the elimination of CTI's holding company structure through completion of the merger would allow CTI's shareholders to participate directly in the ownership of Verint, while eliminating the inefficiencies associated with maintaining two separate public companies, including costs associated with CTI's public company reporting and compliance requirements as well as administrative and other costs associated with holding company operations.

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  Enhanced Investor Choices by Offering Investment Opportunities in Separate Entities.  The CTI board of directors also considered how the Comverse distribution and the Verint merger would provide investors with two individual investment options that may be more appealing to them than an investment in the current combined company of CTI. The CTI board of directors believed that separating CTI's businesses should result in each company representing more of a pure-play investment that the CTI board of directors believes would appeal to each company's respective investor bases due to each company's more defined business and assets. Moreover, as none of CTI, Comverse and Verint shared any meaningful synergies, the CTI board of directors evaluated how the Comverse distribution and the Verint merger should allow investors to make independent decisions with respect to each of Comverse and, if the Verint merger closes, Verint, based on, among other factors, their different business models, strategies and industries.

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  Enhanced Flexibility in Evaluating Acquisitions, including in Using Stock as an Acquisition Consideration.  The CTI board of directors considered how each of the Comverse distribution and the proposed Verint merger would provide Comverse and Verint, respectively, with enhanced flexibility to use its stock as consideration in pursuing certain financial and strategic objectives, including mergers and acquisitions involving other companies or businesses engaged in its industry. In each case, following the Comverse distribution or the closing of the proposed Verint merger, the Comverse board of directors or the Verint board of directors, as the case may be, would be able to focus solely on the benefits of a proposed transaction to itself and its stockholders without being required to evaluate the impact of or restrictions relating to such transaction on CTI and its interest in Comverse or Verint, as applicable.

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  Enhanced Liquidity of Verint Common Stock.  The CTI board of directors also considered the fact that in the event the merger closes, the public float of the Verint common stock would increase, and the board believed that as a direct result, the liquidity of Verint common stock would be enhanced for all Verint stockholders (including former CTI shareholders that receive Verint common stock as merger consideration).

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  Direct and Differentiated Access to Capital Resources.  The CTI board of directors considered how each of Comverse and Verint, as independent companies, would no longer need to compete internally for capital or be restricted to accessing capital, but would rather have direct access to capital markets to fund their own respective capital needs. The CTI board of directors considered how each of Comverse and Verint would have complete control over decisions related to the allocation and raising of capital resources and would be able to make decisions related to strategic investments in and capital raising for its business without the need to consider the effect these decisions would have on CTI and/or its other subsidiaries.

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  Participation in Earnings of the Combined Company.  The CTI board of directors considered that because the merger consideration consists entirely of stock, CTI shareholders would be provided with an opportunity to directly participate in the future earnings of Verint, which they believed would be more valuable than participating in Verint's earnings through holdings of CTI common shares because, among other reasons, the inefficiencies of and extra costs generated by the holding company structure would be eliminated.

  Familiarity with Verint

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  The CTI board considered its knowledge of Verint's businesses, historical financial performance and condition, operations, properties, assets, regulatory status, competitive positions, prospects and management. Such familiarity resulted from the fact that CTI owns a majority of Verint's voting power for the election of Verint directors and that CTI's nominees have and continue to serve on the Verint board of directors.

  Opinions of Financial Advisors to the CTI Board of Directors

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  Opinion of Goldman Sachs.  Goldman Sachs delivered its opinion to the CTI board of directors that, as of August 12, 2012 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than Verint and its affiliates) of CTI common stock. The full text of the written opinion of Goldman, dated as of August 12, 2012, is attached as Annex C to this joint proxy statement/prospectus, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, and is incorporated by reference in this joint proxy statement/prospectus in its entirety. For a discussion of Goldman's opinion rendered to the CTI board of directors and the financial analyses presented by Goldman to the CTI board of directors in connection with the delivery of this opinion, see "—Opinions of Financial Advisors to the CTI Board of Directors—Opinion of Goldman Sachs" beginning on page 111 of this joint proxy statement/prospectus.

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  Opinion of Rothschild.  In connection with the merger, the CTI board of directors received an opinion, dated August 12, 2012, from CTI's financial advisor, Rothschild, to the effect that, as of August 12, 2012 and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Rothschild, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to holders of the shares of CTI common stock, other than Verint and its affiliates. The full text of the written opinion of Rothschild, dated as of August 12, 2012, is attached as Annex D to this joint proxy statement/prospectus, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Rothschild in connection with its opinion, and is incorporated by reference in this joint proxy statement/prospectus in its entirety. For a discussion of Rothschild's opinion rendered to the CTI board of directors and the financial analyses presented by Rothschild to the CTI board of directors in connection with the delivery of this opinion, see "—Opinions of Financial Advisors to the CTI Board of Directors—Opinion of Rothschild" beginning on page 116 of this joint proxy statement/prospectus.

  Terms and Condition of Merger

        The CTI board of directors reviewed, considered and discussed with CTI's management and outside legal advisors the terms and conditions of the merger agreement. The CTI board of directors believes that the provisions of the merger agreement are in the best interests of CTI and its shareholders. In particular, the CTI board of directors considered the following:

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  Shareholder Approval Requirement.  The CTI board of directors considered that the consummation of the merger is subject to super-majority approval by CTI shareholders, and that CTI shareholders are free therefore to reject the merger should CTI shareholders determine that the merger is not in their best interests.

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  Deal Certainty.  The CTI board of directors considered that (assuming shareholder approval is obtained) the merger is likely to be completed based on, among other things, the limited number of conditions to the merger, including the fact that the merger is not conditioned on the receipt of any third-party consents or financing condition.

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  Solicitation and Termination Rights Associated with Third-Party Offers.

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  The CTI board of directors considered CTI's ability, under certain circumstances, to furnish information to and conduct negotiations with a third party in response to a "Qualifying CTI Takeover Proposal" (as defined in the merger agreement) if the CTI board of directors determines in good faith after consulting with outside legal counsel and financial advisors that the failure to take such actions would be inconsistent with the fiduciary duties of the CTI board of directors.

  •
  The CTI board of directors also considered the ability of the CTI board of directors, subject to compliance with the terms and conditions of the merger agreement, to withdraw or modify its recommendation that CTI's shareholders vote in favor of the merger, and, in connection therewith, recommend a Qualifying CTI Takeover Proposal, if the CTI board of directors determines in good faith after consulting with outside legal counsel that the failure to take such actions would be inconsistent with the fiduciary duties of the CTI board of directors, as long as CTI has complied with the notice and other requirements described under "The Merger Agreement—Covenants—Non-Solicitation and Board Recommendation of CTI" beginning on page 139 of this joint proxy statement/prospectus.

  •
  The CTI board of directors also considered the restrictions on Verint's ability to solicit, furnish information to or conduct negotiations with a third party with respect to a "Verint Superior Proposal," as defined below, described under "The Merger Agreement—Covenants—Non-Solicitation and Board Recommendation of Verint" beginning on page 141 of this joint proxy statement/prospectus.

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  The CTI board of directors also considered Verint's obligation to pay CTI a fee of $10.0 million, and/or out-of-pocket expenses incurred by CTI in connection with the merger agreement, if the merger agreement is terminated under certain specified circumstances described under "The Merger Agreement—Covenants—Fees and Expenses" beginning on page 136 of this joint proxy statement/prospectus.

  Other Considerations

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  Risks Associated with Termination of the Merger Agreement under Certain Specified Circumstances. The CTI board of directors considered the fact that in the event that the merger agreement is terminated as a result of either (i) the Comverse distribution or another Comverse disposition not occurring prior to April 30, 2013 for any reason whatsoever other than the failure to obtain CTI shareholder approval at the special meeting called for such purpose prior to that date or (ii) CTI knowingly or deliberately breaching (and such breach remains uncured for 30 days) in any material respect its representations, warranties or covenants under the merger agreement (either of such events being referred to as a "Trigger Event"), Verint would have the right to repurchase for cash from CTI a number of CTI's shares of Verint preferred stock (or, if necessary, shares of Verint common stock) that would reduce CTI's ownership of Verint voting securities to below a majority of the issued and outstanding voting securities of Verint (referred to as the "Verint Call Option"). In addition, if a Trigger Event occurs, for a period of 18 months thereafter, CTI would be subject to the "Additional Restrictions," which include not being able to nominate more than two directors to the Verint board of directors, being subject to other limitations on the voting of its Verint stock and being prohibited from acquiring any additional shares of Verint stock. The CTI board of directors considered the potential material and adverse consequences to CTI and its shareholders, including, but not limited to, the following:

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    Loss of Control of Verint.    Because CTI currently owns a majority of Verint's common stock (assuming conversion of its Verint preferred stock), CTI holds a majority of the voting power for the election of the Verint board of directors, subject to the Cadian Letter Agreement, which is in effect until June 28, 2013, and can effectively control the outcome of all matters submitted for Verint stockholder action, including the approval of significant corporate transactions, such as certain equity issuances and mergers, other than as provided under the merger agreement and related agreements. By virtue of CTI's current controlling stake, CTI also has the ability, subject to the Cadian Letter Agreement, to remove existing directors and/or to elect new directors to the Verint board of directors to fill vacancies. If a Trigger Event were to occur, for a period of 18 months, CTI would be limited by the Additional Restrictions in its ability to nominate directors for election to the Verint board of directors and would be subject to certain other restrictions. In addition, if Verint were to exercise the Verint Call Option, CTI's ownership of Verint voting securities would fall below a majority controlling stake (but not below 49.5% as a result of the exercise of the Verint Call Option) and CTI would no longer have the ability to unilaterally exercise any of these controlling rights. See "Risk Factors—Risks Related to Verint's Finances and Capital Structure—CTI can currently control Verint's business and affairs, including the Verint board of directors" beginning on page 44 of this joint proxy statement/prospectus for additional information on the Cadian Letter Agreement. In addition, because CTI holds a majority of Verint's voting power for the election of the Verint board of directors, Verint is a "controlled company" within the meaning of Nasdaq Listing Rule 5615(c). As a controlled company, Verint qualifies for certain exemptions from several of Nasdaq's corporate governance requirements, including that (a) a majority of the Verint board of directors consist of independent directors, (b) compensation of Verint's officers be determined or recommended to the Verint board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors and (c) director nominees be selected or recommended to the Verint board of directors by a majority of its independent directors or by a nominating committee that is composed entirely of independent directors. However, because CTI holds a majority of Verint's voting securities (without giving effect to the Cadian Letter Agreement), the controlled company exemption allows CTI to cause a majority of the Verint board of directors, compensation committee and nominating committee to consist of officers of CTI who would not be considered independent directors under Nasdaq's listing standards. If a Trigger Event were to occur, as a result of the Additional Restrictions, for a period of 18 months, CTI could not have more than two of its nominees serve on the Verint board of directors and, in the event that Verint were to exercise the Verint Call Option, CTI would cease to be a majority controlling owner of Verint and Verint would no longer be able to qualify for or rely upon exemptions from Nasdaq's corporate governance requirements described above.

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    Tax Treatment.    While CTI currently has a significant tax basis in its shares of Verint preferred stock (approximately $293.0 million), it has a small tax basis (approximately $27.0 million) in its shares of Verint common stock. In the event that a Trigger Event were to occur, CTI would no longer be able to exert a controlling influence on Verint's direction and policies, including the ability to engage in and structure certain corporate transactions. Among other things, if Verint were to exercise the Verint Call Option, Verint could, without CTI's consent, enter into a transaction that requires its shares of Verint capital stock to be directly sold for cash consideration, which could result in the proceeds being subject to federal corporate tax at CTI of approximately 35% of proceeds received in such transaction above CTI's tax basis in its Verint capital stock, which could result in, among other things, approximately $153.8 million of federal corporate tax payable in respect of CTI's Verint common stock alone (based on current market valuations of shares of Verint common stock as of August 31, 2012). In addition, certain states, cities and other localities may subject CTI's sale of Verint capital stock to state and local corporate tax, thereby increasing the tax that would be due. In contrast, as long as CTI remains a majority stockholder of Verint, CTI could seek to structure an acquisition of Verint in the most tax efficient manner for its shareholders (e.g., selling CTI directly as opposed to its underlying Verint shares) which should avoid a corporate level tax at CTI. If Verint is no longer a controlled subsidiary of CTI, it would not be assured that a sale of Verint would be structured in a tax efficient manner for CTI and its shareholders.

    •
    The Investment Company Act.    The Investment Company Act of 1940, as amended (the "1940 Act"), requires the registration of, and imposes various substantive restrictions on, companies that it characterizes as "investment companies," which generally are companies that (a) engage primarily in the business of investing, reinvesting or trading in securities, or that fail certain statistical tests regarding the composition of assets and source of income and (b) are not primarily engaged in a business other than investing, holding, owning or trading securities. If a Trigger Event were to occur and Verint exercised the Verint Call Option, CTI's ownership of Verint voting securities would fall below a majority controlling position and, as a result, CTI could be required to register as an investment company under the 1940 Act. CTI might be able to defer registration under the 1940 Act for 12 months, during which time it could attempt to restructure its assets to try to avoid registration (which would likely require the sale of a very significant amount of the Verint common stock or a combination with Verint such as contemplated by the merger). However, no assurance can be given that CTI would be able to consummate any such transaction. If CTI were required to register as an investment company, it would become subject to substantial regulation with respect to its capital structure, management, operations, transactions with affiliates, the nature of its investments and other matters. In addition, the 1940 Act imposes certain requirements on companies deemed investment companies, including compliance with burdensome registry, recordkeeping, voting, proxy, disclosure and other rules and regulations. In the event CTI is deemed an investment company, its failure to satisfy regulatory requirements, whether on a timely basis or at all, could have a material adverse effect on it.

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    Anti-takeover Provisions.    Verint is currently subject to Section 203 of the DGCL, which generally prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions, with an "interested shareholder" who beneficially owns 15% or more of a corporation's voting stock, within three years after the person or entity becomes an interested shareholder, without the prior approval by a majority of a corporation's directors of the transaction by which such shareholder became an interested shareholder. Consequently, a person who acquires (or agrees to acquire) CTI (or a controlling position thereof) or its equity stake in Verint (or 15% or more thereof) without prior approval of the independent members of the Verint board of directors would become an "interested shareholder" subject to such prohibition because the acquiror would indirectly beneficially own more than 15% of Verint's voting stock. Without prior approval by the Verint board of directors to becoming an interested shareholder, a subsequent merger with Verint within three years involving the acquiror would need approval of (a) the Verint board of directors and (b) the holders of two-thirds of Verint's shares not owned by the acquiror. The holder of a majority of a Delaware corporation's voting securities generally has the ability, acting alone by adopting a by-law amendment, to elect to cause the corporation to opt out of Section 203 of the DGCL (which would take effect for persons who become "interested shareholders" one year or more after such election). While the merger agreement may currently restrict such ability while it is in effect, in the event that Verint exercises the Verint Call Option, CTI would no longer have this unilateral ability. In addition, the holder of a majority of a Delaware corporation's voting securities generally has the ability to cause such corporation to adopt a by-law amendment prohibiting such corporation from adopting a shareholder rights plan that could delay, deter or prevent a direct or indirect acquisition of more than a specified percentage (e.g., 15%) of such corporation's voting securities without shareholder approval. While the merger agreement may currently restrict such ability while it is in effect, in the event that Verint exercises the Verint Call Option, CTI would no longer have the unilateral ability to prohibit Verint from adopting a shareholders rights plan. While CTI currently maintains a controlling majority voting stake in Verint, any failure by CTI to (a) opt out of Section 203 of the DGCL or (b) in the event that Verint attempts to adopt a stockholders rights plan, adopt a by-law amendment prohibiting such action, could have an anti-takeover effect that may delay, deter or prevent a tender offer or other takeover of Verint or CTI that CTI and its shareholders might consider to be in their best interests, including attempts that may result in a premium being paid over the market price for the Verint shares held by CTI or the CTI shares held by CTI shareholders.

    •
    Accounting Treatment.    In the event that Verint were to exercise the Verint Call Option, CTI may not be able to consolidate Verint's financial statements within its consolidated financial statements. In such event, the presentation of CTI's consolidated financial statements would be materially different from the presentations for the fiscal years covered by its current SEC filings.

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    Repurchase Price.    The purchase price for the Verint shares subject to the Verint Call Option would essentially be based on the liquidation preference of the Verint preferred stock as set forth in the governing certificate of designation. In the event that Verint were to exercise the Verint Call Option, the purchase price paid to CTI by Verint for its Verint preferred stock may be below the prevailing market price for shares of Verint common stock (into which such preferred stock is convertible) at the time such purchase is made.

    •
    Impact on CTI's Shareholder Base and Stock Price.    Investors holding CTI common shares may have decided to invest in CTI due to its majority ownership of Verint. If CTI ceases to hold such majority ownership as a result of Verint exercising the Verint Call Option, such investors may decide to sell their CTI common shares and the trading price of CTI common shares may be adversely affected.

  •
  Risks of Announcement and Closing.  The CTI board of directors also considered the risks and contingencies related to the announcement and closing of the merger, including:

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  the impact on the trading price of CTI common stock and Verint common stock;

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  the conditions to Verint's obligation to complete the merger and the right of Verint to terminate the merger agreement under certain specified circumstances;

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  the risk that CTI may be required to pay to Verint a termination fee of $10.0 million if the merger agreement is terminated under certain specified circumstances described under "The Merger Agreement—Covenants—Fees and Expenses" beginning on page 136 of this joint proxy statement/prospectus; and

  •
  the risk that CTI may be required to reimburse Verint's out-of pocket expenses out-of-pocket expenses incurred by CTI in connection with the merger agreement, if the merger agreement is terminated by CTI under certain specified circumstances described under "The Merger Agreement—Covenants—Fees and Expenses" beginning on page 136 of this joint proxy statement/prospectus.

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  Non-solicitation.  The CTI board of directors considered the restrictions contained in the merger agreement on CTI's ability to solicit, furnish information to, or conduct negotiations with a third party with respect to a competing acquisition proposal described under "The Merger Agreement—Covenants—Non-Solicitation and Board Recommendation of CTI" beginning on page 139 of this joint proxy statement/prospectus, and Verint's corresponding right to terminate the merger agreement and be paid a fee of $10.0 million by CTI if the CTI board of directors (i) withdraws or modifies its recommendation that CTI's shareholders vote in favor of the merger, and, (ii) in connection therewith, recommends a Qualifying CTI Takeover Proposal, if the CTI board of directors determines in good faith after consulting with outside legal counsel that the failure to take such actions would be inconsistent with the fiduciary duties of the CTI board of directors.

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  Potential Conflicts of Interest.  The CTI board of directors considered the fact that CTI's executive officers and directors have interests in the transaction that may be different from, or in addition to, those of CTI's other shareholders. For a further discussion of such interests, see "—Interests of Certain Persons in the Merger" beginning on page 124 of this joint proxy statement/prospectus.

  •
  Shareholder Vote.  The CTI board of directors considered the requirement under the merger agreement that CTI submit the proposal to complete the merger to its shareholders even if the CTI board of directors withdraws its recommendation to CTI shareholders to adopt the merger agreement.

  •
  Closing Conditions.  The CTI board of directors considered the fact that completion of the merger would require the satisfaction of closing conditions that are not within CTI's control, including among others that no event has occurred that has had or would reasonably be expected to have a material adverse effect on CTI.

  •
  Costs Associated with the Merger.  The CTI board of directors considered the substantial costs to be incurred in connection with the merger.

  •
  Other Risk Factors.  The CTI board of directors considered the risk factors discussed under "Risk Factors" on page 28 of this joint proxy statement/prospectus.

        This discussion of the information and factors considered by the CTI board of directors includes the material positive and negative factors considered by the CTI board of directors, but is not intended to be exhaustive and may not include all of the factors considered by the CTI board of directors. The CTI board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the merger, the merger agreement and the other transactions contemplated by the merger agreement are fair to and in the best interests of CTI and its shareholders. Rather, the CTI board of directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, CTI management and CTI's outside advisors, and considered the factors overall to be favorable to, and to support, its determination. In addition, individual members of the CTI board of directors may have given different weight to different factors. This explanation of the reasoning of the CTI board of directors and certain information presented in this section, is forward-looking in nature and, therefore, that information should be read in light of the factors discussed under "Cautionary Note on Forward-Looking Statements."

Recommendation of the CTI Board of Directors

        After careful consideration and for the reasons described under "—CTI's Reasons for the Merger" beginning on page 89 of this joint proxy statement/prospectus, at its meeting held on August 12, 2012, the CTI board of directors (i) approved the merger agreement and the merger on the terms and subject to the conditions set forth in the merger agreement, (ii) determined that the terms of the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interest of, CTI and its shareholders, (iii) directed that the merger agreement be submitted to the CTI shareholders for adoption at the CTI special meeting and (iv) recommended that CTI shareholders vote "FOR" the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger.

        Accordingly, the CTI board of directors recommends that CTI shareholders vote "FOR" the proposal to adopt the merger agreement and to approve the transaction contemplated by that agreement, including the merger, and "FOR" the CTI meeting adjournment proposal. One director dissented from this recommendation for reasons relating to uncertainties in connection with completion of the Comverse distribution. Such dissenting director has indicated that, based on the completion of the Comverse distribution, he is now in favor of the merger. See "The Merger—CTI's Reasons for the Merger—Other Considerations—Risks Associated with Termination of the Merger Agreement under Certain Specified Circumstances" beginning on page 94 of this joint proxy statement/prospectus.

Recommendation of the Verint Special Committee and the Verint Board of Directors and Their Reasons for the Merger

        Both the Verint special committee and the Verint board of directors believe, based on their consideration of the factors described below, that the merger and the merger agreement and the transactions contemplated thereby are fair, in terms of both substance and procedure, to the holders of the Verint's common stock (other than CTI and its affiliates).

  The Verint Special Committee

        The Verint special committee, acting with the advice and assistance of its independent legal counsel and financial advisor, evaluated the proposed merger, including the terms and conditions of the merger agreement and the transactions contemplated thereby. At a meeting held on August 10, 2012, the Verint special committee (i) unanimously determined that the transaction documents, including the merger agreement, and the transactions contemplated thereby, including the merger and the issuance of the Verint common stock comprising the merger consideration, were advisable to and in the best interests of the holders of Verint common stock (other than CTI and its affiliates) and (ii) unanimously recommended to the full Verint board of directors that the Verint board of directors (x) approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, and the other transaction documents, (y) direct that the merger agreement be submitted to Verint's stockholders and (z) recommend, subject to the terms of the merger agreement, that the holders of Verint common stock (other than CTI and its affiliates) approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of the Verint common stock comprising the merger consideration.

        In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement and the other transaction documents, the Verint special committee consulted with its legal and financial advisors and considered a number of factors, including, but not limited to, the following material factors (not necessarily in order of relative importance):

  •
  The Verint special committee's belief that the merger will unlock value for Verint's minority stockholders by:

  (i)
  eliminating the controlling interest of CTI;

  (ii)
  increasing the liquidity of the Verint common stock in the marketplace;

    (iii)
    enabling Verint to pursue acquisitions using its equity as currency, unencumbered by a controlling stockholder;

    (iv)
    enabling Verint to raise capital through share issuances, unencumbered by a controlling stockholder;

    (v)
    potentially facilitating the sale of 100% of Verint at a market premium at a future time;

    (vi)
    eliminating the financial obligation of Verint to pay dividends on the Verint preferred stock; and

    (vii)
    disassociating Verint in the marketplace from actual and perceived historical problems at CTI;

  •
  The Verint special committee's belief that the merger will result in improved corporate governance for Verint by:

  (i)
  providing for an independent board structure at Verint;

  (ii)
  removing Verint from the controlled company exemption under Nasdaq rules and facilitating the implementation of additional best practices at the Verint board of directors;

  (iii)
  eliminating the restrictions on the ability of Verint to issue additional equity securities set forth in the Verint By-laws; and

  (iv)
  reducing potential conflicts of interest;

  •
  The Verint special committee's belief that the merger is more favorable to Verint's minority stockholders than alternatives to the merger, including the pursuit of a sale process or maintaining the status quo. With respect to the pursuit of a potential sale process, the Verint special committee considered, among other things:

  (i)
  the potential conditions and parameters that CTI might impose on any sale process with respect to Verint; and

  (ii)
  the risks that had been presented by Verint management to the Verint special committee in its March 6, 2012 discussion with the Verint special committee, including:

  •
  risks related to customer/partner relationships;

  •
  risks related to employee retention and hiring;

  •
  risks associated with due diligence by competitors;

  •
  risks related to Verint's foreign government contracting business and relationships;

  •
  risks related to leaks and rumors including information that may be spread by Verint's competitors; and

  •
  risks related to transaction execution and certainty, including potential lack of Verint control over information flow and the desire of CTI for "urgency" in any process;

  •
  The financial analyses presented by Citigroup to the Verint special committee and the related opinion, as more fully described below under the caption "—Opinion of Financial Advisor to the Verint Special Committee" beginning on page 104 and dated August 12, 2012, to the effect that, as of that date and based on and subject to the matters, considerations and limitations set forth in the opinion, Citigroup's experience as investment bankers, Citigroup's work and other factors it deemed relevant, the aggregate merger consideration to be paid by Verint in the merger was fair, from a financial point of view, to the holders of Verint common stock (other than CTI and its affiliates);

  •
  The fact that the transaction documents included certain protections for Verint's minority stockholders in the event that the merger was unable to be completed by CTI for certain reasons including:

  (i)
  the ability of Verint to repurchase the Verint preferred stock owned by CTI;

  (ii)
  the reduction in CTI representation on the Verint board of directors; and

  (iii)
  the restriction on the ability of CTI to acquire additional shares of Verint common stock;

  •
  The terms of the merger agreement including:

  (i)
  the fact that the maximum potential premium to be paid in the merger was $25 million and was fixed in terms of dollar amount;

  (ii)
  Verint's ability, prior to the time its stockholders approve the merger agreement and the transactions contemplated thereby to (x) consider and respond to a bona fide written business combination from a third party proposal and (y) provide non-public information to and engage in discussions or negotiations with such third party, in each case, if the Verint board of directors reasonably determines in good faith after consulting with its independent financial advisor, constitutes or is reasonably likely to lead to a superior proposal (as defined in the merger agreement);

  (iv)
  Verint's ability under certain circumstances, to terminate the merger agreement in order to enter into an agreement providing for a superior proposal (as defined in the merger agreement);

  (iv)
  the agreement by CTI to vote its shares of Verint common stock and Verint preferred stock at the Verint special meeting in favor of (w) approval of the adoption of the merger agreement, (x) the issuance by Verint of the Verint common stock comprising the merger consideration, (y) the approval of the merger and the transactions contemplated by the merger agreement, and (z) any other action required in furtherance of the merger agreement; and

  (v)
  Verint's ability, pursuant to the merger agreement, to seek specific performance to prevent breaches of the merger agreement;

  •
  The likelihood that the merger would be completed and that it would be completed in a reasonably prompt time frame;

  •
  The fact that CTI agreed to pay a termination fee of $10 million and/or Verint's third party out-of-pocket costs and expenses related to the merger agreement, the other transaction agreements and the transactions contemplated thereby if the merger agreement is terminated in certain circumstances;

  •
  The fact that the agreements with respect to the distribution by CTI of Comverse to the shareholders of CTI contain certain legal and business protections in favor of Verint (as successor to CTI) including the transfer and assumption of substantially all of the assets and liabilities of CTI to Comverse and the inclusion of broad indemnification provisions in favor of Verint (as successor to CTI);

  •
  The fact that CTI has agreed to deposit or cause to be deposited $25 million in an escrow account to secure payment of the potential indemnification obligations of CTI and Comverse to Verint (as successor to CTI);

  •
  The adequacy of any CTI reserves, as well as indemnity and other contingencies to satisfy any residual CTI liabilities; and

  •
  The fact that the merger was structured to provide that CTI would be a bankruptcy remote entity on the closing date.

        The Verint special committee also considered a number of factors that are discussed below relating to the procedural safeguards that it believes were and are present to ensure the fairness of the merger. The Verint special committee believes the following factors support its determinations and recommendations and provide assurance of the procedural fairness of the merger to Verint's minority stockholders:

  •
  The requirement that the merger agreement and the transactions contemplated thereby be approved by (i) the holders of at least a majority in combined voting power of the outstanding shares of Verint common stock and Verint preferred stock (on an as converted basis) taken together present in person or by proxy at the Verint special meeting, and (ii) the holders of at least a majority in voting power of the outstanding shares of Verint common stock and Verint preferred stock (on an as converted basis) taken together present in person or by proxy at the special meeting other than shares of Verint common stock and Verint preferred stock held by CTI and its subsidiaries;

  •
  The fact that authority was granted to the Verint special committee to independently negotiate definitive agreements with respect to the proposed merger and to consider other strategic alternatives;

  •
  The fact that the Verint special committee consisted solely of independent and disinterested directors;

  •
  The fact that the Verint special committee held numerous meetings and met regularly to discuss and evaluate the proposed merger and was advised by independent financial and legal advisors, and each member of the Verint special committee was actively engaged in the process of a continuous and regular basis; and

  •
  The recognition by the Verint special committee that it had no obligation to recommend the approval of the merger or any other transaction.

        The Verint special committee also considered a variety of potentially negative factors in its deliberations concerning the merger agreement and the transactions contemplated thereby, including, but not limited to, the following (not necessarily in order of relative importance):

  •
  The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the merger and related disruption to the operation of Verint's business;

  •
  The possibility that the $10 million termination fee and/or expense reimbursement payable by Verint to CTI upon termination of the merger agreement under certain circumstances could discourage potential acquirors from making a bid to acquire Verint;

  •
  The fact that, while the Verint special committee expects that the merger will be consummated, there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied, and as a result, the merger may not be consummated; and

  •
  The fact that, while the Verint special committee believes that the indemnification to be provided to Verint (as successor to CTI) following consummation of the merger is reasonable in amount and scope to address undisclosed CTI liabilities, liabilities related to the Comverse business, liabilities related to shareholder and creditor litigation, liabilities related to other claims indemnified in due diligence and liabilities as a result of breaches of representations, warranties and covenants by CTI, there can be no assurance that Verint will not become subject to any such liabilities in an amount in excess of the agreed indemnification or in whole if such indemnification is unavailable.

        The foregoing discussion of the information and factors considered by the Verint special committee is not intended to be exhaustive but includes the material factors considered by the Verint special committee. In view of the variety of factors considered in connection with its evaluation of the merger, the Verint special committee did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Verint special committee did not undertake to make any specific determination as to whether any factor or any particular aspect of any factor, supported or did not support its ultimate decision. The Verint special committee based its recommendation on the totality of the information presented.

  The Verint Board of Directors

        The Verint board of directors met on August 12, 2012 to consider the merger agreement and the transactions contemplated thereby, including the merger and the issuance of Verint common stock comprising the merger consideration. On the basis of the Verint special committee's recommendations and the other factors described below, the Verint board of directors unanimously, among other things, (i) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and the issuance of the Verint common stock comprising the merger consideration, (ii) directed that the merger agreement be submitted to Verint's stockholders, and (iii) recommended, subject to the terms of the merger agreement, that the holders of Verint common stock (other than CTI and its affiliates) approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of Verint common stock comprising the merger consideration. See "—Background of the Merger."

        In determining that the merger agreement and the transactions contemplated thereby, including the merger, are both substantively and procedurally fair to Verint's stockholders (other than CTI and its affiliates), the Verint board of directors:

  •
  considered the Verint special committee's unanimous recommendation that the Verint board of directors (i) approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, (ii) direct that the merger agreement be submitted to Verint's stockholders, and (iii) recommend, subject to the terms of the merger agreement, that the holders of Verint common stock (other than CTI and its affiliates) approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of the Verint common stock comprising the merger consideration; and

  •
  considered the potential value Verint may realize in certain circumstances from the net operating losses attributable to CTI and considered and adopted the factors considered by the Verint special committee as described in "—Recommendation of the Verint Special Committee and the Verint Board of Directors and Their Reasons for the Merger—The Verint Special Committee," including the positive factors and potential benefits of the merger agreement, the merger and the other transactions contemplated by the merger agreement and the other transaction documents, the risks and potentially negative factors relating to the merger agreement and the transactions contemplated thereby and the factors relating to procedural safeguards.

        The foregoing discussion of the information and factors considered by the Verint board of directors is not intended to be exhaustive, but includes the material factors considered by the Verint board of directors. In view of the wide variety of factors considered by the Verint board of directors in evaluating the merger agreement and the transactions contemplated thereby including the merger and the issuance of the Verint common stock comprising the merger consideration, the Verint board of directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of the Verint board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others.

        Based in part on the recommendation of the Verint special committee, the Verint board of directors recommends that Verint's stockholders (other than CTI and its affiliates) vote "FOR" the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith.

Opinion of Financial Advisor to the Verint Special Committee

        The Verint special committee retained Citigroup to provide financial advisory services to the Verint special committee in connection with the proposed merger. In connection with Citigroup's engagement, the Verint special committee requested Citigroup's opinion as to the fairness, from a financial point of view, to the holders of Verint common stock (other than CTI and its affiliates), of the aggregate merger consideration to be paid by Verint pursuant to the terms and subject to the conditions of the merger agreement. On August 12, 2012, at a meeting of the Verint special committee, Citigroup rendered to the Verint special committee an oral opinion, which was confirmed by delivery of a written opinion dated August 12, 2012, to the effect that, as of that date and based on and subject to the matters, considerations and limitations set forth in the opinion, Citigroup's experience as investment bankers, Citigroup's work described below and other factors it deemed relevant, the aggregate merger consideration to be paid by Verint in the merger was fair, from a financial point of view, to the holders of Verint common stock (other than CTI and its affiliates).

        The full text of Citigroup's written opinion, dated August 12, 2012, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Citigroup in rendering its opinion, is attached to this joint proxy statement/prospectus as Annex B and is incorporated into this joint proxy statement/prospectus by reference in its entirety. The summary of Citigroup's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion carefully and in its entirety. Citigroup's opinion, the issuance of which was approved by Citigroup's authorized internal committee, was provided for the information of the Verint special committee in connection with its evaluation of the proposed merger and was limited to the fairness to the holders of Verint common stock (other than CTI and its affiliates), as of August 12, 2012, from a financial point of view, of the merger consideration to be paid by Verint in the merger, considered in the aggregate. Citigroup's opinion does not address any other aspects or implications of the merger and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed merger or otherwise. Citigroup's opinion does not address the underlying business decision of Verint to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Verint or the effect of any other transaction in which Verint might engage. The following is a summary of Citigroup's opinion and the methodology that Citigroup used to render its opinion.

        In arriving at its opinion, Citigroup, among other things:

  •
  reviewed the merger agreement, the distribution agreement and the governance and repurchase rights agreement, together with certain other agreements contemplated to be entered into in connection with the merger;

  •
  held discussions with certain senior officers, directors and other representatives and advisors of Verint and certain senior officers and other representatives and advisors of CTI concerning the businesses, operations and prospects of Verint and CTI and the effects of the merger on the financial condition and future prospects of Verint;

  •
  examined certain publicly available business and financial information relating to Verint as well as certain financial forecasts and other information and data relating to Verint which were provided to or discussed with Citigroup by the management of Verint, including information relating to the potential strategic implications of the merger anticipated by the management of Verint;

  •
  examined certain publicly available business and financial information relating to CTI as well as certain financial forecasts and other information and data relating to CTI which were provided to or discussed with Citigroup by the management of CTI, including certain financial forecasts and other information and data on a pro forma basis giving effect to the Comverse distribution;

  •
  considered, to the extent publicly available, the financial terms of certain other transactions which Citigroup considered relevant in evaluating the merger;

  •
  analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citigroup considered relevant in evaluating those of Verint and CTI;

  •
  evaluated certain potential pro forma financial effects of the merger on Verint based on the information provided to Citigroup by the management of Verint;

  •
  evaluated certain potential pro forma financial effects of the Comverse distribution on CTI based on the information provided to Citigroup by the management of CTI; and

  •
  conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citigroup deemed relevant and appropriate in arriving at its opinion.

        In rendering its opinion, Citigroup assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citigroup and upon the assurances of the managements of Verint and CTI that they were not aware of any relevant information that was omitted or that remained undisclosed to Citigroup. With respect to the financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Citigroup, relating to Verint and CTI, and certain pro forma financial effects of, and strategic implications resulting from, the merger, Citigroup was advised by the respective managements of Verint and CTI that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Verint and CTI as to the future financial performance and financial position of Verint and CTI, respectively, such strategic implications anticipated to result from the merger and the other matters covered thereby, and Citigroup assumed, with the Verint special committee's consent, that the financial results and financial position (including such potential strategic implications anticipated to result from the merger) reflected in such forecasts and other information and data would be realized in the amounts and at the times projected.

        Citigroup assumed, with the consent of the Verint special committee, that the Comverse distribution will have occurred prior to the merger in accordance with its terms and that the merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the Comverse distribution and the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Verint, CTI or the contemplated benefits of the merger. Citigroup also assumed, with the consent of the Verint special committee, that the merger will be treated as a tax-free reorganization for federal income tax purposes. Citigroup did not make, and it was not provided with, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CTI, and Citigroup did not make any physical inspection of the properties or assets of CTI. Furthermore, Citigroup did not evaluate the solvency or fair value of Verint, CTI or Comverse under any law relating to bankruptcy, insolvency or similar matters. In addition, Citigroup assumed, with the consent of the Verint special committee, that, as of the closing of the merger, the unrestricted cash and cash equivalents of CTI will exceed the Retained Liabilities and that CTI will have no other material liabilities, obligations or commitments of any kind, other than those subject to indemnification or insurance for the benefit of Verint under the merger agreement, the distribution agreement or otherwise, and in any event that any such liabilities, obligations and commitments of CTI would not have an adverse impact on Verint or the contemplated benefits of the merger. Citigroup also assumed that the representations and warranties made by Verint and CTI in the merger agreement were and will be true and correct in all respects material to its analysis. Finally, with the consent of the Verint special committee, Citigroup relied upon the advice Verint received from its legal, regulatory, accounting and tax advisors as to all legal, regulatory, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement, including the Comverse distribution.

        Citigroup's opinion was limited to the fairness to the holders of Verint common stock (other than CTI and its affiliates), as of August 12, 2012, from a financial point of view, of the merger consideration to be paid by Verint in the merger, considered in the aggregate, and Citigroup did not express any opinion as to the fairness of the merger to the holders of any particular class of securities, creditors or other constituencies of Verint or CTI. Citigroup expressed no opinion as to what the value of Verint common stock actually will be when issued pursuant to the merger or the price at which Verint common stock will trade at any time.

        In addition, Citigroup expressed no view on, and its opinion did not address, any aspect of the distribution agreement, the governance and repurchase rights agreement, or any other contractual agreement or arrangement Verint or any of its affiliates has entered into or may enter into in connection with the merger. Citigroup did not express any opinion as to the Comverse distribution or any of the terms or conditions thereof, or any actual or potential Comverse disposition, nor did Citigroup express any opinion as to the governance and repurchase rights agreement or any of the terms or conditions thereof (including, without limitation, certain put and call rights as specified therein). Furthermore, Citigroup expressed no view as to, and its opinion did not address, the underlying business decision of Verint to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Verint or the effect of any other transaction in which Verint might engage. Citigroup also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration. Citigroup's opinion was necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing, as of August 12, 2012. Citigroup informed the Verint special committee that subsequent developments may affect its opinion and that Citigroup did not have any obligation to update, revise or reaffirm its opinion.

        In preparing its opinion, Citigroup performed a variety of financial, comparative and other analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Citigroup's opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citigroup arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Citigroup believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Citigroup considered industry performance, market conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Verint and CTI. No company, business or transaction used in the analyses as a comparison is identical or directly comparable to Verint, CTI or the merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies, business segments or transactions analyzed.

        The estimates contained in Citigroup's analyses and the ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Citigroup's analyses are inherently subject to substantial uncertainty.

        The type and amount of consideration payable in the merger was determined through negotiations between the Verint special committee and CTI, and the decision of the Verint special committee to recommend the merger to the Verint board of directors was solely that of the Verint special committee. Citigroup's opinion was only one of many factors considered by the Verint special committee in its evaluation of the merger and should not be viewed as determinative of the views of the Verint special committee, the Verint board of directors or Verint management with respect to the merger or the merger consideration.

        The following is a summary of the material financial analyses presented to the Verint special committee in connection with the delivery of Citigroup's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Citigroup's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Citigroup's financial analyses.

        In connection with its financial analysis, Citigroup considered the aggregate merger consideration to be paid by Verint in the merger and noted that the aggregate merger consideration is comprised of the sum of (i) the number of Fully Diluted CTI Shares (as described below) and (ii) the amount determined by dividing the Target Amount (as described below) by the Average Closing Price. Citigroup noted that, as more fully described in the merger agreement, the number of "Fully Diluted CTI Shares" is comprised of the sum of:

  •
  the number of shares of Verint common stock owned by CTI as of the effective time of the merger, plus

  •
  the number of shares of Verint common stock determined by multiplying (i) the number of shares of Verint preferred stock owned by CTI as of the effective time of the merger by (ii) the quotient obtained by dividing the Liquidation Preference (as defined in the merger agreement) per share of Verint preferred stock as of the closing of the merger by $32.66, plus

  •
  the number of shares of Verint common stock determined by dividing the amount, if any, by which CTI's unrestricted cash and cash equivalents as of the closing of the merger exceeds the Retained Liabilities as of the closing of the merger (up to $10 million), by the Average Closing Price.

        Citigroup also noted that, as more fully set forth in the merger agreement, the "Target Amount" would be (a) $25 million if the Comverse distribution or, alternatively, the sale or disposition (by merger, consolidation, sale or disposition of capital stock or other asset, or otherwise) of Comverse and its subsidiaries (a "Comverse disposition") occurs on or prior to October 31, 2012, (b) $15 million if the Comverse distribution or the Comverse disposition occurs after October 31, 2012 and on or prior to January 31, 2013, and (c) $5 million if the Comverse distribution or the Comverse disposition occurs after January 31, 2013 and on or prior to April 30, 2013. As more fully set forth in the merger agreement, the "Target Amount" would be reduced to zero if, subject to certain exceptions described in the merger agreement, CTI beneficially owns less than 50% of the voting securities of Verint (on an as exercised and fully diluted basis) as of the closing of the merger. See "The Merger Agreement—The Merger—The Merger Consideration" for a description of these provisions.

        Citigroup analyzed the financial aspects of the calculation of "Fully Diluted CTI Shares" used for purposes of establishing the aggregate merger consideration to be paid by Verint in the merger. Citigroup noted that, with respect to the first component of the calculation of "Fully Diluted CTI Shares," the number of shares of Verint common stock issued by Verint in the merger will equal the number of shares of Verint common stock owned by CTI as of the closing of the merger, and that all of the shares of Verint common stock owned by CTI will be canceled in connection with the merger.

        Citigroup noted that, with respect to the second component of the calculation of "Fully Diluted CTI Shares," the number of shares of Verint common stock issued by Verint in the merger will equal the number of shares of Verint common stock issuable upon the conversion of shares of Verint preferred stock owned by CTI as of the closing of the merger, applying the conversion price of $32.66 per share stated in the certificate of designations for the Verint preferred stock, and that all of the shares of Verint preferred stock owned by CTI will be canceled in connection with the merger. Citigroup further noted that, as of an illustrative closing date of the merger of October 31, 2012, the Liquidation Preference of the Verint preferred stock would be approximately $362.3 million and approximately 11.094 million shares of Verint common stock would be issuable upon conversion of the shares of Verint preferred stock. Citigroup analyzed the current market value of the shares of Verint common stock issuable upon conversion of the Verint preferred stock and noted that, based on the closing stock price of Verint common stock of $28.39 per share as of August 10, 2012, the market value of such shares was approximately $315 million, which represented an illustrative implied discount of approximately $47 million compared to the Liquidation Preference of $362.3 million as of the illustrative closing date of the merger of October 31, 2012.

        Citigroup further noted that, with respect to the third component of the calculation of "Fully Diluted CTI Shares," the number of shares of Verint common stock to be paid by Verint in the merger will be determined, applying a deemed price per share of Verint common stock equal to the Average Closing Price, based upon the amount, if any, by which CTI's unrestricted cash and cash equivalents as of the closing of the merger exceeds the Retained Liabilities as of the closing of the merger (up to $10 million). Citigroup noted that "Average Closing Price" is calculated using the average of the daily volume weighted averages of the trading prices of Verint common stock on Nasdaq for the 20 consecutive trading days ending on the second trading day immediately prior to the closing of the merger.

        Citigroup then analyzed the financial aspects of the Target Amount used for purposes of establishing the aggregate merger consideration to be paid by Verint in the merger. Citigroup noted that, as more fully set forth in the merger agreement, the "Target Amount" would be (a) $25 million if the Comverse distribution or the Comverse disposition occurs on or prior to October 31, 2012, (b) $15 million if the Comverse distribution or the Comverse disposition occurs after October 31, 2012 and on or prior to January 31, 2013, and (c) $5 million if the Comverse distribution or the Comverse disposition occurs after January 31, 2013 and on or prior to April 30, 2013. As more fully set forth in the merger agreement, the "Target Amount" would be reduced to zero if, subject to certain exceptions described in the merger agreement, CTI beneficially owns less than 50% of the voting securities of Verint (on an as exercised and fully diluted basis) as of the closing of the merger. See "The Merger Agreement—The Merger—The Merger Consideration" for a description of these provisions.

  Implied Premia Analysis

        Citigroup analyzed the premia implied by the aggregate merger consideration to be paid by Verint in the merger as a percentage of the implied equity value of Verint common stock owned by CTI, including shares of Verint common stock issuable upon conversion of shares of Verint preferred stock owned by CTI, based on Verint's closing stock price of $28.39 per share as of August 10, 2012. The following table summarizes the results of this analysis:

	Comverse distribution or Comverse disposition occurs on or prior to October 31, 2012	Comverse distribution or Comverse disposition occurs after October 31, 2012 and on or prior to January 31, 2013	Comverse distribution or Comverse disposition occurs after January 31, 2013 and on or prior to April 30, 2013
Target Amount	$25.0 mm	$15.0 mm	$5.0 mm
Premium as % of Verint Equity Value	1.6%	1.0%	0.3%

        Using publicly available information, Citigroup then reviewed certain selected transactions in which an issuer repurchased shares or otherwise recapitalized to remove controlling stockholders or classes of stockholders from control. The following is a list of the selected transactions reviewed by Citigroup:

Issuer	Seller	Announced Date
Jo-Ann Stores, Inc.	Owner Families / Class B Shares	05/19/03
Kaman Corporation	Kaman Family	06/07/05
Sotheby's Holdings, Inc.	Taubman Family	09/07/05
Methode Electronics, Inc.	McGinley Family	08/20/02
Salton/Maxim Housewares, Inc.	Windmere-Durable Holdings, Inc.	05/07/98
The Readers Digest Association, Inc.	DeWitt Wallace-Reader's Digest Fund, Inc. and Lila Wallace-Reader's Digest Fund, Inc.	10/16/02
NPC International, Inc.	Class A Holders	05/23/95
FBR Capital Markets Corporation	FBR TRS Holdings, Inc. and Friedman, Billings, Ramsey Group, Inc. (d/b/a Arlington Asset Investment Corp.)	05/18/09
Allscripts-Misys Healthcare Solutions, Inc.	Misys plc	06/09/10
Ameristar Casinos, Inc.	Estate of Craig H. Neilsen	02/28/11
Remington Oil & Gas Corporation	S-Sixteen Holding Company	06/23/98
BankAtlantic Bancorp, Inc.	Various Investors	01/13/00
Alpharma Inc.	A.L. Industrier ASA	12/13/06
The Wackenhut Corporation	Group 4 Falck A/S	05/01/03
Fidelity National Information Services, Inc.	Fidelity National Financial, Inc.	04/27/06
American Pharmaceutical Partners, Inc.	American BioScience, Inc.	11/28/05
A.O. Smith Corporation	Smith Investment Company	02/04/08

        Citigroup compared, among other things, the implied premia paid to the controlling stockholders or class of stockholders in the selected transactions, as a percentage of the market value of all of the outstanding equity securities of the controlled company. This analysis indicated implied premia ranging from a premium of 8.7% to a discount of 0.5%.

        Citigroup then compared the range of implied premia in the selected transactions to the premia implied by the aggregate merger consideration to be paid by Verint in the merger of 1.6%, assuming a $25 million Target Amount, of 1.0%, assuming a $15 million Target Amount and of 0.3%, assuming a $5 million Target Amount.

  Pro Forma Accretion/Dilution Analysis

        Citigroup analyzed the potential pro forma impact of the merger on Verint's estimated earnings per share of common stock ("EPS") for the fiscal years ending January 31, 2014 and January 31, 2015, based on financial projections provided by Verint management. The analysis was also based on the Verint's closing stock price of $28.39 per share as of August 10, 2012, and did not give effect to any transaction costs, refinancing of existing debt or dividends paid during the applicable forecast period. The following table summarizes the results of this analysis:

	Accretion / (Dilution)
	Comverse distribution or Comverse disposition occurs on or prior to October 31, 2012	Comverse distribution or Comverse disposition occurs after October 31, 2012 and on or prior to January 31, 2013	Comverse distribution or Comverse disposition occurs after January 31, 2013 and on or prior to April 30, 2013
Target Amount	$25.0 mm	$15.0 mm	$5.0 mm
FYE 01/31/14	(1.1)%	(0.6)%	(0.1)%
FYE 01/31/15	(0.3)%	0.2%	0.7%

        The actual results achieved by the combined company may vary from projected results and the variations may be material.

  Miscellaneous

        Under the terms of Citigroup's engagement, the Verint special committee, acting on behalf of Verint, has agreed to pay Citigroup for its financial advisory services in connection with the merger an aggregate fee equal to approximately $8.0 million, consisting of (i) $175,000 that was payable upon execution of the engagement letter, (ii) $2,000,000 that was payable upon delivery of Citigroup's fairness opinion, and (iii) the remainder that is payable upon closing of the merger (less any retainer fees of $75,000 per month previously paid to Citigroup during the term of the engagement). The Verint special committee has also agreed to reimburse Citigroup for all reasonable travel, out of pocket and other deal related expenses, including reasonable fees and expenses of Citigroup's external legal counsel, and to indemnify Citigroup and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

        In the ordinary course of Citigroup's business, Citigroup and its affiliates may actively trade or hold the securities of Verint and CTI for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citigroup and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Verint, CTI and their respective affiliates.

        The Verint special committee selected Citigroup to provide certain financial advisory services in connection with the merger based on Citigroup's reputation and experience. Citigroup is an internationally recognized investment banking firm which regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The issuance of Citigroup's opinion was authorized by Citigroup's fairness opinion committee.

Opinions of Financial Advisors to the CTI Board of Directors

  Opinion of Goldman Sachs

        Goldman Sachs rendered its opinion to the CTI board of directors that, as of August 12, 2012 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than Verint and its affiliates) of the shares of CTI common stock.

        The full text of the written opinion of Goldman Sachs, dated August 12, 2012, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided its opinion for the information and assistance of the CTI board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of CTI common stock should vote with respect to the merger or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  annual reports to stockholders and Annual Reports on Form 10-K of CTI and Verint for the five fiscal years ended January 31, 2012;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of CTI and Verint;

  •
  certain other communications from CTI and Verint to their respective stockholders;

  •
  certain publicly available research analyst reports for CTI and Verint; and

  •
  certain internal financial analyses and forecasts for CTI (excluding any subsidiaries of CTI) prepared by CTI's management and for Verint prepared by Verint's management, in each case, as approved for Goldman Sachs' use by CTI (the "Forecasts") and certain cost savings and operating synergies projected by the management of CTI to result from the merger, as approved for Goldman Sachs' use by CTI (the "Synergies").

        Goldman Sachs also held discussions with members of the senior managements of CTI and Verint regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of Verint and with members of the senior management of CTI regarding their assessment of the past and current business operations, financial condition and future prospects of CTI; reviewed the reported price and trading activity for the shares of CTI common stock and shares of Verint common stock; compared certain financial and stock market information for CTI and Verint with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the software industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering the opinion described above, Goldman Sachs, with the consent of CTI board of directors, relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it. In that regard, Goldman Sachs assumed, with the consent of CTI board of directors, that the Forecasts and the Synergies had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CTI. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of CTI, Comverse or Verint or any of their respective subsidiaries, nor was any such evaluation or appraisal furnished to Goldman Sachs. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement, the distribution agreement and the agreements with respect to a disposition of Comverse entered into pursuant to the merger agreement (which are referred to in this section of the joint proxy statement/prospectus as the "Transactions" and these agreements are referred to as the "Transaction Agreements") will be obtained without any adverse effect on CTI or Verint or on the expected benefits of the Transactions in any way meaningful to its analysis. Goldman Sachs also assumed that the Transactions will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion did not address the underlying business decision of CTI to engage in the Transactions or the relative merits of the Transactions as compared to any strategic alternatives that may be available to CTI; nor did it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit interest from other parties with respect to an acquisition of CTI since December 2010. Goldman Sachs' opinion addresses only the fairness from a financial point of view to the holders (other than Verint and its affiliates) of shares of CTI common stock, as of the date of the opinion, of the exchange ratio pursuant to the merger agreement. Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the Transaction Agreements or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Transaction Agreements or entered into or amended in connection with the Transactions, including, without limitation, the Comverse distribution and any disposition of Comverse, the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of CTI; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of CTI, or class of such persons, in connection with the Transactions, whether relative to the exchange ratio pursuant to the merger agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which shares of Comverse common stock or shares of Verint common stock will trade at any time or as to the impact of the Transactions on the solvency or viability of CTI, Comverse or Verint or the ability of CTI, Comverse or Verint to pay their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs' advisory services and the opinion expressed in Goldman Sachs' opinion were provided for the information and assistance of the board of directors of CTI in connection with its consideration of the merger. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of CTI common stock should vote with respect to the merger or any other matter. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors of CTI in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 10, 2012 and is not necessarily indicative of current market conditions.

        Analysis of the Impact of the Merger on Ownership in Verint.    Goldman Sachs calculated CTI's pro forma percentage ownership of Verint common stock on an if-converted basis (including the shares of

Verint common stock underlying CTI's shares of Verint preferred stock and accrued dividends) immediately prior to completion of the merger and compared it to CTI's pro forma percentage ownerships of Verint common stock (including the additional shares represented by the Target Amounts) immediately after completion of the merger. Goldman Sachs first calculated CTI's percentage ownership of the shares of Verint common stock on an if-converted basis immediately prior to completion of the merger, based on the closing trading price of Verint common stock on August 10, 2012 of $28.39 per share and assuming the conversion of CTI's shares of Verint preferred stock and accrued dividends of $73 million as of January 31, 2013 at a conversion price of $32.66 per share. Based on these calculations, CTI held 52.0% of the Verint common stock on an if-converted basis. Goldman Sachs then calculated CTI's pro forma percentage ownerships of Verint common stock immediately after completion of the merger based on the numbers of additional shares of Verint common stock that CTI would receive pursuant to the merger agreement using Target Amounts ranging from $0 to $25 million and illustrative trading prices for Verint common stock ranging from $20.00 to $35.00 per share.

        The following table presents the results of this analysis:

	On an if- converted basis	$0 million Target Amount	$5 million Target Amount	$15 million Target Amount	$25 million Target Amount
CTI's implied ownership of Verint common stock	52.0%	51.9% - 52.1%	52.1% - 52.3%	52.3% - 52.7%	52.6% - 53.2%

        Theoretical Values of Verint Preferred Stock.    Goldman Sachs calculated the theoretical values of CTI's Verint preferred stock using two different methodologies. Goldman Sachs first calculated the theoretical value of the shares of CTI's Verint preferred stock by using a Monte Carlo simulation based on an illustrative range of share prices of $20.00 to $35.00 per share for Verint common stock, credit risk spreads ranging from 7.0% to 9.0%, 0% recovery rate and 30% volatility. This analysis resulted in a range of theoretical values of CTI's Verint preferred stock between $278.8 million and $428.4 million.

        Goldman Sachs also used a make-whole analysis to calculate the theoretical value of CTI's Verint preferred stock. As part of this analysis, Goldman Sachs first calculated the implied values of the shares of Verint common stock that CTI would receive upon the occurrence of a change of control of Verint, including the shares that CTI would receive pursuant to the make-whole provisions in the Amended and Restated Certificate of Designation, Preferences and Rights for the Verint preferred stock. Goldman Sachs first calculated the total number of shares of Verint common stock that CTI would receive upon the occurrence of a change of control of Verint after application of this make-whole feature, assuming illustrative trading prices for Verint common stock ranging from $20.00 to $35.00 per share, accrued dividends of $73 million as of January 31, 2013 and a conversion price of $32.66 per share. Based on these calculations, Goldman Sachs determined that CTI would receive, in the aggregate, between 11.8 million and 12.3 million shares of Verint common stock upon conversion and pursuant to the make-whole provisions. Goldman Sachs then multiplied this range of theoretical share amounts by illustrative trading prices for Verint common stock ranging from $20.00 to $35.00 per share to determine a range of implied values between $245.8 million and $411.6 million.

        Goldman Sachs then compared the range of theoretical values of CTI's Verint preferred stock calculated by using a Monte Carlo simulation to the implied values of the shares of Verint common stock that CTI would receive upon conversion and pursuant to the make-whole feature and determined that the theoretical values overlapped with the implied values. Goldman Sachs selected the range of theoretical values of CTI's Verint preferred stock between $287 million and $421 million to calculate implied pro forma net asset values of CTI prior to the merger as discussed below.

        Theoretical Pro Forma Net Asset Valuation.    Based on public filings and the Forecasts, Goldman Sachs calculated the illustrative pro forma net asset value of CTI following the completion of the contemplated Comverse distribution or a disposition of Comverse (as the case may be) and prior to completion of the merger, based on (i) illustrative prices for Verint common stock ranging from $20.00 to $35.00 per share, (ii) 16.3 million shares of Verint common stock owned by CTI as of August 10, 2012, (iii) a range of theoretical values for CTI's Verint preferred stock between $287 million and $421 million calculated by using a Monte Carlo simulation and assuming an 8% credit risk spread, 0% recovery rate and 30% volatility, (iv) an estimated net present value of $4 million for CTI's tax assets, which Goldman Sachs calculated based on estimated $11 million net operating losses of CTI (based on the Forecasts) and using a discount rate of 9%, reflecting an estimate of pro forma CTI's weighted average cost of capital and (v) an estimated net present value of $152 million for CTI's costs to maintain its status as a public company, which Goldman Sachs calculated using the midpoint of CTI's cost estimates for 2012 based on the Forecasts, excluding the impact of any net operating losses held by CTI and assuming deductions for 80% of the dividends attributable to CTI's Verint preferred stock and a 35% marginal tax rate for the remaining dividends attributable to CTI's Verint preferred stock that are not deductible and using a discount rate of 9%. Based on these calculations, the range of implied net asset values of CTI was between $464 million and $842 million. Goldman Sachs then applied premium/discount rates ranging from (10)% to 10% to this range of implied net asset values of CTI and calculated CTI's implied percentage ownership of the shares of Verint common stock prior to the merger. The following table presents the results of this analysis:

Premium / (discount) to implied net asset value	(10)% - 10%
CTI's implied ownership of Verint common stock prior to the merger	45.2% - 51.1%

        Selected Transactions Analysis.    Goldman Sachs reviewed selected transactions where a holding company merged downstream into a subsidiary and surveyed the premium or discount in such selected transactions. While none of the companies that participated in the selected transactions are directly comparable to CTI and/or Verint, the companies that participated in the selected transactions are companies with operations that, for the purposes of Goldman Sachs' analysis, may be considered similar to CTI and/or Verint. The selected transactions reviewed by Goldman Sachs included the following:

Date Completed	Transaction
May 26, 2011	Retail Ventures Inc. / DSW Inc.
April 22, 2009	Smith Investment Company / A. O. Smith Corporation
November 9, 2006	Fidelity National Financial, Inc. / Fidelity National Information Services, Inc.
August 15, 1997	Durwood, Inc. / AMC Entertainment

        Goldman Sachs calculated the discount/premium representing the exchange ratios paid in the selected transactions, which ranged from (1.5%) to 0.0%.

        Illustrative Non-GAAP Earnings Analysis.    Goldman Sachs analyzed the pro forma impact of the merger on the estimated fully-diluted earnings per share of CTI for fiscal year 2013, based on the Forecasts. First, Goldman Sachs calculated the implied earnings per share of CTI common stock for fiscal year 2013 on a stand-alone basis assuming that CTI held 51.9% of the Verint common stock as determined on an if-converted basis, a $15 million dividend on CTI's Verint preferred stock and $15 million of total costs for CTI to maintain its status as a public company. Goldman Sachs also calculated the pro forma implied earnings per share of CTI for fiscal year 2013 following completion of the merger assuming a Target Amount of $25 million and then assuming a Target Amount of $0. Goldman Sachs then compared the implied earnings per share of CTI for fiscal year 2013 on a stand-alone basis with the pro forma implied earnings per share of CTI for fiscal year 2013 and determined that the merger would result in accretion between 12.0% and 13.7% to CTI's non-GAAP earnings per share.

        Illustrative Pro Forma Verint Accretion/Dilution Analysis.    Goldman Sachs analyzed the pro forma effects of the merger using the Forecasts and IBES estimates. In its analysis, Goldman Sachs assumed a dividend of $15 million on Verint preferred stock and estimated non-GAAP net income of $133 million for fiscal year 2013. Goldman Sachs calculated the total number of shares of Verint common stock on an if-converted basis (assuming conversion of CTI's Verint preferred stock and accrued dividends of $73 million as of January 31, 2013 and a conversion price of $32.66 per share). Next, Goldman Sachs calculated the implied earnings per share of Verint on a stand-alone basis for fiscal year 2013 of $2.22. Goldman Sachs then calculated the pro forma implied earnings per share of Verint for fiscal year 2013 following the completion of the merger, assuming no dividend is paid on the Verint preferred stock and using a Target Amount of $25 million, which resulted in an implied earnings per share of Verint of $2.47, and a Target Amount of $0, which resulted in an implied earnings per share of Verint of $2.51. Goldman Sachs compared the implied earnings per share of Verint on a stand-alone basis with the implied earnings per share of Verint on a pro forma basis and determined that the merger would be accretive to Verint's implied non-GAAP earnings per share in a range between 11.4% and 13.2%.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to CTI or Verint or the merger.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to the CTI board of directors as to the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to the holders (other than Verint and its affiliates) of the shares of CTI common stock. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of CTI, Verint, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The exchange ratio was determined through arm's-length negotiations between CTI and Verint and was approved by the CTI board of directors. Goldman Sachs provided advice to CTI during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio to CTI or its board of directors or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.

        As described above, Goldman Sachs' opinion to the CTI board of directors was one of many factors taken into consideration by the CTI board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

        Goldman Sachs and its affiliates are engaged in commercial and investment banking and financial advisory services, market making and trading, research and investment management (both public and private investing), principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of CTI, Comverse, Verint and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions for their own account and for the accounts of their customers. Goldman Sachs acted as financial advisor to CTI in connection with, and participated in certain of the negotiations leading to, the transactions. Goldman Sachs has provided certain investment banking services to CTI and its affiliates from time to time. Goldman Sachs may also in the future provide investment banking services to CTI, Comverse, Verint and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

        The CTI board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated August 26, 2010 as amended on January 19, 2011, CTI engaged Goldman Sachs to act as its financial advisor in connection with the Transactions. Pursuant to the terms of this engagement letter, CTI has agreed to pay Goldman Sachs a transaction fee of approximately $14.0 million for its services in connection with the Transactions, a portion of which was contingent upon the consummation of the Comverse distribution and a significant portion of which is contingent upon the consummation of the merger. In addition, CTI has agreed to reimburse Goldman Sachs for its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs' expenses arising, and indemnify Goldman Sachs against certain liabilities that may arise, out of Goldman Sachs' engagement.

  Opinion of Rothschild

        In connection with the merger, the CTI board of directors received an opinion, dated August 12, 2012, from CTI's financial advisor, Rothschild, to the effect that as of August 12, 2012 and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Rothschild, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to holders of the shares of CTI common stock, other than Verint and its affiliates.

        The full text of the written opinion that Rothschild delivered is attached as Annex D to this joint proxy statement/prospectus, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Rothschild in connection with its opinion. CTI's shareholders should read the opinion carefully and in its entirety. A summary of the Rothschild opinion is included below, which is qualified in its entirety by reference to the full text of the opinion attached as Annex D. The Rothschild opinion was provided for the benefit of the CTI board of directors, in its capacity as such, in connection with and for the purpose of its evaluation of the merger. The Rothschild opinion should not be construed as creating any fiduciary duty on Rothschild's part to any party. The Rothschild opinion did not constitute a recommendation to the CTI board of directors as to whether to approve the transactions contemplated by the merger agreement, the distribution agreement and the agreements with respect to a disposition of Comverse entered into pursuant to the merger agreement (which are referred to in this section of the joint proxy statement/prospectus as the "Transactions") or a recommendation to any holders of any shares of CTI common stock as to how to vote or otherwise act with respect to the merger or any other matter, should the merger or any other matter come to a vote of the holders of the shares of CTI common stock. In addition, the CTI board of directors did not ask Rothschild to address, and the Rothschild opinion did not address, (i) the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of CTI, other than the holders of the shares of CTI common stock, other than Verint and its affiliates, or (ii) the fairness of the amount or nature of any compensation to be paid or payable to any of CTI's officers, directors or employees of CTI, or any class of such persons, whether relative to the exchange ratio pursuant to the merger agreement or otherwise.

        In connection with its opinion, Rothschild:

  •
  reviewed the draft of the merger agreement dated August 12, 2012;

  •
  reviewed certain publicly available business and financial information concerning CTI and Verint and the industry in which they operate;

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  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies it deemed generally relevant and the consideration received in such transactions;

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  compared the financial and operating performance of CTI and Verint with publicly available information concerning certain other public companies it deemed generally relevant, including data relating to public market trading levels and implied multiples;

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  reviewed the current and historical market prices of CTI common stock and Verint common stock;

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  reviewed certain internal financial analyses and forecasts for CTI (excluding any subsidiaries of CTI) prepared by CTI's management relating to CTI's business and for Verint prepared by Verint's management relating to Verint's business, in each case, as approved for Rothschild's use by CTI (the "Forecasts") and certain cost savings and operating synergies projected by the management of CTI to result from the merger, as approved for Rothschild's use by CTI (the "Synergies"); and

  •
  performed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

        In addition, Rothschild held discussions with certain members of management of CTI with respect to the past and current business operations of CTI and the financial condition of CTI and with certain members of managements of CTI and Verint with respect to the merger, the past and current business operations of Verint, the financial condition of Verint, the Forecasts, the Synergies and certain other matters it believed necessary or appropriate to its inquiry.

        In arriving at its opinion, Rothschild, with the consent of CTI board of directors, relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished or made available to Rothschild by CTI and Verint, their respective associates, affiliates and advisors, or otherwise reviewed by or for Rothschild, and Rothschild did not assume any responsibility or liability therefor. Rothschild did not conduct any valuation or appraisal of any of the assets or liabilities of CTI, Comverse or Verint, nor were any such valuations or appraisals provided to Rothschild, and Rothschild did not express any opinion as to the value of such assets or liabilities. In addition, Rothschild did not assume any obligation to conduct any physical inspection of the properties or facilities of CTI, Comverse and Verint. In relying on the Forecasts and the Synergies provided to Rothschild or discussed with Rothschild by CTI and Verint, Rothschild assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by CTI's management as to the expected future results of operations and financial condition of CTI and Verint. Rothschild expressed no view as to the reasonableness of such financial analyses and forecasts or any assumption on which they were based. Rothschild assumed that the Transactions would be consummated as contemplated in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the parties would comply with all material terms of the merger agreement, the distribution agreement and the agreements with respect to a disposition of Comverse entered into pursuant to the merger agreement and that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Transactions, no material delays, limitations, conditions or restrictions would be imposed.

        For purposes of rendering its opinion, Rothschild assumed that there had not occurred any material change in the assets, financial condition, results of operations, business or prospects of CTI or Verint since the date of the most recent financial statements and other information, financial or otherwise, relating to CTI or Verint made available to Rothschild, and that there was no information or any facts that would make any of the information reviewed by Rothschild incomplete or misleading. Rothschild did not express any opinion as to any tax or other consequences that may result from the Transactions, nor did its opinion address any legal, tax, regulatory or accounting matters. Rothschild relied as to all legal, tax and regulatory matters relevant to rendering its opinion upon the assessments made by CTI and Verint and their respective other advisers with respect to such issues. In addition, Rothschild relied upon and assumed, without independent verification, that the final form of the merger agreement would not differ in any material respect from the draft of the merger agreement identified above.

        The Rothschild opinion was necessarily based on securities markets, economic, monetary, financial and other general business and financial conditions as they existed and could be evaluated on, and the information made available to Rothschild as of, the date of its opinion and the conditions, prospects, financial and otherwise, of CTI and Verint, as they were reflected in the information provided to Rothschild and as they were represented to Rothschild in discussions with managements of CTI and Verint. Rothschild expressed no opinion as to the price at which the shares of Comverse common stock or shares of Verint common stock would trade at any future time. The Rothschild opinion was limited to the fairness, from a financial point of view, to the holders, other than Verint and its affiliates, of the shares of CTI common stock, of the exchange ratio pursuant to the merger agreement and Rothschild expressed no opinion as to any underlying decision which CTI may make to engage in the Transactions or any alternative transaction. In this regard, Rothschild was not requested to solicit, and did not solicit interest from other parties with respect to an acquisition of CTI since December 2010, and Rothschild did not express any opinion as to the relative merits of the Transactions as compared to any alternative transaction. Rothschild was not asked to, nor did it, offer any opinion as to the terms, other than the exchange ratio to the extent expressly set forth in its opinion, of the merger agreement, the distribution agreement and any agreements for another disposition of Comverse or the Transactions, including, without limitation, the Comverse distribution and any disposition of Comverse.

        The Rothschild opinion was given and speaks only as of the date of the opinion. It should be understood that subsequent developments may affect the Rothschild opinion and the assumptions used in preparing it, and Rothschild does not have any obligation to update, revise, or reaffirm its opinion. The Rothschild opinion was approved by the Global Financial Advisory Commitment Committee of Rothschild.

        The following represents a summary of the material financial analyses performed by Rothschild in connection with providing its opinion, dated August 12, 2012, to the effect that as of August 12, 2012, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to holders of the shares of CTI common stock, other than Verint and its affiliates. The summary of these analyses is not a comprehensive description of all analyses and factors considered by Rothschild. The preparation of a fairness opinion is a complex analytical and judgmental process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Rothschild believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        Rothschild employed several analytical methodologies and no one method of analysis should be regarded as critical to the overall conclusion reached by Rothschild. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Rothschild was based on all analyses and factors taken as a whole and also on application of Rothschild's experience and judgment, which conclusion involved significant elements of subjective judgment and qualitative analysis. Rothschild therefore gave no opinion as to the value or merit standing alone of any one or more parts of the analyses it performed. In its analyses, Rothschild considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of CTI and Verint. No company, transaction or business used by Rothschild in its analyses as a comparison is identical to CTI, Verint or the merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

        The estimates contained in Rothschild's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Rothschild's analyses and estimates are inherently subject to substantial uncertainty.

        The Rothschild opinion was among the many factors that the CTI board of directors took into consideration in connection with and for the purposes of its evaluation of the merger. Consequently, the Rothschild opinion should not be viewed as determinative of the views of the CTI board of directors or management with respect to the merger or the exchange ratio.

        Pro Forma Analysis of Premium to CTI Shareholders.    Rothschild first calculated the implied value of CTI's shares of Verint common stock (including the shares underlying CTI's Verint preferred stock) on an as-converted basis as $781 million, based on 27.5 million shares of CTI's Verint common stock on an as-converted basis as of January 31, 2013 and a trading price for Verint common stock of $28.39 per share on August 10, 2012. Rothschild then determined the range of illustrative premia represented by the range of potential Target Amounts between $0 million to $25 million by dividing the range of Target Amounts by the implied value of CTI's ownership in Verint, which resulted in a range of premia between 0.0% and 3.2%. Rothschild then determined the illustrative amounts of incremental shares of Verint common stock between 0 and 0.9 million, representing the premium that CTI would receive in connection with the merger, by dividing the range of potential Target Amounts by the trading price of Verint common stock of $28.39 per share on August 10, 2012.

        Rothschild divided such illustrative amounts of incremental shares of Verint common stock by the total pro forma number of shares of Verint common stock on an as-converted basis to determine the ownership percentages representing the range of premia to be received by CTI shareholders in connection with the merger. Rothschild then calculated the implied total amounts of shares of Verint common stock to be received by the CTI shareholders for the range of Target Amounts by aggregating the amount of shares of CTI's Verint common stock of 27.5 million on an as-converted basis as of January 31, 2013 and the amounts of incremental shares of Verint common stock to be received by CTI shareholders in connection with the merger. Rothschild then calculated a range of the implied exchange ratios by dividing such implied total amounts of shares of Verint common stock to be received by the CTI shareholders by the total amount of shares of CTI common stock as of May 15, 2012.

        The following table presents the results of the analysis:

Implied Exchange Ratio	0.126x - 0.130x

        Selected Holdco Collapse Transactions.    Rothschild reviewed selected precedent transactions in which a holding company merged downstream into a subsidiary. No transaction used in this precedent transaction analysis is identical to the Transactions. In assessing the comparability of a transaction to the Transactions, Rothschild relied upon its knowledge of CTI and/or Verint and made subjective judgments and assumptions with regard to the industry in which CTI and Verint operate, the operational nature of CTI's and Verint's business and the similarity of the companies in these precedent transactions to CTI and Verint. Accordingly, differences between the business, financial and operating characteristics of the companies in these selected transactions and those of CTI and Verint could affect the comparability of these selected transactions to the Transactions. The selected transactions reviewed by Rothschild included the following:

Date Completed	Transaction
May 26, 2011	Retail Ventures Inc. / DSW Inc.
April 22, 2009	Smith Investment Company / A. O. Smith Corporation
November 9, 2006	Fidelity National Financial, Inc. / Fidelity National Information Services, Inc.
August 15, 1997	Durwood, Inc. / AMC Entertainment

        Rothschild calculated the discount/premium represented by the exchange ratios paid in the selected transactions, which ranged from (1.5%) to 0%. Rothschild then calculated the implied exchange ratios for CTI's shares of Verint common stock (including the shares of Verint common stock underlying CTI's shares of Verint preferred stock) based on the discounts between (1.5%) to 0% paid in the selected transactions.

        The following table presents the results of the analysis:

Implied Exchange Ratio	Implied Per Share Value
0.124x - 0.126x	$3.51 - $3.56

  Valuation of Verint Preferred Stock

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  Liquidation Value.  Rothschild calculated the illustrative liquidation value of CTI's shares of Verint preferred stock based on the par value of CTI's shares of Verint preferred stock of $293 million and assuming accrued and unpaid dividends of $73 million as of January 31, 2013.

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  As-Converted Value.  Rothschild calculated the implied value of CTI's shares of Verint preferred stock on an as-converted basis (based on the liquidation value as of January 31, 2013) based on the trading price of Verint common stock of $28.39 per share on August 10, 2012 and a conversion price of $32.66 per share of Verint preferred stock.

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  Make-whole Value.  Rothschild performed a make-whole analysis by determining the illustrative value of the shares of Verint common stock that CTI would receive upon the occurrence of a change of control of Verint, including shares that CTI would receive pursuant to the make-whole provisions in the Amended and Restated Certificate of Designation, Preferences and Rights for the Verint preferred stock. Rothschild first determined the total theoretical number of shares that CTI would receive by aggregating the illustrative number of shares of Verint common stock underlying CTI's Verint preferred stock (on an as-converted basis as discussed above) with the illustrative number of shares of Verint common stock that CTI would receive upon the occurrence of a change of control of Verint pursuant to the make-whole feature. Next, Rothschild multiplied this total theoretical number of shares by the trading price of Verint common stock of $28.39 per share on August 10, 2012 to determine the total illustrative value of the shares of Verint common stock (including the make-whole shares) that CTI would receive upon the occurrence of a change of control of Verint.

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  Value under Convertible Bond Model.  Rothschild estimated a range of implied theoretical values of CTI's shares of Verint preferred stock using a convertible bond model, which is a customary mathematical modeling technique for instruments of this nature. When using this convertible bond model, Rothschild made a range of assumptions based on its experience and professional judgment, including, but not limited to, the appropriate discount rate for the future cash flows of the preferred instrument and the future volatility of Verint common stock based on prevailing market conditions.

        In addition, Rothschild calculated the implied exchange ratio represented by the implied value of CTI's shares of Verint common stock (including the shares underlying CTI's Verint preferred stock) on an as-converted basis but without taking into account any premium. Rothschild also calculated the implied exchange ratios represented by the illustrative value of CTI's shares of Verint common stock and the illustrative values of CTI's shares of Verint preferred stock using the valuation methodologies discussed above minus the net present value of CTI's estimated total annual operating costs, based on estimates provided by CTI management as approved for Rothschild's use by CTI.

        The following table presents the results of various analyses on implied valuation of Verint preferred stock held by CTI:

	As-converted value	Make-whole value	Liquidation value	Value under convertible bond model
Implied value of Verint preferred stock held by CTI	$318 million	$349 million	$366 million	$367 - $389 million
Implied exchange ratio	0.126x	0.102x - 0.110x	0.105x - 0.113x	0.105x - 0.117x
Implied per share value of CTI's stake in Verint	$3.56	$2.91 - $3.14	$2.98 - $3.21	$2.99 - $3.32

        Give-Gets Analysis.    Rothschild compared the sum of the illustrative value of the shares of Verint common stock (including the shares underlying CTI's Verint preferred stock) to be received in the merger and any premium to be paid in the merger, which are collectively referred to as "gets," with the difference of the illustrative value of CTI's shares of Verint common stock, the illustrative values of CTI's shares of Verint preferred stock using the valuation methodologies discussed above and the net present value of CTI's estimated total annual operating costs, based on estimates provided by CTI management as approved for Rothschild's use by CTI, which are referred to collectively as "gives," to determine the illustrative value of the merger to CTI. Rothschild first calculated the value of CTI's shares of Verint common stock using the trading price of Verint common stock of $28.39 per share as of August 10, 2012. Rothschild then calculated the implied values of CTI's shares of Verint preferred stock between $349 million and $389 million using the various valuation methodologies described above and subtracted the net present values of CTI's estimated annual operating expenses between $125 million and $175 million, based on estimates provided by CTI management as approved for Rothschild's use by CTI. Rothschild then calculated implied exchange ratios based on this range of illustrative values assuming 219 million shares of CTI common stock outstanding and the trading price of $28.39 per share of Verint common stock as of August 10, 2012. The results of this analysis is as follows:

Implied Exchange Ratio
Liquidation value	0.105x - 0.113x
Make-whole value	0.102x - 0.110x
Convertible bond model value	0.105x - 0.117x

        Rothschild then calculated the illustrative value of CTI's shares of Verint common stock (including the shares underlying CTI's Verint preferred stock) on an as-converted basis to be received in the merger using the trading price of Verint common stock of $28.39 per share on August 10, 2012 and a conversion price for Verint preferred stock of $32.66 per share and assuming a range of Target Amounts between $0 million and $25 million, as provided in the merger agreement. Rothschild compared the ranges of implied values of the "gives" to the ranges of total implied total values of the "gets" to calculate the ranges of differences of "gets" minus "gives" under the various valuation methodologies described above under "—Valuation of Verint Preferred Stock." Rothschild then divided such ranges of "gives-gets" by an illustrative value of CTI's shares of Verint common stock (including the shares underlying CTI's Verint preferred stock) on an as-converted basis of $781 million based on the trading price of Verint common stock of $28.39 per share on August 10, 2012 to calculate the percentage value uplifts to CTI. The results of this analysis were as follows:

Give-gets analysis
	Make-whole value	Liquidation value	Convertible bond model
Differences of "gives-gets"	$94 million - $169 million	$77 million - $152 million	$54 million - $151 million
% uplifts to CTI	12% - 22%	10% - 19%	7% - 19%

        CTI's engagement letter with Rothschild provides that Rothschild will receive a fee of approximately $6.0 million from CTI for its services, a portion of which was paid in consideration of services previously rendered by Rothschild, a portion of which was paid in connection with its engagement by CTI, a portion of which was payable upon delivery of the Rothschild opinion, a portion of which is contingent upon the consummation of the Comverse distribution and a portion of which is contingent upon consummation of the merger. In addition, CTI has agreed to reimburse Rothschild for its reasonable expenses and to indemnify Rothschild against certain liabilities that may arise out of Rothschild's engagement. The CTI board of directors selected Rothschild to act as its financial adviser in connection with the Transactions based on Rothschild's reputation and experience. Rothschild is regularly engaged to provide advisory services in connection with mergers and acquisitions, financings and financial restructurings. The terms of Rothschild's fee arrangements were negotiated at arm's length between CTI and Rothschild, and the CTI board of directors was aware of this fee structure and took it into account in considering the Rothschild opinion and in recommending the Transactions.

        Rothschild or its affiliates may in the future provide financial services to CTI, Comverse, Verint and/or their respective affiliates in the ordinary course of its businesses from time to time and may receive fees for the rendering of such services. In addition, in the past two years, Rothschild has provided financial advisory services to CTI, Comverse and/or their respective affiliates and was paid customary fees for such services.

Certain Effects of the Merger

        On September 19, 2012, CTI contributed its interest in Starhome to Comverse and on October 19, 2012 the Starhome disposition was consummated. On October 31, 2012, CTI completed the Comverse distribution, in which CTI distributed 100% of the outstanding shares of Comverse, a previously wholly owned subsidiary of CTI, to CTI shareholders of record as of October 22, 2012. As a result, CTI is now a holding company whose assets consist primarily of its controlling equity interest in Verint. Upon completion of the merger, CTI will merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Verint. The separate corporate existence of CTI will cease and Merger Sub will succeed to and assume all the rights and obligations of CTI.

  Conversion of Outstanding CTI Common Stock

        At the completion of the merger, each share of CTI common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive new shares of Verint common stock at an exchange ratio specified in the merger agreement and described below. The share exchange provision of the merger agreement provides that each holder of shares of CTI common stock will receive new shares of Verint common stock representing such holder's pro rata portion of an aggregate number of shares of Verint common stock equal to the sum of (1) the number of shares of Verint common stock held by CTI immediately prior to the completion of the merger (including the shares of Verint common stock issuable upon conversion of the shares of Verint preferred stock held by CTI at a conversion price of $32.66), plus (2) additional shares of Verint common stock the number of which will be equal to the Target Amount divided by the average of the daily volume weighted averages of the trading prices of Verint Common Stock on Nasdaq during the 20 consecutive trading days ending on the second trading day immediately prior to the closing date of the merger, plus (3) additional shares of Verint common stock based on the positive net worth of CTI (determined in accordance with the merger agreement) immediately prior to the completion of the merger, up to a maximum market value of $10.0 million (the "Net Worth Amount"). The Target Amount is $25.0 million and will be reduced to zero if, as of the completion of the merger, CTI beneficially owns less than 50% of the outstanding shares of Verint common stock (on an as-exercised and fully diluted basis), unless such level of ownership results from the issuance by Verint of new shares of voting securities after the date of the merger agreement.

        The average of the daily volume weighted averages of the trading prices of Verint common stock on Nasdaq during the 20 consecutive trading days ending on January 2, 2013 was $28.35, which, pursuant to the merger consideration calculation in the merger agreement, and assuming (i) a Target Amount of $25.0 million, (ii) a Net Worth Amount of $10.0 million, and (iii) that CTI continues to hold all of the Verint preferred stock until canceled immediately prior to the completion of the merger, would result in 0.1298 shares of Verint common stock being issued for each share of CTI common stock outstanding if the merger were completed as of the date of this joint proxy statement/prospectus.

  Ownership of Verint After the Merger

        Based on the estimated number of shares of CTI common stock and Verint common stock that will be outstanding immediately prior to the completion of the merger and the daily volume weighted averages of the trading prices of Verint common stock on Nasdaq during the 20 consecutive trading days ending on January 2, 2013, Verint estimates that, assuming a Target Amount of $25.0 million, a Net Worth Amount of $10.0 million, and that CTI continues to hold all of the Verint preferred stock until canceled immediately prior to the completion of the merger, Verint stockholders will own approximately 45.4% of the outstanding Verint common stock and former CTI shareholders will own approximately 54.6% of the outstanding Verint common stock immediately following the completion of the merger.

  Effect on Listing, Registration and Status of CTI Common Stock

        CTI common stock is currently listed for trading on Nasdaq under the symbol "CMVT." Upon completion of the merger, CTI common stock will cease to be listed for trading on Nasdaq and will subsequently be deregistered under the Exchange Act.

  Board of Directors and Management of Verint

        Immediately following the completion of the merger, Verint expects that the Verint board of directors will consist of Dan Bodner, Victor DeMarines, John Egan, Larry Myers, Howard Safir, and Earl C. Shanks. These persons would serve as directors of Verint until their respective successors are duly elected and qualified or until their earlier resignation or removal.

        Immediately following the completion of the merger, the executive officers of Verint prior to the merger will continue to serve in their roles.

Interests of Certain Persons in the Merger

        In considering the recommendation of the CTI board of directors with respect to the merger, you should be aware that some of CTI's directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of CTI shareholders generally. As described in more detail below, these interests include certain payments and benefits that are expected to be provided to the executive officers upon consummation of the merger or in connection with termination of their employment under certain circumstances prior to or following the merger.

  Treatment of Equity Compensation in the Merger

        The equity compensation awards held by directors and executive officers of CTI will be treated in the merger in the same manner as similar awards held by other employees of CTI.

        Under the merger agreement, all CTI stock options that are outstanding 20 business days prior to the effective time of the merger will become fully vested and exercisable, and each holder of those stock options will be given an opportunity to exercise those stock options until three business days prior to the effective time of the merger. Immediately prior to the effective time of the merger, any holders of CTI stock options that remain outstanding will be entitled to receive from CTI the cash value of the merger consideration that they would have received for the shares of CTI stock underlying such options (had such options been exercised), less the exercise price of such options (to the extent such difference is greater than zero).

        Under the merger agreement, subject to any applicable deferral provisions, any CTI stock-settled restricted or deferred stock units will vest immediately prior to the effective time of the merger, and holders of those units will be entitled to receive the merger consideration as if such units had been exchanged for shares of Verint common stock.

        In addition, subject to any applicable deferral provisions, any CTI cash-settled restricted or deferred stock units will vest immediately prior to the effective time of the merger, and holders of those units will be entitled to receive from CTI the cash value of the merger consideration that they would have received for such units had they been exchanged for shares of Verint common stock.

        As of January 1, 2013, all equity compensation awards held by directors of CTI (other than Charles J. Burdick) will have become vested in accordance with their terms. The unvested equity compensation awards held by executive officers of CTI are described below, and will be subject to the terms of the merger agreement described above and the applicable employment agreements described below.

  Employment Agreements of Executive Officers

        CTI's board of directors has determined that the consummation of the merger will not constitute a "change in control" under CTI's executive severance plan. Accordingly, CTI's executive officers will not receive any change in control benefits under the executive severance plan in connection with the consummation of the merger. As such, the only severance payments or benefits to be received by CTI's executive officers in connection with the merger will be pursuant to each such executive officer's employment agreement. It is contemplated that, in connection with the merger, the employment of all of CTI's current executive officers will be terminated. The following summarizes the relevant termination provisions of each such executive officer's employment agreement. Certain of the employment agreements described below have been amended in connection with the Comverse distribution. Other than as described below or under the merger agreement as described above, none of CTI's executive officers will receive any cash, equity, pension, perquisites or benefits, tax reimbursement or other compensation that is based on or otherwise relates to the merger.

  Charles J. Burdick

        Mr. Burdick's employment letter agreement with CTI contains no provisions for severance payments upon termination of employment for any reason. Mr. Burdick's letter agreement provides for full vesting of any unvested equity compensation awards upon termination of his employment by CTI "without cause." Mr. Burdick currently holds 148,161 unvested restricted and deferred stock units, which will become vested upon his termination of employment and otherwise will be treated under the merger agreement as described above.

  Joel E. Legon

        Pursuant to Mr. Legon's employment agreement with CTI, as a result of a termination of employment "without cause" by CTI , Mr. Legon would be entitled to a severance payment equal to (i) 50% of his base salary in effect immediately prior to the termination date and (ii) 50% of his target annual incentive award, regardless of any performance requirements. Based on Mr. Legon's current compensation, the total severance amount equals $300,000. In addition, Mr. Legon currently holds 98,200 unvested deferred stock units, which, like all deferred stock units granted to CTI employees, will accelerate and vest immediately prior to the effective time of the merger, and will be treated under the merger agreement as described above.

  John Bunyan

        Pursuant to Mr. Bunyan's employment agreement with CTI, as a result of a termination of employment without cause by CTI on November 1, 2012, Mr. Bunyan received a severance payment of $714,000. In addition, Mr. Bunyan currently holds 74,500 unvested deferred stock units, which became vested upon his termination of employment and otherwise will be treated under the merger agreement as described above.

  Shefali A. Shah

        Pursuant to Ms. Shah's employment agreement with CTI, in the event Ms. Shah's employment is terminated without cause or by Ms. Shah for good reason in connection with or within one year after a change in control of CTI (which includes the Comverse distribution), Ms. Shah will be entitled to receive a severance payment equal to the sum of her base salary and target annual incentive award bonus multiplied by 150%. Based on Ms. Shah's current compensation, the total severance amount equals $1,071,000. Ms. Shah will also be entitled to 18 months of health care coverage following termination of employment provided by CTI. In addition, Ms. Shah currently holds 123,000 unvested deferred stock units, which will become vested upon her termination of employment and otherwise will be treated under the merger agreement as described above.

  Eric Koza

        Pursuant to Mr. Koza's employment letter agreement with CTI, as a result of a termination of employment "without cause" by CTI, Mr. Koza would be entitled to a payment equal to (i) 50% of his base salary and (ii) 50% of his annual target bonus. Based on Mr. Koza's current compensation, the total severance amount equals $280,000. In addition, Mr. Koza currently holds 104,000 unvested deferred stock units, which, like all deferred stock units granted to CTI employees, will accelerate and vest immediately prior to the effective time of the merger, and will be treated under the merger agreement as described above.

  Indemnification of CTI Executive Officers and Directors

        Verint has agreed for a period of six years after the merger's effective time to cause the organizational documents of the surviving company in the merger to contain provisions no less favorable to each individual who at the merger's effective time is or was a director or officer of CTI with respect to limitation of liabilities of directors and officers and indemnification than are set forth in CTI's organizational documents as of the date of merger agreement. Verint also agreed not to amend, repeal or otherwise modify such provisions in a manner that would adversely affect the rights of such indemnitees under such organizational documents. In addition, the merger agreement provides that prior to the merger's effective time, CTI will obtain and pay for in full a prepaid "tail" insurance policy with a claims period of at least six years from the merger's effective time with respect to directors' and officers' liability insurance in amount and scope at least as favorable as CTI's existing policies for claims arising from facts or events that occurred prior to the merger's effective time.

Treatment of CTI Incentive Awards

        All CTI stock options that are outstanding 20 business days prior to the effective time of the merger will become fully vested and exercisable, and each holder of those stock options will be given an opportunity to exercise those stock options until three business days prior to the effective time of the merger. Immediately prior to the effective time of the merger, any holders of CTI stock options that remain outstanding will be entitled to receive from CTI the cash value of the merger consideration that they would have received for the shares of CTI stock underlying such options (had such options been exercised), less the exercise price of such options (to the extent such difference is greater than zero).

        Subject to any applicable deferral provisions, any CTI stock-settled restricted or deferred stock units will vest immediately prior to the effective time of the merger, and holders of those units will be entitled to receive the merger consideration as if such units had been exchanged for shares of Verint common stock.

        Subject to any applicable deferral provisions, any CTI cash-settled restricted or deferred stock units will vest immediately prior to the effective time of the merger, and holders of those units will be entitled to receive from CTI the cash value of the merger consideration that they would have received for such units had they been exchanged for shares of Verint common stock.

Votes Required to Approve the Merger

        To be approved at the Verint special meeting, the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith, must receive the affirmative vote of the holders of a majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock, taken together, present, in person or by proxy, at the Verint special meeting, as well as the affirmative vote of the holders of the majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock, taken together, present, in person or by proxy, at the Verint special meeting other than shares of Verint common stock and Verint preferred stock held by CTI or its subsidiaries.

        In connection with entering into the merger agreement, CTI entered into a voting agreement with Verint pursuant to which CTI agreed, among other things, to vote the shares of Verint common stock and Verint preferred stock beneficially owned by CTI in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger and the issuance of Verint common stock constituting the merger consideration. CTI also agreed to comply with certain restrictions on the disposition of such shares as set forth in the voting agreement, including requiring any transferee of CTI's voting securities to be bound by the terms of the voting agreement. Pursuant to its terms, the voting agreement will terminate upon the earlier to occur of (1) the completion of the merger and (2) the termination of the merger agreement in accordance with its terms.

        To be approved at the CTI special meeting, the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger, must receive the affirmative vote of the holders of two-thirds of the outstanding shares of CTI common stock.

Listing of Verint Common Stock

        After the merger, shares of Verint common stock will continue to be listed on Nasdaq under the symbol "VRNT." It is a condition to the completion of the merger that the shares of Verint common stock to be issued pursuant to the merger be authorized for listing on Nasdaq, subject to official notice of issuance.

Accounting Treatment and Considerations

        The merger will be accounted for as the acquisition of CTI by Verint, with Verint as the continuing reporting entity, in a transaction involving entities under common control. The historical carrying values of Verint's assets and liabilities will not change. The net assets of CTI, other than its equity interests in Verint, will be transferred to the combined company at their historical carrying values, which are not expected to be significant.

        In the merger, CTI's shareholders will exchange their CTI shares for new shares of Verint common stock and CTI's equity interests in Verint will be canceled. Upon the issuance of new shares of Verint common stock to CTI's shareholders and the corresponding cancelation of CTI's holdings of shares of Verint common and preferred stock upon completion of the merger, Verint's total consolidated stockholders' equity will be adjusted to reflect CTI's carrying value of the Verint preferred stock, and the carrying values of CTI's net assets, other than its equity interests in Verint, as increases to additional paid-in capital. Prior to the merger, the Verint preferred stock was classified as mezzanine equity on Verint's consolidated balance sheet.

Material U.S. Federal Income Tax Consequences of the Merger and Related Transactions

        This section summarizes certain material U.S. federal income tax consequences to CTI, Verint, and to the holders of Verint and CTI common stock in connection with the merger. This summary does not describe all the U.S. federal income tax consequences that may be relevant to a CTI common stockholder in light of its particular circumstance or to holders subject to special rules, such as:

  •
  dealers and certain traders in securities or currencies;

  •
  banks, regulated investment companies, real estate investment trusts, and financial institutions;

  •
  insurance companies;

  •
  tax-exempt organizations;

  •
  persons who acquired shares of CTI common stock pursuant to the exercise of employee stock options or otherwise as compensation;

  •
  persons holding shares of CTI common stock as part of a "straddle," "hedge," "conversion" or similar transaction;

  •
  certain former citizens or long-term residents of the United States;

  •
  a U.S. holder whose functional currency for tax purposes is not the U.S. dollar; or

  •
  persons who own CTI common stock through partnerships or other pass-through entities.

        In addition, this summary does not address alternative minimum taxes or state, local or foreign taxes.

        This section is based on the Code, judicial decisions, final, temporary and proposed Treasury regulations, published rulings and other administrative pronouncements, changes to any of which subsequent to the date of this joint proxy statement/prospectus may affect the tax consequences described herein, possibly with retroactive effect.

        Please consult your own tax advisor with respect to the U.S. federal, state and local and non-U.S. tax consequences of the merger.

        Jones Day, tax counsel to Verint, and Weil, Gotshal & Manges LLP, tax counsel to CTI, are each of the opinion that the merger should qualify as a tax-free reorganization pursuant to Section 368(a) of the Code. These opinions are based on, among other things, certain assumptions and representations as to factual matters made by Verint and CTI which, if incorrect or inaccurate in any respect, might jeopardize the conclusion reached by tax counsel in their opinions. In addition, tax counsel have assumed that the merger will be consummated in accordance with the terms of the merger agreement, the representations and warranties contained in the merger agreement were true, correct and complete when made and will continue to be true, correct and complete through the effective time of the merger, and the parties have complied with, and, if applicable, will continue to comply with the covenants and agreements contained in the merger agreement.

        It should be noted that there is a lack of binding administrative and judicial authority addressing the qualification under Section 368(a) of the Code of transactions substantially similar to the merger, that the opinions will not be binding on the IRS or a court and that the IRS or a court may not agree with the opinions. As a result, while it is impossible to determine the likelihood that the IRS or a court could disagree with the conclusions of the above-described opinions, the IRS could assert, and a court could determine, that the merger should be treated as a taxable transaction. You should note that Verint is in the process of seeking a private letter ruling from the IRS as to the U.S. federal income tax treatment of the merger. Although a private letter ruling from the IRS generally is binding on the IRS, if the factual representations or assumptions made in the private letter ruling request are untrue or incomplete in any material respect, the parties will not be able to rely on the ruling. The merger is not conditioned on receipt of the IRS private letter ruling.

  Consequences to Verint Shareholders

        Verint stockholders (other than CTI), will not surrender or exchange any of their Verint common stock in the merger, and therefore will not recognize any gain or loss with regard to their Verint common stock as a result of the merger.

  Consequences to CTI

        In general, a corporation will not recognize gain or loss when it merges into another corporation, provided the merger qualifies as a reorganization described in Section 368(a) of the Code (a "Reorganization"). It is the opinion of tax counsel to Verint and CTI that the merger should qualify as a Reorganization and thus the merger should not result in the recognition of any gain or loss to CTI. Pursuant to the merger agreement, the respective obligations of Verint and CTI to effect the merger are conditioned upon the receipt by Verint and CTI of written opinions, from their respective tax counsel, to the effect that for U.S. federal income tax purposes the merger should qualify as a Reorganization.

        If the merger is completed and does not qualify as a Reorganization, CTI would recognize all of the built-in gains and losses on the assets it holds at the time of the merger, and Verint would assume all of CTI's tax liability resulting from the merger.

  Consequences to the CTI Shareholders

        This subsection describes certain material U.S. federal income tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of CTI common stock and you are:

  •
  an individual who is a citizen or resident of the United States;

  •
  a U.S. domestic corporation;

  •
  an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust, (x) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) that has a valid election under applicable Treasury regulations to be treated as a U.S. person.

        It is the opinion of tax counsel to Verint and CTI that the merger should qualify as a Reorganization. Accordingly:

  •
  a CTI shareholder whose shares of CTI common stock are surrendered in the merger in exchange for shares of Verint common stock should not recognize gain or loss on that exchange, except to the extent of cash, if any, received instead of a fractional share of Verint common stock;

  •
  a CTI shareholder's aggregate tax basis in the shares of Verint common stock received in the merger, including any fractional share interests deemed received and sold as described below, should equal the aggregate tax basis of the shares of CTI common stock surrendered in the merger;

  •
  a CTI shareholder's holding period for the shares of Verint common stock received in the merger should include the CTI shareholder's holding period for shares of CTI common stock surrendered in the merger (assuming such shares are held as a capital asset); and

  •
  a CTI shareholder who receives cash instead of a fractional share of Verint common stock in the merger should be treated as having received the fractional share in the merger and then as having disposed of such fractional share for the amount of such cash in a sale or exchange. As a result, such a CTI shareholder should generally recognize capital gain or loss (assuming such shares are held as a capital asset) equal to the difference between the amount of the cash received instead of the fractional share and the shareholder's tax basis allocable to such fractional share. The capital gain or loss will be long-term capital gain or loss if the holding period for shares of CTI common stock surrendered for cash instead of the fractional share of Verint common stock is more than one year as of the effective date of the merger. The deductibility of capital losses is subject to limitations.

        CTI shareholders who hold shares of CTI common stock with differing bases or holding periods should consult their tax advisors with regard to identifying the bases or holding periods of the particular shares of Verint common stock received in the merger.

        If the merger is completed and does not qualify as a Reorganization, CTI shareholders would recognize all of their built-in gains and losses in their CTI stock surrendered in the merger.

        It is the opinion of tax counsel to Verint and CTI that the merger should qualify as a Reorganization and that the Comverse distribution should be separate from the merger because, among other reasons, the Comverse distribution was not conditioned upon the occurrence of the merger and the merger is conditioned upon a separate favorable vote of both Verint stockholders and CTI shareholders.

        If it is determined that the merger is not treated as separate from the Comverse distribution for U.S. federal income tax purposes, the tax consequences could differ from those described above. Generally, in such a case, a holder of shares of CTI common stock that participates in the merger would recognize gain in the merger equal to the lesser of (i) any gain in the holder's shares of CTI common stock, and (ii) the fair market value of the Comverse common stock received with respect to the holder's shares of CTI common stock in the Comverse distribution. The tax consequences to each U.S. holder, including whether any such gain is capital or treated as a dividend, however, will depend, among other things, on the holder's particular circumstances (including whether the holder participates in the merger or participates in the Comverse distribution) and, in certain instances, the amount of earnings and profits of CTI and/or Verint, and each holder should consult the holder's own tax advisor as to the holder's tax consequences based on such circumstances.

        The preceding discussion of certain material U.S. federal income tax consequences is general information only and is not tax advice. Accordingly, each holder of CTI common stock should consult that holder's own tax advisor as to the particular tax consequences to that holder of the merger, including the applicability and effect of any state, local or non-U.S. tax laws and of any changes or proposed changes to applicable law.

No Dissenters' Rights or Appraisal Rights

        Neither Verint stockholders nor CTI shareholders will be entitled to exercise dissenters' rights or appraisal rights with respect to the merger.

 THE MERGER AGREEMENT

        The following describes the material provisions of the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and which is incorporated by reference herein. The description in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. Verint and CTI encourage you to read carefully the merger agreement in its entirety before making any decisions regarding the merger because it is the principal document governing the merger.

        The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Verint or CTI contained in this joint proxy statement/prospectus or in Verint's or CTI's public reports filed with the SEC may supplement, update or modify the factual disclosures about Verint or CTI contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by Verint and CTI were qualified and subject to important limitations agreed to by Verint and CTI in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this joint proxy statement/prospectus.

The Merger

        On August 12, 2012, Verint and CTI entered into the merger agreement providing for the merger, upon the terms and subject to the conditions set forth in the merger agreement, of CTI with and into Merger Sub, a wholly owned subsidiary of Verint. Merger Sub will continue as the surviving company after the merger. The merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

  The Merger Consideration

        At the completion of the merger, each share of CTI common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive new shares of Verint common stock at an exchange ratio specified in the merger agreement.

        The share exchange provision of the merger agreement provides that each holder of shares of CTI common stock will receive new shares of Verint common stock representing such holder's pro rata portion of an aggregate number of shares of Verint common stock equal to the sum of (1) the number of shares of Verint common stock held by CTI immediately prior to the completion of the merger (including the shares of Verint common stock issuable upon conversion of the shares of Verint preferred stock held by CTI at a conversion price of $32.66), plus (2) additional shares of Verint common stock the number of which is equal to the Target Amount divided by the average of the daily volume weighted averages of the trading prices of Verint common stock on Nasdaq during the 20 consecutive trading days ending on the second trading day immediately prior to the closing date of the merger (the "Average Closing Price"), plus (3) additional shares of Verint common stock based on the positive net worth of CTI (determined in accordance with the merger agreement) immediately prior to the completion of the merger, up to a maximum of dollar value of $10.0 million. The merger agreement provides that the Target Amount will be $25.0 million if the Comverse distribution or a Comverse disposition were to occur on or prior to October 31, 2012 and that the Target Amount will be reduced (a) to $15.0 million if the Comverse distribution or a Comverse disposition were to occur after October 31, 2012 but on or prior to January 31, 2013, (b) to $5.0 million if the Comverse distribution or a Comverse disposition were to occur after January 31, 2013 but on or prior to April 30, 2013 and (c) to zero if the Comverse distribution or a Comverse disposition were to occur after April 30, 2013 or, if as of the completion of the merger, CTI beneficially owns less than 50% of the outstanding shares of Verint common stock (on an as-exercised and fully diluted basis), unless such level of ownership results from the issuance by Verint of new shares of voting securities after the date of the merger agreement. Because the Comverse distribution occurred on October 31, 2012, the Target Amount is $25.0 million and will be reduced to zero only if, as of the completion of the merger, CTI beneficially owns less than 50% of the outstanding shares of Verint common stock (on an as-exercised and fully diluted basis), unless such level of ownership results from the issuance by Verint of new shares of voting securities after the date of the merger agreement. The number of shares of Verint common stock into which one share of CTI common stock will convert as a result of the merger is referred to herein as the "exchange ratio."

        No fractional shares of Verint common stock will be issued in the merger to holders of CTI common stock. In lieu of any fractional shares of Verint common stock, record holders of shares of CTI common stock who would otherwise be entitled to receive such fractional shares of Verint common stock will be entitled to an amount in cash, without interest, equal to the holder's pro rata portion of the net proceeds of the sale by the exchange agent of fractional shares in the open market, which will occur no later than 30 business days after the completion of the merger, obtained by aggregating the fractional Verint common stock otherwise allocable to those record holders of CTI common stock.

        Each option to purchase shares of CTI common stock (a "CTI Option") that is outstanding 20 business days prior to the effective time of the merger will become fully vested and exercisable, and each holder of CTI options will be given the opportunity to exercise its CTI options until three business days prior to the effective time of the merger. Any outstanding CTI options will be canceled immediately prior to the consummation of the merger and the holder thereof will be entitled to receive from CTI an amount in cash, if any, per share subject to the CTI Option, equal to the exchange ratio multiplied by the Average Closing Price, net of the exercise price of the CTI Option (or, if the exercise price of the CTI Option exceeds the product of the exchange ratio multiplied by the Average Closing Price, the CTI Option will be canceled with no further compensation due to the holder thereof).

        Subject to any applicable deferral provisions, each issued and outstanding restricted stock unit, deferred stock unit or similar right representing a right to receive one share of CTI common stock (a "CTI Unit") will become fully vested, and then will be canceled immediately prior to the consummation of the merger. The holder of a CTI Unit will be entitled to receive a number of shares of Verint common stock equal to the exchange ratio.

        Subject to any applicable deferral provisions, each issued and outstanding restricted stock unit, deferred stock unit or similar right representing a right to receive an amount of cash based upon the value of one share of CTI common stock (a "CTI Cash Unit") will become fully vested, and then will be canceled immediately prior to the consummation of the merger. The holder of a CTI Cash Unit will be entitled to receive from CTI an amount in cash equal to the exchange ratio multiplied by the Average Closing Price.

  Merger Completion and Effective Time

        The completion of the merger will take place after satisfaction or waiver of the conditions in the merger agreement on a date no earlier than February 1, 2013, or at such other time as CTI and Verint may agree.

        The effective time of the merger will be the time and date specified in the certificates of merger that will be filed with the Secretary of State of the State of Delaware and Department of State of the State of New York on the date of completion of the merger and as agreed by Verint and CTI.

Representations and Warranties

        The merger agreement contains representations and warranties that CTI made to Verint, on the one hand, and Verint made to CTI, on the other hand, as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed by Verint and CTI in connection with negotiating the terms of the merger agreement or contained in disclosure letters. Those disclosure letters contain information that modifies, qualifies or creates exceptions to the representations, warranties and covenants set forth in the merger agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure letters, may be subject to a contractual standard of materiality different from those generally applicable to stockholder communications, or may have been used for the purpose of allocating risk among Verint and CTI. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

        CTI and Verint made substantially reciprocal representations and warranties in the merger agreement that relate to, among other topics, the following:

  •
  due organization, good standing and corporate power;

  •
  authority to enter into and perform the merger agreement and the other agreements executed in connection therewith as well as the execution, delivery and enforceability of such agreements;

  •
  the absence of conflicts with or violations of governance documents, material agreements or laws as a result of the execution and delivery of the merger agreement and other agreements executed in connection therewith or the completion of the merger and the other transactions contemplated by the merger agreement and the other agreements executed in connection therewith (the "Transactions");

  •
  capitalization;

  •
  the absence of investigations, litigation and related proceedings;

  •
  compliance with applicable laws, including anti-bribery laws, and permits;

  •
  SEC filings, financial statements, disclosure and internal controls and the absence of any material adverse effect;

  •
  the absence of undisclosed brokers' and financial advisors' fees;

  •
  accuracy of information supplied by the parties for inclusion in the proxy statement relating to the special meetings of stockholders of Verint and CTI, the registration statements of which this prospectus forms a part and other filings made with the SEC in connection with the Transactions; and

  •
  that state takeover and dissent statutes are inapplicable to the Transactions.

        CTI has also made certain representations and warranties to Verint that relate to, among other topics, the following:

  •
  capital structure, subsidiaries and corporate separateness of direct CTI subsidiaries;

  •
  title to Verint common stock and preferred stock held by CTI;

  •
  the holding company status of CTI and Comverse Holdings, Inc.;

  •
  intellectual property;

  •
  consent decrees and voluntary agreements with governmental authorities and possession of books and records as required by law or contract;

  •
  material contracts, including indemnification and performance guarantees;

  •
  employee benefits and labor matters;

  •
  the liabilities of CTI and the net worth of CTI, measured by comparing the unrestricted cash and cash equivalents of CTI to the Retained Liabilities as of the date of the completion of the merger ("Closing Date Positive Net Worth");

  •
  tax matters;

  •
  title to certain assets;

  •
  the CTI board of directors approval of the merger agreement, the other agreements executed in connection therewith and the Transactions;

  •
  the required affirmative vote of the holders of at least two-thirds of CTI's outstanding shares of common stock to approve the merger agreement, the other agreements executed in connection therewith and the Transactions (the "CTI Shareholder Approval");

  •
  owned and leased real property and environmental matters;

  •
  affiliate transactions;

  •
  insurance;

  •
  the receipt of a fairness opinions from Goldman Sachs and Rothschild, as financial advisors to CTI, in connection with the merger;

  •
  authority to enter into and perform the distribution agreement, transition services agreement, tax disaffiliation agreement and employee matters agreement for the Comverse distribution, and if applicable, the agreements entered into in connection with a Comverse disposition, as well as the execution, delivery and enforceability of such agreements;

  •
  the required vote of CTI shareholders to approve the Comverse distribution or, if applicable, a Comverse disposition;

  •
  the Comverse distribution complies with applicable state and federal securities laws; and

  •
  the solvency of Comverse as of the date the merger agreement was signed, the solvency of Comverse and CTI immediately prior to and after giving effect to the Comverse distribution and the liquidity of CTI between the Comverse distribution and the completion of the merger to pay its obligations.

        Verint has also made certain representations and warranties to CTI that relate to, among other topics, the following:

  •
  the ownership and operations of Merger Sub;

  •
  the solvency of Merger Sub and Verint as of the date the merger agreement was signed;

  •
  the Verint board of directors approval of the merger agreement, the other agreements executed in connection therewith and the Transactions, upon the unanimous recommendation of the Verint special committee;

  •
  the required affirmative vote of at least a majority of the holders of Verint's outstanding shares of Verint common stock, including the affirmative vote of at least a majority of votes represented by the holders of Verint's outstanding shares of Verint common stock, other than shares of Verint common stock and preferred stock owned by CTI and its subsidiaries, to approve the merger agreement, the other agreements executed in connection therewith and the Transactions (the "Verint Stockholder Approval"),

  •
  tax matters; and

  •
  the receipt of a fairness opinion from Citigroup Global Markets Inc., as financial advisor to the Verint special committee in connection with the merger.

        Many representations and warranties are qualified by a "material adverse effect" standard (that is, they will not be deemed untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would have a material adverse effect), and the closing conditions relating to the accuracy of representation and warranties is generally subject to a "material adverse effect" standard as described in greater detail under "—Conditions to the Merger."

        The term "material adverse effect," when used with respect to CTI means any circumstance, change, development, condition or event that with respect to CTI that would or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the assets, business, financial condition or results of operations of Verint and its subsidiaries, as determined immediately following the effective time of the merger. With respect to CTI, any circumstance, change, development, condition or event that would, or would reasonably be likely to, result, individually or in the aggregate, in monetary damages or other quantifiable liabilities (other than liabilities to Verint or CTI that are subject to indemnification obligations under the distribution agreement for the Comverse distribution and the escrow agreement) equal to $10 million or more will constitute a material adverse effect.

        The term "material adverse effect," when used with respect to Verint means any circumstance, change, development, condition or event that, individually or in the aggregate, has a material adverse effect on the assets, business, financial condition or results of operations of Verint and its subsidiaries taken as a whole or materially impairs, prevents or delays the ability of Verint to consummate the merger and the other transactions to be performed or consummated by Verint pursuant to the merger agreement. With respect to Verint, the term "material adverse effect" does not include the effect of any circumstance, change, development, condition or event:

  (1)
  arising from or relating to the industry in which Verint competes in general;

  (2)
  arising from or relating to the U.S. general economy or the general economy in other geographic areas in which Verint operates;

  (3)
  arising out of political conditions, including acts of war, armed hostilities and terrorism;

  (4)
  resulting from natural disasters;

  (5)
  resulting from compliance by Verint and Merger Sub with their covenants in the merger agreement;

  (6)
  arising out of or resulting from the failure of the financial or operating performance of Verint to meet internal forecasts or budgets for any period prior to, on or after the date of the merger agreement (but the underlying reason for the failure to meet the forecasts or budgets may be considered);

  (7)
  arising out of any action taken or not taken by Verint with the consent or agreement of, or at the direction of, CTI;

  (8)
  resulting from the announcement of the merger agreement or the Transactions;

  (9)
  changes in laws or accounting principles;

  (10)
  changes in the trading price or trading volume of Verint common stock (but the underlying reason for such changes may be considered),

except, with respect to clauses (1), (2), (3), (4) or (9) in the preceding list, to the extent that the Verint is disproportionately affected as compared to similarly situated businesses in the same industry and geographic areas that Verint operates.

Covenants

  Efforts to Close; Closing Date Positive Net Worth

        Verint, Merger Sub and CTI have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary on its part under the merger agreement and applicable laws and regulations to consummate the Transactions as promptly as practicable. CTI also agreed to use its reasonable best efforts to take all action necessary or proper to consummate the Comverse distribution or, if applicable, a Comverse disposition as soon as reasonably practicable after the date the merger agreement was signed.

        In addition, CTI has agreed to use its reasonable best efforts to cause CTI to be a holding company with no operations and a Closing Date Positive Net Worth. CTI must deliver to Verint a statement certifying a Closing Date Positive Net Worth no less than five business days prior to the completion date of the merger, which must be based on accounting procedures to be agreed upon by Verint, CTI and Deloitte & Touche LLP. CTI and Verint are also required to agree on the scope of engagement of an accounting firm for CTI's taxable year ended January 31, 2013 and any associated fees.

  Stockholders Meetings

        Verint and CTI have each agreed to call a special meeting of its stockholders for the purpose of obtaining the Verint Stockholder Approval and the CTI Shareholder Approval, respectively. Verint and CTI have each also agreed to deliver a proxy statement to their respective stockholders in accordance with applicable law.

        In addition, subject to certain exceptions as described in "—Non-Solicitation and Board Recommendation of Verint," the Verint board of directors and the Verint special committee are obligated to recommend that the stockholders of Verint give the Verint Stockholder Approval and include that recommendation in Verint's proxy statement. Subject to certain exceptions as described in "—Non-Solicitation and Board Recommendation of CTI," the CTI board of directors is obligated to recommend that the shareholders of CTI give the CTI Shareholder Approval and include that recommendation in CTI's proxy statement.

  Fees and Expenses

        The merger agreement provides that, generally, all fees and expenses incurred by CTI, Verint and Merger Sub in connection with the merger agreement or other agreements contemplated in connection with the merger agreement will be paid by the party incurring such fees and expenses, whether or not the merger is completed.

        CTI will be responsible to pay Verint certain fees in the event the merger agreement is terminated under certain circumstances, namely:

  •
  $10.0 million, plus out-of-pocket expenses incurred by Verint in connection with the merger agreement and the Transactions, if the merger agreement is terminated by Verint because (a) CTI breaches its non-solicitation covenants, or (b) the CTI board of directors withdraws, or modifies in a manner adverse to Verint or Merger Sub or publicly proposes to withdraw or modify in a manner adverse to Verint or Merger Sub, its approval or recommendation of the merger agreement or any of the Transactions, fails to recommend, or continue to recommend, that the CTI shareholders give the CTI Shareholder Approval and the CTI Shareholder Approval is not obtained at a meeting duly called and held for purposes of seeking the CTI Shareholder Approval, or approves or recommends, or proposes publicly to approve or recommend, any "Qualifying CTI Takeover Proposal," as defined below; and

  •
  Out-of-pocket expenses incurred by Verint in connection with the merger agreement and the Transactions, if the merger agreement is terminated by Verint because (a) CTI materially breaches any of its representations, warranties, covenants or agreements in the merger agreement, which remains uncured for 30 days, (b) CTI announces that its SEC filings or financial statements are unreliable or that any governmental authority has commenced an investigation into the reliability or accuracy of any of CTI's financial statement or otherwise to the extent material, (c) CTI does not timely file its periodic reports after the date the merger agreement was signed, or (d) a joint condition of CTI and Verint, or a condition to the obligation of Verint, to consummate the merger becomes incapable of being fulfilled and has not been waived by Verint, other than the litigation condition (as defined below under "—Conditions to the Merger"), provided that Verint may not terminate the merger agreement if a joint condition becomes incapable of being fulfilled due to a material breach by Verint.

        Verint will be responsible to pay CTI certain fees in the event the merger agreement is terminated under certain circumstances, namely:

  •
  $10.0 million, plus out-of-pocket expenses incurred by CTI in connection with the merger agreement and the Transactions, if the merger agreement is terminated by CTI because (a) Verint breaches its non-solicitation covenants, or (b) the Verint special committee withdraws, or modifies in a manner adverse to CTI or publicly proposes to withdraw or modify in a manner adverse to CTI, its recommendation of the merger agreement or any of the Transactions, fails to recommend, or continue to recommend, that the Verint stockholders vote in favor of the Transactions and the Verint Stockholder Approval is not obtained at a meeting duly called and held for purposes of seeking the Verint Stockholder Approval, or approves or recommends, or proposes publicly to approve or recommend, any "Qualifying Verint Takeover Proposal" (as defined below under "—Non-Solicitation and Board Recommendation of CTI"); and

  •
  Out-of-pocket expenses incurred by CTI in connection with the merger agreement and the Transactions, if the merger agreement is terminated by CTI because (a) Verint materially breaches any of its representations, warranties, covenants or agreements in the merger agreement, which remains uncured for 30 days, (b) Verint announces that its SEC filings or financial statements are unreliable or that any governmental authority has commenced an investigation into the reliability or accuracy of any of Verint's financial statement or otherwise to the extent material, (c) Verint does not timely file its periodic reports after the date the merger agreement was signed, or (d) a joint condition of CTI and Verint, or a condition to the obligation of CTI, to consummate the merger becomes incapable of being fulfilled and has not been waived by CTI, provided that CTI may not terminate the merger agreement if a joint condition becomes incapable of being fulfilled due to a material breach by CTI.

  Conduct of CTI's Business

        Pursuant to the merger agreement, CTI made certain covenants to Verint and Merger Sub regarding the operation of the business of CTI. Except as provided in the merger agreement or the other agreements executed in connection with the merger agreement, CTI will not, without the prior written consent of Verint (not to be unreasonably withheld) prior to the completion of the merger:

  •
  amend or otherwise change the CTI Certificate of Incorporation (other than in connection with the reverse stock-split undertaken with the Comverse distribution) or the CTI By-laws;

  •
  declare, set aside, make or pay any dividend or other distribution with respect to any capital stock, enter into any agreement with respect to the voting of its capital stock or otherwise acquired any CTI equity interests (other than in connection with dividends payable by to a wholly owned CTI subsidiary to CTI or another wholly owned CTI subsidiary, the Comverse distribution, a Comverse disposition, the settlement of options and deferred units under any CTI compensation or benefit plan, or, to the extent that the CTI board of directors determines in good faith that the unrestricted cash and cash equivalents of CTI at the completion of the merger will exceed the Retained Liabilities by an amount greater than $10 million, the amount of such excess);

  •
  reclassify, combine, split (other than in connection with the reverse stock-split undertaken with the Comverse distribution) or subdivide any CTI common stock;

  •
  pledge, lease, license, guarantee, encumber or authorize the pledge, lease, license, guarantee or encumbrance of any assets of CTI that will be in effect at or following the effective time of the merger;

  •
  acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any other de minimis assets;

  •
  incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than CTI) for borrowed money that will be outstanding as of the effective time of the merger;

  •
  enter into any pay or performance guarantees or agreement to indemnify any other person, other than indemnity agreements for directors, officers or services providers entered into in the ordinary course of business consistent with past practice or pay and performance guarantees or agreements under which CTI will have no obligations following the effective time of the merger;

  •
  (1) make any change in accounting or tax reporting or accounting principles, methods or policies of CTI, except as required by a change in GAAP, (2) make, change or revoke any material tax election or method of accounting on which tax reporting is based, (3) settle or compromise any material tax claim, enter into any material tax closing agreement or take any affirmative action to surrender any right to claim a material tax refund, offset or other reduction in tax liability or (4) or amend any tax return, if, with respect to (2), (3) or (4), any such action would increase the tax obligations of Verint or Merger Sub following the completion of the merger;

  •
  adopt or amend any CTI compensation and benefit plans, except as required by law, as expressly required by the agreements executed in connection with the Comverse distribution or, if applicable, a Comverse disposition or to the extent such adoption or amendment would not reasonably be likely to result in a failure to have a Closing Date Positive Net Worth or any liability to Verint or Merger Sub following the completion of the merger that is not a Retained Liability;

  •
  amend, modify, terminate (partially or completely), grant any waiver under or give any consent with respect to, or enter into any agreement to amend, modify, terminate (partially or completely), grant any waiver under or give any consent with respect to, the agreements executed in connection with the Comverse distribution or, if applicable, a Comverse disposition, certain material CTI agreements, the Cadian Letter Agreement, or enter into any other material CTI agreement, in each case that would reasonably be likely to result in a failure to have a Closing Date Positive Net Worth or that would otherwise adversely affect the rights of Verint or CTI under the applicable agreement in any material respect;

  •
  permit specified insurance policies to be assigned, canceled or terminated (without replacing such policy with a substantially similar policy) or fail to pay any insurance premium in respect of such policy (or replacement) when due;

  •
  take any action to exempt or not make subject to the provisions any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person (other than Verint and Merger Sub), or any action taken thereby, which person or action could have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; or

  •
  agree to take any of the foregoing actions.

In addition, other than at the request of Verint pursuant to the tax disaffiliation agreement relating to the Comverse distribution, following the consummation of the Comverse distribution or, if applicable, a Comverse disposition, and prior to the termination of the merger agreement, CTI will operate as a public holding company that serves as a holding company for CTI's equity interests in Verint and for the purpose of consummating the transactions contemplated by the merger agreement, and CTI's operations will be limited to compliance with legal and contractual obligations.

  Conduct of Verint's Business

        In addition, pursuant to the merger agreement, Verint made certain covenants to CTI regarding the operation of Verint's business. Except as provided in the merger agreement or the other agreements executed in connection with the merger agreement or required by law, Verint will not and will cause its subsidiaries not to, without the prior written consent of CTI (not to be unreasonably withheld) prior to the completion of the merger:

  •
  amend or otherwise change its articles of incorporation or by-laws;

  •
  declare, set aside, make or pay any dividends or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than dividends payable by a wholly owned subsidiary of Verint to Verint or another wholly owned subsidiary), enter into any agreement with respect to the voting of its capital stock, or purchase or otherwise acquire, directly or indirectly, any Verint equity interests;

  •
  take any action that would, or would reasonably be expected to, materially impair, prevent or delay the ability of Verint to consummate the Transactions; or

  •
  agree to take any of the foregoing actions.

  Non-Solicitation and Board Recommendation of CTI

        The merger agreement provides that CTI will not, and will not permit its subsidiaries, officers, employees, agents, advisors, directors or other representatives to:

  •
  solicit, initiate or knowingly encourage the submission of a CTI Superior Proposal (as defined below); or

  •
  participate in any discussions or negotiations or furnish to any person information with respect to or take any other actions to knowingly facilitate a CTI Superior Proposal.

        However, prior to the receipt of the CTI Shareholder Approval, CTI may furnish certain information pursuant to a confidentiality agreement or participate in negotiations if the failure to take such actions would be inconsistent with the fiduciary duties of the board of directors of CTI to the stockholders of CTI under applicable law, as determined in good faith after consulting with outside legal counsel and financial advisors, in response to a Qualifying CTI Takeover Proposal (as defined below).

        A "Qualifying CTI Takeover Proposal" means any bona fide written proposal made by a third party to acquire more than 50% of the equity securities of CTI pursuant to an acquisition, merger, consolidation, dissolution, recapitalization or other business combination:

  •
  that is made by a person the CTI board of directors reasonably determines, in good faith, after consulting with outside counsel and independent financial advisors, is reasonably capable of making a "CTI Superior Proposal," as defined below;

  •
  that the board of directors of CTI reasonably determines, in good faith, after consulting with its independent financial advisors, constitutes or is reasonably likely to lead to a CTI Superior Proposal; and

  •
  that was not solicited by CTI and that did not otherwise result from a breach of CTI's non-solicitation covenant.

        A "CTI Superior Proposal" means any bona fide written proposal made by a third party to acquire more than 50% of the equity securities of CTI pursuant to an acquisition, merger, consolidation, dissolution, recapitalization or other business combination, on terms which the board of directors of CTI determines in its good faith judgment after consulting with its independent financial advisors:

  •
  to be superior to the Transactions from a financial point of view to the holders of CTI common stock, taking into account all the terms and conditions of such proposal and the merger agreement (including any proposal by Verint to amend the terms of the Transactions); and

  •
  is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

However, any proposal for a Comverse disposition by an unaffiliated third party would not constitute a CTI Superior Proposal or a Qualifying CTI Takeover Proposal.

        The merger agreement also provides that the CTI board of directors or any of its committees will not:

  •
  withdraw or modify in a manner adverse to Verint, or publicly propose to withdraw or modify in a manner adverse to Verint, the recommendation or declaration of advisability by the CTI board of directors of the merger agreement, the other agreements executed in connection therewith or any of the Transactions, including the CTI Shareholder Approval;

  •
  approve, adopt or recommend any agreement relating to a Qualifying CTI Takeover Proposal; or

  •
  approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Qualifying CTI Takeover Proposal.

        Notwithstanding the foregoing, if, prior to the receipt of the CTI Shareholder Approval, the CTI board of directors reasonably determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of CTI under applicable law, then on the fifth business day following Verint's receipt of written notice from CTI, the CTI board of directors may withdraw or modify its recommendation of the CTI

Shareholder Approval and, in connection therewith, recommend a Qualifying CTI Takeover Proposal, provided that (1) during such five-day period CTI will negotiate in good faith with Verint and the Verint special committee regarding any modifications to the merger agreement proposed by Verint or the Verint special committee and (2) in the event of any material change of such CTI Superior Proposal, CTI must deliver to Verint an additional notice and the notice period will recommence, unless the event requiring notice occurred less than five business days prior to the CTI shareholders meeting, in which case CTI will deliver notice to Verint as promptly as practicable.

        In all cases, the merger agreement provides that CTI must, as promptly as reasonably practicable (and in any case within 24 hours following receipt by CTI), advise Verint orally and in writing of any Qualifying CTI Takeover Proposal or any inquiry that with respect to or that would reasonably be expected to lead to any CTI Superior Proposal, and the identity of the person making any such Qualifying CTI Takeover Proposal or inquiry and the material terms of any such Qualifying CTI Takeover Proposal or inquiry.

  Non-Solicitation and Board Recommendation of Verint

        The merger agreement provides that Verint will not, and will not permit its subsidiaries, officers, employees, agents, advisors, directors or other representatives to:

  •
  solicit, initiate or knowingly encourage the submission of a Verint Superior Proposal (as defined below); or

  •
  participate in any discussions or negotiations or furnish to any person information with respect to or take any other actions to knowingly facilitate a Verint Superior Proposal.

        However, prior to the receipt of the Verint Stockholder Approval, Verint may furnish certain information pursuant to a confidentiality agreement or participate in negotiations if the failure to take such actions would be inconsistent with the fiduciary duties of the board of directors of Verint to the stockholders of Verint under applicable law, as determined in good faith after consulting with outside legal counsel and financial advisors, in response to a Qualifying Verint Proposal (as defined below).

        A "Qualifying Verint Proposal" means any bona fide written proposal made by a third party to acquire more than 50% of the equity securities of Verint pursuant to an acquisition, merger, consolidation, dissolution, recapitalization or other business combination:

  •
  that is made by a person the Verint board of directors reasonably determines, in good faith, after consulting with outside counsel and independent financial advisors, is reasonably capable of making a "Verint Superior Proposal," as defined below;

  •
  that the board of directors of Verint reasonably determines, in good faith, after consulting with its independent financial advisor, constitutes or is reasonably likely to lead to a Verint Superior Proposal; and

  •
  that was not solicited by Verint and that did not otherwise result from a breach of Verint's non-solicitation covenant.

        A "Verint Superior Proposal" means any bona fide written proposal made by a third party to acquire more than 50% of the equity securities of Verint pursuant to an acquisition, merger, consolidation, dissolution, recapitalization or other business combination, on terms which the board of directors of Verint determines in its good faith judgment after consulting with its independent financial advisor:

  •
  to be superior to the Transactions from a financial point of view to the holders of Verint common stock, taking into account all the terms and conditions of such proposal and the merger agreement (including any proposal by CTI to amend the terms of the Transactions); and

  •
  is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

        The merger agreement also provides that the Verint board of directors or any of its committees will not:

  •
  withdraw or modify in a manner adverse to CTI, or publicly propose to withdraw or modify in a manner adverse to CTI, the recommendation or declaration of advisability by the board of directors of Verint of the merger agreement, the other agreements executed in connection therewith or any of the Transactions, including the Verint Stockholder Approval;

  •
  approve, adopt or recommend any agreement relating to a Qualifying Verint Proposal; or

  •
  approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Qualifying Verint Proposal.

        Notwithstanding the foregoing, if, prior to the receipt of the Verint Stockholder Approval, the Verint board of directors reasonably determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Verint under applicable law, then on the fifth business day following CTI's receipt of written notice from Verint, the Verint board of directors may withdraw or modify its recommendation of the Verint Stockholder Approval and, in connection therewith, recommend a Qualifying Verint Proposal, provided that (1) during such five-day period Verint will negotiate in good faith with CTI regarding any modifications to the merger agreement proposed by CTI and (2) in the event of any material change of such Verint Superior Proposal, Verint must deliver to CTI an additional notice and the notice period will recommence, unless the event requiring notice occurred less than five business days prior to the Verint stockholder meeting, in which case Verint will deliver notice to CTI as promptly as practicable.

        In all cases, the merger agreement provides that Verint must, as promptly as reasonably practicable (and in any case within 24 hours following receipt by Verint), advise CTI orally and in writing of any Qualifying Verint Proposal or any inquiry that with respect to or that would reasonably be expected to lead to any Verint Superior Proposal, and the identity of the person making any such Qualifying Verint Proposal or inquiry and the material terms of any such Qualifying Verint Proposal or inquiry.

  Stock Exchange Listing

        Under the merger agreement, Verint has agreed to use its reasonable best efforts to ensure that its stock issued in the merger is authorized for listing on Nasdaq as of the effective time of the merger, subject to official notice of issuance. CTI has agreed to use its commercially reasonable efforts to cause its common stock to remain listed on Nasdaq until immediately prior to the effective time of the merger and to take such actions prior to the date of the completion of the merger to enable the delisting of the CTI common stock and the deregistration of the CTI common stock under the Exchange Act.

  Other Covenants and Agreements

        The merger agreement contains certain other covenants and agreements, including covenants (with certain exceptions specified in the merger agreement) relating to, among others:

  •
  cooperation with respect to any public announcements regarding the Transactions;

  •
  notification by each party to the other of any notice of a consent that may be required in connection with the Transactions, any action commenced or threatened relating to the completion of the Transactions, the Comverse distribution or, if applicable, a Comverse disposition and any change that would reasonably be expected to cause any condition, covenant or agreement contained in the merger agreement, the other agreements executed in connection therewith or the agreements relating to the Comverse distribution or, if applicable, a Comverse disposition to fail to be complied with or satisfied;

  •
  notification by CTI to Verint of any agreement, arrangement or other obligation to sell or otherwise transfer any shares of Verint common stock or preferred stock owned by CTI as of the date the merger agreement was signed and any liability that becomes known to CTI, other than any liability that will be identified in the statement delivered by CTI certifying Completion Date Net Worth Positive;

  •
  affording Verint access to CTI's properties, books, contracts, commitments, management and other personnel;

  •
  cooperation among the parties relating to the prompt preparation and filing of certain required filings with the SEC;

  •
  agreement that a fundamental change (as defined in Verint's certificate of designation) has not occurred and will not occur as a result of the Transactions and to amend Verint's certificate of designation, which was so amended on August 30, 2012;

  •
  agreements relating to CTI's consummation of the Comverse distribution or, if applicable, a Comverse disposition, including CTI's agreement not to amend agreements relating to the Comverse distribution or, if applicable, a Comverse disposition in a manner adverse to Verint or CTI;

  •
  cooperation with respect to stockholder litigation regarding the Transactions;

  •
  agreements with respect to indemnifying directors and officers of CTI for a period of six years following the effective time of the merger, CTI's agreement to obtain "tail" director and officer insurance policy and CTI's agreement to use reasonable best efforts to cause any insurance policies to be amended so that the surviving company following the merger will have the ability to exercise any and all rights under such insurance policy in respect of the period prior to the effective time of the merger;

  •
  agreement not to take any action which would cause the merger to fail to qualify as a "reorganization" under applicable provisions of the Code;

  •
  CTI's agreement, and agreement to cause the CTI's subsidiaries prior to the Comverse distribution or, if applicable, a Comverse disposition, to perform all obligations required to be performed by it under consent decrees and voluntary agreements with governmental authorities;

  •
  CTI's termination or transfer to Comverse of any CTI employees and benefit plans, with CTI agreeing to retain assets that are sufficient to satisfy any remaining CTI employee-related liabilities;

  •
  CTI's corporate restructuring and redemption or cancelation of certain public debt prior to the effective time of the merger;

  •
  Verint's obligation to pay certain outstanding intercompany payable owing to Comverse subsidiaries and the obligation of Comverse and Verint to execute mutual release related to such payable prior to the Comverse distribution or, if applicable, a Comverse disposition; and

  •
  the obligation of Verint and CTI to execute a release for certain matters prior to the effective time of the merger.

Conditions to the Merger

        The respective obligation of Verint and CTI to effect the merger is subject to the satisfaction of the following conditions:

  •
  there is no law in effect that makes consummation of the Transactions illegal or otherwise prohibited and no governmental authority having competent jurisdiction will have issued an order or taken any other action restraining, enjoining or otherwise prohibiting any of the Transactions;

  •
  the Comverse distribution or, if applicable, a Comverse disposition will have occurred at least one day prior to the date of completion of the merger;

  •
  the Verint Stockholder Approval and CTI Shareholder Approval are obtained;

  •
  the Verint common stock to be issued in the merger will have been authorized for listing on Nasdaq, subject to notice of official issuance;

  •
  certain required filings with the SEC will have become effective under the Securities Act and will not be the subject of any stop order or proceedings seeking a stop order;

  •
  neither CTI nor Verint will have announced that its SEC filings or financial statements are unreliable or that any governmental authority has commenced an investigation into the reliability or accuracy of any of its financial statement or otherwise to the extent material; and

  •
  the escrow agreement for the Comverse distribution will be in full force and effect in a form and substance reasonably satisfactory to each of the parties thereto.

        In addition, the obligation of CTI to effect the merger is subject to the satisfaction of the following additional conditions:

  •
  all covenants of Verint under the merger agreement and the other agreements executed in connection therewith to be performed on or before the completion of the merger will have been performed by Verint in all material respects;

  •
  the representations and warranties of Verint in the merger agreement, which will be read as though none of them contain materiality, material adverse effect or similar qualifications, will be true and correct in all respects at and as of the completion date of the merger (except for representations and warranties made as of a date other than the date of the merger agreement, which will be true and correct only as of the specified date), with only such exceptions as have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Verint;

  •
  Verint will have delivered to CTI an officer's certificate to the effect that each of the conditions specified in the preceding two bullet points have been satisfied;

  •
  since the date of the merger agreement, there will not have occurred any event, occurrence or condition which has had or would reasonably be expected to have a material adverse effect with respect to Verint;

  •
  Verint will have filed all periodic reports required to be filed by it with the SEC on a timely basis; and

  •
  CTI will have received a written opinion, dated as of the completion date of the merger, from Weil, Gotshal & Manges LLP, its counsel, to the effect that the merger should be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

        In addition, the obligation of Verint to effect the merger is subject to the satisfaction of the following conditions:

  •
  all covenants of CTI under the merger agreement and the other agreements executed in connection therewith to be performed on or before the closing of the merger will have been performed by CTI in all material respects;

  •
  the representations and warranties of CTI in the merger agreement with respect to its ownership of shares of Verint will be true and correct in all respects as of the completion date of the merger with the same effect as though made on such completion date;

  •
  the other representations and warranties of CTI in the merger agreement, which will be read as though none of them contain materiality, material adverse effect or similar qualifications, will be true and correct in all respects at and as of the completion date of the merger (except for representations and warranties made as of a date other than the date of the merger agreement, which will be true and correct only as of the specified date), with only such exceptions as have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on CTI;

  •
  CTI will have delivered to Verint an officer's certificate to the effect that each of the conditions specified in the preceding three bullet points have been satisfied;

  •
  CTI will have delivered to Verint both (1) a statement of Closing Date Positive Net Worth as of a date specified by Verint and (2) a letter from an independent registered public accounting firm mutually agreed upon by CTI and the Verint special committee that has been prepared in accordance with the attestation standards established by the American Institute of Certified Public Accountants and contains procedures agreed by Verint and performed with respect to amounts contained in and the mathematical accuracy of the Closing Date Positive Net Worth Statement;

  •
  since the date of the merger agreement, there will not have occurred any event, occurrence or condition which has had or would reasonably be expected to have a material adverse effect with regard to CTI or Comverse (a material adverse effect with respect to Comverse means any circumstance, change, development, condition or event that has had or is reasonably likely to have, individually or in the aggregate, a material and adverse effect on the financial ability of Comverse (or its acquiror in the event of a Comverse disposition) to promptly and fully satisfy any of its respective indemnity obligations in favor of CTI arising under agreements relating to the Comverse distribution or a Comverse disposition, as applicable);

  •
  CTI will have delivered copies of the written opinions as delivered to the CTI board of directors, dated as of the date of the CTI board of directors approval of the Comverse distribution (or a Comverse disposition, as applicable) and any opinions subsequently delivered to the CTI board of directors from CTI's advisors with respect to the capital adequacy of Comverse (or, if a Comverse disposition has been consummated, of the acquiror of Comverse) and CTI;

  •
  the Verint board of directors will have determined in good faith, after consulting with counsel (and consistent with the recommendation of the Verint special committee), that there is no pending action before any governmental authority (other than any pending or threatened action instituted by or on behalf of any shareholder of CTI, Comverse or Verint resulting from or arising out of the merger agreement, the other agreements executed in connection therewith, the Transactions, the agreements relating to the Comverse distribution or, if applicable, a Comverse disposition) that, considering the merits of the claims, the available defenses (procedural and substantive) and the likelihood that the opposing parties will ultimately prevail, creates a liability to Verint in excess of $10 million or a material adverse effect with respect to CTI (after taking into account the indemnification obligations under the distribution agreement for the Converse distribution and the escrow agreement) (such condition, the "litigation condition");

  •
  CTI will not have authorized or adopted, or publicly proposed, a plan of complete or partial liquidation or dissolution of itself;

  •
  CTI will have filed all periodic reports required to be filed by it with the SEC on a timely basis;

  •
  If a Comverse disposition had been consummated, the agreements relating to the Comverse disposition incorporated provisions comparable to the Comverse distribution agreements;

  •
  Verint will have received letters of resignation, effective as of the completion date of the merger, from each of CTI's designees to the Verint board of directors other than those designated by Cadian Capital pursuant to the Cadian Letter Agreement;

  •
  Verint will have received a written opinion, dated as of the completion date of the merger, from Jones Day, its counsel, to the effect that the merger should be treated for U.S. federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code;

  •
  certain CTI audits will have been resolved before the completion date of the merger; and

  •
  the sale of Starhome, or in the alternative, the contribution of Starhome to Comverse will have been completed.

        The completion of the merger is not conditioned upon compliance with, or the receipt of any approval under, any federal or state regulatory requirements.

Termination of the Merger Agreement

        The merger agreement may be terminated and the Transactions may be abandoned at any time prior to the completion date of the merger in the following manner:

  •
  by mutual written consent of Verint and CTI;

  •
  by either Verint or CTI if:

  •
  upon a vote at a duly held stockholders meeting of the Verint stockholders or at any adjournment thereof, the Verint Stockholder Approval is not obtained;

  •
  upon a vote at a duly held shareholders meeting of the CTI shareholders or at any adjournment thereof, the CTI Shareholder Approval is not obtained;

  •
  upon a vote at a duly held shareholders meeting of the CTI shareholders or at any adjournment thereof, the approval of the CTI shareholders for Comverse distribution or, if applicable, a Comverse disposition is not obtained;

  •
  the Comverse distribution or a Comverse disposition did not occur on or prior to April 30, 2013;

  •
  the completion date of the merger does not occur on or prior to April 30, 2013; or

  •
  any law makes the completion of the Transactions illegal or otherwise prohibited or any governmental authority with competent jurisdiction takes any action (which the terminating party must have complied with its obligations under the merger agreement to resist, resolve or lift) permanently restraining, enjoining or otherwise prohibiting any material component of the Transactions and such action becomes final and non-appealable;

  •
  by Verint if:

  •
  CTI materially breaches any of its representations and warranties or covenants and agreements contained in the merger agreement, which breach cannot be or has not been cured within 30 days, provided that any breach of CTI's non-solicitation covenants in the merger agreement will be deemed a material breach of the merger agreement;

  •
  any of the joint conditions to the obligations of Verint and CTI to effect the merger or the conditions to the obligation of Verint to effect the merger becomes incapable of fulfillment, and has not been waived by Verint to the extent waivable under applicable law; provided, that Verint may not terminate the merger agreement if a joint condition to the obligations of Verint and CTI to effect the merger becomes incapable of fulfillment due to a material breach by Verint of any of its representations, warranties or covenants set forth in the merger agreement;

  •
  the CTI board of directors withdraws, or modifies in a manner adverse to Verint or Merger Sub or publicly proposes to withdraw or modify in a manner adverse to Verint or Merger Sub, its approval or recommendation of the merger agreement or any of the Transactions, fails to recommend, or continue to recommend, that the CTI shareholders give the CTI Shareholder Approval and the CTI Shareholder Approval is not obtained at a meeting duly called and held for purposes of seeking the CTI Shareholder Approval, or approves or recommends, or proposes publicly to approve or recommend, any Qualifying CTI Takeover Proposal;

  •
  CTI announces that its SEC filings or financial statements are unreliable or that any governmental authority has commenced an investigation into the reliability or accuracy of any of CTI's financial statement, or otherwise to the extent material; or

  •
  CTI has not filed after the date of the merger agreement all periodic reports required to be filed by it with the SEC on a timely basis.

  •
  by CTI if:

  •
  Verint or Merger Sub materially breaches any of its representations and warranties or covenants and agreements contained in the merger agreement, which breach cannot be or has not been cured within 30 days; provided that any breach of Verint's non-solicitation covenants in the merger agreement will be deemed a material breach of the merger agreement;

  •
  any of the joint conditions to the obligations of Verint and CTI to effect the merger or the conditions to the obligation of CTI to effect the merger becomes incapable of fulfillment, and has not been waived by CTI to the extent waivable under applicable law; provided, that CTI may not terminate the merger agreement if a joint condition to the obligations of Verint and CTI to effect the merger becomes incapable of fulfillment due to a material breach by CTI of any of its representations, warranties or covenants set forth in the merger agreement;

  •
  the Verint special committee withdraws, or modifies in a manner adverse to CTI or publicly proposes to withdraw or modify in a manner adverse to CTI, its recommendation of the merger agreement or any of the Transactions, fails to recommend, or continue to recommend, that the Verint stockholders vote in favor of the Transactions and the Verint Stockholder Approval is not obtained at a meeting duly called and held for purposes of seeking the Verint Stockholder Approval, or approves or recommends, or proposes publicly to approve or recommend, any Qualifying Verint Proposal;

    •
    Verint announces that its SEC filings or financial statements are unreliable or that any governmental authority has commenced an investigation into the reliability or accuracy of any of Verint's financial statement or otherwise to the extent material; or

    •
    Verint has not filed after the date of the merger agreement all periodic reports required to be filed by it with the SEC on a timely basis.

  Effect of Termination

        In the event of termination of the merger agreement, in certain circumstances, Verint and CTI will have the rights and obligations set forth in the governance and repurchase rights agreement. See "Additional Agreements—Governance and Repurchase Rights Agreement."

        In addition, CTI and Verint may each be responsible to pay the other certain fees as described under "—Covenants—Fees and Expenses."

        If the merger agreement is terminated, it will become void and of no effect, except that the provisions related to termination fees and expenses and the miscellaneous provisions of the merger agreement will survive the termination.

  Indemnification and Survival

        No representations, warranties or agreements in the merger agreement will survive the closing date, except covenants, representations and warranties of CTI (other than certain tax representations and warranties) which will survive for a period of 18 months following the completion of the merger in accordance with the distribution agreement for the Comverse distribution and the escrow agreement.

 ADDITIONAL AGREEMENTS

Voting Agreement

        In connection with entering into the merger agreement, CTI entered into a voting agreement with Verint pursuant to which CTI agreed, among other things, to vote the shares of Verint common stock and Verint preferred stock beneficially owned by CTI in favor of the adoption of the merger agreement. CTI also agreed to comply with certain restrictions on the disposition of such shares as set forth in the voting agreement, including requiring any transferee of CTI's voting securities to be bound by the terms of the voting agreement. Pursuant to its terms, the voting agreement will terminate upon the earlier to occur of (1) the completion of the merger and (2) the termination of the merger agreement in accordance with its terms.

Governance and Repurchase Rights Agreement

        Also in connection with entering into the merger agreement, Verint and CTI entered into a governance and repurchase rights agreement, pursuant to which, in the event the merger agreement is terminated either because (1) the Comverse distribution or another disposition of Comverse failed to occur by April 30, 2013 (but only if CTI shareholder approval for such Comverse distribution or disposition was obtained) or (2) a knowing or deliberate breach by CTI of its obligations under the merger agreement was not cured within 30 days of notice ("Trigger Events"), then during the 18 months following such termination, unless the governance and repurchase rights agreement is terminated earlier in accordance with its terms (the "Option Period"), Verint will use commercially reasonable efforts to cause the Verint board of directors to be comprised of (1) nine directors for so long as the Cadian Letter Agreement remains in effect and (2) seven directors in the event the Cadian Letter Agreement is no longer in effect. Each party has agreed to use commercially reasonable efforts to ensure that any slate of nominees recommended for election to the Verint board of directors during the Agreement Term (as defined below) will include the following individuals: (1) for so long as CTI beneficially owns 50% or more of Verint's outstanding voting securities (on an as-exercised and fully diluted basis) and the Cadian Letter Agreement remains in effect, up to two nominees designated by CTI and up to three nominees designated by Cadian Capital, (2) for so long as either CTI beneficially owns more than 30% but less than 50% of Verint's outstanding voting securities (on an as-exercised and fully diluted basis) and the Cadian Letter Agreement remains in effect or CTI owns more than 50% of Verint's outstanding voting securities (on an as-exercised and fully diluted basis) and the Cadian Letter Agreement is no longer in effect, up to two nominees designated by CTI, and (3) for so long as CTI beneficially owns more than 15% but less than 30% of Verint's outstanding voting securities (on an as-exercised and fully diluted basis), one nominee designated by CTI. During the Agreement Term and for so long as the Cadian Letter Agreement remains in effect, CTI will not amend, alter or supplement any of the terms or conditions of the Cadian Letter Agreement relating to Verint or its board of directors, including the requirement contained in that agreement that all Verint directors designated by Cadian Capital qualify as "independent" pursuant to the Nasdaq listing standards, without Verint's prior written consent.

        In addition, following a Trigger Event, until the earlier of the expiration of the Option Period and the forfeiture of the Verint Call Option (as defined below), neither CTI nor its affiliates will, directly or indirectly, acquire or propose to acquire beneficial ownership of any of Verint's outstanding voting securities other than shares of Verint common stock acquired pursuant to the conversion of the Verint preferred stock beneficially owned by CTI (the "Standstill").

        CTI also agreed that for so long as the Verint board of directors is not comprised of a majority of directors that qualify as "independent" pursuant to the Nasdaq listing standards, CTI will, following a Trigger Event through the Agreement Term, vote the Verint voting securities that it beneficially owns (1) in proportion to the votes cast with respect to Verint voting securities not beneficially owned by

CTI, unless the matter being voted upon (a) would materially and adversely affect the rights of the Verint preferred stock disproportionately relative to the rights of the Verint common stock, (b) solely relates to holders of Verint preferred stock or (c) would disproportionately have a material and adverse impact on holders of Verint common stock that own more than 9% of Verint's outstanding voting securities (on an as-exercised and fully diluted basis), and (2) as instructed by CTI's public shareholders in the event of a proposal with respect to (a) the sale, conveyance or disposition of all or substantially all of the assets of Verint or of Verint's significant subsidiaries to a third party, (b) the consummation of certain transactions by which any person or group is or becomes the beneficial owner, directly or indirectly, of 50% or more of Verint's voting securities or (c) specified other consolidations, mergers or business combinations involving Verint.

        In addition, CTI granted Verint the right (which right may only be exercised once) following a Trigger Event and during the Option Period to purchase such number of shares (the "Option Shares") of Verint preferred stock (or, if necessary, shares of Verint common stock) owned by CTI that would result in CTI having beneficial ownership of Verint voting securities of less than 50% but not less than 49.5% (on an as-exercised and fully diluted basis) (the "Verint Call Option"). The purchase price of the Option Shares upon the exercise of the Verint Call Option would be equal to the sum of (1) the aggregate liquidation preference of the Verint preferred stock to be purchased, plus (2) the aggregate market value (determined in accordance with the governance and repurchase rights agreement) of any Verint common stock to be purchased, plus (3) a pro rata portion of $5 million based on the number of Option Shares to be purchased (determined in accordance with the governance and repurchase rights agreement) relative to the total number of outstanding shares of the Verint preferred stock.

        Verint also granted CTI the right (which right could only be exercised once) to cause Verint to purchase the Option Shares (the "CTI Put Option") in the event the merger agreement was terminated because the Comverse distribution or another disposition of Comverse failed to occur by April 30, 2013 (but only if CTI shareholder approval for such Comverse distribution or disposition was obtained). The purchase price of the Option Shares upon the exercise of the CTI Put Option would have been equal to the lesser of (1) the sum of (a) the aggregate liquidation preference of the Verint preferred stock to be purchased plus (b) the aggregate market value (determined in accordance with the governance and repurchase rights agreement) of any Verint common stock to be purchased and (2) the sum of (a) the aggregate market value (determined in accordance with the governance and repurchase rights agreement) for the Option Shares (on an as-converted basis) plus (b) $25 million. If CTI were to have properly exercised the CTI Put Option but Verint failed to consummate the CTI Put Option, CTI's sole remedy would have been Verint's forfeiture of the Verint Call Option and the termination of the Standstill. CTI completed the Comverse distribution on October 31, 2012. Accordingly, the CTI Put Option may not be exercised and has effectively terminated.

        The Verint Call Option will automatically terminate in the event CTI beneficially owns less than 50% of Verint's outstanding voting securities (on an as-exercised and fully diluted basis) unless the Verint Call Option had been exercised but not consummated in accordance with the terms of the governance and repurchase rights agreement, in which case the termination date will be extended until the consummation of the Verint Call Option.

        Pursuant to its terms, the governance and repurchase rights agreement will terminate upon the earlier of the expiration of the Option Period and the date on which CTI consummates a transaction involving CTI pursuant to which the CTI shareholders immediately preceding such transaction would hold securities representing less than 50% of the total outstanding voting power of the surviving or resulting entity of such transaction, unless the Verint Call Option had been exercised at that time, in which case the termination date will be extended until the consummation of the Verint Call Option (such period, the "Agreement Term").

Distribution Agreement

        In connection with the Comverse distribution, Comverse and CTI entered into a distribution agreement, dated as of October 31, 2012. The distribution agreement sets forth the agreement between CTI and Comverse regarding the principal transaction necessary to separate Comverse from CTI. It also sets forth other agreements that govern certain aspects of CTI's relationship with Comverse after the completion of the Comverse distribution and provides certain indemnities to CTI and its affiliates (including Verint following the merger) related to the merger agreement, the Comverse distribution and the Comverse business. Certain of these indemnification obligations are capped at $25.0 million and certain are uncapped. Specifically, the capped indemnification obligations include indemnifying against losses stemming from breaches by CTI of representations, warranties and covenants in the merger agreement and for any liabilities of CTI that are known by CTI prior to the merger and are not required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or on the net worth statement to be delivered by CTI at the closing of the merger. Comverse's uncapped indemnification obligations include indemnifying against liabilities relating to Comverse's business; claims by any shareholder or creditor of CTI related to the Comverse distribution, the merger or related transactions or disclosure documents (including CTI's proxy statement and information statement filed with the SEC in connection with the Comverse distribution); certain claims made by employees or former employees of CTI and any claims made by employees and former employees of Comverse; any failure by Comverse to perform under any of the agreements entered into in connection with the Comverse distribution; claims related to CTI's ownership or operation of Comverse; claims related to the Starhome disposition; certain retained liabilities of CTI that are not reflected on or reserved against on the net worth statement to be delivered by CTI at the closing of the merger; and claims arising out of the exercise of appraisal rights by a CTI shareholder in connection with the Comverse distribution. The distribution agreement requires CTI to place $25.0 million in cash in escrow at the completion of the merger to support indemnification claims to the extent made against Comverse by Verint. Any amounts remaining in the escrow account at the 18 month anniversary of the closing of the merger (excluding amounts set aside for existing liability claims) shall be released to Comverse. The escrow funds cannot be used for claims related to certain litigation against CTI. Comverse also assumed all pre-Comverse distribution tax obligations of each of Comverse and CTI.

Tax Disaffiliation Agreement

        Also in connection with the Comverse distribution, Comverse and CTI entered into a tax disaffiliation agreement, dated as of October 31, 2012. The tax disaffiliation agreement will govern CTI and Comverse's respective rights, responsibilities and obligations with respect to both pre- and post-distribution periods, including tax liabilities and benefits, the preparation and filing of tax returns, and the control of audits and other tax matters. Comverse and CTI entered into the tax disaffiliation agreement effective as of the Comverse distribution. In general, Comverse is required under the tax disaffiliation agreement to pay all CTI group and Comverse group taxes attributable to periods ending on or before the Comverse distribution. In general, CTI is required under the tax disaffiliation agreement to pay all taxes for the CTI group for taxable periods beginning the day after the Comverse distribution and the portion of any straddle period beginning on the day after the distribution date.

        CTI and Comverse's respective obligations under the tax disaffiliation agreement are not limited in amount or subject to any cap. Further, even if the parties are not responsible for tax liabilities under the tax disaffiliation agreement, either party nonetheless could be liable under applicable tax law. If either party is required to pay any tax liabilities under the circumstances set forth in the tax disaffiliation agreement or pursuant to applicable tax law, the amounts may be significant.

 DESCRIPTION OF VERINT CAPITAL STOCK

        Verint's authorized capital stock consists of 120,000,000 shares of common stock, par value $0.001 per share, and 2,500,000 shares of preferred stock, par value $0.001 per share. Verint refers you to the Verint Certificate of Incorporation, the Verint By-laws, and the Certificate of Designation, as amended (the "Certificate of Designation"), relating to the Verint preferred stock, each of which is filed as an exhibit to the registration statement of which this joint proxy statement/prospectus is a part, as well as the applicable provisions of the DGCL.

Common Stock

  Liquidation

        Upon the liquidation, dissolution or winding up of Verint, holders of shares of Verint common stock are entitled to share ratably in all assets remaining after the payment of all debts and other liabilities and the liquidation preferences of any outstanding shares of preferred stock.

  Dividends

        Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of Verint common stock are entitled to receive ratably such dividends, if any, as the Verint board of directors may declare on the common stock out of funds legally available for that purpose. Verint's credit agreement contains a restrictive covenant which limits its ability to pay cash dividends on its common stock.

  Voting Rights

        Holders of shares of Verint common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. A majority of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote is required for any action by the stockholders (a) except as otherwise provided by law or the Verint Certificate of Incorporation and (b) except that directors are to be elected by a plurality of the votes cast at elections. Holders of shares of Verint common stock do not have cumulative voting rights in the election of directors.

Series A Convertible Perpetual Preferred Stock

        The following is a discussion of the terms of the Verint preferred stock, all of which is currently held by CTI. Any shares of Verint preferred stock held by CTI immediately prior to the effective time of the merger will be canceled, and any shares of Verint preferred stock held by stockholders other than CTI will be converted into shares of Verint common stock in accordance with the Certificate of Designation. The Verint preferred stock was originally issued to CTI on May 25, 2007 in connection with Verint's acquisition of Witness. The proceeds from the issuance of the Verint preferred stock were used, together with the proceeds of the $650.0 million term loan under Verint's credit agreement and cash on hand, to finance the acquisition.

  Ranking

        The Verint preferred stock was issued at purchase price of $1,000 per share and ranks senior to Verint common stock.

  Liquidation

        The Verint preferred stock has an initial liquidation preference equal to the purchase price of the Verint preferred stock, or $1,000 per share. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Verint, the holders of the Verint preferred stock will be entitled to receive, out of the assets available for distribution to Verint's stockholders and before any distribution of assets is made on Verint common stock, an amount equal to the then-current liquidation preference plus accrued and unpaid dividends.

  Dividends

        Cash dividends on the Verint preferred stock are cumulative and are accrued quarterly at a specified dividend rate on the liquidation preference in effect at such time. Initially, the specified dividend rate was 4.25% per annum per share, however, in accordance with the terms of the Certificate of Designation, beginning with the quarter ended January 31, 2008, the dividend rate was reset to 3.875% per annum and is now fixed at this level. If Verint determines that it is prohibited from paying cash dividends on the Verint preferred stock under the terms of its credit agreement or other debt instruments, Verint may elect to make such dividend payments in shares of its common stock, which common stock will be valued at 95% of the volume weighted-average price of its common stock for each of the five consecutive trading days ending on the second trading day immediately prior to the record date for such dividend. Verint's credit agreement contains a restrictive covenant which limits its ability to pay dividends on the Verint preferred stock. Verint's ability to pay dividends on its common stock, which ranks junior to the Verint preferred stock with respect to the payment of dividends, is limited if Verint has not declared a dividend for payment on the regularly scheduled dividend payment date of the Verint preferred stock. Through the date hereof, no dividends have been declared or paid on the Verint preferred stock.

  Voting Rights

        Each share of Verint preferred stock is entitled to a number of votes equal to the number of shares of Verint common stock into which such share of Verint preferred stock is convertible at the conversion rate in effect on May 25, 2007, which was the issue date for the Verint preferred stock.

  Conversion

        Each share of Verint preferred stock is convertible, at the option of the holder, into a number of shares of Verint common stock equal to the liquidation preference then in effect divided by the conversion price then in effect, which was initially set at $32.66 (the "Conversion Rate"), and remained unchanged through the date of this joint proxy statement/prospectus. The liquidation preference is equal to the issue price of $1,000 per share plus the sum of all accrued and unpaid dividends, whether or not declared.

        At any time, Verint may force the conversion of all, but not less than all, of the Verint preferred stock into Verint common stock at its option, but only if the closing sale price of its common stock immediately prior to such conversion equals or exceeds the conversion price then in effect by a specified percentage, which is now fixed at 135%.

        On August 30, 2012, Verint filed with the Secretary of State of the State of Delaware a certificate of amendment to the Certificate of Designation, providing that, at the effective time of the merger, each issued and outstanding share of Verint preferred stock that is not held by CTI will be automatically converted into shares of Verint common stock pursuant to the terms of such amendment and will cease to accrue any dividends or any other amounts on each such share of Verint preferred stock, and such conversion will have been deemed to occur immediately prior to the effective time of the merger.

  Special Rights Upon a Fundamental Change

        The terms of the Verint preferred stock also provide that upon a fundamental change, as defined in the Certificate of Designation relating to the Verint preferred stock, the holders of the Verint preferred stock will have the right to require Verint to repurchase the Verint preferred stock for 100% of the liquidation preference then in effect. If Verint fails to repurchase the Verint preferred stock as required upon a fundamental change, then the number of directors constituting the board of directors will be increased by two, and the holders of the Verint preferred stock will have the right to elect two directors to fill such vacancies. Upon repurchase of the Verint preferred stock subject to the fundamental change repurchase right, the holders of the Verint preferred stock will no longer have the right to elect additional directors, the term of office of each additional director will terminate immediately upon such repurchase and the number of directors will, without further action, be reduced by two. In addition, in the event of a fundamental change, the Conversion Rate will be increased to provide for additional shares of common stock issuable to the holders of the Verint preferred stock upon conversion, based on a sliding scale depending on the acquisition price, as defined in the Certificate of Designation, ranging from zero to 3.7 additional shares of common stock for every share of Verint preferred stock converted into common stock following a fundamental change.

Additional Series of Preferred Stock

        The Verint board of directors has the authority, without further action by the stockholders, to issue up to an additional 2,207,000 shares of preferred stock, par value $0.001 per share, in one or more series and to fix the powers, preferences, privileges and rights thereof, and the number of shares constituting any series or the designation of the series, without any further vote or action by Verint stockholders. Verint believes that its board of directors' authority to set the terms of, and Verint's ability to issue, preferred stock will provide flexibility in connection with possible financing transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and the likelihood that the holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control in Verint. Verint has no present plans to issue any additional shares of preferred stock.

Provisions of Delaware Law and the Verint Certificate of Incorporation and the Verint By-laws and State Law Provisions With Potential Antitakeover Effect

  The Verint Certificate of Incorporation; The Verint By-laws

        The Verint Certificate of Incorporation and the Verint By-laws contain provisions that could make more difficult the acquisition of the company by means of a tender offer, a proxy contest or otherwise.

        Advance Notice Procedures.    The Verint By-laws establish advance notice procedures for stockholders to make nominations of candidates for election as directors, or bring other business before a meeting of its stockholders. These procedures provide that only persons who are nominated by or at the direction of the Verint board of directors or by a stockholder who has given timely notice in proper written form to the secretary of Verint prior to the annual or special meeting at which directors are to be elected will be eligible for election as directors. These procedures also require that, in order to raise matters at an annual meeting, those matters be raised before the meeting pursuant to the notice of meeting Verint delivers or by, or at the direction of, the Verint board of directors or by a stockholder who is entitled to vote at the meeting and who has given timely notice in proper written form to the secretary of Verint of his intention to raise those matters at the annual meeting. If Verint's chairman or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director, or that business will not be conducted at the meeting.

        Authorized but Unissued Shares.    The authorized but unissued shares of Verint common stock are available for future issuance without stockholder approval. Verint may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of Verint common stock could render more difficult or discourage an attempt to obtain control of Verint by means of a proxy contest, tender offer, merger or otherwise.

  The Delaware General Corporation Law

        Verint is subject to Section 203 of the DGCL which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with any person who becomes an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

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  the board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

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  upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

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  the business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Limitation of Liability of Directors and Officers

        The Verint Certificate of Incorporation provides that its directors will not be personally liable to Verint or its stockholders for damages for breach of any duty owed to Verint or its stockholders except for liability for: (i) any breach of the director's duty of loyalty to Verint or its stockholders, (ii) acts or omissions not in good faith or, in failing to act, not having acted in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) any matter for which a director is liable for willfully or negligently approving an unlawful payment of dividends or an unlawful purchase or redemption of stock under the DGCL, or (iv) having derived an improper personal benefit.

Transfer Agent and Registrar

        The transfer agent and registrar for the Verint common stock is American Stock Transfer & Trust Company. Its address is 59 Maiden Lane, New York, New York 10038 and its telephone number at this location is (212) 936-5100.

 COMPARISON OF THE RIGHTS OF HOLDERS OF VERINT COMMON STOCK
AND CTI COMMON STOCK

        The rights of Verint stockholders are governed by the DGCL and the Verint Certificate of Incorporation and the Verint By-laws. The rights of CTI shareholders are governed by the NYBCL and the CTI Certificate of Incorporation and the CTI By-laws. After the merger, the rights of CTI shareholders that receive Verint common stock will be governed by the DGCL and the Verint Certificate of Incorporation and the Verint By-laws. The following discussion summarizes the material differences between the rights of Verint common stockholders and the rights of CTI common shareholders. You are urged to read the Verint Certificate of Incorporation, the Verint By-laws, the CTI Certificate of Incorporation and the CTI By-laws carefully and in their entirety.

Authorized Capital Stock

  Verint

        The Verint Certificate of Incorporation authorizes it to issue up to 120,000,000 shares of common stock, par value $0.001 per share, and 2,500,000 shares of preferred stock, par value $0.001 per share. As of the Verint record date, there were 40,104,490 shares of Verint common stock outstanding and 293,000 shares of Verint preferred stock outstanding. Until such time as CTI ceases to hold a majority of Verint's voting securities, the affirmative vote of 75% of the members of the Verint board of directors or the affirmative vote of the holders of the majority of the issued and outstanding shares of Verint common stock is required to authorize the issuance of any Verint equity security, except for issuances pursuant to share incentive or similar employee compensation plans approved by the Verint board of directors.

  CTI

        The CTI Certificate of Incorporation authorizes CTI to issue up to 600,000,000 shares of common stock, par value $0.10 per share, and 2,500,000 shares of preferred stock, par value $0.01 per share. As of the CTI record date, there were 219,349,654 shares of CTI common stock outstanding and no shares of CTI preferred stock outstanding.

Size of Board of Directors

  Verint

        The Verint By-laws provide that its board of directors will consist of not less than three or more than twenty directors. The exact number of directors may be determined from time to time by a majority of the entire Verint board of directors then in office. As of the date of this joint proxy statement/prospectus, the Verint board of directors had nine directors. In addition, if Verint fails to repurchase the Verint preferred stock as required upon a fundamental change, then the number of directors constituting the Verint board of directors will be increased by two and the holders of the Verint preferred stock will have the right to elect two directors to fill such vacancies. If Verint subsequently repurchases the Verint preferred stock subject to the fundamental change repurchase right, the holders of the Verint preferred stock will no longer have the right to elect additional directors, the term of office of each additional director will terminate immediately upon such repurchase, and the number of directors will, without further action, be reduced by two. For more information regarding the effect of the merger on the Verint board of directors following the merger, see "The Merger—Certain Effects of the Merger—Board of Directors and Management of Verint."

        Under the Cadian Letter Agreement, CTI agreed to replace three of the directors it had designated to the Verint board of directors (as of the date of such agreement) with three directors who would be "independent" under Nasdaq listing standards to be designated by Cadian Capital, subject to the approval of such designees by the Verint board of directors and the CTI board of directors in accordance with their respective fiduciary duties and, in the case of the CTI board of directors, under standards set forth in the Cadian Letter Agreement. To date, Verint has replaced two of its directors with nominees designated by Cadian Capital.

  CTI

        The CTI By-laws provide that its board of directors will consist of not less than three nor more than eleven directors. The exact number of directors may be fixed from time to time by a resolution adopted by the board of directors, provided no decrease made in such number will shorten the term of any incumbent director. As of the date of this joint proxy statement/prospectus, the CTI board of directors had seven directors.

        See "Additional Agreements—Governance and Repurchase Rights Agreement" for a description of certain additional governance rights with respect to Verint in the event the merger agreement is terminated under certain circumstances.

Removal of Directors

  Verint

        The Verint By-laws provide that any Verint director may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

  CTI

        The CTI By-laws provide that directors may be removed, with or without cause, at any time by the vote of the shareholders at a special meeting of shareholders called for that purpose. Any director may be removed for cause by the action of the directors at a special meeting of the CTI board of directors called for that purpose.

Filling Vacancies on the Board of Directors

  Verint

        Under the Verint By-laws, vacancies on the Verint board of directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors

  CTI

        Under the CTI By-laws, newly created directorships and vacancies may be filled by a majority vote of the directors in office, although less than a quorum, or by election by the shareholders at any meeting thereof. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship will serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Nomination of Director Candidates by Stockholders

  Verint

        The Verint By-laws provide that any stockholder entitled to vote in the election of directors may nominate directors by delivering notice to Verint's Corporate Secretary not less than 90, nor more than 120, calendar days prior to the first anniversary of the date of the preceding year's annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. The notice must set forth:

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  as to the nominee:

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  the name, age, business address and residential address of such person;

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  the principal occupation or employment of such person;

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  the class, series and number of Verint securities that are owned of record or beneficially by such person;

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  the date or dates the securities were acquired and the investment intent of each acquisition;

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  any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation);

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  any other information relating to such person that the board of directors or any nominating committee of the board of directors reviews in considering any person for nomination as a director, as will be provided by Verint's Corporate Secretary upon request; and

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  as to the stockholder giving the notice and any Stockholder Associate (as such term is defined below):

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  the name and address of the stockholder, as they appear on Verint's stock ledger, and, if different, the current name and address of the stockholder, and the name and address of any Stockholder Associate;

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  a representation that at least one of these persons is a holder of record or beneficially of Verint's securities entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the stockholder's notice;

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  the class, series and number of Verint's securities that are owned of record or beneficially by each of these persons as of the date of the stockholder's notice;

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  a description of any material relationships, including legal, financial and/or compensatory, among the stockholder giving the notice, any Stockholder Associate and the proposed nominee(s);

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  a description of any derivative positions related to any class or series of Verint's securities owned of record or beneficially by the stockholder or any Stockholder Associate;

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  a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associate with respect to any of Verint's securities; and

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  a representation that after the date of the stockholder's notice and until the date of the annual meeting each of these persons will provide written notice to Verint's corporate secretary as soon as practicable following a change in the number of Verint's securities held as described immediately above that equals 1% or more of Verint's then-outstanding shares, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described immediately above that results in a change that equals 1% or more of Verint's then-outstanding shares or in the economic interests underlying these agreements, arrangements or understanding;

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  a representation as to whether the stockholder giving notice and any Stockholder Associate intends, or intends to be part of a group that intends: (A) to deliver a proxy statement and/or form of proxy to stockholders; and/or (B) otherwise to solicit proxies from stockholders in support of the proposed nominee; and

  •
  a written consent of each proposed nominee to serve as a director of Verint, if elected, and a representation that the proposed nominee (A) does not or will not have any undisclosed voting commitments or other arrangements with respect to his or her actions as a director; and (B) will comply with the Verint By-laws and all of Verint's applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

        A "Stockholder Associate" of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, the stockholder; (2) any beneficial owner of securities of Verint owned of record or beneficially by the stockholder; and (3) any person controlling, controlled by or under common control with the Stockholder Associate.

  CTI

        The CTI By-laws provide that any shareholder entitled to vote in the election of directors may nominate directors by delivering notice to CTI's Corporate Secretary not later than: (1) with respect to an election to be held at an annual meeting of shareholders, (a) not less than 120 days prior to the first anniversary date of the Corporation's proxy statement in connection with the last annual meeting or (b) if no annual meeting was held in the previous year or if the date of the annual meeting is more than 30 days earlier or later than the first anniversary date of the most recent annual meeting, not later than the close of business on the 10th day following the date on which public announcement of the date of such meeting is first made by CTI, and (2) with respect to an election to be held at a special meeting of shareholders, the close of business on the 10th day following the date on which public announcement of the date of such meeting is first made by the Corporation.

        Each such notice to the Corporate Secretary must set forth:

  •
  the name and address of such shareholder, as they appear on CTI's books, and the name and address of such beneficial owner, if any, and such shareholder's nominees;

  •
  the class or series and number of shares of capital stock of CTI which are owned beneficially and of record by such shareholder and such beneficial owner;

  •
  a description of any agreement, arrangement or understanding with respect to the proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

  •
  a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder's notice by, or on behalf of, such shareholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder and such beneficial owner, with respect to shares of stock of CTI (which information must be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting);

  •
  a description of all arrangements or understandings between the shareholder and each such nominee;

  •
  a representation that the shareholder is a holder of record of stock of CTI entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

  •
  a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CTI's outstanding capital stock required to approve or approve the proposal or elect the nominee or otherwise to solicit proxies from shareholders in support of such proposal;

  •
  such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder; and

  •
  the consent of each nominee to serve as a director of CTI if so elected.

Calling Special Meetings of Stockholders

  Verint

        Under the Verint By-laws, a special meeting of stockholders of Verint may be called by order of (i) the board of directors, or (ii) the chairman, if any.

  CTI

        Under the CTI By-laws, a special meeting of shareholders may be called by the chairman of the board of directors, the chief executive officer, the board of directors or the holders of not less than a majority of all the shares entitled to vote at the meeting.

Stockholder Proposals

  Verint

        The Verint By-laws provide that, for a stockholder proposal to be properly brought before an annual meeting, (i) the stockholder must be a stockholder of Verint of record at the time of the giving of the notice for such annual meeting, (ii) the stockholder must be entitled to vote at such meeting, (iii) the stockholder must have given timely notice thereof in proper written form to the Verint Corporate Secretary, and (iv) if the stockholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided Verint with a Proposal Solicitation Notice (as defined below), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at the least the percentage of shares of Verint entitled to vote required to approve such business that the stockholder proposes to bring before such annual meeting and included in such materials the Proposal Solicitation Notice.

        Except as otherwise provided by law, to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Verint not less than 90, nor more than 120, calendar days prior to the first anniversary of the date of the preceding year's annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.

        To be in proper written form, a stockholder's notice to the secretary of Verint must set forth:

  •
  as to each matter the stockholder proposes to bring before the annual meeting:

  •
  a description in reasonable detail of the business desired to be brought before the annual meeting;

  •
  the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend the by-laws or the certificate of incorporation, the language of the proposed amendment); and

  •
  the reasons for conducting the business at the annual meeting; and

  •
  as to each stockholder giving the notice and any Stockholder Associate:

  •
  the name and address of the stockholder, as they appear on Verint's stock ledger, and, if different, the current name and address of the stockholder, and the name and address of any Stockholder Associate;

  •
  a representation that at least one of these persons is a holder of record or beneficially of Verint's securities entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to present the business stated in the stockholder's notice;

  •
  the class, series and number of any securities of Verint that are owned of record or beneficially by any of these persons as of the date of the stockholder's notice;

  •
  a description of any material interests of any of these persons in the business proposed and of all agreements, arrangements and understanding between these persons and any other person (including their names) in connection with the proposal of the business by the stockholder;

  •
  a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any shares of any securities of Verint;

  •
  a description of any derivative positions related to any class or series of securities of Verint owned of record or beneficially by the stockholder or any Stockholder Associate;

  •
  a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associate with respect to any securities of Verint; and

  •
  a representation that after the date of the stockholder's notice and until the date of the annual meeting, each of these persons will provide written notice to the secretary of Verint as soon as practicable following a change in the number of securities of Verint owned of record or beneficially by such person as of the date of the stockholder's notice that equals 1% or more of the then-outstanding shares of Verint, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings in connection with any derivative positions related to any securities of Verint owned of record or beneficially by such person that results in a change that equals 1% or more of the then-outstanding shares of Verint or in the economic interests underlying those agreements, arrangements or understandings; and

  •
  a representation as to whether the stockholder giving notice and any Stockholder Associate intends, or intends to be part of a group that intends (an affirmative statement of such intent, a "Proposal Solicitation Notice"): (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal; and/or (2) otherwise to solicit proxies from stockholders in support of the proposal.

  CTI

        The CTI By-laws provide that, for a shareholder proposal to be properly brought before an annual meeting, a shareholder must give timely notice in writing to the CTI Corporate Secretary of such shareholder's intention to present such business. To be considered timely, a shareholder's notice must be delivered, either in person or by certified mail, postage prepaid, and received at the principal executive offices of CTI, (a) not less than 120 days prior to the first anniversary date of CTI's proxy statement in connection with the last annual meeting or (b) if no annual meeting was held in the previous year or if the date of the annual meeting is more than 30 days earlier or later than the first anniversary date of the most recent annual meeting, not later than the close of business on the 10th day following the date on which public announcement of the date of such meeting is first made by CTI.

        Each notice to the secretary must set forth:

  •
  as to any business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the CTI By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

  •
  as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

  •
  the name and address of such shareholder, as they appear on CTI's books, and of such beneficial owner, if any,

  •
  the class or series and number of shares of capital stock of CTI which are owned beneficially and of record by such shareholder and such beneficial owner,

  •
  a description of any agreement, arrangement or understanding with respect to the proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing,

  •
  a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder's notice by, or on behalf of, such shareholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder and such beneficial owner, with respect to shares of stock of CTI (which information must be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting),

    •
    a representation that the shareholder is a holder of record of stock of CTI entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and

    •
    a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CTI's outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from shareholders in support of such proposal.

Anti-Takeover Provisions and Other Stockholder Protections

  Verint

        Verint is subject to Section 203 of the DGCL which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with any person who becomes an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

  •
  the board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

  •
  upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

  •
  business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 262 of the DGCL provides that stockholders of a Delaware corporation have the right, in some circumstances, to dissent from certain corporate action and to instead demand payment of the fair value of their shares. Stockholders do not have appraisal rights with respect to shares of any class or series of stock if such shares of stock are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders, unless the stockholders receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation (or depositary receipts in respect thereof), or of any other corporation that is publicly listed or held by more than 2,000 holders of record, cash in lieu of fractional shares or fractional depositary receipts described above or any combination of the foregoing.

  CTI

        Section 912 of the NYBCL prohibits, in general, any business combination, such as a merger or consolidation, between a New York corporation and an "interested shareholder" (which is defined generally as any owner of 20% or more of the corporation's outstanding voting stock) for five years after the date on which such shareholder became an interested shareholder unless the business combination or the stock acquisition which caused the person to become an interested shareholder was approved in advance by the corporation's board of directors. This provision of the NYBCL is effective even if all parties should subsequently decide that they wish to engage in the business combination. Following the five-year moratorium period, the New York corporation may engage in certain business combinations with an interested shareholder only if, among other things, (a) the business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting shares not beneficially owned by the interested shareholder proposing the business combination, or (b) the business combination meets certain criteria designed to ensure that the remaining shareholders receive fair consideration for their shares.

        Section 910 of the NYBCL provides that a shareholder of a New York corporation has the right, following compliance with certain procedures, to receive payment of the fair value of its shares if the shareholder has the right to vote and does not assent to, among other actions, a merger or consolidation to which the corporation is a party. The right to receive payment of the fair value of the shares is not available in certain circumstances, including if the shares of the corporation are listed on a national securities exchange (as is the case in the present context) or to shareholders of a parent corporation in the case of certain mergers between the parent corporation and a 90%-owned subsidiary corporation. CTI shareholders do not have the right to receive fair value described in the immediately preceding sentences in connection with the merger and consummation of the transactions contemplated by the merger agreement.

Indemnification of Directors and Officers

  Verint

        The Verint Certificate of Incorporation provides that its directors will not be personally liable to Verint or its stockholders for damages for breach of any duty owed to Verint or its stockholders except for liability for: (i) any breach of the director's duty of loyalty to Verint or its stockholders, (ii) acts or omissions not in good faith or, in failing to act, not having acted in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) any matter for which a director is liable for willfully or negligently approving an unlawful payment of dividends or an unlawful purchase or redemption of stock under the DGCL, or (iv) having derived an improper personal benefit.

        Section 102(b)(7) of the DGCL prohibits an exemption or limitation of a director's liability in cases involving a director's breach of the duty of loyalty, acts or omissions not in good faith, intentional misconduct, knowing violations of law, improper personal benefits, or improper dividends or distributions.

  CTI

        Under the CTI By-laws, all current and former officers and directors of CTI are indemnified against any threatened, pending or completed actions and appeals to the fullest extent permitted under the NYBCL. An officer or director will be indemnified for any action initiated by such officer or director if such action was authorized by the CTI board of directors.

        Section 721 of the NYBCL prohibits indemnification of officers and directors for acts finally adjudicated to be committed in bad faith, resulting from active or deliberate dishonesty, or resulting in a personal gain to which such an officer or director was not legally entitled.

Amendments to Articles/Certificate of Incorporation and By-laws

  Verint

        Under the Verint By-laws, the Verint board of directors is expressly authorized to amend, alter, change, adopt or repeal any or all by-laws of Verint; provided, however, that any by-laws adopted by the board of directors may be amended or repealed by stockholders entitled to vote thereon; and provided further, that until such time as CTI ceases to hold a majority of Verint's voting securities, Article I, Section 9 of the Verint By-laws (relating to issuance of equity securities) may be amended or repealed only by the affirmative vote of 75% of the members of the Verint board of directors or the affirmative vote of the holders of the majority of the issued and outstanding shares of Verint common stock.

        Under Section 242 of the DGCL, a corporation's certificate of incorporation may be amended only if the proposed amendment is approved by the board of directors and, unless the amendment adversely affects a class of non-voting shares, the holders of a majority of the outstanding stock entitled to vote.

  CTI

        The CTI By-laws may be amended or repealed by a vote of a majority of shares of CTI at any regular or special meeting of shareholders at which a quorum is present or represented, or by a vote of a majority of the entire CTI board of directors.

        Under Section 803(a) of the NYBCL, a corporation's certificate of incorporation may be amended or changed by a vote of the board and a vote of a majority of all outstanding shares entitled to vote.

 CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

        The following summarizes various agreements in place between Verint and related parties, principally CTI (its majority stockholder) and its affiliates.

        Under Verint's audit committee charter, all related-party transactions (as described in Item 404 of Regulation S-K and relevant SEC and stock exchange rules) other than director and officer compensation arrangements approved by the full board of directors or the compensation committee must be approved in advance by the audit committee of the Verint board of directors. In addition to the requirements of its audit committee charter, Verint has a written policy regarding the approval of related-party transactions. This policy provides that any related-party transaction, which includes any financial transaction, arrangement or relationship between Verint and a related party, or any series of similar transactions, arrangements or relationships between Verint and a related party, where the aggregate amount involved will or is expected to exceed $120,000 in any fiscal year, must be described in writing and submitted to Verint's Chief Compliance Officer prior to the transaction. Such proposed related-party transaction must be reviewed by Verint's Chief Compliance Officer and/or Chief Financial Officer and must be submitted to Verint's audit committee for its review and approval. Verint's Chief Compliance Officer, Chief Financial Officer and audit committee will consider several factors in their review, including the fairness of the terms of the transaction, the role of the related party in the transaction and whether the transaction could have an effect on the status of any director or director nominees as an independent director under applicable rules. The audit committee has reviewed and approved all of the agreements and transactions referred to in this section.

CTI Preferred Stock Financing Agreements

        On May 25, 2007, in connection with Verint's acquisition of Witness, Verint entered into a securities purchase agreement with CTI pursuant to which CTI purchased, for cash, an aggregate of 293,000 shares of Verint preferred stock, at an aggregate purchase price of $293.0 million. Proceeds from the issuance of the Verint preferred stock were used, together with the proceeds of the $650.0 million term loan under Verint's credit agreement and cash on hand, to finance the acquisition.

        The terms of the Verint preferred stock are set forth in the Certificate of Designation. See "Description of Verint Capital Stock—Series A Convertible Perpetual Preferred Stock."

        CTI has had the right to sell the Verint preferred stock since November 25, 2007 in either private or public transactions. Pursuant to a registration rights agreement Verint entered into concurrently with the securities purchase agreement (the "New Registration Rights Agreement"), commencing 180 days after Verint regained compliance with SEC reporting requirements, CTI has been entitled to two demands to require Verint to register (which may be underwritten registrations, upon CTI's request) the Verint preferred stock and the shares of Verint common stock underlying the Verint preferred stock for resale under the Securities Act. Verint is not, however, required to comply with a demand request if:

          (a)   any such request is within 12 months after the effective date of a registration statement filed to satisfy a prior demand,

          (b)   (i)    within the 90-day period preceding the request, Verint has effected:

              (x)   any registration other than an underwritten registration pursuant to which CTI was entitled to participate without any limitation on its ability to include all of its registrable securities requested to be included therein or

              (y)   an underwritten registration pursuant to which CTI was entitled to participate and include between 25% to 50% of the registrable securities requested to be included therein, or

             (ii)  within the 180-day period preceding such request, Verint has effected an underwritten registration pursuant to which CTI was entitled to participate and include more than 50% of the registrable securities requested to be included therein,

          (c)   a registration statement is effective at the time the request is made, pursuant to which CTI can effect the disposition of its registrable securities in the manner requested,

          (d)   the registrable securities requested to be registered:

              (i)  have an aggregate then-current market value of less than $100.0 million (before deducting any underwriting discounts and commission) or

             (ii)  constitute less than all remaining registrable securities if less than $100.0 million of then-current market value of registrable securities are then outstanding; or

          (e)   during the pendency of any blackout period (as defined in the New Registration Rights Agreement).

        The New Registration Rights Agreement also gives CTI unlimited piggyback registration rights on certain Securities Act registrations filed by Verint on its own behalf or on behalf of other stockholders.

        Verint has agreed to pay all expenses that result from a registration under the New Registration Rights Agreement, other than underwriting commissions and taxes. Verint has also agreed to indemnify CTI, its directors, officers and employees against liabilities that may that may arise from sale of shares registered pursuant to the New Registration Rights Agreement, including Securities Act liabilities.

        CTI may transfer its rights under the New Registration Rights Agreement to any transferee of the registrable securities that is an affiliate of CTI or any other subsequent transferee; provided that in each case such affiliate or transferee becomes a party to the New Registration Rights Agreement by executing a joinder agreement agreeing to be bound by all of the terms and conditions of the New Registration Rights Agreement.

CTI Original Registration Rights Agreement

        CTI's rights under the New Registration Rights Agreement are in addition to its rights under a previous registration rights agreement Verint entered into with CTI shortly before Verint's initial public offering in May 2002. This registration rights agreement (the "Original Registration Rights Agreement") covers all shares of common stock then held by CTI and any additional shares of common stock acquired by CTI at a later date. Under the Original Registration Rights Agreement, CTI is entitled to unlimited demand registrations of its shares on Form S-3. If Verint is not eligible to use Form S-3, CTI was also entitled to one demand registration on Form S-1. Under the agreement, Verint is not required to comply with a demand request made by CTI less than 90 days after the effective date of a prior demand request made under this registration rights agreement. Verint may also delay satisfying a demand request if (i) Verint is in the process of preparing a registration statement at the time the demand request is received which it intends to file within 90 days from the date of CTI's demand request or (ii) the Verint board of directors determines in good faith that filing a registration statement in response to a demand request would either require Verint to publicly disclose information which would have a material adverse effect on Verint or would be seriously detrimental to Verint or its stockholders, or could interfere with, or would require Verint to accelerate public disclosure of, any material financing, acquisition, disposition, corporate reorganization or other material transaction involving Verint or its subsidiaries.

        CTI exercised its one Form S-1 demand registration right under the Original Registration Rights Agreement in July 2010, demanding that Verint prepare and file with the SEC a registration statement on Form S-1 to permit the public offering and sale of up to 2.8 million shares of Verint common stock owned by CTI. In connection with the exercise of this demand, Verint entered into a letter agreement with CTI pursuant to which Verint agreed not to exercise its rights under the Original Registration Rights Agreement to delay the filing of, or offer shares pursuant to, the prospectus, subject to certain limitations. CTI subsequently reduced the size of the offering to 2.3 million shares. A registration statement relating to these securities was declared effective by the SEC in January 2011.

        Like the New Registration Rights Agreement, the Original Registration Rights Agreement also provides that CTI will have unlimited piggyback registration rights, that Verint will pay all expenses of a registration under the agreement (other than underwriting commissions and taxes), that Verint will indemnify CTI and its affiliates from liabilities that may result from the sale of Verint's stock under the agreement, and that CTI may transfer its rights under the agreement to an affiliate or other subsequent transferee subject to the transferee signing a joinder to the agreement.

Other Agreements with CTI

  Federal Income Tax Sharing Agreement

        Verint is party to a tax sharing agreement with CTI which applies to periods prior to Verint's initial public offering in which Verint was included in CTI's consolidated U.S. federal income tax return. By virtue of its controlling ownership and this tax sharing agreement, CTI effectively controls all of Verint's tax decisions for periods ending prior to the completion of Verint's initial public offering, which took place in May 2002. Under the tax sharing agreement, for periods during which Verint was included in CTI's consolidated U.S. federal income tax return, Verint was required to pay CTI an amount equal to the tax liability Verint would have owed, if any, had Verint and its subsidiaries filed a separate consolidated U.S. federal income tax return, as computed by CTI in its reasonable discretion. Under the agreement, Verint was not entitled to receive any payments from CTI in respect of, or to otherwise take advantage of, any loss resulting from the calculation of its separate tax liability. The tax sharing agreement also provided for certain payments in the event of adjustments to the group's tax liability. The tax sharing agreement continues in effect until 60 days after the expiration of the applicable statute of limitations for the final year in which Verint was part of the CTI consolidated group for tax purposes.

  Additional Agreements

        Verint has in the past entered into other agreements with CTI or its subsidiaries. For example, in the past Verint has been party to certain intercompany services agreements with CTI or its subsidiaries relating to shared computer services, insurance and use of personnel, as well as a patent cross-license agreement involving a third party. Verint believes that the terms of any such agreements have been, and expect that in the future any such terms would be, no less favorable to Verint than those it could obtain from an unaffiliated third party. Other than as described elsewhere in this section, Verint does not believe that any of these historical agreements are currently material to it or to CTI.

        Verint is also party to the merger agreement, a voting agreement and a governance and repurchase rights agreement with CTI. See "The Merger Agreement," "Additional Agreements—Voting Agreement" and "Additional Agreements—Governance and Repurchase Rights Agreement."

        In addition, Verint is a third-party beneficiary to, and has significant rights under, the distribution agreement entered into by CTI and Comverse in connection with the Comverse distribution. See "Additional Agreements—Distribution Agreement."

 LEGAL MATTERS

        The validity of the Verint common stock issued in connection with the merger will be passed upon by Jones Day. Weil, Gotshal & Manges LLP, on behalf of CTI, and Jones Day, on behalf of Verint, will pass upon certain U.S. federal income tax consequences of the merger.

EXPERTS

  Verint

        The Verint consolidated financial statements incorporated into this joint proxy statement/prospectus by reference from Verint's Annual Report on Form 10-K for the year ended January 31, 2012, and the effectiveness of Verint's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express (1) an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph related to changing the method of recognizing revenue for multiple element arrangements for the year ended January 31, 2012 in accordance with the Financial Accounting Standards Board's Accounting Standards Update ("ASU") No. 2009-13, Multiple Deliverable Revenue Arrangements and ASU No. 2009-14, Certain Revenue Arrangements That Include Software Elements and (2) an unqualified opinion on the effectiveness of internal control over financial reporting, which reports are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  CTI

        The Comverse Technology, Inc. consolidated financial statements and financial statement schedules incorporated into this joint proxy statement/prospectus by reference from Comverse Technology, Inc.'s Current Report on Form 8-K filed on December 20, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which expresses an unqualified opinion on the consolidated financial statements and financial statement schedules and includes explanatory paragraphs related to the adoption of new accounting standards and retrospective adjustments for discontinued operations presentation and purchase price allocations. The effectiveness of Comverse Technology, Inc.'s internal control over financial reporting has been audited by Deloitte & Touche LLP as stated in their report appearing in Comverse Technology, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2012 (which report expresses an adverse opinion on the effectiveness of internal control over financial reporting because of a material weakness). The reports of Deloitte & Touche LLP are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 THE VERINT SPECIAL MEETING

General

  Time and Place

        The Verint special meeting will take place at 11:00 a.m., Eastern Time, on February 4, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York 10017.

  Proposals to be Considered at the Verint Special Meeting

        At the Verint special meeting, holders of Verint common stock and Verint preferred stock as of the Verint record date will be asked:

Proposal 1.	To consider and vote on a proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith.
Proposal 2.
To consider and vote on a proposal to approve the adjournment of the Verint special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Verint special meeting.

  Recommendation of the Verint Board of Directors

        The Verint board of directors recommends that stockholders (other than CTI and its affiliates) vote:

  •
  "FOR" the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith; and

  •
  "FOR" the proposal to approve the adjournment of the Verint special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Verint special meeting.

  Record Date and Quorum

        Only holders of record of Verint common stock or Verint preferred stock at the close of business on December 18, 2012, which is the Verint record date, will be entitled to notice of and to vote at the Verint special meeting with regard to Proposals 1 and 2 described above. As of the Verint record date, there were 40,104,490 shares of Verint common stock outstanding and entitled to vote at the Verint special meeting, held by approximately 75 holders of record, and 293,000 shares of Verint preferred stock outstanding and entitled to vote at the Verint special meeting. Each share of common stock that you owned at the close of business on the Verint record date is entitled to one vote, and each share of Verint preferred stock that you owned at the close of business on the Verint record date is entitled to 30.6185 votes. All of the Verint preferred stock was held by CTI on the Verint record date.

        Holders of a majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock as of the Verint record date must be represented in person or by proxy at the Verint special meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes also will be counted in determining whether a quorum exists.

  Vote Required

        To be approved at the Verint special meeting, the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith, must receive the affirmative vote of the holders of a majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock, taken together, present, in person or by proxy, at the Verint special meeting, as well as the affirmative vote of the holders of a majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock, taken together, present, in person or by proxy, at the Verint special meeting, other than shares of Verint common stock and Verint preferred stock held by CTI or its subsidiaries.

        In connection with entering into the merger agreement, CTI entered into a voting agreement with Verint pursuant to which CTI agreed, among other things, to vote the shares of Verint common stock and Verint preferred stock beneficially owned by CTI in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger and the issuance of Verint common stock constituting the merger consideration. CTI also agreed to comply with certain restrictions on the disposition of such shares, including requiring any transferee of CTI's voting securities to be bound by the terms of the voting agreement. Pursuant to its terms, the voting agreement will terminate upon the earlier to occur of (1) the completion of the merger and (2) the termination of the merger agreement in accordance with its terms. See "Additional Agreements—Voting Agreement."

        If a Verint stockholder fails to respond with a vote or fails to instruct his or her broker how to vote on the proposal relating to the merger or the proposal relating to adjournment of the Verint special meeting, it will have no effect on the proposals because the vote will be decided by the holders of shares present at the meeting. If a Verint stockholder responds and abstains from voting on the proposals, his or her proxy will have the same effect as a vote "AGAINST" the proposals. If a Verint stockholder of record signs, dates and mails a proxy card without indicating how to vote, his or her proxy will be counted as a vote "FOR" each of the proposals described in the accompanying joint proxy statement/prospectus.

  How Proxies are Counted

        The shares represented by all valid proxies received will be voted in the manner specified on the proxies. If you are a stockholder of record and you sign, date and return your proxy card without making specific choices, the persons named as proxies above will vote your shares in accordance with the recommendations of the Verint board of directors. If you are a beneficial holder, your bank, broker or other nominee must vote for you, and as noted above, if you fail to instruct your broker how to vote on the proposal, it will have the same effect as a vote "AGAINST" the merger proposal. As a result, you are urged to specify your voting instructions by marking the appropriate boxes on the enclosed proxy card or on your voting instruction card, as applicable.

  Voting Shares of Verint Common Stock or Shares of Verint Preferred Stock at the Verint Special Meeting

        You may come to the Verint special meeting and cast your vote there; however, if your shares of Verint common stock or Verint preferred stock are held in the name of your broker, bank or other nominee and you wish to vote at the Verint special meeting, you must bring valid photo identification and a legal proxy from the record holder of your shares indicating that you were the beneficial owner of the shares on the Verint record date.

        You can also vote by completing, signing, dating and mailing the enclosed Verint proxy card in the envelope provided, or by Internet or telephone by following the instructions on the enclosed proxy card. If your shares of Verint common stock or Verint preferred stock are held in the name of your broker, bank or other nominee, you should submit voting instructions to your bank, broker or other nominee. Please refer to the voting instruction card included in these proxy materials by your bank, broker or other nominee.

  Revocation of Proxies

        If you are a Verint stockholder of record, you can change your vote or revoke your proxy at any time before the Verint special meeting by:

  •
  notifying Verint's Corporate Secretary in writing before the special meeting that you have revoked your proxy;

  •
  signing and delivering a later dated proxy to Verint's Corporate Secretary;

  •
  voting by telephone or using the Internet (your latest telephone or Internet proxy is counted); or

  •
  voting in person at the Verint special meeting.

        Any such written notice or later dated proxy must be received by Verint's Corporate Secretary at Verint's principal executive offices at Verint Systems Inc., 330 South Service Road, Melville, New York 11747, Attn: Corporate Secretary by February 3, 2013 at 11:59 p.m., or at the Verint special meeting before the vote at the Verint special meeting.

        If you are a beneficial owner of Verint common stock or Verint preferred stock, you may submit new voting instructions only by contacting your bank, broker or other nominee.

  Solicitation of Proxies; Costs of Solicitation

        Verint is soliciting proxies for its special meeting from its stockholders. The expense of this solicitation of votes for the Verint special meeting, including the cost of preparing, assembling and mailing the notice of Verint special meeting, proxy card and this joint proxy statement/prospectus, will be borne by Verint. In addition to the solicitation of proxies by use of the mails, some of Verint's officers and regular employees, without extra remuneration, may solicit proxies personally, by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy cards and proxy materials to their principals, and Verint may reimburse them for their expenses in forwarding these materials.

Verint Proposal 1:    Adoption of the Agreement and Plan of Merger, Dated as of August 12, 2012, Among CTI, Verint and Merger Sub, and Approval of the Transactions Contemplated by that Agreement, Including the Merger and the Issuance of Verint Common Stock to CTI Shareholders in Connection Therewith.

        As described in further detail in "Questions and Answers," "Summary," "The Merger" and "The Merger Agreement," the Verint board of directors has approved the merger of CTI with and into Merger Sub, subject to satisfaction of the conditions set forth in the merger agreement, including the approval of the stockholders of Verint at the Verint special meeting. The merger cannot be completed unless Verint receives the affirmative vote of the holders of a majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock, taken together, present, in person or by proxy, at the Verint special meeting, as well as the affirmative vote of the holders of a majority of the votes represented by the outstanding shares of Verint common stock and Verint preferred stock, taken together, present, in person or by proxy, at the Verint special meeting, other than shares of Verint common stock and Verint preferred stock held by CTI or its subsidiaries. Each share of common stock is entitled to one vote, and each share of Verint preferred stock is entitled to 30.6185 votes.

        In connection with entering into the merger agreement, CTI entered into a voting agreement with Verint pursuant to which CTI agreed, among other things, to vote the shares of Verint common stock and Verint preferred stock beneficially owned by CTI in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger and the issuance of Verint common stock constituting the merger consideration. CTI also agreed to comply with certain restrictions on the disposition of such shares as set forth in the voting agreement, including requiring any transferee of CTI's voting securities to be bound by the terms of the voting agreement. Pursuant to its terms, the voting agreement will terminate upon the earlier to occur of (1) the completion of the merger and (2) the termination of the merger agreement in accordance with its terms. See "Additional Agreements—Voting Agreement."

The Verint board of directors recommends that Verint stockholders (other than CTI and its affiliates)
vote "FOR" this proposal.

Verint Proposal 2:    Adjournment or Postponement of the Verint Special Meeting

        The Verint special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the adoption of the merger agreement.

        If, at the Verint special meeting, the number of shares of Verint common stock or Verint preferred stock present or represented and voting in favor of the adoption of the merger agreement and approval of the transactions contemplated by that agreement, including the merger and the issuance of Verint common stock to CTI shareholders in connection therewith, is insufficient to approve such proposal, Verint intends to move to adjourn the Verint special meeting in order to solicit additional proxies relating to that proposal. In accordance with the Verint By-laws, a vote to approve the proposal to adjourn the Verint special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Verint special meeting to adopt the merger agreement may be taken in the absence of a quorum. Verint does not intend to call a vote on this proposal if Proposal 1 (the vote on the adoption of the merger agreement) has been approved at the Verint special meeting.

        In this proposal, Verint is asking its stockholders to authorize the holder of any proxy solicited by the Verint board of directors to vote in favor of granting discretionary authority to proxy holders, and each of them individually, to adjourn the Verint special meeting to another time and place for the purpose of soliciting additional proxies. If Verint stockholders approve this adjournment proposal, Verint could adjourn the Verint special meeting and any adjourned session of the Verint special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Verint stockholders who have previously voted.

The Verint board of directors recommends that Verint stockholders (other than CTI and its affiliates)
vote "FOR" this proposal.

 SECURITY OWNERSHIP OF CERTAIN VERINT BENEFICIAL OWNERS AND MANAGEMENT

        The following table and accompanying footnotes show information regarding the beneficial ownership of Verint common stock as of December 18, 2012 (the "Reference Date") by:

  •
  each person (or group within the meaning of Section 13(d)(3) of the Exchange Act) who is known by Verint to beneficially own 5% or more of Verint common stock or Verint preferred stock as of the Reference Date;

  •
  each member of the Verint board of directors and each of its named executive officers; and

  •
  all members of the Verint board of directors and its executive officers as a group.

        As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any equity security.

  •
  A person is deemed to be the beneficial owner of securities that he or she has the right to acquire within 60 days from the Reference Date through the exercise of any option, warrant, or right.

  •
  Shares of Verint common stock subject to options, warrants, or rights (including employee equity awards) which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the ownership percentage of any other person.

  •
  The amounts and percentages are based upon 40,104,490 shares of Verint common stock outstanding as of the Reference Date and exclude approximately 11.1 million shares of Verint common stock issuable to CTI upon conversion of shares of Verint preferred stock (if converted on the Reference Date).

  •
  The foregoing outstanding share number includes employee equity awards that have been settled but excludes awards that are vested but not yet delivered (if any).

  •
  The table below, however, includes awards that have vested or will vest within 60 days of the Reference Date even if the underlying shares have not yet been delivered.

Name of Beneficial Owner	Class	Number of Shares Beneficially Owned(1)		Percentage of Total Shares Outstanding
Principal Shareholders:
Comverse Technology, Inc.	Common	16,289,023	(2)	40.6	%(2)
810 Seventh Avenue
New York, NY 10019
Comverse Technology, Inc.	Series A Preferred	11,203,728	(3)	100.0	%(4)
810 Seventh Avenue
New York, NY 10019
Cadian Capital Management, LLC(5)	Common	3,882,377	(5)	9.7%
461 Fifth Avenue 24th Floor
New York, NY 10017
Directors and Executive Officers
Dan Bodner	Common	482,846	(6)	1.2%
Douglas E. Robinson	Common	75,292	(7)	*
Peter Fante	Common	30,498	(8)	*
Elan Moriah	Common	81,195	(9)	*
David Parcell	Common	20,000	(10)	*
Meir Sperling	Common	68,206	(11)	*
Victor A. DeMarines	Common	17,103	(12)	*
John Egan	Common	—	(13)	*
Larry Myers	Common	6,000	(14)	*
Howard Safir	Common	14,103	(15)	*
Earl C. Shanks	Common	3,500	(16)	*
Augustus K. Oliver	Common	—	(17)	*
Shefali Shah	Common	—	(18)	*
Mark C. Terrell	Common	—	(19)	*
All executive officers and directors as a group (fourteen persons)		798,743		2.0%

*
Less than 1%.

(1)
Unless otherwise indicated and except pursuant to applicable community property laws, to Verint's knowledge, each person or entity listed in the table above has sole voting and investment power with respect to all shares listed as owned by such person or entity.

(2)
Represents shares of Verint common stock directly owned by CTI. CTI beneficially owns an additional 11.2 million shares of Verint common stock issuable upon conversion of the Verint preferred stock (if converted 60 days after the Reference Date) , which together with the Verint common stock directly owned by CTI would equal 53.6% of Verint common stock. See "Description of Verint Capital Stock—Series A Convertible Perpetual Preferred Stock" for details on the conversion rights of the Verint preferred stock.

(3)
Reflects the number of shares of Verint common stock issuable to CTI upon conversion of 293,000 shares of Verint preferred stock if the Verint preferred stock were converted into Verint common stock within 60 days after the Reference Date, inclusive of the effect of additional dividend accruals on the Verint preferred stock during such 60 day period. If converted on the Reference Date, the Verint preferred stock would be converted into approximately 11.1 million shares of Verint common stock as indicated in the lead in to the table.

(4)
CTI is the sole holder of Verint preferred stock. See "Description of Verint Capital Stock—Series A Convertible Perpetual Preferred Stock" for details on the rights of the Verint preferred stock.

(5)
As reported in the amended Schedule 13G filed with the SEC on December 4, 2012 by Cadian Capital Management, LLC ("Cadian Capital"), on behalf of itself and Eric Bannasch, Cadian Capital and Eric Bannasch have shared voting and dispositive power over all the shares.

(6)
Mr. Bodner beneficially owns options to purchase 211,082 shares of Verint common stock which are currently exercisable and 271,764 fully vested shares of Verint common stock.

(7)
Mr. Robinson beneficially owns 75,292 fully vested shares of Verint common stock.

(8)
Mr. Fante beneficially owns options to purchase 20,067 shares of Verint common stock which are currently exercisable and 10,431 fully vested shares of Verint common stock.

(9)
Mr. Moriah beneficially owns options to purchase 63,750 shares of Verint common stock which are currently exercisable and 17,445 fully vested shares of Verint common stock.

(10)
Mr. Parcell beneficially owns options to purchase 20,000 shares of Verint common stock which are currently exercisable.

(11)
Mr. Sperling beneficially owns options to purchase 45,000 shares of Verint common stock which are currently exercisable and 23,206 fully vested shares of Verint common stock.

(12)
Mr. DeMarines beneficially owns options to purchase 12,000 shares of Verint common stock which are currently exercisable and 5,103 fully vested shares of Verint common stock.

(13)
Mr. Egan does not beneficially own any Verint securities.

(14)
Mr. Myers beneficially owns options to purchase 6,000 shares of Verint common stock which are currently exercisable.

(15)
Mr. Safir beneficially owns options to purchase 12,000 shares of Verint common stock which are currently exercisable and 2,103 fully vested shares of Verint common stock.

(16)
Mr. Shanks beneficially owns 3,500 shares of Verint common stock.

(17)
Mr. Oliver beneficially owns 1,773,043 shares of CTI common stock, 44,798 of which are held directly by Mr. Oliver, 34,938 of which are deliverable in settlement of awards scheduled to vest within 60 days of December 18, 2012, and 1,693,307 of which are held by the entities referenced below. Mr. Oliver is the (i) Managing Member of Oliver Press Investors, LLC, a Delaware limited liability company and the general partner of each of Davenport Partners, L.P., a Delaware limited partnership (or Davenport), JE Partners, a Bermuda partnership (or JE), and Oliver Press Master Fund LP, a Cayman limited partnership, (or Master Fund and, together with Davenport and JE, the OP Partnerships), and (ii) Managing Member of Oliver Press Partners, LLC, a Delaware limited liability company and the investment adviser to each of the OP Partnerships. The OP Partnerships own certain of CTI's securities, all of which are subject to the shared voting and investment authority of Mr. Oliver, among others. Mr. Oliver is a director at CTI. He disclaims beneficial ownership of any of Verint's securities held by CTI.

(18)
Ms. Shah beneficially owns 87,900 shares of CTI common stock which are currently exercisable. Ms. Shah is a senior executive at CTI. She disclaims beneficial ownership of any of Verint's securities held by CTI.

(19)
Mr. Terrell beneficially owns 78,327 shares of CTI common stock, 43,389 of which are currently exercisable and 34,938 of which are deliverable in settlement of awards scheduled to vest within 60 days of December 18, 2012. Mr. Terrell is a director at CTI. He disclaims beneficial ownership of any of Verint's securities held by CTI.

 STOCKHOLDER PROPOSALS FOR VERINT'S 2013 ANNUAL MEETING

        Proposals which stockholders desire to have included in Verint's proxy statement for the 2013 annual meeting of stockholders, pursuant to Exchange Act Rule 14a-8, must be addressed to Verint's Corporate Secretary and received by Verint not later than the close of business on January 14, 2013. Such proposals must be addressed to Verint Systems Inc., at 330 South Service Road, Melville, New York 11747, and should be submitted to the attention of Verint's Corporate Secretary by certified mail, return receipt requested. SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in Verint's proxy statement with respect to discretionary voting. The deadline for these proposals for the 2013 annual meeting of stockholders is March 30, 2013. Verint's proxy related to the 2013 annual meeting may give discretionary authority to the proxy holders to vote with respect to all such proposals received by Verint. The requirements found in the Verint By-laws are separate from and in addition to the requirements of the SEC that a stockholder must meet to have a proposal included in Verint's proxy statement.

        In accordance with the Verint By-laws, any stockholder entitled to vote for the election of directors at the 2013 Annual Meeting may nominate persons for election as directors at the 2013 annual meeting of stockholders only if Verint's Corporate Secretary receives written notice of any such nominations no earlier than February 15, 2013 and no later than March 17, 2013.

SOLICITATION OF PROXIES

        Verint will bear the costs of soliciting proxies from Verint's stockholders. In addition to the use of the mails, proxies may be solicited by Verint's directors, officers, and employees by personal interview or telephone. Such directors, officers, and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and Verint may reimburse such brokerage houses, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

Other Stockholder Communications

        Stockholders of Verint may contact the Verint board of directors electronically by sending an e-mail to: boardofdirectors@verint.com. Alternatively, stockholders of Verint can contact the Verint board of directors by writing to: Board of Directors, Verint Systems Inc., 330 South Service Road, Melville, New York 11747. Communications received electronically or in writing are forwarded to the Chairman of the Board or other members of the Verint board of directors as appropriate depending on the facts and circumstances outlined in the communication.

 ANNUAL REPORT

        Verint's Annual Report on Form 10-K for the year ended January 31, 2012, which was filed with the SEC on April 2, 2012, and exhibits thereto are available free of charge from the SEC website, www.sec.gov. With the payment of an appropriate processing fee, Verint will provide copies of the exhibits to its Annual Report on Form 10-K. Please address all such requests to Verint Systems Inc., Attn: Corporate Secretary, 330 South Service Road, Melville, New York 11747.

By Order of the Board of Directors,

Jonathan Kohl General Counsel, Corporate & Securities and Corporate Secretary

Melville, New York

January 4, 2013

 THE CTI SPECIAL MEETING

General

  Time and Place

        The CTI special meeting will take place at 10:00 a.m., Eastern Time, on February 4, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York 10017.

  Proposals to be Considered at the CTI Special Meeting

        At the CTI special meeting, holders of CTI common stock as of the CTI record date will be asked to consider and approve the following proposals:

  (1)
  To consider and vote on a proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger.

  (2)
  To consider and vote on a proposal to approve the adjournment of the CTI special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the CTI special meeting.

        The CTI board of directors knows of no other matters to be presented for action at the CTI special meeting. If any other matters properly come before the CTI special meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

  Recommendation of the CTI Board of Directors

        The CTI board of directors recommends that CTI shareholders vote:

  (1)
  "FOR" Proposal 1 to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger; and

  (2)
  "FOR" Proposal 2 to approve the adjournment of the CTI special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the CTI special meeting.

  Record Date and Quorum

        CTI shareholders of record at the close of business on December 18, 2012 may attend and vote at the CTI special meeting. Each CTI shareholder is entitled to one vote for each share of CTI common stock held on all matters to be voted. As of the close of business on the CTI record date, 219,349,654 shares of CTI common stock were outstanding. A list of CTI shareholders entitled to vote at the CTI special meeting will be available for inspection at CTI's corporate offices at 810 Seventh Avenue, New York, New York prior to the CTI special meeting.

        A majority of CTI's issued and outstanding shares of common stock that are entitled to vote as of the CTI record date must be present at the CTI special meeting in order to hold the CTI special meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, CTI counts as present any shares that are properly represented in person at the CTI special meeting or that are represented by a valid proxy properly submitted over the Internet, by telephone or by mail. Further, for purposes of establishing a quorum, CTI will count as present shares of CTI common stock that a shareholder holds even if the shareholder does not vote on one or more of the matters to be voted upon.

  How Proxies are Counted

        For each proposal, you may vote "FOR," "AGAINST" or "ABSTAIN."

  (1)
  Proposal 1—To adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger:    CTI shareholders as of the close of business on the CTI record date holding shares representing at least two-thirds of the CTI common shares must vote "FOR" the approval of this proposal in order for CTI to complete the merger. Accordingly, any abstention or broker non-vote will count as a vote cast "AGAINST" this proposal.

  (2)
  Proposal 2—To approve the adjournment of the CTI special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the CTI special meeting:    A majority of the CTI common shares present or represented at the CTI special meeting and entitled to vote as of the CTI record date will be required to vote "FOR" this proposal in order for the chairman of the CTI special meeting to be permitted to adjourn or postpone the CTI special meeting, once a quorum is present, if necessary or appropriate to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger. Abstentions and broker non-votes will have no effect on this proposal.

        If you are a holder of record and sign your proxy card without indicating your vote, your CTI common shares will be voted "FOR" proposal to adopt the merger agreement and to approve the transactions contemplated by that agreement, including the merger, "FOR" the proposal to approve the adjournment of the CTI special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the CTI special meeting and in accordance with the best judgment of the persons appointed as proxies on any other matters properly brought before the CTI special meeting for a vote.

        Brokers have the discretion to vote shares held in "street name"—a term that means the shares are held in the name of the broker on behalf of its customer, the beneficial owner—on routine matters, such as ratification of independent registered public accounting firms, but not on other, non-routine matters. Generally, broker non—votes occur when shares held by a broker for a beneficial owner are not voted with respect to a non-routine matter because the broker has not received voting instructions from the beneficial owner and the broker therefore lacks discretionary authority to vote the shares. Abstentions and broker non—votes are counted as shares present for purposes of determining the presence of a quorum for the transaction of business. Each of Proposal 1 and Proposal 2 is a "non-routine" matter for which brokers may not exercise discretionary voting power without instructions from the beneficial owner. Your vote is very important, whether you hold your shares directly or through a broker, bank or other custodian. Verint and CTI encourage you to read this joint proxy statement/prospectus carefully and if you are a beneficial owner, please be sure to give voting instructions to your broker, bank or other nominee if you want your votes to count

  Voting Shares of Common Stock at the CTI Special Meeting

        Voting in person at the CTI special meeting:    Shares of CTI common stock held directly in your name as the shareholder of record may be voted in person at the CTI special meeting. If you choose to attend the CTI special meeting, please bring the enclosed proxy card and proof of identification for entrance to the CTI special meeting. If you hold your shares of CTI common stock in "street name" (for example, the shares are held for you in a brokerage, bank or other nominee), you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the CTI record date (December 18, 2012). You must also obtain a legal proxy from your broker, bank or other nominee and bring it to the CTI special meeting if you wish to vote your shares in person at the CTI special meeting.

        Whether you hold shares directly as a CTI shareholder of record or beneficially in "street name," you may vote without attending the CTI special meeting. If you are a CTI shareholder of record, you may vote in any of the following ways:

  •
  You may vote by mail.  You may complete, date and sign the proxy card and promptly mail it in the postage-prepaid envelope that you received. The persons named in the proxy card will vote the shares of CTI common stock you own in accordance with your instructions on the proxy card you return. If you return the proxy card but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of the CTI board of directors.

  •
  You may vote over the Internet.  If you have Internet access, you may vote your shares of CTI common stock from any location in the world by following the instructions set forth on your proxy card. If you vote on the Internet, please do not return your proxy card.

  •
  You may vote by telephone.  If you are located in the United States or Canada, you may vote your shares of CTI common stock by following the instructions set forth on your proxy card. If you vote by telephone, please do not return your proxy card.

        Proxy cards must be received by no later than 10:00 a.m., Eastern time, on February 4, 2013. Telephone and Internet voting will be available until 11:59 p.m., Eastern time, on February 3, 2013.

        If your shares of CTI common stock are held in the name of a broker, bank or other nominee, please follow the voting instructions on the forms you receive from your record holder. The availability of voting by Internet or telephone will depend upon their voting procedures.

  Revocation of Proxies

        You may revoke your proxy and change your vote at any time before the final vote at the CTI special meeting. You may do this by signing and submitting a new proxy card with a later date, voting by telephone or using the Internet (your latest telephone or Internet proxy is counted), by attending the CTI special meeting and voting in person or by notifying the inspectors of election in writing of such revocation. Attending the CTI special meeting will not revoke your proxy unless you specifically request it.

  Solicitation of Proxies; Costs of Solicitation

        Your proxy is being solicited by the CTI board of directors on behalf of CTI. CTI pays the cost of soliciting your proxy, including the cost of preparing, assembling and mailing the notice of CTI special meeting, proxy card and this joint proxy statement/prospectus, and reimburses brokerage costs and other fees for forwarding proxy materials to you. CTI has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $8,000 plus reimbursement of expenses.

        Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of CTI, none of whom will receive additional compensation therefor.

CTI Proposal 1:    Adoption of the Agreement and Plan of Merger, Dated as of August 12, 2012, Among CTI, Verint and Merger Sub, and Approval of the Transactions Contemplated by that Agreement, Including the Merger.

        As described in further detail in "Questions and Answers," "Summary," "The Merger" and "The Merger Agreement," the CTI board of directors has approved the merger of CTI with and into Merger Sub, subject to receipt of the conditions set forth in the merger agreement, including the approval of the shareholders of CTI at the CTI special meeting. The merger cannot be completed unless CTI receives the affirmative vote of the holders of two-thirds of the outstanding shares of CTI common stock.

The CTI board of directors recommends that CTI shareholders vote "FOR" this proposal.

CTI Proposal 2:    Adjournment or Postponement of the CTI Special Meeting

        The CTI special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the adoption of the merger agreement.

        If, at the CTI special meeting, the number of shares of CTI common stock present or represented and voting in favor of the adoption of the merger agreement and approval of the transactions contemplated by that agreement, including the merger, is insufficient to approve such proposal, CTI intends to move to adjourn the CTI special meeting in order to solicit additional proxies relating to that proposal. In accordance with the CTI By-laws, a vote to approve the proposal to adjourn the CTI special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Verint special meeting to adopt the merger agreement may be taken in the absence of a quorum. CTI does not intend to call a vote on this proposal if Proposal 1 (the vote on the adoption of the merger agreement) has been approved at the CTI special meeting.

        In this proposal, CTI is asking its shareholders to authorize the holder of any proxy solicited by the CTI board of directors to vote in favor of granting discretionary authority to proxy holders, and each of them individually, to adjourn the CTI special meeting to another time and place for the purpose of soliciting additional proxies. If CTI shareholders approve this adjournment proposal, CTI could adjourn the CTI special meeting and any adjourned session of the CTI special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from CTI shareholders who have previously voted.

The CTI board of directors recommends that CTI shareholders vote "FOR" this proposal.

 SECURITY OWNERSHIP OF CERTAIN CTI BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of CTI common shares as of December 18, 2012 (unless otherwise noted), by:

  •
  each person or entity who is known by CTI to beneficially own more than 5% of CTI's outstanding shares of common stock;

  •
  each of CTI's current directors;

  •
  each of CTI's named executive officers for the fiscal year ended January 31, 2012; and

  •
  all of CTI's current directors and executive officers as a group.

        Unless otherwise indicated below, to CTI's knowledge, all persons named in the table have sole voting and investment power with respect to their shares of CTI common stock, except to the extent authority is shared by spouses under applicable law.

Name and Address(1)	Relationship	Amount and Nature of Beneficial Ownership(2)		Percent of Outstanding Shares(3)
FMR LLC	Shareholder	29,429,937	(4)	13.4%
82 Devonshire Street
Boston, Massachusetts 02109
Wellington Management Company, LLP	Shareholder	16,716,857	(5)	7.6%
280 Congress Street
Boston, Massachusetts 02210
Soros Fund Management LLC and related parties	Shareholder	14,716,666	(6)	6.7%
888 Seventh Avenue, 33rd Floor
New York, New York 10106
Susan D. Bowick	Director	74,538	(7)	*
Charles J. Burdick	Chairman of the Board and Chief Executive Officer	148,161		*
Robert Dubner	Director	60,272	(8)	*
Augustus K. Oliver	Director	1,773,043	(9)	*
Theodore H. Schell	Director	68,426	(10)	*
Mark C. Terrell	Director	78,327	(11)	*
Joel E. Legon	Senior Vice President and Interim Chief Financial Officer	54,612		*
Oded Golan	Senior Vice President, Chief Operating Officer of Comverse	33,833		*
Aharon Levy	Senior Vice President, BSS General Manager of Comverse	2,922		*
Gabriel Matsliach	Senior Vice President, Chief Product Officer of Comverse	38,814		*

Name and Address(1)	Relationship	Amount and Nature of Beneficial Ownership(2)		Percent of Outstanding Shares(3)
Andre Dahan	Former President, Chief Executive Officer and Director		(12)	*
All current directors and executive officers as a group (10 persons)(13)		2,560,244	(14)	1.1%

*
Less than one percent.

(1)
Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Comverse Technology, Inc., 810 Seventh Avenue, New York, New York 10019.

(2)
The information contained in the table above reflects "beneficial ownership" of CTI common stock within the meaning of Rule 13d-3 under the Exchange Act. Beneficial ownership reflected in the table above includes shares (a) issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of December 18, 2012 and (b) deliverable in settlement of DSU awards that are scheduled to vest within 60 days of December 18, 2012.

(3)
Shares of CTI common stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of December 18, 2012 and shares of CTI common stock deliverable in settlement of DSU awards that are scheduled to vest within 60 days of December 18, 2012 are deemed outstanding for computing the ownership percentage of the person holding such stock options or DSU awards, as applicable, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based on approximately 219,349,654 shares of CTI common stock issued and outstanding as of December 18, 2012.

(4)
Reflects beneficial ownership as reported on a Schedule 13G/A filed with the SEC on February 14, 2012 by FMR LLC (the "FMR 13G"), and reports sole voting power with respect to 339,486 shares of CTI common stock and sole dispositive power with respect to 29,429,937 shares of CTI common stock. The FMR 13G reports beneficial ownership of shares of CTI common stock by Fidelity Management & Research Company, Edward C. Johnson 3d, FMR LLC and Pyramis Global Advisors Trust Company. The voting and investment power of the various holders with respect to these shares of CTI common stock is as set forth in the FMR 13G.

(5)
Reflects beneficial ownership as reported on a Schedule 13G/A filed with the SEC on February 14, 2012 by Wellington Management Company, LLP (the "Wellington 13G"). The Wellington 13G reports that Wellington Management Company, LLP has shared voting power and shared dispositive power with respect to 13,953,101 shares of CTI common stock and 16,716,857 shares of CTI common stock, respectively.

(6)
Reflects beneficial ownership as reported on a Schedule 13G/A filed with the SEC on January 6, 2012 by Soros Fund Management LLC, George Soros, Robert Soros and Jonathan Soros (the "Soros 13G"). The Soros 13G reports that Soros Fund Management LLC, George Soros and Robert Soros share voting and dispositive power with respect to all of these shares.

(7)
Includes 34,938 shares of CTI common stock deliverable in settlement of DSU awards that are scheduled to vest within 60 days of December 18, 2012.

(8)
Includes 34,938 shares of CTI common stock deliverable in settlement of DSU awards that are scheduled to vest within 60 days of December 18, 2012.

(9)
Consists of 1,693,307 shares of CTI common stock held by the entities referenced below, 44,798 shares of CTI common stock held directly by Mr. Oliver and 34,938 shares deliverable in settlement of DSU awards that are scheduled to vest within 60 days of December 18, 2012.

  Mr. Oliver is the (i) Managing Member of Oliver Press Investors, LLC, a Delaware limited liability company, and the general partner of each of Davenport Partners, L.P., a Delaware limited partnership ("Davenport"), JE Partners, a Bermuda partnership ("JE"), and Oliver Press Master Fund LP, a Cayman limited partnership ("Master Fund" and, together with Davenport and JE, the "OP Partnerships"), and (ii) Managing Member of Oliver Press Partners, LLC, a Delaware limited liability company, and the investment adviser to each of the OP Partnerships. The OP Partnerships own certain of CTI's securities, all of which are subject to the shared voting and investment authority of Mr. Oliver, among others.

(10)
Includes 34,938 shares of CTI common stock deliverable in settlement of DSU awards that are scheduled to vest within 60 days of December 18, 2012.

(11)
Includes 34,938 shares of CTI common stock deliverable in settlement of DSU awards that are scheduled to vest within 60 days of December 18, 2012.

(12)
Mr. Dahan resigned from his positions as President and Chief Executive Officer effective March 4, 2011 and served as a consultant until June 4, 2011. Therefore, CTI is unable to provide a current address or confirm Mr. Dahan's beneficial ownership.

(13)
Includes (i) the following directors of CTI: Ms. Bowick, and Messrs. Burdick, Dubner, Oliver, Schell and Terrell and (ii) the following executive officers of CTI: Shefali Shah, John Bunyan, Eric Koza, and Joel Legon.

(14)
Includes 174,690 shares of CTI common stock deliverable in settlement of DSU awards that are scheduled to vest within 60 days of December 18, 2012.

 OTHER MATTERS

Submission of Shareholder Proposals

        Only such business will be conducted at the CTI special meeting as will have been brought by the CTI board of directors before the CTI special meeting pursuant to the attached "Notice of Special Meeting of Shareholders."

Shareholder Access to Ballot for CTI 2013 Annual Meeting

        In general, the CTI By-laws provide proxy access to CTI shareholders who beneficially own 5% or more of CTI's outstanding common stock continuously for at least two years (as of both the date the written notice of the nomination is submitted to CTI and the record date for the meeting at which directors are to be elected) to nominate directors and include such nomination(s) in CTI's proxy materials for a shareholder meeting for the election of directors. CTI shareholders who wish to nominate directors at an annual meeting must follow the requirements set forth in Article IV, Section 3 of the CTI By-laws. Generally, and among other things, CTI shareholders must provide notice of nominations to CTI's Corporate Secretary at 810 Seventh Avenue, New York, NY 10019 no later than January 18, 2013 to be considered timely for inclusion at CTI's 2013 annual meeting.

Shareholder Proposals for Inclusion in CTI 2013 Proxy Statement

        If a CTI shareholder intends to present any proposal for inclusion in CTI's proxy statement in accordance with Rule 14a-8 promulgated under the Exchange Act for consideration at CTI's annual meeting of shareholders to be held in 2013, shareholder proposals must be received at CTI's principal executive offices no later than January 18, 2013. Any such proposal must also comply with applicable state law and the requirements of the rules and regulations promulgated by the SEC relating to shareholder proposals. Such proposals must be delivered to CTI's Corporate Secretary at CTI's principal executive office. Upon receipt of any such proposal, CTI will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Other Shareholder Business for Presentation at CTI 2013 Annual Meeting

        In general, according to the CTI By-laws, CTI must receive other proposals of shareholders (including director nominations) intended to be presented at the CTI 2013 annual meeting of shareholders but not included in the proxy statement at CTI's principal executive offices on or before January 18, 2013. Such notice must be delivered to CTI's Corporate Secretary at CTI's principal executive offices and must comply with the requirements set forth in Article II, Section 6 or Article IV, Section 3, as applicable, of the CTI By-laws. Notice of any business to be brought before the CTI 2013 annual meeting not received in accordance with the above standards may not be presented at the CTI 2013 annual meeting of shareholders.

Other Business at the CTI Special Meeting

        The CTI board of directors knows of no other matters to be submitted at the CTI special meeting. If any other matters properly come before the CTI special meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares of CTI common stock they represent as the CTI board of directors may recommend.

Other Shareholder Communications

        CTI shareholders may contact the CTI board of directors electronically by sending an e-mail to: boardofdirectors@comverse.com. Alternatively, CTI shareholders can contact the CTI board of directors by writing to: Board of Directors, Comverse Technology, Inc., 810 Seventh Avenue, New York, NY 10019. Communications received electronically or in writing are forwarded to the Chairman of the Board or other members of the CTI board of directors as appropriate depending on the facts and circumstances outlined in the communication.

CTI Shareholders Sharing the Same Address

        CTI has adopted a procedure called "householding." Under this procedure, CTI is delivering only one copy of this joint proxy statement/prospectus to multiple CTI shareholders who share the same address and have the same last name, unless CTI has received contrary instructions from an affected CTI shareholder. CTI shareholders who participate in householding will continue to receive separate proxy cards.

        CTI will deliver promptly upon written or oral request a separate copy of this joint proxy statement/prospectus to any CTI shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of this joint proxy statement/prospectus, please submit your request to Broadridge Financial Solutions by calling 1-800-579-1639 or by following the instructions on your proxy card to request delivery of paper copies through the Internet or by e-mail, or in writing addressed to Comverse Technology, Inc., 810 Seventh Avenue, New York, NY 10019 Attn: Investor Relations.

        If you are a CTI holder of record and would like to receive a separate copy of annual reports or proxy statements in the future, please contact Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, tel. 800-542-1061. You will be removed from the householding program within 30 days of your request.

        Any CTI shareholders of record who share the same address and currently receive multiple copies of CTI's annual report and proxy statement who wish to receive only one copy of these materials per household in the future should contact Broadridge Householding Department at the contact information listed above to participate in the householding program.

        A number of brokerage firms have instituted householding. If you hold your shares of CTI common stock through a broker, bank or other nominee in "street name," please contact such broker, bank or other nominee to request information about householding.

Form 10-K

        CTI's Annual Report on Form 10-K for the fiscal year ended January 31, 2012, which was filed with the SEC on April 2, 2012, and exhibits thereto are available free of charge from the SEC website, www.sec.gov. With the payment of an appropriate processing fee, CTI will provide copies of the exhibits to CTI's Annual Report on Form 10-K. Please address all such requests to the Investor Relations department at CTI's principal executive offices at 810 Seventh Avenue, New York, New York 10019.

Where You Can Find Additional Information

        CTI is subject to the reporting requirements of the Exchange Act and is required to file periodic reports, proxy statements and other documents with the SEC relating to its business, financial conditions and other matters. Such reports, proxy statements and other documents may be examined and copies may be obtained from the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's web site at http://www.sec.gov. Copies should be available by mail upon payment of the SEC's customary charges by writing to the SEC's principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549.

Please vote, sign and return your proxies.

        If you do not intend to be present at the CTI special meeting on February 4, 2013, please vote the enclosed proxy at your earliest convenience.

By Order of the Board of Directors,

Shefali Shah Senior Vice President, General Counsel and Corporate Secretary

New York, New York
January 4, 2013

 WHERE YOU CAN FIND MORE INFORMATION

        Verint has filed a registration statement on Form S-4 to register with the SEC shares of its common stock to be issued to shareholders of CTI common stock in the merger, if approved. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Verint in addition to being a joint proxy statement of Verint and CTI. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, or the exhibits to the registration statement. Verint and CTI file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549.

        You can also obtain copies of the materials that Verint and CTI files with, or furnishes to, the SEC by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

        You may also obtain documents filed with the SEC, free of charge, by requesting them in writing or by telephone from the appropriate company at the following addresses:

Verint Systems Inc. 330 South Service Road Melville, New York 11747 Attention: Investor Relations Telephone number: (631) 962-9600	Comverse Technology, Inc. 810 Seventh Avenue New York, New York Attention: Investor Relations Telephone number: (212) 739-1000

INCORPORATION BY REFERENCE

        The SEC allows Verint and CTI to "incorporate by reference" information into this joint proxy statement/prospectus, which means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this document.

        The documents listed below that Verint and CTI have previously filed with the SEC are considered to be a part of this joint proxy statement/prospectus (other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed). They contain important business and financial information about the companies:

Verint Systems Inc. Filings (File No. 001-34807)
Annual Report on Form 10-K	For the year ended January 31, 2012
Quarterly Report on Form 10-Q	For the quarterly periods ended April 30, 2012, July 31, 2012 and October 31, 2012
Current Reports on Form 8-K	Filed on: March 19, 2012, March 23, 2012, June 19, 2012, July 12, 2012, August 13, 2012, August 16, 2012 and August 30, 2012.

Comverse Technology, Inc. Filings (File No. 001-35303)
Annual Report on Form 10-K, as amended	For the year ended January 31, 2012
Quarterly Report on Form 10-Q	For the quarterly periods ended April 30, 2012, July 31, 2012 and October 31, 2012
Current Reports on Form 8-K	Filed on: February 6, 2012, March 19, 2012, April 30, 2012 (both current reports filed on such date), May 31, 2012, June 4, 2012, June 29, 2012, July 2, 2012, August 2, 2012, August 6, 2012, August 13, 2012, August 20, 2012, October 11, 2012, October 12, 2012, October 19, 2012, November 2, 2012, November 6, 2012, December 14, 2012 and December 20, 2012.

        Verint has supplied all of the information contained or incorporated by reference in this joint proxy statement/prospectus relating to Verint, and CTI has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to CTI.

        Each of Verint and CTI also incorporate by reference into this joint proxy statement/prospectus each document filed with the SEC after the date of this joint proxy statement/prospectus, but before the date of each company's special meeting; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules will not be deemed incorporated by reference into this joint proxy statement/prospectus. To the extent, however, required by the rules and regulations of the SEC, each of Verint and CTI will amend this joint proxy statement/prospectus to include information filed after the date of this joint proxy statement/prospectus.

 Annex A

AGREEMENT AND PLAN OF MERGER

among

VERINT SYSTEMS INC.,

COMVERSE TECHNOLOGY, INC.

and

VICTORY ACQUISITION I LLC

dated as of

August 12, 2012

i

ii

iii

EXHIBITS

Exhibit A:	Voting Agreement
Exhibit B:	Governance and Repurchase Rights Agreement
Exhibit C:	Distribution Agreement
Exhibit D:	Employee Matters Agreement
Exhibit E:	Tax Disaffiliation Agreement
Exhibit F:	Transition Services Agreement
Exhibit G:	Releases

CHUCKTAYLOR DISCLOSURE LETTER

VICTORY DISCLOSURE LETTER

iv

 AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Agreement"), dated as of August 12, 2012, is by and among Comverse Technology, Inc., a New York corporation ("Chucktaylor"), Verint Systems Inc., a Delaware corporation ("Victory"), and Victory Acquisition I LLC, a Delaware limited liability company and wholly owned Subsidiary of Victory ("Merger Sub").

RECITALS

        1.     The board of directors of Chucktaylor has approved a process to pursue the distribution of 100% of the shares of common stock of Comverse, Inc., a Delaware corporation and wholly owned Subsidiary of Chucktaylor ("Chuck"), to the Chucktaylor Shareholders (the "Distribution"), it being understood that the board of directors of Chucktaylor may, alternatively, approve and pursue a Chuck Disposition (as defined below);

        2.     The boards of directors of Chucktaylor, Victory, upon the unanimous recommendation of the special committee of Victory consisting solely of independent directors of Victory (the "Special Committee"), and Merger Sub have each approved and declared advisable this Agreement and the Merger, which will be consummated following the Distribution, on the terms and subject to the conditions set forth in this Agreement and in accordance with the DLLCA and the NYBCL;

        3.     As a condition to enter into this Agreement, Chucktaylor is entering into a voting agreement, a copy of which is attached hereto as Exhibit A (the "Voting Agreement"), pursuant to which Chucktaylor has irrevocably agreed, subject to the terms and conditions set forth therein, to approve this Agreement and the Transactions, including the Merger;

        4.     Simultaneously with the execution of this Agreement, Chucktaylor and Victory are entering into a Governance and Repurchase Rights Agreement, a copy of which is attached hereto as Exhibit B (the "Governance and Repurchase Agreement"), pursuant to which, among other things, upon the occurrence of certain events contemplated by this Agreement, Victory will be entitled to purchase certain shares of Victory Preferred Stock and/or Victory Common Stock, Chucktaylor will have the right to request that Victory purchase certain shares of Victory Preferred Stock and/or Victory Common Stock and Chucktaylor will have certain rights to representation on the board of directors of Victory, subject to the terms and conditions set forth therein;

        5.     As a condition to the consummation of the Transactions, Chuck, Victory and J.P. Morgan, in its capacity as escrow agent (or such other escrow agent as may be mutually agreed by Victory and Chucktaylor), will prior to the consummation of the Distribution or the Chuck Disposition, enter into an Escrow Agreement (the "Escrow Agreement"), on terms and conditions reasonably satisfactory to each of the parties thereto; and

        6.     The Parties intend that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and the Treasury Regulations and, by approving the resolutions authorizing this Agreement, to adopt this Agreement as a "plan of reorganization" within the meaning of Section 368(a) of the Code and the Treasury Regulations.

        Accordingly, each of the Parties hereby agrees as follows:

I. TRANSACTION

        1.01    Closing.    On the terms and subject to the conditions set forth in this Agreement, the consummation of the Merger (the "Closing") will take place at the offices of Jones Day, 222 East 41st Street, New York, New York, at 10:00 a.m., local time on the date that is no earlier than February 1, 2013 after satisfaction or waiver of all of the conditions set forth in Article V (other than those conditions that by their nature or pursuant to the terms of this Agreement are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or, where permitted, the waiver of those conditions) or at such other place, time or date as Victory and Chucktaylor agree in writing; provided, further, however, that in the event that, after consulting with the staff of the Commission,

Victory acting in good faith determines to present the consolidated financial statements of Victory in accordance with the Victory Accounting Obligations, the Closing will occur, as promptly as practicable, following the respective filing of the Annual Report on Form 10-K by each of Chuck and Chucktaylor with the Commission for the fiscal year ended January 31, 2013 and the satisfaction or waiver of all of the conditions set forth in Article V (other than those conditions that by their nature or pursuant to the terms of this Agreement are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or, where permitted, the waiver of those conditions). The date on which the Closing occurs is referred to as the "Closing Date."

        1.02    The Merger.    (a) On the terms and subject to the conditions of this Agreement, Chucktaylor will be merged (the "Merger") with and into Merger Sub in accordance with the provisions of the DLLCA and the NYBCL. At the Effective Time of the Merger, Merger Sub will be the surviving entity and continue its existence as a limited liability company under the State of Delaware (the "Surviving Company") and will continue to be a wholly owned Subsidiary of Victory, and the separate corporate existence of Chucktaylor will cease.

        (b)   On the terms and subject to the conditions of this Agreement, as soon as practicable on the Closing Date, the Parties will file certificates of merger (together, the "Certificates of Merger") with the Secretary of State of the State of Delaware and the Department of State of the State of New York, in such form as required by, and executed in accordance with, the relevant provisions of the DLLCA and the NYBCL. The Merger will become effective at such date and time as is specified in the Certificates of Merger and as is agreed to by Victory and Chucktaylor (such date and time, the "Effective Time").

        (c)   At the Effective Time, the Merger will have the effects set forth in this Agreement and the applicable provisions of the DLLCA and the NYBCL. Without limiting the generality or effect of the foregoing, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of Chucktaylor and Merger Sub will vest in the Surviving Company and all debts, liabilities and duties of Chucktaylor and Merger Sub will become the debts, liabilities and duties of the Surviving Company.

        (d)   The certificate of formation of Merger Sub in effect at the Effective Time will be and remain the certificate of formation of the Surviving Company, until thereafter changed or amended as provided in the operating agreement of the Surviving Company or by applicable Law. The operating agreement of Merger Sub, as in effect immediately prior to the Effective Time, will be and remain the operating agreement of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law.

        (e)   The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Company until their respective successors are duly appointed and qualified in the manner provided by the certificate of formation and operating agreement of the Surviving Company or as otherwise provided by applicable Law. The officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Company until their respective successors are duly appointed and qualified in the manner provided by the certificate of formation and operating agreement of the Surviving Company or as otherwise provided by applicable Law.

        1.03    Conversion Of Equity Securities In The Merger.    At the Effective Time, by virtue of the Merger and without any action on the part of Chucktaylor, Victory, Merger Sub or any of the holders of the following securities:

          (a)    Limited Liability Company Interest of Merger Sub.    The 100% limited liability company interests in Merger Sub issued to Victory and outstanding immediately prior to the Effective Time will by virtue of the Merger be unaffected by the Merger and will remain outstanding, and Victory will continue as the sole member of the Surviving Company.

          (b)    Cancellation of Treasury Stock and Victory-Owned Stock.    Each share of Chucktaylor Common Stock that is owned by Chucktaylor as treasury stock and any shares of Chucktaylor Common Stock owned by Victory or Merger Sub will be automatically canceled and will cease to exist and no consideration will be delivered in exchange therefor.

          (c)    Effect on Victory Common Stock and Victory Preferred Stock.    Each share of Victory Common Stock not owned by Chucktaylor issued and outstanding immediately prior to the Effective Time will remain issued and outstanding after the Effective Time. Each share of Victory Common Stock and Victory Preferred Stock that is owned by Chucktaylor immediately prior to the Effective Time will automatically be canceled and will cease to exist and no consideration will be delivered in exchange therefor. Each share of Victory Preferred Stock that is outstanding immediately prior to the Effective Time and not owned by Chucktaylor will automatically be canceled and will cease to exist and will be converted into Victory Common Stock in accordance with the terms of the Certificate of Designation.

          (d)    Conversion of Chucktaylor Common Stock.    Subject to Section 1.07, each issued and outstanding share of Chucktaylor Common Stock (other than shares to be canceled in accordance with Section 1.03(b)) will be converted into the right to receive that number of fully paid and nonassessable shares of Victory Common Stock equal to the Exchange Ratio. The shares of Victory Common Stock to be issued upon the conversion of shares of Chucktaylor Common Stock pursuant to this Section 1.03(d) and cash, without interest, in lieu of fractional shares as contemplated by Section 1.07 are referred to collectively as "Merger Consideration." As of the Effective Time, all such shares of Chucktaylor Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and any holder of a certificate or book-entry shares formerly representing any such shares of Chucktaylor Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate or book-entry share. The issuance of Victory Common Stock in connection with the Merger is referred to as the "Victory Stock Issuance."

        1.04    Exchange Of Certificates.    Prior to the Closing, Victory will appoint American Stock Transfer and Trust Company as exchange agent (the "Exchange Agent"). At or prior to the Effective Time, Victory will deposit with the Exchange Agent, for the benefit of the holders of shares of Chucktaylor Common Stock, for exchange in accordance with this Article I through the Exchange Agent, evidence in book entry form representing the shares of Victory Common Stock issuable pursuant to this Article I in exchange for outstanding shares of Chucktaylor Common Stock (such shares of Victory Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent will, pursuant to irrevocable instructions, deliver the Victory Common Stock to be issued pursuant to this Article I out of the Exchange Fund. The Exchange Fund will not be used for any other purpose.

        1.05    Exchange Procedures.    As soon as reasonably practicable after the Effective Time of the Merger, and to the extent not previously distributed in connection with the Distribution, the Exchange Agent will mail to any holder of record of outstanding shares of Chucktaylor Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.03, (a) a letter of transmittal and (b) instructions for use in effecting the exchange of any shares of Chucktaylor Common Stock for Merger Consideration. Upon delivery to the Exchange Agent of the letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Chucktaylor Common Stock will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article I. Until exchanged as contemplated by this Section 1.05, any Chucktaylor Common Stock will be deemed at any time after the Effective Time to represent only the right to receive upon such exchange the Merger Consideration as contemplated by Section 1.03.

        1.06    No Further Ownership Rights In Chucktaylor Common Stock.    The Merger Consideration issued in accordance with the terms of this Article I upon conversion of any shares of Chucktaylor Common Stock will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Chucktaylor Common Stock, and after the Effective Time there will be no further registration of transfers on the stock transfer books of the Surviving Company of shares of Chucktaylor Common

Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Chucktaylor Common Stock are presented to the Surviving Company or the Exchange Agent for any reason, they will be canceled and exchanged as provided in this Article I.

        1.07    No Fractional Shares.    (a) No certificates or scrip representing fractional shares of Victory Common Stock will be issued upon the conversion of Chucktaylor Common Stock pursuant to Section 1.03, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a holder of Victory Common Stock. For purposes of this Section 1.07, all fractional shares to which a single record holder would be entitled will be aggregated, and calculations will be rounded to three decimal places.

        (b)   Fractional shares of Victory Common Stock that would otherwise be allocable to any former holders of Chucktaylor Common Stock in the Merger will be aggregated, and no holder of Chucktaylor Common Stock will receive cash equal to or greater than the value of one full share of Victory Common Stock. The Exchange Agent will promptly cause the whole shares obtained thereby to be sold, in the open market or otherwise as directed by Victory, and in no case later than 30 Business Days after the Effective Time. The Exchange Agent will make available the net proceeds thereof, after deducting any required withholding Taxes and brokerage charges, commissions and transfer Taxes, on a pro rata basis, without interest, as soon as practicable to the holders of Chucktaylor Common Stock entitled to receive such cash. Payment of cash in lieu of fractional shares of Victory Common Stock will be made solely for the purpose of avoiding the expense and inconvenience to Victory of issuing fractional shares of Victory Common Stock and will not represent separately bargained-for consideration.

        1.08    Distributions With Respect To Unexchanged Shares.    No dividends or other distributions with respect to Victory Common Stock with a record date after the Effective Time will be paid to the holder of any Chucktaylor Common Stock with respect to the shares of Victory Common Stock issuable upon exchange thereof, and no cash payment in lieu of fractional shares will be paid to any such holder pursuant to Section 1.07, until, in each case, the exchange of such Chucktaylor Common Stock in accordance with this Article I. Subject to applicable Law, following the exchange of any such Chucktaylor Common Stock, there will be paid to the holder of the certificate representing whole shares of Victory Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Victory Common Stock to which such holder is entitled pursuant to Section 1.07 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Victory Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such exchange payable with respect to such whole shares of Victory Common Stock.

        1.09    Withholding Rights.    Victory, the Surviving Company or the Exchange Agent, as the case may be, will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. Any withheld amounts will be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

        1.10    Termination Of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of the shares of Chucktaylor Common Stock for twelve months after the Effective Time will be delivered to Victory, upon demand, and any holders of the shares of Chucktaylor Common Stock who have not theretofore complied with this Article I will thereafter look only to Victory for the Merger Consideration and any dividends or other distributions with respect to Victory

Common Stock to which they are entitled pursuant to this Article I. Any portion of the Exchange Fund (and all dividends or other distributions payable pursuant to Section 1.08) remaining unclaimed by holders of shares of Chucktaylor Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority will, to the extent permitted by applicable Law, become the property of Victory free and clear of any claims or interest of any Person previously entitled thereto.

        1.11    Lost Certificates.    If any certificate representing Chucktaylor Common Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, and, if required by Victory, the Surviving Company or the Exchange Agent, the posting by such Person of a bond in such amount as Victory or the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will deliver, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration to be paid in respect of the shares of Chucktaylor Common Stock formerly represented thereby pursuant to this Article I.

        1.12    Chucktaylor Stock Options, RSUs and DSUs.    (a) Chucktaylor will cause each option to purchase shares of Chucktaylor Common Stock (a "Chucktaylor Option") that is outstanding 20 Business Days prior to the Effective Time to become fully vested and exercisable, and each holder of such Chucktaylor Option will be given an opportunity to exercise such Chucktaylor Option by no later than three Business Days prior to the Effective Time. By virtue of the Merger, each Chucktaylor Option that is outstanding immediately prior to the Effective Time, whether or not then vested and exercisable (including each such Chucktaylor Option that remains outstanding due to the fact that it was not previously exercised as contemplated by the immediately preceding sentence), will become fully vested and exercisable immediately prior to the Effective Time, and then will be canceled immediately prior to the Effective Time, and the holder thereof will, subject to applicable tax withholdings, be entitled to receive from Chucktaylor an amount in cash, if any, equal to the product of (i) the excess, if any, of (A) the Exchange Ratio multiplied by the Average Closing Price, minus (B) the exercise price per share of Chucktaylor Common Stock subject to such Chucktaylor Option, with the aggregate amount of such payment rounded up to the nearest cent, and (ii) the total number of shares of Chucktaylor Common Stock subject to such Chucktaylor Option outstanding immediately prior to the Effective Time (the "Option Consideration"). The Option Consideration, less applicable tax withholding, will be paid by Chucktaylor in a lump sum, without interest, immediately prior to the Effective Time.

        (b)   By virtue of the Merger, each restricted stock unit, deferred stock unit or similar right, in each case representing a right to receive one share of Chucktaylor Common Stock (a "Chucktaylor Unit"), including each "performance share award" denominated in Chucktaylor Units, which is outstanding immediately prior to the Effective Time, will become fully vested, and then will be canceled immediately prior to the Effective Time, and the holder thereof will, subject to applicable tax withholdings, be entitled to receive the Merger Consideration (the "Unit Consideration") in the same manner as a holder of Chucktaylor Common Stock pursuant to Section 1.03. Notwithstanding the foregoing, any Chucktaylor Unit that constitutes, either in whole or in part, a deferral of compensation subject to Section 409A of the Code, will, as of immediately prior to the Effective Time, instead become a vested right to receive the Unit Consideration, payable when such Chucktaylor Unit would otherwise have been settled in accordance with its terms.

        (c)   By virtue of the Merger, each restricted stock unit, deferred stock unit or similar right, in each case representing a right to receive an amount of cash based upon the value of one share of Chucktaylor Common Stock (a "Chucktaylor Cash Unit"), including each "performance share award" denominated in Chucktaylor Cash Units, which is outstanding immediately prior to the Effective Time, will become fully vested immediately prior to the Effective Time, and then will be canceled immediately prior to the Effective Time, and the holder thereof will, subject to applicable tax withholdings, be entitled to receive from Chucktaylor an amount in cash, if any, equal to the product of (i) the

Exchange Ratio multiplied by the Average Closing Price, with the aggregate amount of such payment rounded up to the nearest cent and (ii) the total number of shares of Chucktaylor Common Stock subject to such Chucktaylor Cash Unit outstanding immediately prior to the Effective Time (the "Cash Unit Consideration"). The Cash Unit Consideration, less applicable tax withholding, will be paid by Chucktaylor in a lump sum, without interest, immediately prior to the Effective Time. Notwithstanding the foregoing, any Chucktaylor Cash Unit that constitutes, either in whole or in part, a deferral of compensation subject to Section 409A of the Code, will, as of immediately prior to the Effective Time, instead become a vested right to receive the Cash Unit Consideration, payable by Chucktaylor when such Chucktaylor Cash Unit would otherwise have been settled in accordance with its terms.

        (d)   As soon as practicable following the Distribution or the Chuck Disposition (as applicable), Chucktaylor will deliver to Victory a copy of Section 1.12(d) of the Chucktaylor Disclosure Letter, setting forth a list of all (i) Chucktaylor Equity Interests and (ii) Chucktaylor Cash Units, in all cases that remain outstanding immediately following the Distribution, including, with respect to each such Chucktaylor Equity Interest and Chucktaylor Cash Unit, (A) the holder thereof, (B) the date of grant/purchase, (C) the grant/purchase price, and (D) the name of the equity plan pursuant to which the award was granted and to the extent the payment in respect of such award is required to be delayed, the date on which such award is required to be settled.

        (e)   Chucktaylor will take all actions necessary under applicable Chucktaylor Compensation And Benefit Plans to effectuate the provisions of this Section 1.12.

II. REPRESENTATIONS AND WARRANTIES OF CHUCKTAYLOR

        Chucktaylor hereby represents and warrants to Victory that, except as (i) set forth in the applicable section (or another section to the extent provided in Section 7.13) of the Chucktaylor Disclosure Letter or (ii) other than with respect to Section 2.04(a), to the extent disclosed in, and reasonably apparent from, any report, schedule, form or other document filed with, or furnished to, the Commission by Chucktaylor since July 28, 2011 and publicly available prior to the date of this Agreement (other than any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward-looking statements and any other similar disclosures included therein to the extent that they are primarily cautionary in nature):

        2.01    Due Organization, Good Standing And Corporate Power.    (a) Chucktaylor is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Chucktaylor MAE, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        (b)   Chucktaylor is duly qualified or licensed to do business and is in good standing in the jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed or in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a Chucktaylor MAE.

        2.02    Authorization Of Agreement.    The execution, delivery and performance of this Agreement and each of the Other Transaction Agreements by Chucktaylor, and the consummation by Chucktaylor of the Transactions, have been duly authorized and approved by the board of directors of Chucktaylor, and, except for the Chucktaylor Shareholder Approval, no other corporate or shareholder action on the part of Chucktaylor is necessary to authorize the execution, delivery and performance of this Agreement and the Other Transaction Agreements or the consummation of the Transactions. This Agreement, the Governance and Repurchase Agreement and the Voting Agreement have been, and each of the Other Transaction Agreements, when executed, will be, duly executed and delivered by Chucktaylor and to the extent that it is a party thereto, each is (or when executed will be) a valid and binding obligation of Chucktaylor, enforceable against Chucktaylor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (such exception, the "Enforceability Exception").

        2.03    Consents And Approvals; No Violations.    Assuming (a) the applicable requirements of the Securities Act and the Exchange Act have been satisfied, (b) the requirements under any applicable state securities or blue sky Laws have been satisfied, (c) the requirements of the NASDAQ in respect of the listing of the shares of Victory Common Stock to be issued hereunder have been satisfied, (d) the filing of the Certificates of Merger and other appropriate merger documents, if any, as required by the DLLCA and the NYBCL, have been made, (e) the requirements of any Takeover Statute have been satisfied, and (f) the Chucktaylor Shareholder Approval is obtained, the execution and delivery of this Agreement and the Other Transaction Agreements by Chucktaylor and the consummation by Chucktaylor of the Transactions do not and will not: (i) violate or conflict with any provision of its certificate of incorporation or by-laws, (ii) violate or conflict with any Law or Order of any Governmental Authority applicable to Chucktaylor by which any of its properties or assets may be bound, (iii) require any Governmental Approval, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration, or result in the creation of any Security Interest in effect as of the Closing upon any properties or Assets of Chucktaylor or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Chucktaylor Contract, excluding in the case of clause (iv) above, conflicts, violations, breaches, defaults, rights of payment and reimbursement, terminations, modifications, accelerations and creations and impositions of Security Interests that would not reasonably be expected to have, individually or in the aggregate, a Chucktaylor MAE.

        2.04    Capital Structure.    (a) The authorized capital stock of Chucktaylor consists of 600,000,000 shares of common stock, par value $0.10 per share (the "Chucktaylor Common Stock"), of which 219,229,956 shares of Chucktaylor Common Stock were issued and outstanding as of July 31, 2012. From July 31, 2012 through the execution and delivery of this Agreement, the Company has not issued or repurchased any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, other than pursuant to outstanding options and deferred stock unit awards. All issued and outstanding shares of Chucktaylor Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the execution and delivery of this Agreement, the outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Chucktaylor Common Stock or any capital stock equivalent (including shares of restricted Chucktaylor Common Stock) or other nominal interest in Chucktaylor which relate to Chucktaylor (collectively, "Chucktaylor Equity Interests") pursuant to which Chucktaylor is or may become obligated to issue shares of its capital stock or other equity interests or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any Chucktaylor Equity Interests are as set forth in Section 2.04(a) of the Chucktaylor Disclosure Letter. As of the Effective Time, no Chucktaylor Equity Interests will be outstanding or otherwise exist. There are no outstanding obligations of Chucktaylor to repurchase, redeem or otherwise acquire any outstanding securities of Chucktaylor Equity Interests.

        (b)   Exhibit 21.1 of Chucktaylor's Annual Report on Form 10-K for the fiscal year ended January 31, 2012 identifies each Chucktaylor Subsidiary as of such date (including its jurisdiction of incorporation or formation). The separate corporate existence of each of Chuck, Gaya Software Industries Ltd., Exalink Ltd., CTI Capital Corp., Comverse Holdings, Inc., and Comverse Australasia Pty. Ltd. has at all times been maintained, and each such entity has observed all requisite corporate formalities in compliance with all applicable Laws such that a claimant of any such entity could not "pierce the corporate veil" and cause Chucktaylor to be held responsible for any Liabilities of any such entity.

        (c)   Except as set forth in Section 6.13 of the Tax Disaffiliation Agreement, following the Distribution (or, alternatively, the Chuck Disposition) and as of immediately prior to the Effective Time, Chucktaylor (i) will have no Subsidiaries and (ii) will not, directly or indirectly, own any capital stock or other voting securities or equity interests in any Person, except in each case, for Victory and its Subsidiaries.

        (d)   Chucktaylor has good and valid title to the shares of Victory Common Stock and Victory Preferred Stock set forth on Section 2.04(d) of the Chucktaylor Disclosure Letter, which securities are as of the date hereof, and will be as of the Closing, free and clear of any Security Interests.

        (e)   Since its incorporation, Comverse Holdings, Inc. has been a holding company that does not actively engage in any business or conduct any operations other than ownership of equity in its Subsidiaries. Comverse Holdings, Inc. does not, has not and will not manufacture, sell, offer for sale or import any product or service.

        2.05    Intellectual Property.    (a) (i) To the Knowledge of Chucktaylor, the business of Chucktaylor as currently conducted and as conducted in the last seven years by Chucktaylor has not and does not infringe, misappropriate or otherwise violate any Intellectual Property right of any third party, (ii) during the past three years no third party has made any written claim or demand or instituted any Action against Chucktaylor, or to the Knowledge of Chucktaylor, threatened the same, and Chucktaylor has not received any written notice, that (A) challenges the rights of Chucktaylor in respect of any Intellectual Property utilized by Chucktaylor or (B) asserts that Chucktaylor is or was infringing, misappropriating or otherwise violating the Intellectual Property rights of any third party, and (iii) no Intellectual Property utilized by Chucktaylor is subject to any outstanding Order by or with any Governmental Authority.

        (b)   Section 2.05(b) of the Chucktaylor Disclosure Letter sets forth a complete and accurate list of Intellectual Property that is or was owned by Chucktaylor currently or at any time during the last seven years.

        (c)   Section 2.05(c) of the Chucktaylor Disclosure Letter sets forth a complete and accurate list of all Contracts that Chucktaylor is currently a party to or was a party during the last seven years under which Chucktaylor is licensed or otherwise granted rights to any Intellectual Property from a third party or under which Chucktaylor licensed or otherwise granted rights to any Intellectual Property to a third party.

        (d)   This Section 2.05 constitutes the sole and exclusive representations and warranties of Chucktaylor with respect to any Intellectual Property.

        2.06    Litigation, Compliance With Laws And Other Matters.    (a) There are no Actions pending against Chucktaylor or with respect to Chucktaylor or any of its properties, assets or rights or, to the Knowledge of Chucktaylor, any of the officers or directors of Chucktaylor, or to the Knowledge of Chucktaylor, threatened against Chucktaylor, that have had or would reasonably be expected to have, individually or in the aggregate, a Chucktaylor MAE. Neither Chucktaylor nor any of its properties, rights or assets is subject to any Order that has had or would reasonably be expected to have, individually or in the aggregate, a Chucktaylor MAE. Since June 30, 2009, there have not been, nor are there currently pending, any internal investigations or inquiries being conducted by Chucktaylor, the board of directors of Chucktaylor (or any committee thereof) or, at the request of any of the foregoing, by any third party concerning any actual or alleged financial, accounting, Tax, conflict of interest, illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues relating to Chucktaylor, except for those that are not or would not reasonably be expected to be, individually or in the aggregate, material to Chucktaylor.

        (b)   Section 2.06(b) of the Chucktaylor Disclosure Letter sets forth a complete and accurate list of all consent decrees to which Chucktaylor is subject and any voluntary agreements with any

Governmental Authority resulting from any Action by any Governmental Authority that impose any continuing duties on Chucktaylor, including any additional reporting or monitoring requirements (collectively, the "Consent Decrees and Voluntary Agreements"). Chucktaylor has performed all obligations required to be performed by it to date under the Consent Decrees and Voluntary Agreements and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Chucktaylor has made available to Victory a true and correct copy of each Consent Decree and Voluntary Agreement.

        (c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Chucktaylor MAE, (i) Chucktaylor is conducting its business in compliance with all applicable Laws and (ii) immediately prior to the Effective Time, Chucktaylor will hold, to the extent legally required, all Permits that are required for the operation of its business as conducted as of immediately prior to the Effective Time, and there shall not have occurred any default under any such Permit. None of such Permits will lapse, terminate, expire or otherwise be impaired as a result of the consummation of the Transactions, except as would not reasonably be expected to have, individually or in the aggregate, a Chucktaylor MAE. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Chucktaylor MAE, Chucktaylor has not received any written notice from any Person alleging non-compliance with any such Permit.

        (d)   None of Chucktaylor or, to the Knowledge of Chucktaylor, any current director, officer, agent or employee acting on behalf of Chucktaylor or, since March 10, 2011, any former director or officer acting on behalf of Chucktaylor has used any funds to make, directly or indirectly, any unlawful contribution, gift, bribe, payoff, kickback or other unlawful payment to any United States or foreign government official or employee in violation of the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 or any other applicable Law. None of Chucktaylor, or to the Knowledge of Chucktaylor, any other Person acting on behalf of Chucktaylor has, directly or indirectly, given or agreed to give any corrupt payment, gift or similar benefit to any customer, supplier or any employee of any Governmental Authority or other Person who is or may be in a position to help or hinder Chucktaylor or assist Chucktaylor in connection with any actual or proposed transaction relating to its business.

        (e)   Since its incorporation, Chucktaylor has been and prior to the Effective Time will be, a holding company that does not actively engage in any business activities or conduct any business operations other than ownership of equity interests in Victory and its Subsidiaries and the Chucktaylor Subsidiaries from time to time. Chucktaylor does not, has not and prior to the Effective Time will not, manufacture, sell, offer for sale or import any product or service.

        (f)    Chucktaylor is in possession of all books and records (or copies thereof) of Chucktaylor and each of its Subsidiaries as Chucktaylor is required by Law, Contract or other legally binding obligation to possess or maintain.

        2.07    Chucktaylor Contracts.

        (a)   Section 2.07(a) of the Chucktaylor Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement, of each Chucktaylor Contract. The term "Chucktaylor Contract" means any Contract to which Chucktaylor is or will be a party or by which Chucktaylor or any of its properties or Assets may be bound, other than (i) any Contract that will be terminated or transferred or assigned to Chuck or its Subsidiaries prior to the Effective Time, (ii) any ordinary course Contract that contains standard confidentiality provisions to which Chucktaylor is or will be a party or by which Chucktaylor or any of its properties or assets may be bound, or (iii) any Contracts to which Chucktaylor is or will be a party or by which Chucktaylor or any of its properties or Assets may be bound and under which the obligations of the Surviving Company after the Effective Time will not, in the aggregate, exceed $500,000.

        (b)   Each Chucktaylor Contract is in full force and effect and is enforceable by Chucktaylor in accordance with its terms, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Chucktaylor MAE. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Chucktaylor MAE, Chucktaylor has performed all obligations required to be performed by it to date under the Chucktaylor Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Chucktaylor has made available to Victory a true and correct copy of each Chucktaylor Contract not otherwise filed by Chucktaylor with the Commission.

        (c)   No Chucktaylor Contract includes any obligation to indemnify any other Person, guarantee the payment or performance obligation of any Person or to make any loan, advance, capital contribution to, or investment in any other Person.

        2.08    Employees and Employee Benefits.    (a) For purposes of this Agreement, the term "Chucktaylor Compensation And Benefit Plans" means (i) all bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, overtime, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, equity-based, incentive, retention, severance or change-in-control plans or other similar plans, policies, arrangements or agreements, (ii) all employment agreements, (iii) all medical, dental, disability, health and life insurance plans, sickness benefit plans, and (iv) all other employee benefit and fringe benefit plans, policies, arrangements or agreements, in the case of each of (i) through (iv), either (A) maintained or contributed to by Chucktaylor for the benefit of any of their current or former employees or consultants or any of their beneficiaries or (B) pursuant to which Chucktaylor may have any Liability.

        (b)   Since June 30, 2010, (i) there has not been any labor strike, work stoppage or lockout with respect to the business of Chucktaylor, (ii) Chucktaylor has not received written notice of any unfair labor practice charges against Chucktaylor that are pending before the National Labor Relations Board or any similar state, local or foreign Governmental Authority, and (iii) Chucktaylor has not received written notice of any Action in connection with the business of Chucktaylor that is pending before the Equal Employment Opportunity Commission or any similar state, local or foreign Governmental Authority responsible for the prevention of unlawful employment practices, including under applicable employment standards and human rights Laws, except, in the case of each of clauses (i), (ii) and (iii) above, for any such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Chucktaylor MAE (in the case of Chucktaylor).

        (c)   None of Chucktaylor or any of its ERISA Affiliates, or any of their respective predecessors, contributes to, has ever contributed to, has ever been required to contribute to, or otherwise participates in or participated in, or in any way, directly or indirectly, has any Liability with respect to (i) any multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code, (ii) any multiple employer plan within the meaning of Section 4063 or Section 4064 of ERISA or Section 413(c) of the Code, or (iii) any employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

        (d)   Neither the execution or delivery of this Agreement nor the consummation of the Transactions would, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in any payment or benefit becoming due or payable, or required to be provided, to any current or former director, employee or independent contractor of Chucktaylor, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such current or former director, employee or independent contractor, or result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, or (iii) result in any amount failing to be deductible by reason of Section 280G of the Code.

        2.09    Chucktaylor SEC Filings; Financial Statements; Absence Of Changes.    (a) Since July 28, 2011, Chucktaylor has timely filed, and will after the date of this Agreement timely file, all registration statements, prospectuses, forms, reports, proxy statements and documents and related exhibits required to be filed by it under the Securities Act or the Exchange Act, as the case may be (collectively, including all documents filed on a voluntary basis on Form 8-K, Commission filings filed after the date of this Agreement and prior to the Closing and, in each case, including all exhibits and schedules thereto and documents incorporated by reference therein, the "Chucktaylor SEC Filings"). The Chucktaylor SEC Filings (i) were prepared or will, after the date of this Agreement, be prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 ("SOX"), as the case may be and (ii) did not at the time they were filed and will not, when filed after the date of this Agreement or when mailed to Chucktaylor Shareholders in the case of any proxy statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, other than with respect to the Distribution Proxy Statement, there are no outstanding or unresolved comments in such comment letters received from the Commission and, to the Knowledge of Chucktaylor, none of the Chucktaylor SEC Filings is subject to ongoing review by the Commission.

        (b)   Each of the consolidated financial statements included in the Chucktaylor SEC Filings, including the notes and schedules thereto (the "Chucktaylor Financial Statements"), (i) has been prepared from, and is in accordance with, the books and records of Chucktaylor and the Chucktaylor Subsidiaries, (ii) complies in all material respects with the applicable accounting requirements and with the published rules and regulations of the Commission with respect to such requirements in effect at the time of such filing, (iii) has been prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in the Chucktaylor Financial Statements or in the notes to the Chucktaylor Financial Statements and subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the absence of footnote disclosure, none of which adjustments are expected to be material in nature), and (iv) fairly presents, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Chucktaylor and the Chucktaylor Subsidiaries as of the date and for the periods referred to in the Chucktaylor Financial Statements.

        (c)   The disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), as required by Rules 13a-15(a) and 15d-15(a) of the Exchange Act, of Chucktaylor are designed to ensure that all information required to be disclosed by Chucktaylor in the reports it files or submits under the Exchange Act is made known to the chief executive officer and the chief financial officer of Chucktaylor by others within Chucktaylor and the Chucktaylor Subsidiaries to allow timely decisions regarding required disclosure as required under the Exchange Act and is recorded, processed, summarized and reported within the time periods specified by the Commission's rules and forms. Chucktaylor has evaluated the effectiveness of Chucktaylor's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Chucktaylor SEC Filings that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. Except as described in the Chucktaylor SEC Filings, (i) to the Knowledge of Chucktaylor, Chucktaylor does not have any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect Chucktaylor's ability to record, process, summarize and report financial information and (ii) Chucktaylor does not have Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of Chucktaylor.

        (d)   Since December 31, 2010 and except as described in the Chucktaylor SEC Filings, (i) Chucktaylor has not received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Chucktaylor or its internal accounting controls, including any material complaint, allegation, assertion or claim that Chucktaylor has engaged in questionable accounting or auditing practices and (ii), to the Knowledge of Chucktaylor, no attorney representing Chucktaylor, whether or not employed by Chucktaylor, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Chucktaylor or its officers, directors, employees or agents to the board of directors of Chucktaylor or any committee thereof.

        (e)   Since April 30, 2012, there has not occurred any event, occurrence or condition which has had or would reasonably be expected to have, individually or in the aggregate, a Chucktaylor MAE.

        (f)    Chucktaylor has no Liabilities, except (i) as set forth on Section 2.09(f) of the Chucktaylor Disclosure Letter or incurred in the ordinary course of business since April 30, 2012, which, in each case, are Liabilities that will be fully assumed and retained by Chuck pursuant to the Distribution Agreements or will constitute Retained Liabilities that are identified in the Closing Date Positive Net Worth Statement and (ii) Liabilities that are not Known to Chucktaylor as of the Closing Date.

        (g)   At the Closing Date, Chucktaylor will have a Closing Date Positive Net Worth.

        2.10    Taxes.    (a) Chucktaylor and any consolidated, combined, unitary or aggregate group for Tax purposes of which Chucktaylor is or has been a member has timely filed all material Tax Returns required to be filed by each of them; all such Tax Returns are true and correct in all material respects, and Chucktaylor has timely paid or withheld and timely paid to the appropriate Tax Authority all material Taxes due (whether or not shown to be due on such Tax Returns).

        (b)   There is (i) no claim for Taxes being asserted or that has been previously asserted against Chucktaylor that has resulted in a lien against the property of Chucktaylor other than the Permitted Encumbrances listed on Section 2.10(b) of the Chucktaylor Disclosure Letter, (ii) no audit of any material Tax Return of Chucktaylor being conducted or, to the Knowledge of Chucktaylor, threatened by a Tax Authority, other than those audits listed on Section 2.10(b) of the Chucktaylor Disclosure Letter, and (iii) no waiver or extension of any statute of limitations with respect to the assessment or deficiency of any material Taxes granted by Chucktaylor currently in effect other than those waivers or extensions listed on Section 2.10(b) of the Chucktaylor Disclosure Letter.

        (c)   No written claim or nexus inquiry has been made by a Tax Authority in a jurisdiction where Chucktaylor does not file Tax Returns that Chucktaylor is or may be subject to taxation by that jurisdiction.

        (d)   Chucktaylor has (i) never been a member of a consolidated, combined, unitary or aggregate group of which Chucktaylor was not the ultimate parent company, (ii) not been the "distributing corporation" or the "controlled corporation" (in each case, within the meaning of Section 355(a)(1) of the Code) with respect to a distribution (not taking into account the Distribution) described in or intended to be governed by Section 355 of the Code (A) within the two-year period ending as of the date of this Agreement, or (B) that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Transactions, or (iii) no Liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of state, local or foreign Law) for any Taxes of any Person other than Chucktaylor or any Chucktaylor Subsidiary (including Chuck and its Subsidiaries).

        (e)   Chucktaylor is not a party to or bound by any Tax sharing or Tax allocation agreement, nor does Chucktaylor have any Liability to another party under any such agreement, other than any such agreements that are pursuant to customary commercial contracts not primarily related to Taxes and such agreements between Chucktaylor and Chuck or Chucktaylor and Victory.

        (f)    Chucktaylor will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any: (i) installment sale or other open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) a closing agreement described in Section 7121 of the Code or any comparable or similar provision of state, local or foreign Law executed on or prior to the Closing Date, (iv) any change in method of accounting for a taxable period or portion thereof ending on or before the Closing Date, or (v) indebtedness discharged in connection with any election under Section 108(i) of the Code.

        (g)   There are no Security Interests for Taxes upon the assets of Chucktaylor other than Permitted Encumbrances.

        (h)   Neither Chucktaylor nor any Person that was a Subsidiary of Chucktaylor at any time before the Distribution has engaged in a "listed transaction" as defined in Section 6707A(c)(2) of the Code or Treasury Regulations Section 1.6011-4(b). For purposes of this representation, the term "Subsidiary of Chucktaylor" shall not include Victory and its Subsidiaries.

        (i)    Chucktaylor has not obtained any material consents or clearances from or entered into any material settlement or arrangement with any Tax Authority that would be binding on Victory or the Surviving Company for any taxable period (or portion thereof) beginning after the Closing Date.

        (j)    Chucktaylor is not a party to any advance pricing agreement or any similar Contract or agreement.

        (k)   No power of attorney is currently in force with respect to any Tax matter that would, in any manner, bind, obligate or restrict Victory or the Surviving Company.

        (l)    Chucktaylor has never participated in an international boycott within the meaning of Section 999 of the Code.

        (m)  Chucktaylor is not subject to any gain recognition agreement under Section 367 of the Code.

        (n)   Except as listed on Section 2.10(n) of the Chucktaylor Disclosure Letter, Chucktaylor has no outstanding ruling request, request to consent to change a method of accounting, subpoena or request for information with or by any Tax Authority.

        (o)   Chucktaylor will not be required to take into account any item in taxable income on the last day of its taxable year in which the Distribution occurs as a result of any intercompany transaction or excess loss account described in Treasury Regulations Section 1.1502 (or any comparable or similar provision of state, local or foreign Law).

        2.11    Broker's Or Finder's Fee.    Chucktaylor has no liability or obligation to pay any fees or commissions to any broker, finder or other agent with respect to the Transactions.

        2.12    Retained Assets.    (a) Chucktaylor has good and valid title to all the Retained Assets, and such Retained Assets are not as of the date hereof, and will not be as of the Closing Date, subject to any Security Interests.

        (b)   Chucktaylor does not own any real property or any interest therein and is not a party to any Contract or option to purchase any real property or interest therein. Section 2.12(b) of the Chucktaylor Disclosure Letter contains a true and complete list of all real property leased or subleased by Chucktaylor as of the date of this Agreement. As of the date of this Agreement, Chucktaylor has a valid leasehold interest in all leased or subleased real property.

        2.13    Information To Be Supplied.    The information supplied or to be supplied by Chucktaylor for inclusion in the Victory Filings to be filed with the Commission will not, on the date of filing or, in the case of the Victory Form S-4, at the time it becomes effective under the Securities Act, or on the date of the Victory Proxy Statement is mailed to Victory Stockholders and at the time of the Victory Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        2.14    Voting Requirements; Approval; Board Approval.    (a) The only vote of any class or series of Chucktaylor's capital stock necessary to approve this Agreement, the Other Transaction Agreements and the Transactions is the affirmative vote of the holders of two-thirds of the outstanding Chucktaylor Common Stock (the "Chucktaylor Shareholder Approval").

        (b)   The board of directors of Chucktaylor has, at a meeting duly called and held, by vote, (i) approved and adopted this Agreement, the Other Transaction Agreements and the Transactions and (ii) resolved to recommend that the Chucktaylor Shareholders approve the Merger.

        2.15    Environmental Matters.    Chucktaylor (a) has not received any pending Environmental Claim or written notice of any threatened Environmental Claim, (b) has not entered into or is subject to any outstanding Order under any Environmental Law, or (c) has not Released any Hazardous Materials at any real property owned or leased by Chucktaylor in a manner that requires remediation under any Environmental Laws, in each case as would not reasonably be expected to result in a Chucktaylor MAE.

        2.16    Affiliate Transactions.    There have been no transactions, agreements, arrangements or understandings between Chucktaylor or the Chucktaylor Subsidiaries, on the one hand, and any Affiliates of Chucktaylor on the other hand (other than any Chucktaylor Subsidiary), that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Chucktaylor SEC Documents. All such transactions, agreements, arrangements and understandings have been negotiated on an arms-length basis and contain terms and conditions that are commercially reasonable and consistent with market terms for such transactions that are no less favorable in the aggregate than Chucktaylor could have obtained from an unaffiliated third party.

        2.17    Insurance.    Section 2.17 of the Chucktaylor Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement and immediately prior to the Effective Time, of all insurance policies, contracts, or programs of self-insurance which will cover Chucktaylor, are owned by Chucktaylor or which names Chucktaylor as an insured (or loss payee), including those which pertain to Chucktaylor's assets, employees or operations. Chucktaylor has made available to Victory copies of all such insurance policies and contracts. All such insurance policies, contracts, or programs of self-insurance are in full force and effect. All premiums due thereunder have been paid. Chucktaylor has not received notice of cancellation of any such insurance policies, contracts and programs of self-insurance.

        2.18    Opinion of Financial Advisors.    Chucktaylor has received the opinion of each of Goldman, Sachs & Co. and Rothschild Inc., dated as of the date of this Agreement, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio pursuant to this Agreement is fair, from a financial point of view, to the holders (other than Victory and its Affiliates) of shares of Chucktaylor Common Stock, signed copies of which have been or will be provided to Victory for informational purposes only.

        2.19    State Takeover And Dissent Statutes.    None of the NYBCL or Chucktaylor's certificate of incorporation or by-laws prohibit Chucktaylor from entering into this Agreement or effectuating the Transactions. No Chucktaylor Shareholder is entitled to dissent to, or seek or perfect appraisal rights with respect to, the Merger pursuant to the NYBCL or other applicable Law.

        2.20    Distribution; Chuck Disposition.

        (a)   The execution, delivery and performance of each of the Distribution Agreements and the Escrow Agreement by Chucktaylor and Chuck, as applicable, and the consummation by Chucktaylor and Chuck of the Distribution in accordance with the terms thereof have been duly authorized and approved by the boards of directors of Chucktaylor and Chuck, and, except for the Distribution Shareholder Approval, no other corporate or stockholder action on the part of Chucktaylor or Chuck is necessary to authorize the execution, delivery and performance of the Distribution Agreements or the consummation of the Distribution. Each of the Distribution Agreements and the Escrow Agreement has been duly executed and delivered by Chucktaylor and Chuck, and to the extent that it is a party thereto, is a valid and binding obligation of Chucktaylor and Chuck, enforceable against each of Chucktaylor and Chuck in accordance with its terms, subject to the Enforceability Exception. The only vote of any class or series of Chucktaylor's capital stock necessary to approve the Distribution is the affirmative vote of the holders of two-thirds of the outstanding Chucktaylor Common Stock (the "Distribution Shareholder Approval"). Chucktaylor has made available to Victory copies of all the Distribution Agreements.

        (b)   If Chucktaylor proceeds with a Chuck Disposition rather than the Distribution, the execution, delivery and performance of each of the Chuck Disposition Agreements by Chucktaylor and/or Chuck, as applicable, and the consummation by Chucktaylor and/or Chuck, as applicable, of the Chuck Disposition in accordance with the terms thereof, will be duly authorized and approved by the boards of directors of Chucktaylor and/or Chuck, as applicable, and, except for the Chuck Disposition Shareholder Approval, no other corporate or stockholder action on the part of Chucktaylor and/or Chuck, as applicable, will be necessary to authorize the execution, delivery and performance of the Chuck Disposition Agreements or the consummation of the Chuck Disposition. Each of the Chuck Disposition Agreements will be duly executed and delivered by Chucktaylor and/or Chuck, as applicable, and to the extent that it is a party thereto, will be a valid and binding obligation of Chucktaylor and/or Chuck, as applicable, enforceable against Chucktaylor and/or Chuck, as applicable, in accordance with its terms, subject to the Enforceability Exception. The only vote of any class or series of Chucktaylor's capital stock necessary to approve the Chuck Disposition is the affirmative vote of the holders of two-thirds of the outstanding Chucktaylor Common Stock or such lesser amount as required by applicable Law (the "Chuck Disposition Shareholder Approval"). Chucktaylor will promptly deliver to Victory copies of each Chuck Disposition Agreement following its execution by each party thereto.

        (c)   All securities issued or distributed in connection with the Distribution will be issued or distributed in compliance with the Securities Act, and any applicable state securities Laws, and, other than the Chuck Form 10, no registration or qualification of such securities is required under federal or state securities Laws.

        (d)   Except for the Distribution Agreements or, as of the Effective Date, the Chuck Disposition Agreements or as otherwise contemplated by or in furtherance of the Distribution Agreements or the Chuck Disposition Agreements (which Contracts as contemplated by or in furtherance of the Distribution Agreements or the Chuck Disposition Agreements will not amend or modify the rights of Chucktaylor contemplated under the Distribution Agreements or the Chuck Disposition Agreements, as applicable, in any manner that is adverse to Chucktaylor or Victory in any material respect), there are or will be no Contracts or other agreements between or among any or all of Chucktaylor, Chuck or any of their respective Subsidiaries, any shareholder of Chucktaylor, any shareholder of Chuck, or any of their respective Affiliates, in each case, relating to the Distribution or the Chuck Disposition.

        (e)   Chuck is Solvent as of the date of this Agreement, and each of Chucktaylor and Chuck will be Solvent immediately prior to and after giving effect to the Distribution. From the time following the

Distribution to immediately prior to the Effective Time, Chucktaylor will have adequate liquidity to pay its debts and obligations as they come due.

        (f)    The opinions to be delivered pursuant to Section 5.03(e) hereof are the only opinions as to Solvency or capital adequacy to be received by the board of directors of Chucktaylor in connection with the Distribution, the Chuck Disposition or the Merger.

        2.21    No Other Representations Or Warranties.    Except for the representations and warranties of Chucktaylor expressly set forth in this Agreement and the Other Transaction Agreements, neither Chucktaylor nor any other Person makes any other express or implied representation or warranty on behalf of Chucktaylor or any Chucktaylor Subsidiary with respect to Chucktaylor, the Chucktaylor Subsidiaries or the Transactions. The representations and warranties made in this Agreement and the Other Transaction Agreements with respect to Chucktaylor and the Transactions are in lieu of all other representations and warranties Chucktaylor might have given Victory.

III. REPRESENTATIONS AND WARRANTIES OF VICTORY

        Victory hereby represents and warrants to Chucktaylor that, except as (i) set forth in the applicable section (or another section to the extent provided in Section 7.13) of the Victory Disclosure Letter or (ii) to the extent disclosed in, and reasonably apparent from, any report, schedule, form or other document filed with, or furnished to, the Commission by Victory since June 18, 2010 and publicly available prior to the date of this Agreement (other than any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward-looking statements and any other similar disclosures included therein to the extent that they are primarily cautionary in nature):

        3.01    Due Organization, Good Standing And Corporate Power.    (a) Each of Victory and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Victory MAE, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        (b)   Each of Victory and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed or in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a Victory MAE.

        3.02    Authorization Of Agreement.    The execution, delivery and performance of this Agreement and the Other Transaction Agreements by each of Victory and Merger Sub, as applicable, and the consummation by Victory and Merger Sub of the Transactions, have been duly authorized and approved by their respective boards of directors or managers, as applicable (and this Agreement has been approved by Victory as the sole member of Merger Sub) and, except for the Victory Stockholder Approval, no other corporate or stockholder action on the part of Victory or Merger Sub is necessary to authorize the execution, delivery and performance of this Agreement and the Other Transaction Agreements or the consummation of the Transactions. This Agreement and the Governance and Repurchase Agreement have been, and the Other Transaction Agreements, when executed, will be, duly executed and delivered by each of Victory and Merger Sub, as applicable, and, to the extent that it is a party thereto, each is (or when executed will be) a valid and binding obligation of each of Victory and Merger Sub enforceable against each of Victory and Merger Sub, as applicable, in accordance with its terms, subject to the Enforceability Exception.

        3.03    Consents And Approvals; No Violations.    Assuming (a) the applicable requirements of the Securities Act and the Exchange Act have been satisfied, (b) the requirements under any applicable state securities or blue sky Laws have been satisfied, (c) the requirements of the NASDAQ in respect of the listing of the shares of Victory Common Stock to be issued hereunder have been satisfied, (d) the filing of the Certificates of Merger and other appropriate merger documents, if any, as required by the DLLCA and the NYBCL, have been made, (e) the requirements of any Takeover Statute have been satisfied, (f) the Victory Stockholder Approval is obtained, and (g) the Consents set forth on Section 3.03 of the Victory Disclosure Letter have been obtained, the execution and delivery of this Agreement and the Other Transaction Agreements by Victory and Merger Sub, as applicable, and the consummation by Victory and Merger Sub of the Transactions do not and will not (i) violate or conflict with any provision of their respective certificates of incorporation or by-laws (or the comparable governing documents), (ii) violate or conflict with any Law or Order of any Governmental Authority applicable to Victory or Merger Sub or by which any of their respective properties or Assets may be bound, (iii) require any Governmental Approval, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration, or result in the creation of any Security Interest upon any of the properties or assets of Victory or its Subsidiaries or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Victory Material Contract, excluding in the case of clauses (ii) through (iv) above, conflicts, violations, breaches, defaults, rights of payment and reimbursement, terminations, modifications, accelerations and creations and impositions of Security Interests which would not reasonably be expected to have, individually or in the aggregate, a Victory MAE.

        3.04    Capitalization.    The authorized capital stock of Victory consists of 120,000,000 shares of common stock, par value $0.001 per share (the "Victory Common Stock"), and 2,500,000 shares of preferred stock, par value $0.001 per share, of which 293,000 shares have been designated as "Series A Convertible Preferred Stock" (hereinafter referred to as the "Victory Preferred Stock"). As of the close of business on July 31, 2012 (the "Measurement Date"), there were 39,772,218 shares of Victory Common Stock issued and outstanding (including shares of restricted Victory Common Stock), and 3,336,111 shares were reserved for issuance of Victory Common Stock upon (i) the exercise of outstanding options (the "Victory Options") or (ii) the settlement of restricted stock units, deferred units or like accounts (collectively, "Equity-Based Awards"). All issued and outstanding shares of Victory Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date of this Agreement, and except for shares of Victory Common Stock issuable as of the Measurement Date pursuant to the Victory Options or Equity-Based Awards and the Victory Preferred Stock, there are no outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Victory Common Stock or any capital stock equivalent (including shares of restricted Victory Common Stock) or other nominal interest in Victory or any of its Subsidiaries which relate to Victory (collectively, "Victory Equity Interests") pursuant to which Victory or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or other equity interests or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any Victory Equity Interests. There are no outstanding obligations of Victory to repurchase, redeem or otherwise acquire any outstanding securities of Victory Equity Interests.

        3.05    Ownership Of Merger Sub; No Prior Activities; Solvency.    (a) Merger Sub was formed solely for the purpose of engaging in the Transactions. Since the date of its formation, Merger Sub has not and will not, prior to the Effective Time, engage in any business activities or conduct any operations other than in connection with the Transactions. All of the issued and outstanding limited liability company interests of Merger Sub are, and as of immediately prior to the Effective Time will be, directly owned by Victory. Since the date of its formation, no election pursuant to Treasury Regulations

Section 301.7701-3(c) has been made by or on behalf of Merger Sub to change its entity classification from its default entity classification under Treasury Regulations Section 301.7701-3(b)(1)(ii).

        (b)   Each of Victory and Merger Sub is Solvent as of the date of this Agreement.

        3.06    Litigation And Compliance With Laws.

        (a)   As of the date of this Agreement, there are no Actions pending against Victory or any of its Subsidiaries or, to the Knowledge of Victory, threatened against Victory or any of its Subsidiaries (or any of their respective properties or rights), at Law or in equity, or before or by any Governmental Authority or any arbitrator or arbitration tribunal, that would prohibit Victory or Merger Sub from entering into, executing and complying with their obligations under this Agreement or the Other Transaction Agreements or from consummating the Transactions.

        (b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Victory MAE, (i) Victory is conducting its business in compliance with all applicable Laws and (ii) immediately prior to the Effective Time, Victory will hold, to the extent legally required, all Permits that are required for the operation of its business as conducted as of immediately prior to the Effective Time, and there shall not have occurred any default under any such Permit. None of such Permits will lapse, terminate, expire or otherwise be impaired as a result of the consummation of the Transactions, except as would not reasonably be expected to have, individually or in the aggregate, a Victory MAE. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Victory MAE, Victory has not received any written notice from any Person alleging non-compliance with any such Permit.

        (c)   None of Victory or, to the Knowledge of Victory, any current director, officer, agent or employee acting on behalf of Victory, has used any funds to make, directly or indirectly, any unlawful contribution, gift, bribe, payoff, kickback or other unlawful payment to any United States or foreign government official or employee in violation of the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 or any other applicable Law.

        3.07    Victory SEC Filings; Financial Statements.    (a) Since June 18, 2010, Victory has timely filed, and will after the date of this Agreement timely file, all registration statements, prospectuses, forms, reports, proxy statements and documents and related exhibits required to be filed by it under the Securities Act or the Exchange Act, as the case may be (collectively, including all documents filed on a voluntary basis on Form 8-K, Commission filings filed after the date of this Agreement and prior to the Closing and, in each case, including all exhibits and schedules thereto and documents incorporated by reference therein, the "Victory SEC Filings"). The Victory SEC Filings (i) were prepared or will, after the date of this Agreement, be prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and SOX, as the case may be and (ii) did not at the time they were filed and will not, when filed after the date of this Agreement or when mailed to Victory Stockholders in the case of any proxy statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (b)   Each of the consolidated financial statements included in the Victory SEC Filings, including the notes and schedules thereto (the "Victory Financial Statements"), (i) has been prepared from, and is in accordance with, the books and records of Victory and its Subsidiaries, (ii) complies in all material respects with the applicable accounting requirements and with the published rules and regulations of the Commission with respect to such requirements in effect at the time of such filing, (iii) has been prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in the Victory Financial Statements or in the notes to the Victory Financial Statements and subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the absence of footnote disclosure, none of which adjustments are expected to be material in nature), and (iv) fairly presents, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Victory and its Subsidiaries as of the date and for the periods referred to in the Victory Financial Statements.

        (c)   The disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), as required by Rules 13a-15(a) and 15d-15(a) of the Exchange Act, of Victory are designed to ensure that all information required to be disclosed by Victory in the reports it files or submits under the Exchange Act is made known to the chief executive officer and the chief financial officer of Victory by others within Victory and its Subsidiaries to allow timely decisions regarding required disclosure as required under the Exchange Act and is recorded, processed, summarized and reported within the time periods specified by the Commission's rules and forms. Victory has evaluated the effectiveness of Victory's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Victory SEC Filings that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

        (d)   Since January 31, 2011 and except as described in the Victory SEC Filings, Victory has not received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Victory or its internal accounting controls, including any material complaint, allegation, assertion or claim that Victory has engaged in questionable accounting or auditing practices.

        (e)   Since April 30, 2012, there has not occurred any event, occurrence or condition which has had or would reasonably be expected to have, individually or in the aggregate, a Victory MAE.

        3.08    Broker's Or Finder's Fee.    Victory has no liability or obligation to pay any fees or commissions to any broker, finder or other agent with respect to the Transactions.

        3.09    State Takeover And Dissent Statutes.    None of the Delaware General Corporation Law or Victory's certificate of incorporation or by-laws prohibit Victory from entering into this Agreement or effectuating the Transactions. No Victory Stockholder is entitled to dissent to, or seek or perfect appraisal rights with respect to, the Merger pursuant to the Delaware General Corporation Law, the DLLCA or other applicable Law.

        3.10    Information To Be Supplied.    The information supplied or to be supplied by Victory for inclusion in the Chucktaylor Filings to be filed with the Commission will not, on the date of its filing or, in the case of the Chuck Form 10, at the time it becomes effective under the Exchange Act, or on the dates of Chucktaylor Proxy Statement and Distribution Proxy Statement are mailed to Chucktaylor Shareholders and at the times of the Chucktaylor Shareholder Meeting and Distribution Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        3.11    Voting Requirements; Approval; Board Approval.    (a) The vote required by Law of any class or series of Victory capital stock necessary to approve this Agreement, the Other Transaction Agreements and the Transactions is the affirmative vote (in person or by proxy) of the holders of the majority of the outstanding shares of Victory Common Stock and Victory Preferred Stock (on an as converted basis), taken together, present at the Victory Stockholder Meeting. Notwithstanding the preceding sentence, Chucktaylor and Victory have agreed that the affirmative vote (in person or by proxy) of the holders of the majority of the outstanding shares of Victory Common Stock present at such Victory Stockholder Meeting, other than shares of Victory Common Stock and Victory Preferred Stock held by

Chucktaylor or its Subsidiaries, will be the vote necessary to approve this Agreement, the Other Transaction Agreements and the Transactions (the "Victory Stockholder Approval").

        (b)   The board of directors of Victory, upon the unanimous recommendation of the Special Committee, has, at a meeting duly called and held, by vote, (i) approved this Agreement, the Other Transaction Agreements and the Transactions, and (ii) resolved to recommend that the Victory Stockholders approve the Merger.

        3.12    Taxes.

        (a)   Victory and its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Victory or any Victory Subsidiary is or has been a member, have timely filed all material Tax Returns required to be filed by each of them other than those Tax Returns listed on Section 3.12(a) of the Victory Disclosure Letter; all such Tax Returns are true and correct in all material respects, and Victory and the Victory Subsidiaries have timely paid or withheld and timely paid to the appropriate Tax Authority all material Taxes due (whether or not shown to be due on such Tax Returns).

        (b)   There is (i) no claim for Taxes being asserted or that has been previously asserted against Victory or any Victory Subsidiary that has resulted in a lien against the property of Victory or any Victory Subsidiary other than Permitted Encumbrances described in clause (a) of the definition of such term, (ii) no audit of any material Tax Return of Victory or any Victory Subsidiary being conducted or, to the Knowledge of Victory, threatened by a Tax Authority, and (iii) no waiver or extension of any statute of limitations with respect to the assessment or deficiency of any material Taxes granted by Victory currently in effect.

        (c)   No written claim has been made by a Tax Authority in a jurisdiction where Victory or any Victory Subsidiary do not file Tax Returns that Victory or any Victory Subsidiary is or may be subject to taxation by that jurisdiction.

        (d)   Neither Victory nor any Victory Subsidiary has (i) engaged in a "listed transaction," as defined in Section 6707A(c)(2) of the Code or Treasury Regulations Section 1.6011-4(b), (ii) ever been a member of a consolidated, combined, unitary or aggregate group of which Victory was not the ultimate parent company, except as listed on Section 3.12(d) of the Victory Disclosure Letter, (iii) been the "distributing corporation" or the "controlled corporation" (in each case, within the meaning of Section 355(a)(1) of the Code) with respect to a distribution described in or intended to be governed by Section 355 of the Code (A) within the two-year period ending as of the date of this Agreement, or (B) that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Transactions, or (iv) any Liability under Treasury Regulations Section 1.1502-6, for any Taxes of any Person other than Victory or any Victory Subsidiary.

        (e)   Except as listed on Section 3.12(e) of the Victory Disclosure Letter, neither Victory nor any Victory Subsidiary is a party to or bound by any Tax sharing or Tax allocation agreement, nor does Victory or any Victory Subsidiary have any Liability to another party under any such agreement, other than any such agreements that are pursuant to customary commercial contracts not primarily related to Taxes and such agreements between Chucktaylor and Chuck or Chucktaylor and Victory.

        3.13    Opinion Of Financial Advisor.    The Special Committee has received the opinion of Citigroup Global Markets Inc., dated August 12, 2012, to the effect that, as of such date, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the aggregate Merger Consideration to be paid by Victory in the Merger is fair from a financial point of view to the holders of Victory Common Stock (other than Chucktaylor and its Affiliates), a signed copy of which opinion has been or will be provided to Chucktaylor for informational purposes only.

        3.14    No Other Representations Or Warranties.    Except for the representations and warranties of Victory expressly set forth in this Agreement and the Other Transaction Agreements, neither Victory nor any other Person makes any other express or implied representation or warranty on behalf of Victory or any of its Subsidiaries with respect to Victory, its Subsidiaries or the Transactions. The representations and warranties made in this Agreement and the Other Transaction Agreements with respect to Victory, its Subsidiaries and the Transactions are in lieu of all other representations and warranties Victory and its Subsidiaries might have given Chucktaylor.

IV. COVENANTS

        4.01    Conduct Of Business Pending The Closing.    (a) Except as otherwise provided in Section 4.01(a) of the Chucktaylor Disclosure Letter or as expressly provided in this Agreement or the Other Transaction Agreements, Chucktaylor will not, without the prior written consent of Victory, which shall not be unreasonably withheld:

            (i)  amend or otherwise change the certificate of incorporation (other than in connection with the Chucktaylor reverse stock split to be considered by Chucktaylor Shareholders as part of the Distribution Shareholder Meeting) or by-laws of Chucktaylor;

           (ii)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, enter any agreement with respect to the voting of its capital stock or purchase or otherwise acquire, directly or indirectly, any Chucktaylor Equity Interests (other than (A) dividends payable by a wholly owned Chucktaylor Subsidiary to Chucktaylor or another wholly owned Chucktaylor Subsidiary, (B) the Distribution or the Chuck Disposition, (C) in connection with the settlement of options and deferred units under any Chucktaylor Compensation And Benefit Plan, or (D) to the extent that, prior to the Effective Time, the board of directors of Chucktaylor reasonably determines in good faith that the Retained Assets will exceed, as of the Effective Time, the Retained Liabilities by an amount greater than $10 million, the amount of such excess);

          (iii)  reclassify, combine, split (other than in connection with the Chucktaylor reverse stock split to be considered by Chucktaylor Shareholders as part of the Distribution Shareholder Meeting) or subdivide, directly or indirectly, any Chucktaylor Common Stock;

          (iv)  pledge, lease, license, guarantee, encumber or authorize the pledge, lease, guarantee or encumbrance of any Assets that will be in effect at or following the Effective Time;

           (v)  (A) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any other than de minimis assets that would not be Retained Assets as of immediately prior to the Effective Time or (B) incur any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than Chucktaylor), including any Chucktaylor Subsidiaries, for borrowed money that will be outstanding at the Effective Time;

          (vi)  enter into any pay or performance guarantees or agreements to indemnify any other Person, other than any (I) indemnity agreements for directors, officers or service providers entered into in the ordinary course of business consistent with past practice or (ii) pay or performance guarantees or agreements to indemnify under which Chucktaylor will have no obligations following the Effective Time;

         (vii)  (A) make a change in the accounting or Tax reporting or accounting principles, methods or policies of Chucktaylor, except as required by a change in GAAP, (B) make, change or revoke any material Tax election or method of accounting on which Tax reporting is based, (C) settle or compromise any material Tax claim or Liability, enter into any material Tax closing agreements or take any affirmative action to surrender any right to claim a material Tax refund, offset or other reduction in Tax Liability, or (D) amend any Tax Return if, with respect to (B), (C) and (D), any such action would increase the Tax obligations of Victory or the Surviving Company following the Closing;

        (viii)  adopt or amend any Chucktaylor Compensation And Benefit Plans, except (A) as required to comply with applicable Law, (B) as expressly contemplated by the Distribution Agreements or the Chuck Disposition Agreements, as applicable, or (C) to the extent such adoption or amendment would not reasonably be likely to result in (x) a failure to have Closing Date Positive Net Worth or (y) any Liability to Victory or the Surviving Company following the Closing that is not a Retained Liability;

          (ix)  amend, modify, terminate (partially or completely), grant any waiver under or give any consent with respect to, or enter into any agreement to amend, modify, terminate (partially or completely), grant any waiver under or give any consent with respect to, any of the Distribution Agreements, Chuck Disposition Agreements, Chucktaylor Contracts or the Cadian Agreement or enter into any other Chucktaylor Contract, in each case that would reasonably be likely to result in a failure to have a Closing Date Positive Net Worth or that would otherwise adversely affect the rights of Victory or Chucktaylor under the applicable agreements in any material respect;

           (x)  permit the insurance policies set forth on Section 4.01(a)(x) of the Chucktaylor Disclosure Letter to be assigned, cancelled or terminated (without replacing such policy with a substantially similar policy) or fail to pay any insurance premium in respect of any such policy (or replacement) when due;

          (xi)  take any action to exempt or not make subject to the provisions of Section 912 of the NYBCL or any other state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than Victory and Merger Sub), or any action taken thereby, which Person or action could have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; or

         (xii)  agree, in writing or otherwise, to take any of the foregoing actions.

        (b)   Except as contemplated by Section 6.13 of the Tax Disaffiliation Agreement, following the consummation of the Distribution (or the Chuck Disposition, as applicable) and prior to any termination of this Agreement, Chucktaylor will operate as a public holding company that serves as a holding company for its equity interests in Victory and for the purpose of consummating the Transactions and its operations will be limited to compliance with any and all of its legal and contractual obligations, including (i) obligations under the federal securities laws, the requirements of NASDAQ and under this Agreement and the Distribution Agreements, (ii) retaining the service of employees, advisers or independent contractors, entering into Contracts for services or otherwise, and taking such further action, in each case, as it determines to be necessary or appropriate in furtherance of the foregoing.

        4.02    Conduct Of Victory Pending The Closing.    Except as otherwise provided in this Agreement or the Other Transaction Agreements, required by Law or set forth on Section 4.02 of the Victory Disclosure Letter, before the Closing, Victory will not, without the prior written consent of Chucktaylor which shall not be unreasonably withheld, nor will it permit any of its Subsidiaries to:

          (a)   amend or otherwise change its certificate of incorporation or by-laws, except as expressly contemplated by this Agreement or the Other Transaction Agreements;

          (b)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than dividends payable by a wholly owned Victory Subsidiary to Victory or another wholly owned Victory Subsidiary), enter any agreement with respect to the voting of its capital stock or purchase or otherwise acquire, directly or indirectly, any Victory Equity Interests;

          (c)   take any action that would, or would reasonably be expected to, materially impair, prevent or delay the ability of Victory to consummate the Transactions; or

          (d)   agree, in writing or otherwise, to take any of the foregoing actions.

        4.03    Efforts; Takeover Statutes.    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary Consents, and (iii) the execution and delivery of any additional instruments necessary to consummate the Transactions contemplated by, and to fully carry out the purposes of, this Agreement.

        (b)   Chucktaylor will use its reasonable best efforts to cause Chucktaylor to be a holding company with no operations and with a Closing Date Positive Net Worth. In furtherance of the foregoing, Chucktaylor will prepare or cause to be prepared and delivered to Victory not less than five Business Days prior to the Closing Date a good faith estimate of a statement setting forth in reasonable detail (and, upon request, reasonable supporting documentation) the Closing Date Positive Net Worth after giving effect to payments required to be made or distributions permitted hereunder by Chucktaylor immediately prior to the Effective Time (the "Closing Date Positive Net Worth Statement") signed by the chief executive officer of Chucktaylor (in his capacity as such). The Parties will, together with Deloitte & Touche LLP, agree upon accounting procedures regarding the preparation and Deloitte & Touche LLP's review of the Closing Date Positive Net Worth Statement. Victory will be entitled to reasonable access, during normal business hours and upon reasonable advance notice, to the material premises, properties, personnel, accountants, books, records, Contracts and documents of or pertaining to Chucktaylor that Victory may reasonably request and that is readily available to Chucktaylor or may be prepared or compiled by or at the request of Chucktaylor without undue burden, to the extent that such information is reasonably required by Victory in order to complete its review of the Closing Date Positive Net Worth Statement, including the basis of Chucktaylor's calculation of the Retained Assets and Retained Liabilities in such detail as will permit Victory to understand clearly such calculations. Notwithstanding anything to the contrary herein, Chucktaylor hereby agrees, on its behalf and on behalf of Chuck, that the Accounting Review Requirements and the Accounting Review Costs with respect to the Applicable Tax Returns for the taxable year ended January 31, 2012 are subject to the prior written approval of Victory (as each such term is defined in the Tax Disaffiliation Agreement), which will not be unreasonably withheld. Chucktaylor will, and will cause Chuck to, allow Victory an opportunity to (i) provide comments on any proposal by a Big Four Accounting Firm with respect to the Accounting Review Requirements and the Accounting Review Costs with respect to the Applicable Tax Returns for the taxable year ended January 31, 2012 and (ii) participate with Chucktaylor and Chuck in any material discussions or meetings with the Big Four Accounting Firm in respect thereof. For the avoidance of doubt, the Accounting Review Costs for the Applicable Tax Returns for the taxable period ended January 31, 2012 are subject to the prior written approval of Victory, such approval not to be unreasonably withheld (the "Approved Accounting Review Costs").

        (c)   Chucktaylor will use its reasonable best efforts to take all action necessary or proper to consummate the Distribution or the Chuck Disposition as soon as reasonably practicable after the date hereof.

        (d)   In connection with and without limiting the foregoing, Chucktaylor, Victory and Merger Sub will (i) take all action necessary to ensure that no "fair price," "moratorium," "control share acquisition" or other anti-takeover Law (each, a "Takeover Statute") or similar Law is or becomes applicable to the Merger, this Agreement or any of the other Transactions contemplated herein and (ii) if any Takeover Statute or similar Law becomes applicable to the Merger, this Agreement or any of the other Transactions, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Merger and the other Transactions.

        4.04    Public Announcements.    Victory and Chucktaylor will consult with each other before holding any press conferences, analyst calls or other public meetings or discussions and before publishing any press release or other public announcements with respect to the Transactions, other than any employee communications. Each of the Parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the Transactions, and will not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange, provided that, the Party intending to make such release will use its commercially reasonable efforts consistent with applicable Law to consult with the other party with respect to the text thereof. The Parties agree that the initial press release or releases to be issued with respect to the Transactions will be mutually agreed upon prior to the issuance thereof. The covenants in this Section 4.04 will not apply to any communication regarding any action which a Party believes is a breach of this Agreement by another Party or the termination of this Agreement.

        4.05    Notification Of Certain Matters.    (a) Between the date hereof and the Effective Time, each of Victory, on behalf of itself and Merger Sub, and Chucktaylor will give prompt written notice to the other of (i) any notice or other communication from any Person alleging that the Consent of such Person is or may be required to consummate the Transactions, (ii) any Action commenced or threatened in writing against, relating to or involving or otherwise affecting it or any of its Subsidiaries that relate to the consummation of the Transactions, the Distribution or the Chuck Disposition, the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event or circumstance which occurrence or failure to occur would reasonably be expected to cause any of its representations or warranties in this Agreement, the Other Transaction Agreements, the Distribution Agreements, or the Chuck Disposition Agreements to be untrue or inaccurate in any material respect at any time from the date hereof through the Effective Time, and (iii) the occurrence or failure to occur, or the impending or alleged threatened occurrence or failure to occur, of any event or circumstance which occurrence or failure to occur would reasonably be expected to cause any condition, covenant or agreement contained in this Agreement, the Other Transaction Agreements, the Distribution Agreements or the Chuck Disposition Agreements to fail to be complied with or satisfied; provided, that the delivery of any notice pursuant to this Section 4.05(a) will not limit or otherwise affect the remedies available to the Party receiving such notice.

        (b)   After the date hereof, Chucktaylor will give prompt written notice to Victory of (i) any agreement, arrangement, commitment or obligation to sell, dispose, assign or otherwise transfer any shares of Victory Preferred Stock or Victory Common Stock owned by Chucktaylor as of the date hereof, including the identity of the transferee, assignee or purchaser thereof and the date or expected date of consummation of such sale, disposition, assignment or transfer, and (ii) any Liability that becomes Known to Chucktaylor after the date hereof other than any such Liability that will be identified on the Closing Date Net Worth Positive Statement.

        4.06    Access.    Chucktaylor will, and will cause the Chucktaylor Subsidiaries (other than Chuck and Chuck's Subsidiaries following the Distribution) to, afford to Victory reasonable access, during normal business hours, to all of Chucktaylor's properties, books, contracts, commitments, management and other personnel, and records and all other information concerning their business, properties and personnel as Victory or Merger Sub may reasonably request (including consultation with appropriate Chucktaylor Representatives with respect to litigation matters). Victory will have the right, at its sole cost and expense, to copy any such properties, books, contracts, commitments, records and other information or to otherwise image hard drives or electronic data in connection with the foregoing sentence. Victory and Merger Sub will hold, and will cause their respective Affiliates and the Victory Representatives to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing, Chucktaylor will not be required to provide access to or disclose information where it reasonably determines that such access or disclosure would jeopardize the attorney-client privilege or contravene any Law or any agreement to which it is a party; provided, that Chucktaylor will use its reasonable best efforts to obtain any required consents and take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney-client privilege) to permit such access or disclosure. No investigation pursuant to this Section 4.06 will affect the representations, warranties or conditions to the obligations of the Parties contained herein.

        4.07    Preparation Of SEC Filings.    As soon as practicable following the date of the Distribution Shareholder Meeting or such other time as may be agreed upon by Chucktaylor and Victory, to the extent such filings are required by applicable Law, (i) Victory will prepare and file with the Commission a registration statement on Form S-4 (or other appropriate form) (the "Victory Form S-4") to register the shares of Victory Common Stock to be issued in the Merger, (ii) Victory will prepare and file with the Commission a proxy statement (the "Victory Proxy Statement") relating to the Victory Stockholder Approval (which Victory Proxy Statement may be included in the Victory Form S-4), (iii) Chucktaylor will prepare and file with the Commission a proxy statement, which, to the extent applicable, may be an amendment to the Distribution Proxy Statement (as defined below) (the "Chucktaylor Proxy Statement") relating to the Chucktaylor Shareholder Approval (which Chucktaylor Proxy Statement, if it is not reflected in an amendment to the Distribution Proxy Statement and is included in the Victory Form S-4, is in a form reasonably acceptable to Victory), (iv) Chucktaylor will, to the extent necessary or appropriate to reflect the Merger, prepare and file with the Commission one or more amendments to the preliminary proxy statement filed by Chucktaylor with the Commission on June 7, 2012 (the "Distribution Proxy Statement") relating to the Distribution Shareholder Approval, (v) Chucktaylor will, to the extent necessary or appropriate to reflect the Merger, cause Chuck to prepare and file with the Commission one or more amendments to the registration statement on Form 10 filed by Chuck with the Commission on June 7, 2012 (the "Chuck Form 10") relating to the Distribution and (vi) the Parties will file such other documents with the Commission or applicable state securities regulators as may be necessary or appropriate in connection with the Merger. Each of Victory and Chucktaylor will use their reasonable best efforts to have the Victory Form S-4, and any other registration statements as may be required declared effective under the Securities Act or Exchange Act, as applicable, as promptly as practicable after such filing. Victory will use its best reasonable efforts to cause the Victory Proxy Statement to be mailed to the Victory Stockholders after the Victory Form S-4 is declared effective under the Securities Act (or at such earlier time as the Parties deem appropriate). Chucktaylor will use its best reasonable efforts to cause the Chucktaylor Proxy Statement to be mailed to the Chucktaylor Shareholders after the Victory Form S-4 is declared effective under the Securities Act (or such earlier time as the Parties deem appropriate). Each of Chucktaylor and Victory will also take any action required to be taken under any applicable state securities Laws in connection with the Transactions. Victory will furnish all information concerning Victory and Merger Sub, and Chucktaylor will furnish all information concerning Chucktaylor and Chuck, as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Chucktaylor Filings and the Victory Filings. No filing of, or amendment or supplement to the Chucktaylor Proxy Statement, the Distribution Proxy Statement (if such document or supplement includes reference to the Merger), the Victory Proxy Statement, the Victory Form S-4 or the Chuck Form 10 (if such document or supplement includes reference to the Merger) will be made without providing the other Parties a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to Victory, Merger Sub, Chucktaylor, Chuck or any of their respective Affiliates, officers or directors should be discovered by Victory or Chucktaylor which should be set forth in an amendment or supplement to any of the Chucktaylor Proxy Statement, the Distribution Proxy Statement (if such document includes reference to the Merger), the Victory Proxy Statement, the Victory Form S-4 or the Chuck Form 10 (if such document includes reference to the Merger) so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information will promptly notify the other Parties and an appropriate amendment or supplement describing such information will be promptly filed with the Commission and, to the extent required by Law, disseminated to the applicable stockholders. The Parties will notify each other promptly of the receipt of (i) all orders and notices of effectiveness of the Commission relating to the Victory Form S-4 or the Chuck Form 10 (if such document includes reference to the Merger), and (ii) any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to the Chucktaylor Proxy Statement, the Distribution Proxy Statement (if such document includes reference to the Merger), the Victory Proxy Statement, the Victory Form S-4 or the Chuck Form 10 (if such document includes reference to the Merger) or for additional information and will supply each other with copies of all correspondence between it or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect thereto and will respond as promptly as practicable to any such comments or requests.

        4.08    Victory Stockholder Meeting.    Following the date of this Agreement, in compliance with applicable Law, Chucktaylor and Victory will, acting in good faith, mutually agree upon a meeting date and record date for a meeting of the Victory Stockholders, and Victory will establish such record date for, duly call, give notice of, convene and hold such meeting of the Victory Stockholders (the "Victory Stockholder Meeting") for the purpose of obtaining the Victory Stockholder Approval. Victory may adjourn or postpone the Victory Stockholder Meeting (i) to the extent necessary to ensure that any supplement or amendment to the Victory Proxy Statement that it determines in good faith is required by Law (which determination will not be made until after consultation with Chucktaylor, except with respect to any Victory Superior Proposal or as otherwise provided in Section 4.11) to be provided to the Victory Stockholders in advance of the Victory Stockholder Meeting, (ii) if, as of the time that the Victory Stockholder Meeting is scheduled, there are insufficient shares of Victory Common Stock represented (either in person or proxy) to constitute a quorum necessary to conduct the business of the Victory Stockholder Meeting, or (iii) if, as of the time that the Victory Stockholder Meeting is scheduled, adjournment of the Victory Stockholder Meeting is necessary to enable Victory to solicit additional proxies if there are not sufficient votes in favor of the Victory Stockholder Approval. Subject to Section 4.11, Victory will, through its board of directors and the Special Committee, recommend to its stockholders that they give Victory Stockholder Approval and will include such recommendation in the Victory Proxy Statement. Without limiting the generality of the foregoing, Victory agrees that its obligations pursuant to the first sentence of this Section 4.08 will not be affected by the withdrawal or modification by the board of directors of Victory or the Special Committee of their recommendations of the Victory Stockholder Approval.

        4.09    Chucktaylor Shareholder Meeting.    Following the date of this Agreement, in compliance with applicable Law, Chucktaylor and Victory will, acting in good faith, mutually agree upon a meeting date and record date for a meeting of the Chucktaylor Shareholders, and Chucktaylor will establish such record date for, duly call, give notice of, convene and hold such meeting of the Chucktaylor Shareholders (the "Chucktaylor Shareholder Meeting") for the purpose of obtaining the Chucktaylor Shareholder Approval. Chucktaylor may adjourn or postpone Chucktaylor Shareholder Meeting (i) to the extent necessary to ensure that any supplement or amendment to the Chucktaylor Proxy Statement that it determines in good faith is required by Law (which determination will not be made until after consultation with Victory, except with respect to any Chucktaylor Takeover Proposal or as otherwise provided in Section 4.10) is to be provided to Chucktaylor Shareholders in advance of the Chucktaylor Shareholder Meeting, (ii) if, as of the time that Chucktaylor Shareholder Meeting is scheduled, there are insufficient shares of Chucktaylor Common Stock represented (either in person or proxy) to constitute a quorum necessary to conduct the business of the Chucktaylor Shareholder Meeting, or (iii) if, as of the time that the Chucktaylor Shareholder Meeting is scheduled, adjournment of the Chucktaylor Shareholder Meeting is necessary to enable Chucktaylor to solicit additional proxies if there are not sufficient votes in favor of the Chucktaylor Shareholder Approval. Subject to Section 4.10, Chucktaylor will, through its board of directors, recommend to its shareholders that they give the Chucktaylor Shareholder Approval and will include such recommendation in the Chucktaylor Proxy Statement. Without limiting the generality of the foregoing, Chucktaylor agrees that its obligations pursuant to the first sentence of this Section 4.09 will not be affected by the withdrawal or modification by the board of directors of Chucktaylor of its recommendation of the Chucktaylor Shareholder Approval.

        4.10    No Solicitation By Chucktaylor.    (a) Chucktaylor will, and will cause its Subsidiaries and its and their Representatives to, cease immediately and cause to be terminated any activities, discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, any Chucktaylor Superior Proposal and, except as permitted by Section 4.10(b), Chucktaylor will not modify, waive, amend or release any standstill, confidentiality or similar agreements entered into with prospective purchasers of Chucktaylor prior to the date of this Agreement and Chucktaylor will request the prompt return or destruction of all confidential information relating to Victory that was previously furnished to any such Person in connection therewith. From and after the date of this Agreement, Chucktaylor will not, nor will it authorize or permit any of the Chucktaylor Subsidiaries to, and it will cause its or the Chucktaylor Subsidiaries' officers, directors, employees and other Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or knowingly take any action designed to facilitate, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to any Chucktaylor Superior Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Chucktaylor Superior Proposal.

        (b)   Notwithstanding the provisions of Section 4.10(a), prior to receipt of the Chucktaylor Shareholder Approval, Chucktaylor may, if the failure to take such action would be inconsistent with the fiduciary duties of the board of directors of Chucktaylor to the Chucktaylor Shareholders under applicable Law, as determined in good faith after consulting with outside legal counsel and financial advisors, in response to a Qualifying Chucktaylor Takeover Proposal (and subject to compliance with the provisions of this Section 4.10):

            (i)  furnish information with respect to Chucktaylor to the Person making such Qualifying Chucktaylor Takeover Proposal and its Representatives pursuant to a confidentiality agreement that Chucktaylor determines in good faith is not less restrictive of such Person than the Confidentiality Agreements (provided that all such information has previously been provided to Victory or is provided to Victory prior to or substantially concurrent with the time it is provided to such Person); and

           (ii)  participate in discussions and negotiations with such Person and its Representatives regarding such Qualifying Chucktaylor Takeover Proposal.

        (c)   Neither the board of directors of Chucktaylor nor any committee thereof may (i) withdraw or modify in a manner adverse to Victory, or publicly propose to withdraw or modify in a manner adverse to Victory, the recommendation or declaration of advisability by the board of directors of Chucktaylor of this Agreement, the Other Transaction Agreements or any of the Transactions, including the Chucktaylor Shareholder Approval, (ii) approve, adopt or recommend, or permit Chucktaylor or any Chucktaylor Subsidiary to enter into, any letter of intent, agreement in principle, acquisition agreement, option agreement, joint venture agreement, merger agreement or similar agreement relating to any Qualifying Chucktaylor Takeover Proposal, or (iii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Qualifying Chucktaylor Takeover Proposal. Notwithstanding the foregoing, if, prior to receipt of the Chucktaylor Shareholder Approval, the board of directors of Chucktaylor determines in good faith, after consulting with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Chucktaylor under applicable Law, then, on the fifth Business Day following Victory's receipt of written notice from Chucktaylor, the board of directors of Chucktaylor may withdraw or modify its recommendation of the Chucktaylor Shareholder Approval, and, in connection therewith, recommend such Qualifying Chucktaylor Takeover Proposal; provided that (A) during such five-Business Day period, Chucktaylor will be obligated to negotiate in good faith with Victory and the Special Committee regarding any modification to this Agreement proposed by Victory or the Special Committee and (B) in the event of any material change to the material terms of such Chucktaylor Superior Proposal, Chucktaylor shall have delivered to Victory an additional notice and the notice period shall have recommenced, unless the event requiring notice pursuant to this Section 4.10 occurred less than five Business Days prior to the Chucktaylor Shareholder Meeting, as the case may be, in which case Chucktaylor will deliver notice to Victory of such event as promptly as practicable.

        (d)   Chucktaylor will, as promptly as reasonably practicable (and in any case within 24 hours following receipt by Chucktaylor), advise Victory orally and in writing of any Qualifying Chucktaylor Takeover Proposal or any inquiry with respect to or that would reasonably be expected to lead to any Chucktaylor Superior Proposal, and the identity of the Person making any such Qualifying Chucktaylor Takeover Proposal or inquiry and the material terms of any such Qualifying Chucktaylor Takeover Proposal or inquiry. Chucktaylor will (i) keep Victory reasonably informed of the status including any change to the material terms of any such Qualifying Chucktaylor Takeover Proposal and (ii) provide to Victory as promptly as reasonably practicable (and in any case within 24 hours after receipt or delivery thereof) copies of all written diligence material sent or provided by Chucktaylor to any third party in connection with any Chucktaylor Takeover Proposal, which was not otherwise previously provided or made available to Victory or its Representatives.

        (e)   Nothing contained in this Section 4.10 will prohibit Chucktaylor from making any disclosure to the Chucktaylor Shareholders if, in the good faith judgment of the board of directors of Chucktaylor after consulting with outside legal counsel, failure so to disclose would be inconsistent with its obligations under applicable Law; provided, however, that this Section 4.10(e) will not eliminate or modify (x) Chucktaylor's obligations under the proviso in Section 4.10(c) or (y) the effect that taking and disclosing any such position would otherwise have under this Agreement pursuant to Section 6.02(b)(ii)(B).

        (f)    For purposes of this Agreement:

            (i)  "Qualifying Chucktaylor Takeover Proposal" means a bona fide, written proposal by a third party for an acquisition, merger, consolidation, dissolution, recapitalization or other business combination involving Chucktaylor pursuant to which the Chucktaylor Shareholders immediately preceding such transaction hold securities representing less than 50% of the total outstanding voting power of the surviving or resulting entity of such transaction (A) is made by a Person the board of directors of Chucktaylor reasonably determines, in good faith, after consulting with outside counsel and independent financial advisors, is reasonably capable of making a Chucktaylor

  Superior Proposal, (B) that the board of directors of Chucktaylor reasonably determines, in good faith, after consulting with its independent financial advisor, constitutes or is reasonably likely to lead to a Chucktaylor Superior Proposal, and (C) that was not solicited by Chucktaylor and did not otherwise result from a breach of this Section 4.10.

           (ii)  "Chucktaylor Superior Proposal" means any bona fide written proposal made by a third party for an acquisition, merger, consolidation, dissolution, recapitalization or other business combination involving Chucktaylor pursuant to which the Chucktaylor Shareholders immediately preceding such transaction hold securities representing less than 50% of the total outstanding voting power of the surviving or resulting entity of such transaction on terms which the board of directors of Chucktaylor determines in its good faith judgment after consulting with its independent financial advisor (A) to be superior from a financial point of view to the Chucktaylor Shareholders than the Transactions, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Victory to amend the terms of the Transactions) and (B) is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal;

provided, however, for the avoidance of doubt, (x) any proposal for the sale or disposition (by merger, consolidation, sale or disposition of capital stock or other assets, or otherwise) involving the acquisition of only Chuck and its Subsidiaries (a "Chuck Disposition") by an unaffiliated third party (the "Acquiror") will not constitute either a Qualifying Chucktaylor Takeover Proposal or a Chucktaylor Superior Proposal and (y) Chucktaylor will be permitted to actively solicit proposals involving a Chuck Disposition.

        4.11    No Solicitation By Victory.    (a) Victory will, and will cause its Subsidiaries and its and their Representatives to, cease immediately and cause to be terminated any activities, discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, any Victory Superior Proposal. From and after the date of this Agreement, Victory will not, nor will it authorize or permit any of its Subsidiaries to, and it will cause its or its Subsidiaries' officers, directors, employees and other Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or knowingly take any action designed to facilitate, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to any Victory Superior Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Victory Superior Proposal.

        (b)   Notwithstanding the provisions of Section 4.11(a), prior to receipt of the Victory Stockholder Approval, Victory may, if the failure to take such action would be inconsistent with the fiduciary duties of the board of directors of Victory to the Victory Stockholders under applicable Law, as determined in good faith after consulting with outside legal counsel and financial advisors, in response to a Qualifying Victory Proposal (and subject to compliance with the provisions of this Section 4.11):

            (i)  furnish information with respect to Victory to the Person making such Qualifying Victory Proposal and its Representatives pursuant to a customary confidentiality agreement that Victory determines in good faith is not less restrictive of such Person than the Confidentiality Agreements (provided that all such information has previously been provided to Chucktaylor or is provided to Chucktaylor prior to or substantially concurrent with the time it is provided to such Person); and

           (ii)  participate in discussions and negotiations with such Person and its Representatives regarding such Qualifying Victory Proposal.

        (c)   Neither the board of directors of Victory nor any committee thereof may (i) withdraw or modify in a manner adverse to Chucktaylor, or publicly propose to withdraw or modify in a manner adverse to Chucktaylor, the recommendation or declaration of advisability by the board of directors of

Victory of this Agreement, the Other Transaction Agreements or any of the Transactions, including the Victory Stockholder Approval, (ii) approve, adopt or recommend, or permit Victory or any Victory Subsidiary to enter into, any letter of intent, agreement in principle, acquisition agreement, option agreement, joint venture agreement, merger agreement or similar agreement relating to any Qualifying Victory Proposal, or (iii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Qualifying Victory Proposal. Notwithstanding the foregoing, if, prior to receipt of the Victory Stockholder Approval, the board of directors of Victory determines in good faith, after consulting with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Victory under applicable Law, then, on the fifth Business Day following Chucktaylor's receipt of written notice from Victory, the board of directors of Victory may withdraw or modify its recommendation of the Victory Stockholder Approval, and, in connection therewith, recommend such Qualifying Victory Proposal; provided that (A) during such five-Business Day period, Victory will be obligated to negotiate in good faith with Chucktaylor regarding any modification to this Agreement proposed by Chucktaylor and (B) in the event of any material change to the material terms of such Victory Superior Proposal, Victory shall have delivered to Chucktaylor an additional notice and the notice period shall have recommenced, unless the event requiring notice pursuant to this Section 4.11 occurred less than five Business Days prior to the Victory Stockholder Meeting, in which case Victory will deliver notice to Chucktaylor of such event as promptly as practicable.

        (d)   Victory will, as promptly as reasonably practicable (and in any case within 24 hours following receipt by Victory), advise Chucktaylor orally and in writing of any Qualifying Victory Proposal or any inquiry with respect to or that would reasonably be expected to lead to any Victory Superior Proposal, and the identity of the Person making any such Qualifying Victory Proposal or inquiry and the material terms of any such Qualifying Victory Proposal or inquiry. Victory will keep Chucktaylor reasonably informed of the status including any change to the material terms of any such Qualifying Victory Proposal or inquiry.

        (e)   Nothing contained in this Section 4.11 will prohibit Victory from making any disclosure to the Victory Stockholders if, in the good faith judgment of the board of directors of Victory after consulting with outside legal counsel, failure so to disclose would be inconsistent with its obligations under applicable Law; provided, however, that this Section 4.11(e) will not eliminate or modify (x) Victory's obligations under the proviso in Section 4.11(c) or (y) the effect that taking and disclosing any such position would otherwise have under this Agreement pursuant to Section 6.02(c)(ii)(B).

        (f)    For purposes of this Agreement:

            (i)  "Qualifying Victory Proposal" means a bona fide, written proposal made by a third party for an acquisition, merger, consolidation, dissolution, recapitalization or other business combination involving Victory pursuant to which the Victory Stockholders immediately preceding such transaction hold securities representing less than 50% of the total outstanding voting power of the surviving or resulting entity of such transaction that (A) is made by a Person the board of directors of Victory reasonably determines, in good faith, after consulting with outside counsel and independent financial advisors, is reasonably capable of making a Victory Superior Proposal, (B) the board of directors of Victory reasonably determines, in good faith, after consulting with its independent financial advisor, constitutes or is reasonably likely to lead to a Victory Superior Proposal, and (C) that was not solicited by Victory and did not otherwise result from a breach of this Section 4.11.

           (ii)  "Victory Superior Proposal" means any bona fide written proposal made by a third party for an acquisition, merger, consolidation, dissolution, recapitalization or other business combination involving Victory pursuant to which the Victory Stockholders immediately preceding such transaction hold securities representing less than 50% of the total outstanding voting power of the surviving or resulting entity of such transaction, on terms which the board of directors of Victory determines in its good faith judgment after consulting with its independent financial advisor (A) to be superior from a financial point of view to the Victory Stockholders than the Transactions, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Chucktaylor to amend the terms of the transactions contemplated hereby) and (B) is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

        4.12    NASDAQ Listing.    (a) Victory will use its reasonable best efforts to cause the shares of Victory Common Stock to be issued in connection with the Merger to be listed on the NASDAQ as of the Effective Time, subject to official notice of issuance.

        (b)   Chucktaylor will use its commercially reasonable effort to (i) cause the shares of Chucktaylor Common Stock currently outstanding or issued in connection with equity awards under any Chucktaylor Compensation And Benefit Plans to remain or become listed on the NASDAQ from the date of this Agreement until immediately prior to the Effective Time and (ii) take such actions prior to the Closing Date that should enable the delisting by the Surviving Company of the Chucktaylor Common Stock from the NASDAQ and the deregistration of the Chucktaylor Common Stock under the Exchange Act as promptly as practicable after the Closing Date.

        4.13    Victory Preferred Stock.    (a) The Parties agree that, as of the date of this Agreement, a Fundamental Change (as defined in the Certificate of Designation) has not occurred and the consummation of the Transactions, including the Merger, will not be deemed to be a Fundamental Change (as defined in the Certificate of Designation) for any purpose.

        (b)   Within ten Business Days after the date of this Agreement, the Parties will amend the Certificate of Designation to provide that each share of Victory Preferred Stock that is outstanding immediately prior to the Effective Time will, at the Closing, automatically, without any further action by the holder thereof, be cancelled and cease to exist and will be converted into Victory Common Stock in accordance with the terms of the Certificate of Designation.

        4.14    Distribution; Chuck Disposition.    Prior to the Effective Time, Chucktaylor will, and prior to the consummation of the Distribution or Chuck Disposition will cause each Chucktaylor Subsidiary to, use its reasonable best efforts to effect the Distribution in accordance with the Distribution Agreements, or in the alternative, the Chuck Disposition in accordance with the Chuck Disposition Agreements. Prior to the Effective Time, Chucktaylor will not, and will cause the Chucktaylor Subsidiaries not to, amend, modify or waive, grant any waiver under, make any election pursuant to, give any consent under, or agree to any of the foregoing, any Distribution Agreement or any Chuck Disposition Agreements, or to enter into any agreements (other than the Distribution Agreements or Chuck Disposition Agreements) that would result in a failure to have a Closing Date Positive Net Worth or otherwise adversely affect Victory or Chucktaylor or their respective rights under this Agreement. Prior to the Effective Time, Chucktaylor will comply with each of its obligations under each of the Distribution Agreements or, if applicable, the Chuck Disposition Agreements. If Chucktaylor elects to pursue and consummate a Chuck Disposition, as a condition to entering into any Chuck Disposition Agreement, Chucktaylor hereby agrees that the Chuck Disposition Agreements will include terms, conditions, rights or privileges that provide, in all material respects, terms, conditions, rights or privileges as set forth in any of the Distribution Agreements that are for the benefit of Chucktaylor, including any right of indemnity of Chucktaylor under the Distribution Agreements and the Escrow Agreement (collectively, the "Chucktaylor Provisions").

        4.15    Transaction Litigation.    The Parties will cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the Transactions and will permit the other Party to participate in the defense or settlement of any such litigation. In furtherance of and without in any way limiting the foregoing, each of the Parties will use its respective reasonable best efforts consistent with the respective fiduciary duties of each Parties' board of directors to defend such litigation so as to permit the consummation of the Transactions in the manner contemplated by this Agreement. Notwithstanding the foregoing, either Party agrees that it will not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the Transactions (including the Merger), unless any such compromise or settlement includes a full release of the other Party and its Subsidiaries (including, in the case of Chucktaylor, if the Distribution has occurred, Chuck and its Subsidiaries), without the other Party's prior written consent, which consent will not be unreasonably withheld, delayed or conditioned.

        4.16    Indemnification, Exculpation and Insurance.    (a) Victory, for a period of six years after the Effective Time, will, except as otherwise required by any applicable Law, cause the organizational documents of the Surviving Company to contain provisions no less favorable to each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of Chucktaylor (each an "Indemnitee" and, collectively, the "Indemnitees") with respect to limitation of Liabilities of directors and officers and indemnification than are set forth as of the date of this Agreement in the organizational documents of Chucktaylor, which provisions may not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

        (b)   Prior to the Effective Time, Chucktaylor will obtain as of the Effective Time and pay for in full a prepaid "tail" insurance policy substantially on the terms reviewed by Victory prior to the Effective Time (including, the cost, scope and coverage thereof), with a claims period of at least six years from the Effective Time with respect to directors' and officers' liability insurance in amount and scope at least as favorable as Chucktaylor's existing policies for claims arising from facts or events that occurred prior to the Effective Time with respect to those directors and officers of Chucktaylor who are currently (and any additional persons who prior to the Effective Time become) covered by Chucktaylor's directors' and officers' liability insurance policy.

        (c)   The provisions of this Section 4.16 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations of Victory and the Surviving Company under this Section 4.16 may not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 4.16 applies unless (A) such termination or modification is required by applicable Law or (B) the affected Indemnitee has consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 4.16 applies will be third party beneficiaries of this Section 4.16).

        (d)   In the event that Victory, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of Victory and the Surviving Company will assume all of the obligations of set forth in this Section 4.16.

        (e)   Chucktaylor will use reasonable best efforts to cause any insurance policies of Chucktaylor currently in effect to be amended so that the Surviving Company (as the successor of Chucktaylor) will have the ability to exercise any and all of its rights under any such insurance policy (including the right to make any insurance claims and receive insurance payments under any such policy) in respect of any period prior to the Effective Time.

        4.17    Treatment as Reorganization.    This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g). The Parties intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code and the Treasury Regulations and will report it as such for all federal, state and local income tax purposes. None of the Parties will take any action or fail to take any action which action or failure would cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and the Treasury Regulations. Each of Chucktaylor and Victory will use its commercially reasonable efforts to obtain the opinion referred to in Section 5.02(e) and Section 5.03(k), as applicable. Each of Victory, Merger Sub and Chucktaylor agrees to cooperate with one another and to provide to the other Parties such information and documentation as may be necessary, proper or advisable, to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and the Treasury Regulations. Chucktaylor will use its commercially reasonable efforts to make the representations referred to in Section 4.17 of the Chucktaylor Disclosure Letter and Victory will use its commercially reasonable efforts to make the representations referred to in Section 4.17 of the Victory Disclosure Letter.

        4.18    FIRPTA Certificate.    At or immediately prior to the Closing, Chucktaylor will deliver to Victory an executed notice to the IRS prepared in accordance with the requirements of Treasury Regulations Section 1.1445-2 that is reasonably acceptable to Victory and dated as of the Closing Date (the "FIRPTA Certificate"), along with written authorization for Victory to deliver such FIRPTA Certificate to the IRS on behalf of Chucktaylor following the Closing.

        4.19    Consent Decrees And Voluntary Agreements.    Prior to the Effective Time, Chucktaylor will, and prior to the consummation of the Distribution or a Chuck Disposition will cause the Chucktaylor Subsidiaries to, perform all obligations required to be performed by it under the Consent Decrees and Voluntary Agreements.

        4.20    Employee Matters.    (a) Together with the delivery of the Closing Date Positive Net Worth Statement, Chucktaylor will also provide Victory with a copy of Section 4.20(a) of the Chucktaylor Disclosure Letter, which sets forth the name of each individual (i) employed by or providing services to Chucktaylor or any Chucktaylor Subsidiary (other than employees of Chuck or Chuck's Subsidiaries) at the time Chucktaylor delivers the Closing Date Positive Net Worth Statement and/or (ii) with respect to whom Chucktaylor or any Chucktaylor Subsidiary may have any severance and/or other known and estimable Liabilities or obligations at or following the Effective Time with respect to such individual's service with Chucktaylor or any Chucktaylor Subsidiary prior to the Effective Time, in each case, individually identifying (A) all of the agreements, arrangements and other instruments which may give rise to any such Liability or obligation to make payments, provide benefits, or set aside amounts payable, to or on behalf of such individual at or following the Effective Time (including in connection with any termination of employment or service of such individual) and (B) the amount of payments and benefits due to or on behalf of each such individual (together, the "Employee-Related Liabilities"). Any and all Employee-Related Liabilities will be included in the Closing Date Positive Net Worth Statement.

        (b)   Chucktaylor will take all action necessary to provide that, as of immediately prior to the Effective Time, (i) the employment of each employee or service provider of Chucktaylor or any Chucktaylor Subsidiary (other than employees of Chuck or Chuck's Subsidiaries) has been either transferred to Chuck or terminated by Chucktaylor, (ii) none of Victory, the Surviving Company or any of their respective Affiliates will employ or have any Liability or obligation to employ any employee or engage any service provider, (iii) except as set forth in Section 4.20(a) of the Chucktaylor Disclosure Letter, all benefit-related plans, programs, agreements and arrangements in effect prior to the Effective Time have been terminated and all Liabilities and obligations under such arrangements have been extinguished so that none of Victory, the Surviving Company or any of their respective Affiliates have any Liabilities or obligations under such arrangements, provided that any Liability or obligation under an arrangement set forth in Section 4.20(a) of the Chucktaylor Disclosure Letter will be deemed to be an Employee-Related Liability, and (iv) Chuck and its Affiliates (for the avoidance of doubt, excluding

Victory and its Subsidiaries) will assume and retain all Liability with respect to the actions contemplated by the immediately preceding clauses (i) through (iii). Notwithstanding anything to the contrary contained in this Agreement, Chucktaylor will cause Chuck to take all action necessary to provide that Chuck will retain and be responsible for (A) all Liabilities in respect of Chucktaylor Compensation And Benefit Plans incurred prior to, on or following the Closing (including severance claims, claims under medical, life insurance and disability benefit plans and policies, workers' compensation claims and similar claims), (B) any Controlled Group Liability, and (C) all Liabilities relating to the employment or termination of employment or service by Chucktaylor, the Surviving Company or any of their respective Affiliates of any current or former employees or consultants of Chuck, Chucktaylor or any of their respective Affiliates.

        4.21    Restructuring Transactions.    Prior to the Effective Time, Chucktaylor will, and will cause the Chucktaylor Subsidiaries to, take the actions described on Section 4.21 of the Chucktaylor Disclosure Letter (the "Restructuring Transactions"). Chucktaylor will consult with Victory regarding the manner and status of the implementation of the Restructuring Transactions and will provide Victory with copies of all agreements or other documents to be executed in connection with such transactions prior to such execution and will consider in good faith any comments made by Victory in respect of such documents.

        4.22    ZYPS.    The ZYPS outstanding as of the date of this Agreement will be repaid, redeemed, settled, released or cancelled in accordance with the terms thereof prior to the Effective Time, and no Person will have any right to redeem, convert or require the purchase of any ZYPS.

        4.23    Payment and Releases.    (a) Prior to the consummation of the Distribution or the Chuck Disposition, (i) Victory will pay to Subsidiaries of Chuck the amounts set forth on Section 4.23(a) of the Chucktaylor Disclosure Letter and (ii) Victory will, and Chucktaylor will cause Chuck to, execute and deliver a duly executed release, substantially in the form attached hereto as Exhibit G-1, pursuant to which Chuck and Victory release each other from and waive any claims in respect of the matters set forth on Section 4.23(a) of the Chucktaylor Disclosure Letter.

        (b)   Prior to the Effective Time, Victory and Chucktaylor will execute and deliver a duly executed release, substantially in the form attached hereto as Exhibit G-2, pursuant to which Victory will release Chucktaylor from and waive any claims in respect of the matters set forth on Section 4.23(b) of the Chucktaylor Disclosure Letter.

V. CONDITIONS

        5.01    Joint Conditions.    The respective obligation of Victory and Chucktaylor to effect the Merger is subject to the satisfaction at or prior to the Effective Time or waiver (to the extent permitted by Law) of the following conditions:

          (a)   (i) there shall be no Law in effect that makes consummation of the Transactions illegal or otherwise prohibited or (ii) no Governmental Authority having competent jurisdiction shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting any of the Transactions;

          (b)   the Distribution or Chuck Disposition shall have occurred at least one day prior to the Closing Date;

          (c)   the Chucktaylor Shareholder Approval shall have been obtained at the Chucktaylor Shareholder Meeting (including any postponement or adjournment thereof);

          (d)   the Victory Stockholder Approval shall have been obtained at the Victory Stockholder Meeting (including any postponement or adjournment thereof);

          (e)   the Victory Common Stock to be issued in the Merger shall have been authorized for listing on the NASDAQ, subject to notice of official issuance;

          (f)    the Victory Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

          (g)   neither Chucktaylor nor Victory shall have published a press release or made any other public statement to the effect that the Chucktaylor SEC Filings or financial statements contained therein or the Victory SEC Filings or financial statements contained therein, as applicable, may no longer be relied upon or that it or any Governmental Authority has commenced an investigation into the reliability or accuracy of any of its financial statements or otherwise to the extent material with respect to Chucktaylor or Victory, as the case may be; and

          (h)   the Escrow Agreement shall be in full force and effect and will be in a form and substance reasonably satisfactory to each of the Parties thereto.

        5.02    Conditions To The Obligation Of Chucktaylor.    The obligation of Chucktaylor to effect the Merger is subject to the satisfaction at or prior to the Effective Time of each of the following conditions (each of which is for the exclusive benefit of Chucktaylor and may be waived by Chucktaylor to the extent permitted by applicable Law):

          (a)   all covenants of Victory under this Agreement and the Other Transaction Agreements to be performed on or before the Closing shall have been duly performed by Victory in all material respects;

          (b)   the representations and warranties of Victory in this Agreement, which for purposes of this paragraph will be read as though none of them contain any materiality, Victory MAE or similar qualifications, shall be true and correct in all respects as of the Closing with the same effect as though made as of the Closing (except that any representation and warranty made as of a date other than the date of this Agreement will continue on the Closing Date to be true and correct in all respects as of the specified date), except where the failure of the representations and warranties to be true and correct in all respects would not in the aggregate be reasonably expected to result in a Victory MAE, and Chucktaylor shall have received a certificate of Victory addressed to Chucktaylor and dated as of the Closing Date, signed on behalf of Victory by an officer of Victory (on Victory's behalf and without personal liability), confirming the matters set forth in Section 5.02(a) and this Section 5.02(b);

          (c)   Since the date of this Agreement, there shall have been no circumstance, change, development, condition or event that, individually or in the aggregate, has had or would reasonably be likely to have a Victory MAE;

          (d)   Victory shall have filed all periodic reports required to be filed by it with the Commission on a timely basis; and

          (e)   Chucktaylor shall have received from Weil, Gotshal & Manges LLP, counsel to Chucktaylor, on the Closing Date, a written opinion dated as of such date in form and substance reasonably satisfactory to Chucktaylor, to the effect that, for U.S. federal income tax purposes, the Merger should be treated as a reorganization qualifying under Section 368(a) of the Code. In rendering such opinion, counsel to Chucktaylor will be entitled to rely upon representations of officers of Chucktaylor and Victory in substantially the forms in Section 4.17 of the Chucktaylor Disclosure Letter and Section 4.17 of the Victory Disclosure Letter, respectively (allowing for such amendments to the representations as counsel to Chucktaylor deems necessary.

        5.03    Conditions To The Obligation Of Victory.    The obligation of Victory to effect the Merger is subject to the satisfaction of each of the following conditions (each of which is for the exclusive benefit of Victory and may be waived by Victory, to the extent permitted by applicable Law):

          (a)   all covenants of Chucktaylor under this Agreement and the Other Transaction Agreements to be performed on or before the Closing Date shall have been duly performed by Chucktaylor in all material respects;

          (b)   (i) the representations and warranties of Chucktaylor in Section 2.04(d) shall be true and correct in all respects as of the Closing Date with the same effect as if made on the Closing Date, (ii) all the other representations and warranties of Chucktaylor in this Agreement, which for purposes of this clause (ii) will be read as though none of them contain any materiality, Chucktaylor MAE or similar qualifications, shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date (except that any representation and warranty made as of a date other than the date of this Agreement will continue on the Closing Date to be true and correct in all respects as of the specified date), except where the failure of the representations and warranties to be true and correct in all respects would not, in the aggregate result in a Chucktaylor MAE, and (iii) Victory shall have received a certificate of Chucktaylor addressed to Victory, and dated as of the Closing Date, signed on behalf of Chucktaylor by an officer of Chucktaylor (on Chucktaylor's behalf and without personal liability), confirming the matters set forth in Section 5.03(a) and this Section 5.03(b);

          (c)   Victory shall have received (i) the Closing Date Positive Net Worth Statement confirming a Closing Date Positive Net Worth and (ii) a letter from Deloitte & Touche LLP providing comfort as to the methodologies used and calculated in the foregoing Closing Date Positive Net Worth Statement;

          (d)   Since the date of this Agreement, there shall have been no circumstance, change, development, condition or event that, individually or in the aggregate, has had or would reasonably be likely to have a Chuck MAE or a Chucktaylor MAE;

          (e)   Victory shall have been provided with copies of the written opinions as delivered to the board of directors of Chucktaylor, dated as of the date of the Chucktaylor board of directors approve the Distribution (or the Chuck Disposition, as applicable) and any opinions subsequently delivered to the board of directors of Chucktaylor from Chucktaylor's advisor with respect to the Solvency and capital adequacy of Chuck (or, if the Chuck Disposition has been consummated, of the Acquiror) and Chucktaylor;

          (f)    the board of directors of Victory determines in good faith, after consulting with counsel (and consistent with the recommendation of the Special Committee), that there is no pending Action before any Governmental Authority (other than any pending or threatened Action instituted by or on behalf of any shareholder of Chucktaylor, Chuck or Victory resulting from or arising out of this Agreement, the Other Transaction Agreements, the Transactions, the Distribution Agreements or the Distribution) that, considering the merits of the claims, the available defenses (procedural and substantive) and the likelihood that the opposing parties will ultimately prevail, creates a Liability to Victory in excess of $10 million or a Chucktaylor MAE (after taking into account the indemnification obligations under the Distribution Agreement and the Escrow Agreement);

          (g)   Chucktaylor shall not have authorized or adopted, or publicly proposed, a plan of complete or partial liquidation or dissolution of itself;

          (h)   Chucktaylor shall have filed all periodic reports required to be filed by it with the Commission on a timely basis;

          (i)    If the Chuck Disposition is consummated, the Chuck Disposition Agreements shall incorporate all of the Chucktaylor Provisions;

          (j)    Victory shall have received letters of resignation, effective as of the Closing Date, from each of the designees of Chucktaylor to the board of directors of Victory other than those designated by Cadian pursuant to the Cadian Agreement;

          (k)   Victory shall have received from Jones Day, counsel to Victory, on the Closing Date, a written opinion dated as of such date in form and substance reasonably satisfactory to Victory, to the effect that, for U.S. federal income tax purposes, the Merger should be treated as a reorganization qualifying under Section 368(a) of the Code. In rendering such opinion, counsel to Victory will be entitled to rely upon representations of officers of Chucktaylor and Victory in substantially the forms in Section 4.17 of the Chucktaylor Disclosure Letter and Section 4.17 of the Victory Disclosure Letter, respectively (allowing for such amendments to the representations as counsel to Victory deems necessary); and

          (l)    those audits described in Section 2.10(b) of the Chucktaylor Disclosure Letter shall have been resolved before the Closing Date.

        5.04    Frustration Of Closing Conditions.    None of the Parties will be entitled to rely on the failure of any condition set forth herein to be satisfied if such failure was primarily due to the failure of any such Party to perform its obligations under this Agreement.

VI. TERMINATION AND ABANDONMENT

        6.01    Basis For Termination.    This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing Date:

          (a)   by mutual written consent of Victory and Chucktaylor;

          (b)   by either Victory or Chucktaylor:

              (i)  if, upon a vote at a duly held meeting of the Victory Stockholders to obtain the Victory Stockholder Approval or at any adjournment thereof, the Victory Stockholder Approval is not obtained;

             (ii)  if, upon a vote at a duly held meeting of the Chucktaylor Shareholders to obtain the Chucktaylor Shareholder Approval or at any adjournment thereof, the Chucktaylor Shareholder Approval is not obtained;

            (iii)  if, (A) upon a vote at a duly held meeting of the Chucktaylor Shareholders to obtain the Distribution Shareholder Approval or at any adjournment thereof, the Distribution Shareholder Approval is not obtained or, in the alternative, (B) upon a vote at a duly held meeting of the Chucktaylor Shareholders to obtain the Chuck Disposition Shareholder Approval or at any adjournment thereof, the Chuck Disposition Shareholder Approval is not obtained;

            (iv)  if the Distribution (or, in the alternative, the Chuck Disposition) does not occur on or prior to April 30, 2013;

             (v)  if the Closing does not occur on or prior to April 30, 2013; or

            (vi)  if (A) there is any Law that makes consummation of the Transactions illegal or otherwise prohibited or (B) any Governmental Authority having competent jurisdiction has issued an Order or taken any other action (which the terminating Party must have complied with its obligations hereunder to resist, resolve or lift) permanently restraining, enjoining or otherwise prohibiting any material component of the Transactions, and such Order or other action becomes final and non-appealable.

          (c)   by Victory:

              (i)  if Chucktaylor materially breaches any of its representations and warranties or covenants and agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to Chucktaylor of such breach, provided that any breach of Section 4.10 of this Agreement will be deemed a material breach of this Agreement;

             (ii)  if any condition set forth in Section 5.01 or Section 5.03 becomes incapable of fulfillment, and has not been waived by Victory to the extent waivable under applicable law; provided, however, that in no event may Victory terminate this Agreement if a condition set forth in Section 5.01 becomes incapable of fulfillment due to a material breach by Victory of any of its representations, warranties or covenants set forth in this Agreement;

            (iii)  if the board of directors of Chucktaylor withdraws, or modifies in a manner adverse to Victory or Merger Sub or publicly proposes to withdraw or modify in a manner adverse to Victory or Merger Sub, its approval or recommendation of this Agreement or any of the Transactions, fails to recommend, or continue to recommend, that the Chucktaylor Shareholders give the Chucktaylor Shareholder Approval and the Chucktaylor Shareholder Approval is not obtained at a meeting duly called and held for purposes of seeking the Chucktaylor Shareholder Approval, or approves or recommends, or proposes publicly to approve or recommend, any Qualifying Chucktaylor Takeover Proposal;

            (iv)  if Chucktaylor shall have published a press release or made any other public statement to the effect that the Chucktaylor SEC Filings or the Chucktaylor Financial Statements may no longer be relied upon or that it or any Governmental Authority has commenced an investigation into the reliability or accuracy of any of the Chucktaylor Financial Statements or otherwise to the extent material; or

             (v)  if Chucktaylor shall have not have filed after the date of this Agreement all periodic reports required to be filed by it with the Commission on a timely basis.

          (d)   by Chucktaylor:

              (i)  if Victory or Merger Sub materially breaches any of its representations and warranties or covenants and agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to Victory of such breach; provided, that any breach of Section 4.11 of this Agreement will be deemed a material breach of this Agreement;

             (ii)  if any condition set forth in Section 5.01 or Section 5.02 become incapable of fulfillment, and has not been waived by Chucktaylor to the extent waivable under applicable law, provided, however, that in no event may Chucktaylor terminate this Agreement if a condition set forth in Section 5.01 becomes incapable of fulfillment due to a material breach by Chucktaylor of any of its representations, warranties or covenants set forth in this Agreement;

            (iii)  if the Special Committee, withdraws, or modifies in a manner adverse to Chucktaylor or publicly proposes to withdraw or modify in a manner adverse to Chucktaylor, its recommendation of this Agreement or any of the Transactions, fails to recommend, or continue to recommend, that the Victory Stockholders vote in favor of the Transactions and the Victory Stockholder Approval is not obtained at a meeting duly called and held for purposes of seeking the Victory Stockholder Approval, or approves or recommends, or proposes publicly to approve or recommend, any Qualifying Victory Proposal;

            (iv)  if Victory shall have published a press release or made any other public statement to the effect that the Victory SEC Filings or the Victory Financial Statements may no longer be relied upon or that it or any Governmental Authority has commenced an investigation into the reliability or accuracy of any of the Victory Financial Statements or otherwise to the extent material; or

             (v)  if Victory shall have not have filed after the date of this Agreement all periodic reports required to be filed by it with the Commission on a timely basis.

        6.02    Effect Of Termination.    (a) If this Agreement is terminated, the Transactions will terminate without further action by any Party, this Agreement will become void and of no further force and effect, except for the provisions of this Section 6.02 and Article VII (other than Section 7.12 which will terminate with the other provisions of this Agreement except as specifically provided herein) containing general provisions and the Parties will have the right and obligations set forth in the Governance and Repurchase Agreement. Nothing in this Article VI will be deemed to release any Party from any Liability for any knowing breach by such Party of any representation or warranty in this Agreement, or any deliberate breach of any covenant herein or therein, or to impair the right of any Party to compel specific performance by another Party of its obligations under this Agreement (whether or not the breach was willful or deliberate) that specifically survive such termination as set forth in the immediately preceding sentence. For the avoidance of doubt, receipt by Victory of a payment in accordance with the terms of Section 6.02(b) in circumstances in which Victory terminates this Agreement and receipt by Chucktaylor of a payment in accordance with the terms of Section 6.02(c) in circumstances in which Chucktaylor terminates this Agreement will be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the terminating Party or any other Person in connection the matters forming the basis for such termination, and the terminating Party will not be entitled to bring or maintain further claim, action or proceeding against the other Party or any of its Affiliates arising out of such matters. For purposes of this Section 6.02(a), (i) a "knowing" breach of a representation and warranty will be deemed to have occurred only if an executive officer of the Party alleged to have breached the representation or warranty had actual knowledge of such breach as of the date hereof (without any independent duty of investigation or verification other than that such executive officer has made inquiry that such representations and warranties were made in good faith), (ii) a "deliberate" breach of any covenant will be deemed to have occurred only if the Party allegedly breaching the covenant took or failed to take action with actual knowledge that the action so taken or omitted to be taken constituted a breach of such covenant, and (iii) the term "executive officer" will have the meaning given to the term "officer" in Rule 16a-1(f) under the Exchange Act.

        (b)   Chucktaylor will pay to Victory:

            (i)  the Certified Victory Expenses if Victory terminates this Agreement pursuant to:

            (A)  Sections 6.01(c)(i), (iv) or (v); or

            (B)  Section 6.01(c)(ii) but solely as a result of a failure of any of the following Closing conditions becoming incapable of being fulfilled: Sections 5.01(g) (if based on Chucktaylor) or any condition set forth in Section 5.03 other than Section 5.03(f);

           (ii)  the Break-up Fee plus the Certified Victory Expenses if Victory terminates this Agreement pursuant to (A) Section 6.01(c)(i) as a result of a breach of Section 4.10 or (B) Section 6.01(c)(iii);

        (c)   Victory will pay to Chucktaylor:

            (i)  the Certified Chucktaylor Expenses if Chucktaylor terminates this Agreement pursuant to:

            (A)  Sections 6.01(d)(i), (iv) or (v); or

            (B)  Section 6.01(d)(ii) but solely as a result of a failure of any of the Closing conditions in Sections 5.01(g) (if based on Victory) and Section 5.02 becoming incapable of being fulfilled;

           (ii)  the Reverse Break-up Fee plus the Certified Chucktaylor Expenses if Chucktaylor terminates this Agreement pursuant to (A) Section 6.01(d)(i) as a result of a breach of Section 4.11 or (B) Section 6.01(d)(iii);

        (d)   Any fee due under Sections 6.02(b) or (c) will be paid promptly following termination of this Agreement by wire transfer of immediately available funds (to an account specified by Victory or Chucktaylor, as applicable). Upon payment of the termination fees in accordance with Section 6.02(b), Chucktaylor will have no further Liability to Victory or Merger Sub at Law or in equity under this Agreement except as set forth in Section 6.02(a), and upon payment of the termination fees in accordance with Section 6.02(c), Victory and Merger Sub will have no further Liability to Chucktaylor at Law or in equity under this Agreement except as set forth in Section 6.02(a).

VII. MISCELLANEOUS

        7.01    Nonsurvival Of Representations, Warranties And Agreements.    Except as provided in the next sentence, none of the representations, warranties and agreements in this Agreement will survive the Closing. Notwithstanding the preceding sentence, the covenants, representations and warranties of Chucktaylor (other than the representations contained in Section 2.10(a) through (d), (f) through (h), (j), (l), and (n)) will survive for a period of 18 months following the Closing in accordance with the Distribution Agreement and the Escrow Agreement.

        7.02    Expenses.    Except as otherwise provided in this Agreement or any of the Other Transaction Agreements, all fees and expenses incurred in connection with the Transactions will be paid by the Party incurring such fees or expenses. For the avoidance of doubt any fees, costs and expenses with respect to the issuance of the solvency opinions to be delivered pursuant to Section 5.03(e) will be borne solely by Chucktaylor and any such fees, costs and expenses will be fully paid by Chucktaylor immediately prior to the Effective Time.

        7.03    Entire Agreement.    This Agreement and the Other Transaction Agreements, including any related annexes, schedules and exhibits, as well as any other agreements and documents referred to herein and therein, will together constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the Parties of any nature, whether oral or written, with respect to such subject matter, which is hereby terminated and of no further force or effect. If there is a conflict between any provision of this Agreement and a provision of the Other Transaction Agreements, the provision of this Agreement will control unless specifically provided otherwise in this Agreement.

        7.04    Governing Law; Jurisdiction; Waiver of Jury Trial.    (a) The validity, interpretation and enforcement of this Agreement will be governed by the Laws of the State of Delaware, other than any choice of Law provisions thereof that would cause the Laws of another state to apply.

        (b)   By execution and delivery of this Agreement, each Party irrevocably (i) submits and consents to the personal jurisdiction of the state and federal courts of the State of Delaware for itself and in respect of its property in the event that any dispute arises out of this Agreement or any of the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any other court. Each of the Parties irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any dispute arising out of this Agreement or any of the Transactions in the state and federal courts of the State of Delaware, or that any such dispute brought in any such court has been brought in an inconvenient or improper forum. The Parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court will constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

        (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.04(c).

        7.05    Notices.    All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (a) five Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile or email, provided that the facsimile or email transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient, and (d) one Business Day following sending by overnight delivery via a national courier service and, in each case, addressed to a Party at the following address for such Party:

          (a)   If to Victory or Merger Sub:

        330 South Service Road
        Melville, NY 11747
        Attn: Chief Legal Officer
        Facsimile: (631) 962-9623
        Email: peter.fante@verint.com

        with copies to (which will not constitute notice):

        Jones Day
        222 East 41st Street
        New York, NY 10017
        Attention: Randi C. Lesnick
        Facsimile: (212) 755-7306
        Email: rclesnick@jonesday.com

        and

        Loeb & Loeb LLP
        345 Park Avenue
        New York, New York 10154
        Attn: David S. Schaefer
        Facsimile: (212) 407-0947
        Email: dschaefer@loeb.com

          (b)   If to Chucktaylor:

        810 Seventh Avenue
        New York, NY 10019
        Attention: Shefali Shah
        Facsimile: (212) 739-1094
        Email: Shefali.Shah@cmvt.com

        with a copy to (which will not constitute notice):

        Milbank, Tweed, Hadley & McCloy LLP
        1 Chase Manhattan Plaza
        New York, NY 10005
        Attention: David E. Zeltner, Esq.
        Facsimile: (212) 822-5003
        Email: dzeltner@milbank.com

or to such other address(es) as will be furnished in writing by any such Party to the other Party in accordance with the provisions of this Section 7.05.

        7.06    Amendments and Waivers.    (a) This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon a Party only if such amendment or waiver is set forth in a writing executed by such Party (and, in the case of Victory, with the approval of or by the Special Committee). No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

        (b)   No delay or failure in exercising any right, power or remedy hereunder will affect or operate as a waiver thereof; nor will any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any Party would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section 7.06(a) and will be effective only to the extent in such writing specifically set forth.

        7.07    No Third-Party Beneficiaries.    This Agreement is solely for the benefit of the Parties and does not confer on third parties any remedy, claim, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement. Notwithstanding the foregoing, the current and former directors and officers of Chucktaylor, are intended to be conferred with the rights and remedies set forth in Section 4.16 and will be express third party beneficiaries of Section 4.16.

        7.08    Assignability.    No Party may assign its rights or delegate its duties under this Agreement without the written consent of the other Parties. Except as provided in the preceding sentence, any attempted assignment or delegation will be void.

        7.09    Construction.    The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement, the Victory Disclosure Letter or Chucktaylor Disclosure Letter will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words "include" or "including" in this Agreement or the

Victory Disclosure Letter or Chucktaylor Disclosure Letter will be by way of example rather than by limitation. The use of the words "or," "either" or "any" will not be exclusive. The use of the words "deliver," "furnish," "made available" or "provide" will mean that, with respect to either Party, as the context requires, or its respective Representatives, that such documents or information referenced shall have been delivered to the other Party or its Representatives or contained in the electronic data room maintained by the Party delivering such information at least two Business Days prior to the date of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement and the Other Transaction Agreements. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Except as otherwise expressly provided elsewhere in this Agreement or any Other Transaction Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

        7.10    Severability.    The Parties agree that (a) the provisions of this Agreement will be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (b) any such invalid, void or otherwise unenforceable provisions will be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the remaining provisions will remain valid and enforceable to the fullest extent permitted by applicable Law.

        7.11    Counterparts.    This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, the other Party will re-execute original forms thereof and deliver them to the requesting Party. No Party will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a Contract and each such Party forever waives any such defense.

        7.12    Specific Performance.    The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity.

        7.13    Disclosure Letters.    There may be included in the Victory Disclosure Letter and/or the Chucktaylor Disclosure Letter items and information that are not "material," and such inclusion will not be deemed to be an acknowledgment or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is "material," or to affect the interpretation of such term for purposes of this Agreement. Matters reflected in the Victory Disclosure Letter and the Chucktaylor Disclosure Letter are not necessarily limited to matters required by this Agreement to be disclosed therein. The Victory Disclosure Letter and the Chucktaylor Disclosure Letter set forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the Victory Disclosure Letter and the Chucktaylor Disclosure Letter, as applicable, relates; provided, however, that any information set forth in one Section of such disclosure letter will be deemed to apply to each other Section or subsection thereof to which its relevance is reasonably apparent on its face.

 VIII. DEFINITIONS

        For purposes of this Agreement, the following terms, when utilized in a capitalized form, will have the following meanings:

        "Acquiror" has the meaning set forth in Section 4.10(f).

        "Action" means any claim, action, suit, counter suit, hearing, written complaint or demand, litigation or proceeding of any nature whether administrative, civil, criminal, regulatory or otherwise, by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal, or, to the Knowledge of Chucktaylor, any investigation or audit by any such Governmental Authority.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided, however, that neither Victory nor its controlled Affiliates will be deemed to be an Affiliate of Chucktaylor for any purpose hereunder. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

        "Agreement" has the meaning set forth in the preamble to this Agreement.

        "Approved Accounting Review Costs" has the meaning set forth in Section 4.03(b).

        "Assets" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third-parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

        "Average Closing Price" means the average (measured as a simple arithmetic mean) of the daily volume weighted averages of the trading prices of the Victory Common Stock on the NASDAQ Global Market, as reported as "VRNT" by Bloomberg L.P. (or any such equivalent calculation to which the Parties may agree in writing), for the 20 consecutive Trading Days ending on the second Trading Day immediately preceding the Closing Date; provided, however, that if an ex-dividend date is set for the Victory Common Stock during such period, then the trading price for a share of Victory Common Stock for each day during the portion of such period that precedes such ex-dividend date will be reduced by the amount of the dividend payable on a share of Victory Common Stock.

        "Break-Up Fee" means $10 million, in immediately available funds.

        "Business Day" means any day that is not a Saturday, a Sunday or other day that is a statutory holiday under the federal Laws of the United States.

        "Cadian Agreement" means the Letter Agreement, dated May 30, 2012, between Chucktaylor, Cadian Capital Management, LLC, Cadian Fund LP, Cadian Master Fund LP and Cadian GP LLC.

        "Cash Unit Consideration" has the meaning set forth in Section 1.12(c).

        "Certificate of Designation" means the Certificate of Designation, Preferences and Rights of the Victory Preferred Stock, filed with the Secretary of State of the State of Delaware on May 25, 2007, as may be amended from time to time.

        "Certificates of Merger" has the meaning set forth in Section 1.02(b).

        "Certified Chucktaylor Expenses" means Chucktaylor's third party out-of-pocket costs and expenses relating to this Agreement, the Other Transaction Agreements and the Transactions as certified to Victory by an executive officer of Chucktaylor.

        "Certified Victory Expenses" means Victory's third party out-of-pocket costs and expenses relating to this Agreement, the Other Transaction Agreements and the Transactions as certified to Chucktaylor by an executive officer of Victory.

        "Chuck" has the meaning set forth in the recitals to this Agreement.

        "Chuck Disposition" has the meaning set forth in Section 4.10(f).

        "Chuck Disposition Agreements" means all Contracts, and any amendments thereto, entered into by Chuck or Chucktaylor in respect of a Chuck Disposition, which will contain all of the Chucktaylor Provisions.

        "Chuck Disposition Shareholder Approval" has the meaning set forth in Section 2.20(b).

        "Chuck Form 10" has the meaning set forth in Section 4.07.

        "Chuck MAE" means any circumstance, change, development, condition or event that has had or is reasonably likely to have, individually or in the aggregate, a material and adverse effect on the financial ability of Chuck or the Acquiror to promptly and fully satisfy any of its respective indemnity obligations in favor of Chucktaylor arising under any of the Distribution Agreements or the Chuck Disposition Agreements, as applicable.

        "Chucktaylor" has the meaning set forth in the preamble to this Agreement.

        "Chucktaylor Cash Unit" has the meaning set forth in Section 1.12(c).

        "Chucktaylor Common Stock" has the meaning set forth in Section 2.04(a).

        "Chucktaylor Compensation And Benefit Plans" has the meaning set forth in Section 2.08(a).

        "Chucktaylor Contracts" has the meaning set forth in Section 2.07(a).

        "Chucktaylor Disclosure Letter" means the disclosure letter delivered by Chucktaylor to Victory immediately prior to the execution of this Agreement.

        "Chucktaylor Equity Interests" has the meaning set forth in Section 2.04(a).

        "Chucktaylor Filings" means, collectively, the Chuck Form 10, the Chucktaylor Proxy Statement and the Distribution Proxy Statement.

        "Chucktaylor Financial Statements" has the meaning set forth in Section 2.09(b).

        "Chucktaylor MAE" means any circumstance, change, development, condition or event that with respect to Chucktaylor would or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Assets, business, financial condition or results of operations of Victory and its Subsidiaries, as determined immediately following the Effective Time; provided that any circumstance, change, development, condition or event that would, or would reasonably be likely to, result, individually or in the aggregate, in monetary damages or other quantifiable Liabilities (other than Liabilities to Victory or Chucktaylor that are subject to indemnification obligations under the Distribution Agreement and the Escrow Agreement) equal to $10 million or more shall constitute a Chucktaylor MAE.

        "Chucktaylor Option" has the meaning set forth in Section 1.12(a).

        "Chucktaylor Provisions" has the meaning set forth in Section 4.14.

        "Chucktaylor Proxy Statement" has the meaning set forth in Section 4.07.

        "Chucktaylor SEC Filings" has the meaning set forth in Section 2.09(a).

        "Chucktaylor Shareholders" means the holders of Chucktaylor Common Stock

        "Chucktaylor Shareholder Approval" has the meaning set forth in Section 2.14.

        "Chucktaylor Shareholder Meeting" has the meaning set forth in Section 4.09.

        "Chucktaylor Subsidiary" means, at the time of determination each Subsidiary of Chucktaylor, other than Victory and its Subsidiaries.

        "Chucktaylor Superior Proposal" has the meaning set forth in Section 4.10(f)(ii).

        "Chucktaylor Unit" has the meaning set forth in Section 1.12(b).

        "Closing" has the meaning set forth in Section 1.01.

        "Closing Date" has the meaning set forth in Section 1.01.

        "Closing Date Positive Net Worth" means that the Retained Assets shall exceed the Retained Liabilities by any amount.

        "Closing Date Positive Net Worth Statement" has the meaning set forth in Section 4.03(b).

        "Code" means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the Treasury Regulations promulgated thereunder.

        "Commission" means the Securities and Exchange Commission.

        "Confidentiality Agreement" means the written confidentiality agreement previously entered into by Victory and Chucktaylor and any amendments thereto.

        "Controlled Group Liability" means any and all Liabilities (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, or (e) under corresponding or similar provisions of foreign Laws under any employee benefit plan of Chuck, Chucktaylor or any of their respective Affiliates.

        "Consent Decrees and Voluntary Agreements" has the meaning set forth in Section 2.06(b).

        "Consents" means any consents, waivers or approvals from, or notification requirements to, or authorizations by, any third parties.

        "Contracts" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment, whether written or oral, that is binding on any Person or any part of its property.

        "DLLCA" means the Limited Liability Company Act of the State of Delaware.

        "Distribution" has the meaning set forth in the recitals to this Agreement.

        "Distribution Agreement" means the agreement between Chucktaylor and Chuck in the form of Exhibit C.

        "Distribution Agreements" means the Distribution Agreement, the Transition Services Agreement, the Tax Disaffiliation Agreement, the Employee Matters Agreement and, in each case, any amendments thereto.

        "Distribution Proxy Statement" has the meaning set forth in Section 4.07.

        "Distribution Shareholder Approval" has the meaning set forth in Section 2.20(a).

        "Distribution Shareholder Meeting" means a meeting of Chucktaylor Shareholders that Chucktaylor has duly called, given notice of, convened and held for the purpose of obtaining the Distribution Shareholder Approval.

        "Effective Time" has the meaning set forth in Section 1.02(b).

        "Employee Matters Agreement" means the agreement between Chucktaylor and Chuck in the form of Exhibit D.

        "Employee-Related Liabilities" has the meaning set forth in Section 4.20(a).

        "Environmental Claim" means any Action by any Person alleging Liability (including Liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, fines or penalties) for any Environmental Conditions.

        "Environmental Conditions" means the presence in the environment, including the soil, groundwater, surface water or ambient air, of any Hazardous Materials at a level which exceeds any applicable standard or threshold under any Environmental Law or otherwise requires investigation or remediation (including investigation, study, health or risk assessment, monitoring, removal, treatment or transport) under any applicable Environmental Laws.

        "Environmental Laws" means all Laws of any Governmental Authority that relate to the protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) including Laws or any other binding legal obligation in effect now or in the future relating to the release of Hazardous Materials, or otherwise relating to the treatment, storage, disposal, transport or handling of Hazardous Materials, or to the exposure of any individual to a release of Hazardous Materials.

        "Enforceability Exception" has the meaning set forth in Section 2.02.

        "Equity-Based Awards" has the meaning set forth in Section 3.04.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to an entity, any trade or business (whether or not incorporated) (a) under common control (within the meaning of Section 4001(b)(1) of ERISA) with such entity, or (b) which, together with such entity, is treated as a single employer under Section 414(t) of the Code.

        "Escrow Agreement" has the meaning set forth in the recitals to this Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Agent" has the meaning set forth in Section 1.04.

        "Exchange Fund" has the meaning set forth in Section 1.04.

        "Exchange Ratio" means the quotient obtained by dividing (a) the sum of (i) the number of Fully Diluted Chucktaylor Shares and (ii) the quotient obtained by dividing the Target Amount by the Average Closing Price and rounding to the nearest 1/10,000, by (b) the sum of (i) the number of shares of Chucktaylor Common Stock outstanding as of the Closing Date plus (ii) the number of Chucktaylor Units that will be canceled immediately prior to the Effective Time pursuant to Section 1.12(b).

        "FIRPTA Certificate" has the meaning set forth in Section 4.18.

        "Fully Diluted Chucktaylor Shares" means (a) the number of shares of Victory Common Stock owned by Chucktaylor and outstanding as of the Closing, plus (b) the number of shares of Victory Common Stock obtained by multiplying (i) the number of shares of Victory Preferred Stock owned by Chucktaylor as of the Closing, by (ii) the quotient obtained by dividing the Liquidation Preference (as defined in the Certificate of Designations) as of the Closing by $32.66, plus (c) the number of shares of Victory Common Stock obtained by dividing the amount, if any, by which the Retained Assets exceed the Retained Liabilities immediately prior to the Effective Time (up to $10 million), by the Average Closing Price.

        "GAAP" means United States generally accepted accounting principles, as consistently applied by Victory and Chucktaylor, as applicable, in the preparation of its consolidated financial statements.

        "Governance and Repurchase Agreement" has the meaning set forth in the recitals to this Agreement.

        "Governmental Approvals" means any notices, reports or other filings to be made, or any Consents, registrations, permits or authorizations to be obtained from, any Governmental Authority.

        "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or self-regulatory organization.

        "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, hazardous substances, petroleum and petroleum products or any fraction thereof, including such substances referred to by such terms as defined in any Environmental Laws.

        "Indemnitees" has the meaning set forth in Section 4.16(a).

        "Intellectual Property" means, in any and all jurisdictions throughout the world, all (a) inventions and discoveries (whether or not patentable or reduced to practice), patents, patent applications, invention disclosures, and statutory invention registrations, including reissues, divisionals, continuations, continuations-in-part, extensions and reexaminations thereof, (b) trademarks, service marks, domain names, uniform resource locators, trade dress, slogans, logos, symbols, trade names, brand names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill symbolized thereby or associated therewith, (c) published and unpublished works of authorship, whether copyrightable or not (including computer software), copyrights therein and thereto, registrations, applications, renewals and extensions therefor, industrial designs, mask works, and any and all rights associated therewith, (d) trade secrets and all other proprietary Information (including know-how) and invention rights, and all rights to limit the use or disclosure thereof, (e) rights of privacy and publicity, and (f) any and all other intellectual property under the Laws of any country throughout the world.

        "IRS" means the Internal Revenue Service.

        "Known" or "Knowledge" means, in the case of Chucktaylor, the actual knowledge following reasonable inquiry of the persons listed in Section 8.01 of the Chucktaylor Disclosure Letter as of the date of the representation, and, in the case of Victory, the actual knowledge following reasonable inquiry of the persons listed in Section 8.01 of the Victory Disclosure Letter as of the date of the representation.

        "Law" means any statute, law, ordinance, regulation, rule, code or other requirement of, or Order issued by, a Governmental Authority.

        "Liabilities" means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including whether arising out of any Contract or tort based on negligence, strict liability or relating to Taxes payable by a Person in connection with compensatory payments to employees or independent contractors).

        "Measurement Date" has the meaning set forth in Section 3.04.

        "Merger" has the meaning set forth in Section 1.02(a).

        "Merger Consideration" has the meaning set forth in Section 1.03(d).

        "Merger Sub" has the meaning set forth in the preamble to this Agreement.

        "NASDAQ" means The NASDAQ Stock Market.

        "NYBCL" means the Business Corporation Law of the State of New York.

        "Option Consideration" has the meaning set forth in Section 1.12(a).

        "Order" means any orders, judgments, injunctions, awards, decrees, writs or other legally enforceable requirement handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Authority.

        "Other Transaction Agreements" means the Voting Agreement and the Governance and Repurchase Agreement.

        "Parties" means Chucktaylor, Victory and Merger Sub.

        "Permits" means all permits, approvals, licenses, authorizations, certificates, rights, exemptions and Orders from Governmental Authorities.

        "Permitted Encumbrances" means (a) Security Interests for current Taxes not yet due and payable, or which are being contested in good faith through appropriate proceedings and for which adequate reserves have been made in accordance with GAAP or (b) any Security Interest created as a result of any action taken by or through Victory or its Subsidiaries.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

        "Qualifying Chucktaylor Takeover Proposal" has the meaning set forth in Section 4.10(f)(i).

        "Qualifying Victory Proposal" has the meaning set forth in Section 4.11(f)(i).

        "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into surface water, groundwater, land surface or subsurface strata or ambient air (including the abandonment or discarding of barrels, containers and other closed receptacles containing any hazardous substance or pollutant or contaminant).

        "Representatives" means with respect to any Person, such Person's officers, employees, agents, advisors, directors and other representatives.

        "Restructuring Transactions" has the meaning set forth in Section 4.21.

        "Retained Assets" means, as of the Closing Date, all unrestricted cash and cash equivalents of Chucktaylor.

        "Retained Deferred Tax Assets" means, as of the Closing Date, all deferred Tax Assets of Chucktaylor of any nature, other than deferred Tax Assets directly related to net operating loss carryforwards, that are required to be reflected on a balance sheet prepared in accordance with GAAP, prior to reducing such deferred Tax Assets for any valuation allowance that is required to be reflected on a balance sheet prepared in accordance with GAAP.

        "Retained Deferred Tax Liabilities" means, as of the Closing Date, all deferred Tax Liabilities of Chucktaylor of any nature, other than any deferred Tax Liability associated with Chucktaylor's investment in Victory. The term Retained Deferred Tax Liabilities, shall not include (i) any Tax

Liability resulting from Chucktaylor's disposition of Victory Preferred Stock and/or Victory Common Stock and (ii) Tax Liabilities related to Tax contingencies or Tax exposures booked pursuant to FASB Interpretation No. 48, Accounting Standards Codification 740-10 or any other similar provision that are required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP.

        "Retained Liabilities" means as of the Closing Date, the sum, without duplication, of (a) all Liabilities, obligations or commitments of Chucktaylor of any nature that are required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP other than (i) Retained Deferred Tax Liabilities, (ii) Tax Liabilities and (iii) Tax contingencies and Tax exposures booked pursuant to FASB Interpretation No. 48, Accounting Standards Codification 740-10 or any other similar provision, plus (b) all Employee-Related Liabilities, plus (c) the Victory Disposition Tax, plus (d) the amount, if any, by which the Retained Deferred Tax Liabilities exceeds the Retained Deferred Tax Assets by more than $1,000,000, plus (e) the excess, if any, of the current Tax Liabilities not subject to indemnification by Chuck pursuant to the Tax Disaffiliation Agreement over current Tax Assets not refundable to Chuck pursuant to the Tax Disaffiliation Agreement, minus (f) the excess, if any, of the current Tax Assets not refundable to Chuck pursuant to the Tax Disaffiliation Agreement over current Tax Liabilities not subject to indemnification by Chuck pursuant to the Tax Disaffiliation Agreement, minus (g) 50% of the Approved Accounting Review Costs. For the avoidance of doubt, Tax Liabilities subject to indemnification by Chuck pursuant to the Tax Disaffiliation Agreement and Tax Assets refundable to Chuck pursuant to the Tax Disaffiliation Agreement shall, in all cases, be excluded from the calculation of Retained Liabilities.

        "Retained Tax Assets" means, as of the Closing Date, all Tax Assets of Chucktaylor of any nature, other than Tax Assets directly related to net operating loss carryforwards, that are required to be reflected on a balance sheet prepared in accordance with GAAP, prior to reducing such Tax Assets for any valuation allowance that is required to be reflected on a balance sheet prepared in accordance with GAAP.

        "Retained Tax Liabilities" means, as of the Closing Date, all Tax Liabilities of Chucktaylor of any nature, other than (a) Tax Liabilities related to Tax contingencies or Tax exposures booked pursuant to FASB Interpretation No. 48, Accounting Standards Codification 740-10 or any other similar provision, (b) any Tax Liability associated with Chucktaylor's investment in Victory and (c) any Tax Liability resulting from Chucktaylor's disposition of Victory Preferred Stock and/or Victory Common Stock that are required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP.

        "Reverse Break-Up Fee" means $10 million, in immediately available funds.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Interest" means any mortgage, security interest, pledge, lien, charge, claim, option, indenture, right to acquire, right of first refusal, deed of trust, licenses to third parties, leases to third parties, security agreements, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance and other restrictions or limitations on use of real or personal property of any nature whatsoever.

        "Special Committee" has the meaning set forth in the recitals to this Agreement.

        "Solvent" when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "fair saleable value" of the assets of such person will, as of such date, exceed (i) the value of all "liabilities of such person, including contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the insolvency of debtors and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

        "SOX" has the meaning set forth in Section 2.09(a).

        "Subsidiary" of any Person means another Person (other than a natural Person), of which such Person owns directly or indirectly (a) an aggregate amount of the voting securities, other voting ownership or voting partnership interests to elect at least a majority of the Board of Directors or other governing body or, (b) if there are no such voting interests, 50% or more of the equity interests therein; provided, however, that neither Victory nor its Subsidiaries will be deemed to be a Subsidiary of Chucktaylor for any purpose hereunder.

        "Surviving Company" has the meaning set forth in Section 1.02(a).

        "Takeover Statute" has the meaning set forth in Section 4.03(d).

        "Target Amount" means (a) $25 million if the Distribution or the Chuck Disposition occurs on or prior to October 31, 2012, (b) $15 million if the Distribution or the Chuck Disposition occurs after October 31, 2012 and on or prior to January 31, 2013, (c) $5 million if the Distribution or the Chuck Disposition occurs after January 31, 2013 and on or prior to April 30, 2013, and (d) notwithstanding the foregoing clauses (a)-(c), $0.00 if, as of immediately prior to the Effective Time, Chucktaylor is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act and on an as exercised and fully diluted basis) of less than 50% of all Voting Securities (on an as exercised and fully diluted basis), unless such reduction in Chucktaylor's beneficial ownership of Voting Securities is directly caused by the issuance of Voting Securities by Victory after the date of this Agreement.

        "Tax" or "Taxes" means (a) all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a federal, state, municipal, governmental, territorial, local, foreign or other body, and without limiting the generality of the foregoing, shall include net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, recording, franchise, profits, license, lease, service, service use, payroll, wage, withholding, employment, unemployment insurance, workers compensation, social security, excise, severance, stamp, business license, escheat, business organization, occupation, premium, property, environmental, windfall profits, customs, duties, alternative minimum, estimated or other taxes, fees, premiums, assessments or charges of any kind whatever assessed, collected, imposed or administered by any Tax Authority, together with any related interest and any penalties, additions to such tax or additional amounts imposed with respect thereto by such Tax Authority, (b) any Liability for the payment of any amounts of the type described in clause (a) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, and (c) any Liability for the payment of any amounts of the type described in clause (a) or (b) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify any other Person.

        "Tax Authority" means the IRS or any Governmental Authority responsible for the assessment, collection, imposition or administration of any Taxes.

        "Tax Disaffiliation Agreement" means the Tax Disaffiliation Agreement, between Chucktaylor and Chuck, in substantially the form of Exhibit E.

        "Tax Returns" means all reports, returns, filings, declaration forms, claims for refunds and statements filed or required to be filed with respect to Taxes, including any amendments thereto (whether on a separate, consolidated or unitary basis).

        "Trading Day" means any day on which there are sales of Victory Common Stock on the NASDAQ composite tape.

        "Transactions" means the Merger and the other transactions contemplated by this Agreement and the Other Transaction Agreements.

        "Transition Services Agreement" means the Transition Services Agreement between Chucktaylor and Chuck, in substantially the form of Exhibit F.

        "Treasury Regulations" means the regulations promulgated under the Code by the U.S. Department of the Treasury.

        "Unit Consideration" has the meaning set forth in Section 1.12(b).

        "Victory" has the meaning set forth in the preamble to this Agreement.

        "Victory Accounting Obligations" means the obligation of Victory under relevant accounting guidance to account for the Merger in a manner that would require Victory to replace Victory's consolidated historical financial statements with the consolidated financial statements of Chucktaylor in filings with the Commission following the Closing.

        "Victory Common Stock" has the meaning set forth in Section 3.04.

        "Victory Disclosure Letter" means the disclosure letter delivered by Victory to Chucktaylor immediately prior to the execution of this Agreement.

        "Victory Disposition Tax" means an amount equal to 35% of any gain recognized by Chucktaylor on the sale of Victory Preferred Stock and/or Victory Common Stock.

        "Victory Equity Interests" has the meaning set forth in Section 3.04.

        "Victory Filings" means, collectively, the Victory Proxy Statement and the Victory Form S-4.

        "Victory Financial Statements" has the meaning set forth in Section 3.07(b).

        "Victory Form S-4" has the meaning set forth in Section 4.07.

        "Victory MAE" means any circumstance, change, development, condition or event that, individually or in the aggregate, has a material adverse effect on the Assets, business, financial condition or results of operations of Victory and its Subsidiaries taken as a whole or materially impairs, prevents or delays the ability of Victory to consummate the Merger and the other Transactions to be performed or consummated by Victory pursuant to this Agreement; provided, however, that any such effect resulting or arising from or relating to any of the following matters will not be considered when determining whether a Victory MAE has occurred or would reasonably be expected to occur: (i) any conditions in the industry in which Victory competes in general; (ii) any conditions in the United States general economy or the general economy in other geographic areas in which Victory operates; (iii) political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments or changes therein; (iv) any conditions resulting from natural disasters; (v) compliance by Victory and Merger Sub with their respective covenants in this Agreement; (vi) the failure of the financial or operating performance of Victory to meet internal forecasts or budgets for any period prior to, on or after the date of this Agreement (but the underlying reason for the failure to meet such forecasts or budgets may be considered); (vii) any action taken or omitted to be taken by or at the request or with the consent of Chucktaylor; (viii) effects or conditions resulting from the announcement of this Agreement or the Transactions; (ix) changes in Laws or accounting principles; or (x) changes in the trading price or trading volume of Victory Common Stock (but the underlying reason for such changes may be considered); provided, further, that with respect to clauses (i), (ii), (iii), (iv) or (ix), such matter will be considered to the extent that it disproportionately affects Victory as compared to similarly situated businesses operating in the same industry and geographic areas as Victory operates.

        "Victory Material Contracts" means each Contract that Victory would be required to be filed as an exhibit to an Annual Report on Form 10-K under the Exchange Act if such report was filed by Victory with the Commission on the date hereof.

        "Victory Options" has the meaning set forth in Section 3.04.

        "Victory Preferred Stock" has the meaning set forth in Section 3.04.

        "Victory Proxy Statement" has the meaning set forth in Section 4.07.

        "Victory SEC Filings" has the meaning set forth in Section 3.07(a).

        "Victory Stockholder Approval" has the meaning set forth in Section 3.11(a).

        "Victory Stockholder Meeting" has the meaning set forth in Section 4.08.

        "Victory Stockholders" means the holders of Victory Common Stock.

        "Victory Stock Issuance" has the meaning set forth in Section 1.03(d).

        "Victory Superior Proposal" has the meaning set forth in Section 4.11(f)(ii).

        "Voting Agreement" has the meaning set forth in the recitals to this Agreement.

        "Voting Securities" means any and all shares of capital stock of Victory and securities issued in respect thereof that are entitled to vote generally in the election of directors, including the Victory Common Stock and the Victory Preferred Stock.

        "ZYPS" means, collectively, the Zero Yield Puttable Securities due May 15, 2023, issued by Chucktaylor pursuant to the indenture dated as of May 7, 2003 between Chucktaylor and JPMorgan Chase Bank, N.A. and the New Zero Yield Puttable Securities due May 15, 2023, issued by Chucktaylor pursuant to the indenture dated as of January 26, 2005 between Chucktaylor and JPMorgan Chase Bank, N.A.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

VERINT SYSTEMS INC.
By:	/s/ Dan Bodner
Name:	Dan Bodner
Title:	President and Chief Executive Officer
COMVERSE TECHNOLOGY, INC.
By:	/s/ Charles J. Burdick
Name:	Charles J. Burdick
Title:	Chief Executive Officer
VICTORY ACQUISITION I LLC
By:	/s/ Peter Fante
Name:	Peter Fante
Title:	Vice President and Secretary

[Signature Page to the Agreement and Plan of Merger]

 Annex B

August 12, 2012

The Special Committee of the Board of Directors
Verint Systems Inc.
330 South Service Road
Melville, New York 11747

Members of the Special Committee of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Verint Systems Inc., a Delaware corporation ("Verint") (other than Comverse Technology, Inc., a New York corporation ("CTI") and its affiliates), of the Merger Consideration (defined below) to be paid by Verint pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (this "Merger Agreement"), dated as of August 12, 2012, by and among CTI, Verint, and Victory Acquisition I LLC, a Delaware limited liability company and wholly owned subsidiary of Verint ("Merger Sub"). As more fully described in the Merger Agreement, (i) CTI will be merged with and into Merger Sub (the "Merger"), with Merger Sub continuing as the surviving entity; and (ii) each outstanding share of common stock, par value $0.10 per share, of CTI ("CTI Common Stock") (other than shares held in the treasury of CTI or owned by Verint or Merger Sub), will be converted into the right to receive that number of shares of common stock, par value $0.001 per share, of Verint ("Verint Common Stock") equal to the Exchange Ratio (as defined in the Merger Agreement and summarized below), subject to certain limitations and procedures as specified in the Merger Agreement. For purposes of our opinion, we refer to the aggregate number of shares of Verint Common Stock to be issued in the Merger as the "Merger Consideration." As more fully described in the Merger Agreement, prior to and as a condition to the consummation of the Merger, CTI shall distribute or dispose of Comverse, Inc., a wholly owned subsidiary of CTI ("CNS"), and its subsidiaries by way of (i) the distribution of 100% of the shares of CNS to the stockholders of CTI (the "CNS Distribution"), pursuant to the terms and subject to the conditions set forth in the Distribution Agreement (the "Distribution Agreement"), dated as of August 12, by and between CTI and CNS, or alternatively (ii) the sale or other disposition (by merger, consolidation, sale or disposition of capital stock or other assets, or otherwise) of CNS and its subsidiaries (the "CNS Disposition").

        As more fully described in the Merger Agreement, the "Exchange Ratio" is equal to the quotient determined by dividing (a) the sum of (i) the number of Fully Diluted CTI Shares (defined below)) and (ii) the amount determined by dividing the Target Amount (defined below) by the Average Closing Price (defined below), by (b) the number of shares of CTI Common Stock deemed to be outstanding as of the consummation of the Merger. As more fully described in the Merger Agreement, "Fully Diluted CTI Shares" means (a) the number of shares of Verint Common Stock owned by CTI as of the consummation of the Merger, plus (b) the number of shares of Verint Common Stock determined by multiplying (i) the number of shares of Series A convertible preferred stock, par value $0.001 per share, of Verint ("Verint Preferred Stock") owned by CTI as of the consummation of the Merger by (ii) the quotient obtained by dividing the Liquidation Preference (as defined in the Merger Agreement) per share of Verint Preferred Stock as of the consummation of the Merger by $32.66, plus (c) the number of shares of Verint Common Stock determined by dividing the amount, if any, by which unrestricted cash and cash equivalents of CTI as of the consummation of the Merger exceed the Retained Liabilities (as defined in the Merger Agreement) of CTI as of the consummation of the Merger (up to $10 million), by the Average Closing Price. As more fully described in the Merger Agreement, the "Target Amount" is equal to (a) $25 million if the CNS Distribution or the CNS Disposition occurs on or prior to October 31, 2012, (b) $15 million if the CNS Distribution or the CNS Disposition occurs after October 31, 2012 and on or prior to January 31, 2013, and (c) $5 million if the CNS Distribution or the CNS Disposition occurs after January 31, 2013 and on or prior to April 30,

2013. As more fully described in the Merger Agreement, the "Target Amount" is reduced to $0.00 if, subject to certain exceptions described in the Merger Agreement, CTI owns less than 50% of the voting securities of Verint (on an as exercised and fully diluted basis) as of the consummation of the Merger. As more fully described in the Merger Agreement, "Average Closing Price" means the average of the daily volume weighted averages of the trading prices of Verint Common Stock on the NASDAQ Global Market, for the 20 consecutive trading days ending on the second trading day immediately prior to the consummation of the Merger.

        In arriving at our opinion, we reviewed the Merger Agreement, the Distribution Agreement and the Governance and Repurchase Rights Agreement (the "Governance and Repurchase Rights Agreement"), dated as of August 12, by and between Verint and CTI, together with certain other agreements contemplated to be entered into in connection with the Merger, and held discussions with certain senior officers, directors and other representatives and advisors of Verint and certain senior officers and other representatives and advisors of CTI concerning the businesses, operations and prospects of Verint and CTI and the effects of the Merger on the financial condition and future prospects of Verint. We examined certain publicly available business and financial information relating to Verint as well as certain financial forecasts and other information and data relating to Verint which were provided to or discussed with us by the management of Verint, including information relating to the potential strategic implications of the Merger anticipated by the management of Verint. We also examined certain publicly available business and financial information relating to CTI as well as certain financial forecasts and other information and data relating to CTI which were provided to or discussed with us by the management of CTI, including certain financial forecasts and other information and data on a pro forma basis giving effect to the CNS Distribution. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Verint and CTI. We evaluated certain potential pro forma financial effects of the Merger on Verint based on the information provided to us by the management of Verint. We also evaluated certain potential pro forma financial effects of the CNS Distribution on CTI based on the information provided to us by the management of CTI. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed relevant and appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

        In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements of Verint and CTI that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, relating to Verint and CTI, and certain pro forma financial effects of, and strategic implications resulting from, the Merger, we have been advised by the respective managements of Verint and CTI that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Verint and CTI as to the future financial performance and financial position of Verint and CTI, respectively, such strategic implications anticipated to result from the Merger and the other matters covered thereby, and have assumed, with your consent, that the financial results and financial position (including such potential strategic implications anticipated to result from the Merger) reflected in such forecasts and other information and data will be realized in the amounts and at the times projected.

        We have assumed, with your consent, that the CNS Distribution will have occurred prior to the Merger in accordance with its terms and that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the CNS Distribution and the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Verint, CTI or the contemplated benefits of the Merger. We also have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CTI nor have we made any physical inspection of the properties or assets of CTI. Furthermore, we have not evaluated the solvency or fair value of Verint, CTI or CNS under any law relating to bankruptcy, insolvency or similar matters. In addition, we have assumed, with your consent, that, as of the consummation of the Merger, the unrestricted cash and cash equivalents of CTI will exceed the Retained Liabilities (as defined in the Merger Agreement) of CTI and that CTI will have no other material liabilities, obligations or commitments of any kind, other than those subject to indemnification or insurance for the benefit of Verint under the Merger Agreement, the Distribution Agreement or otherwise, and in any event that any such liabilities, obligations and commitments of CTI would not have an adverse impact on Verint or the contemplated benefits of the Merger.

        We have assumed that the representations and warranties made by Verint and CTI in the Merger Agreement are and will be true and correct in all respects material to our analysis. Finally, with your consent, we have relied upon the advice Verint has received from its legal, regulatory, accounting and tax advisors as to all legal, regulatory, accounting and tax matters relating to the Merger and the other transactions contemplated by the Merger Agreement, including the CNS Distribution.

        Our opinion is limited to the fairness to the holders of Verint Common Stock (other than CTI and its affiliates), as of the date hereof, from a financial point of view, of the Merger Consideration to be paid by Verint in the Merger, considered in the aggregate, and we express no opinion as to the fairness of the Merger to the holders of any particular class of securities, creditors or other constituencies of Verint or CTI. We are not expressing any opinion as to what the value of Verint Common Stock actually will be when issued pursuant to the Merger or the price at which Verint Common Stock will trade at any time. In addition, we express no view on, and our opinion does not address, any aspect of the Distribution Agreement, the Governance and Repurchase Rights Agreement, or any other contractual agreement or arrangement Verint or any of its affiliates has entered into or may enter into in connection with the Merger. We are not expressing any opinion as to the CNS Distribution or any of the terms or conditions thereof, or any actual or potential CNS Disposition, nor are we expressing any opinion as to the Governance and Repurchase Rights Agreement or any of the terms or conditions thereof (including, without limitation, certain put and call rights as specified therein). Furthermore, we express no view as to, and our opinion does not address, the underlying business decision of Verint to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Verint or the effect of any other transaction in which Verint might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

        Citigroup Global Markets Inc. has acted as financial advisor to the Special Committee of the Board of Directors of Verint in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Verint and CTI for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Verint, CTI and their respective affiliates.

        Our advisory services and the opinion expressed herein are provided for the information of the Special Committee of the Board of Directors of Verint in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholders as to how such stockholder should vote or act on any matters relating to the proposed Merger or otherwise.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid by Verint in the Merger is fair, from a financial point of view, to the holders of Verint Common Stock (other than CTI and its affiliates).

Very truly yours,
/s/ CITIGROUP GLOBAL MARKETS INC. CITIGROUP GLOBAL MARKETS INC.

 Annex C

August 12, 2012

Board of Directors
Comverse Technology, Inc.
810 Seventh Avenue
New York, NY 10019

Lady and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than Verint Systems Inc. ("Verint") and its affiliates) of the outstanding shares of common stock, par value $0.10 per share (the "Shares"), of Comverse Technology, Inc. (the "Company") of the Exchange Ratio (as defined below) pursuant to the Agreement and Plan of Merger, dated as of August 12, 2012 (the "Merger Agreement"), by and among Verint, Victory Acquisition I LLC, a direct wholly owned subsidiary of Verint ("Merger Sub"), and the Company.

        You have informed us that in connection with and pursuant to the Merger Agreement, (i) at least one day prior to the Closing Date (as defined in the Merger Agreement), the Company will effect a distribution (the "Distribution") of 100% of the outstanding shares of common stock, no par value ("Comverse Spinco Common Stock"), of Comverse, Inc., a wholly owned subsidiary of the Company ("Comverse Spinco"), pursuant to the Distribution Agreement (as defined in the Merger Agreement) or, alternatively, effect a Chuck Disposition (as defined in the Merger Agreement) pursuant to the Chuck Disposition Agreements (as defined in the Merger Agreement, and together with the Merger Agreement and the Distribution Agreement, the "Agreements") and (ii) the Company will be merged with and into Merger Sub (the "Merger") with Merger Sub surviving the Merger as a wholly owned subsidiary of Verint and the holders of the Shares (other than Verint, Merger Sub or the Company) will be entitled to receive the number of shares of common stock, par value $0.001 per share (the "Verint Common Stock"), of Verint based upon the quotient obtained by dividing (a) the sum of (x) the number of Fully Diluted Chucktaylor Shares (as defined in the Merger Agreement) and (y) the quotient obtained by dividing the Target Amount (as defined in the Merger Agreement) by the Average Closing Price (as defined in the Merger Agreement) and rounding to the nearest 1/10,000, by (b) the sum of (x) the number of Shares outstanding as of the Closing Date plus (y) the number of Chucktaylor Units (as defined in the Merger Agreement) that will be canceled immediately prior to the Effective Time (as defined in the Merger Agreement) pursuant to Section 1.12(b) of the Merger Agreement (the "Exchange Ratio").

        Goldman, Sachs & Co. and its affiliates are engaged in commercial and investment banking and financial advisory services, market making and trading, research and investment management (both public and private investing), principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Comverse Spinco, Verint, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the Agreements (the "Transactions") for the accounts of Goldman, Sachs & Co. and its affiliates and their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transactions. We expect to receive fees for our services in connection with the Transactions, a significant portion of which is contingent upon the consummation of each of the Distribution or the Chuck Disposition (as the case maybe) and the Merger, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain investment banking services to the Company and its affiliates from time to time. We may also in the future provide investment banking services to the Company, Comverse Spinco, Verint and their respective affiliates for which our Investment Banking Division may receive compensation.

        In connection with this opinion, we have reviewed, among other things, the Merger Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Verint for the five fiscal years ended January 31, 2012; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Verint; certain other communications from the Company and Verint to their respective stockholders; certain publicly available research analyst reports for the Company and Verint; and certain internal financial analyses and forecasts for the Company (excluding any subsidiaries of the Company) prepared by its management and for Verint prepared by its management, in each case, as approved for our use by the Company (the "Forecasts") and certain cost savings and operating synergies projected by the management of the Company to result from the Merger, as approved for our use by the Company (the "Synergies"). We have also held discussions with members of the senior managements of the Company and Verint regarding their assessment of the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of Verint and with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares and shares of Verint Common Stock; compared certain financial and stock market information for the Company and Verint with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the software industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us. In that regard, we have assumed with your consent that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company, Comverse Spinco or Verint or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on the Company or Verint or on the expected benefits of the Transactions in any way meaningful to our analysis. We have assumed that the Transactions will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transactions, or the relative merits of the Transactions as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit interest from other parties with respect to an acquisition of the Company since December 2010. This opinion addresses only the fairness from a financial point of view to the holders (other than Verint and its affiliates) of Shares, as of the date hereof, of the Exchange Ratio pursuant to the Merger Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreements or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Agreements or entered into or amended in connection with the Transactions, including, without limitation, the Distribution and the Chuck Disposition, the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transactions, whether relative to the Exchange Ratio pursuant to the Merger Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Comverse Spinco Common Stock or Verint Common Stock will trade at any time or as to the impact of the Transactions on the solvency or viability of the Company, Comverse Spinco or Verint or the ability of the Company, Comverse Spinco or Verint to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the Merger or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders (other than Verint and its affiliates) of Shares.

Very truly yours,
/s/ GOLDMAN, SACHS & CO. (GOLDMAN, SACHS & CO.)

 Annex D

August 12, 2012

Board of Directors Comverse Technology, Inc. 32nd Floor 810 Seventh Avenue New York, NY 10019

Members of the Board of Directors:

        We understand that Comverse Technology, Inc. (the "Company"), Verint Systems Inc. ("Verint") and Victory Acquisition I LLC, a direct wholly owned subsidiary of Verint ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, to be dated as of August 12, 2012 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub and the Company. As a result of the Merger, the Company will be merged with and into Merger Sub with Merger Sub surviving the Merger as a wholly owned subsidiary of Verint and the holders (other than Verint, Merger Sub or the Company) of the outstanding shares of common stock, par value $0.10 per share (the "Shares"), of the Company will be entitled to receive the number of shares of common stock, par value $0.001 per share (the "Verint Common Stock"), of Verint based upon the quotient obtained by dividing (a) the sum of (x) the number of Fully Diluted Chucktaylor Shares and (y) the quotient obtained by dividing the Target Amount by the Average Closing Price and rounding to the nearest 1/10,000, by (b) the sum of (x) the number of Shares outstanding as of the Closing Date plus (y) the number of Chucktaylor Units that will be canceled immediately prior to the Effective Time pursuant to Section 1.12(b) of the Merger Agreement (the "Exchange Ratio"). The Merger Agreement provides that at least one day prior to the Closing Date, the Company will effect a distribution (the "Distribution") of 100% of the outstanding shares of common stock, no par value ("Comverse Spinco Common Stock"), of Comverse, Inc., a wholly owned subsidiary of the Company ("Comverse Spinco"), pursuant to the Distribution Agreement or, alternatively, effect a Chuck Disposition pursuant to the Chuck Disposition Agreements (together with the Merger Agreement and the Distribution Agreement, the "Agreements"). Capitalized terms used herein without definition shall have the meanings given them in the Merger Agreement.

        The Board of Directors of the Company (the "Board") has requested our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of the Shares, other than Verint and its affiliates.

        In arriving at our opinion set forth below, we have, among other things: (i) reviewed the draft of the Merger Agreement dated August 12, 2012; (ii) reviewed certain publicly available business and financial information concerning the Company and Verint and the industry in which they operate; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed generally relevant and the consideration received in such transactions; (iv) compared the financial and operating performance of the Company and Verint with publicly available information concerning certain other public companies we deemed generally relevant, including data relating to public market trading levels and implied multiples; (v) reviewed the current and historical market prices of the Shares and the Verint Common Stock; (vi) reviewed certain internal financial analyses and forecasts for the Company (excluding any subsidiaries of the Company) prepared by its management relating to its business and for Verint prepared by its management relating to its business, in each case, as approved for our use by the Company (the "Forecasts") and certain cost savings and operating synergies projected by the management of the Company to result from the Merger, as approved for our use by the Company (the "Synergies"); and (vii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion. In addition, we have held discussions with certain members of management of the Company with respect to the past and current business operations of the Company and the financial condition of the Company and with certain members of managements of the Company and Verint with respect to the Merger, the past and current business operations of Verint, the financial condition of Verint, the Forecasts, the Synergies and certain other matters we believed necessary or appropriate to our inquiry.

        In arriving at our opinion, we have, with your consent, relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished or made available to us by the Company and Verint, their respective associates, affiliates and advisors, or otherwise reviewed by or for us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities of the Company, Comverse Spinco or Verint, nor have any such valuations or appraisals been provided to us, and we do not express any opinion as to the value of such assets or liabilities. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or the facilities of the Company, Comverse Spinco or Verint. In relying on the Forecasts and the Synergies, provided to us or discussed with us by the Company and Verint, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the Company's management as to the expected future results of operations and financial condition of the Company and Verint. We express no view as to the reasonableness of such financial analyses and forecasts or any assumption on which they are based. We have assumed that the transactions contemplated by the Agreements (the "Transactions") will be consummated as contemplated in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the parties will comply with all material terms of the Agreements and that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Transactions, no material delays, limitations, conditions or restrictions will be imposed.

        For purposes of rendering this opinion, we have assumed that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of the Company or Verint since the date of the most recent financial statements and other information, financial or otherwise, relating to the Company or Verint made available to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We do not express any opinion as to any tax or other consequences that may result from the Transactions, nor does our opinion address any legal, tax, regulatory or accounting matters. We have relied as to all legal, tax and regulatory matters relevant to rendering our opinion upon the assessments made by the Company and Verint and their respective other advisors with respect to such issues. In addition, we have relied upon and assumed, without independent verification, that the final form of the Merger Agreement will not differ in any material respect from the draft of the Merger Agreement identified above.

        Our opinion is necessarily based on securities markets, economic, monetary, financial and other general business and financial conditions as they exist and can be evaluated on, and the information made available to us as of, the date hereof and the conditions, prospects, financial and otherwise, of the Company and Verint, as they were reflected in the information provided to us and as they were represented to us in discussions with managements of the Company and Verint. We are expressing no opinion herein as to the price at which the shares of Comverse Spinco Common Stock or Verint Common Stock will trade at any future time. Our opinion is limited to the fairness, from a financial point of view, to the holders, other than Verint and its affiliates, of the Shares, of the Exchange Ratio pursuant to the Merger Agreement and we express no opinion as to any underlying decision which the Company may make to engage in the Transactions or any alternative transaction. In this regard, we note that we were not requested to solicit, and did not solicit interest from other parties with respect to an acquisition of the Company since December 2010, and we do not express any opinion as to the relative merits of the Transactions as compared to any alternative transaction. We have not been asked to, nor do we, offer any opinion as to the terms, other than the Exchange Ratio to the extent expressly set forth herein, of the Agreements or the Transactions, including, without limitation, the Distribution and the Chuck Disposition.

        We are acting as financial advisor to the Company with respect to the Transactions and will receive a fee from the Company for our services, a portion of which was paid in connection with our engagement by the Company, a portion of which is payable upon delivery of this opinion, a portion of which is contingent upon the consummation of the Distribution and a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities that may arise out of our engagement. We or our affiliates may in the future provide financial services to the Company, Comverse Spinco, Verint and/or their respective affiliates in the ordinary course of our businesses from time to time and may receive fees for the rendering of such services. In addition, in the past two years, we have provided financial advisory services to the Company, Comverse Spinco and/or their respective affiliates and have been paid customary fees for such services.

        This opinion is provided for the benefit of the Board, in its capacity as such, in connection with and for the purpose of its evaluation of the Merger. This opinion should not be construed as creating any fiduciary duty on our part to any party. This opinion does not constitute a recommendation to the Board as to whether to approve the Transactions or a recommendation to any holders of any Shares as to how to vote or otherwise act with respect to the Merger or any other matter, should the Merger or any other matter come to a vote of the holders of the Shares. In addition, the Board has not asked us to address, and this opinion does not address, (i) the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Shares, other than Verint and its affiliates, or (ii) the fairness of the amount or nature of any compensation to be paid or payable to any of the Company's officers, directors or employees of the Company, or any class of such persons, whether relative to the Exchange Ratio pursuant to the Merger Agreement or otherwise. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval; provided, however, that the Company may reproduce this opinion in full if so required by law in any document relating to the Merger that is required to be filed by the Company with the United States Securities and Exchange Commission.

        This opinion is given and speaks only as of the date hereof. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion. This opinion has been approved by the Global Financial Advisory Commitment Committee of Rothschild Inc.

        On the basis of and subject to the foregoing and such other matters as we considered relevant, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of the Shares, other than Verint and its affiliates.

Very truly yours,
/s/ ROTHSCHILD INC. ROTHSCHILD INC.

Annex E

DIRECTIONS TO VERINT SPECIAL MEETING LOCATION

Jones Day
222 East 41st Street, New York, New York USA 10017-6702
Tel: 1-212-326-3939 Fax: 1-212-755-7306

From John F. Kennedy International Airport (JFK):

  •
  From the airport, take I-678/Van Wyck Expressway North for about 6 miles.

  •
  Merge onto Grand Central Parkway West toward LaGuardia Airport/Triboro Bridge, Exit 10.

  •
  Take the I-495/Long Island Expressway exit, Exit 10E-W, toward Eastern Long Island/Manhattan.

  •
  Merge into I-495 West/Long Island Expressway via Exit 10W.

  •
  Take the I-278 West exit, Exit 17W, toward Brooklyn-Queens Expressway/Brooklyn.

  •
  Merge into I-495 West via the exit on the left toward Midtown Tunnel/Manhattan.

  •
  Travel through the Midtown Tunnel.

  •
  Turn right onto Tunnel Exit Street.

  •
  Turn right onto East 41st Street. Jones Day's offices are located immediately on the right at 222 E. 41st Street.

From LaGuardia Airport (LGA):

  •
  From the airport, merge onto Grand Central Parkway West toward Manhattan.

  •
  Merge onto Brooklyn-Queens Expressway East via Exit 4 toward I-278 West/Staten Island.

  •
  Merge onto I-278 West/Brooklyn-Queens Expressway; continue for about 2 miles.

  •
  Take the I-495 / Long Island Expressway exit, Exit 35, toward Midtown Tunnel/Eastern Long Island/ Greenpoint Avenue.

  •
  Merge onto I-495 West via Exit 35W on the left toward Midtown Tunnel/Manhattan; continue for several miles.

  •
  Travel through the Midtown Tunnel.

  •
  Turn right onto Tunnel Exit Street.

  •
  Turn right onto East 41st Street. Jones Day's offices are located immediately on the right at 222 E. 41st Street.

From Newark International Airport (EWR):

  •
  From the airport, take I-78 Express Lane East toward Holland Tunnel/I-95/New Jersey Turnpike/New York City.

  •
  I-78 Express Lane East becomes I-78 East.

  •
  Take the I-95 North/New Jersey Turnpike North exit on the left.

  •
  Take Exit 16E toward Lincoln Tunnel/New York City.

  •
  Keep left to take NJ-495 East toward Lincoln Tunnel.

E-1

  •
  Travel through the Lincoln Tunnel.

  •
  Turn right at 40th Street, heading east.

  •
  Turn right onto 9th Avenue, heading south.

  •
  Turn left at 38th Street, heading east; continue along 38th Street as you cross Manhattan.

  •
  After crossing Third Avenue, look for Tunnel Exit Street.

  •
  Turn left onto Tunnel Exit Street.

  •
  Turn right onto East 41st Street. Jones Day's offices are located immediately on the right at 222 E. 41st Street.

Parking:

        A 24-hour parking garage is located beneath Jones Day's office building. Jones Day's offices are located at 222 East 41st Street. The entrance to the parking garage is located behind the building on 40th Street between Second and Third Avenues, just east of the Queens-Midtown Tunnel Exit Street. Tunnel Exit Street is a small roadway that sits between Second and Third Avenues. The phone number for the parking garage, Dynamic Parking, is 1-212-867-9847.

Public Transportation:

        Grand Central Terminal is located 3 blocks from Jones Day's offices.

        Subway:    The Grand Central—42nd Street subway stop is located beneath Grand Central Terminal. Grand Central is located at the intersection of 42nd Street and Park Avenue with multiple entrances to the subway in the surrounding blocks. Subway lines running through Grand Central—42nd Street include the 4, 5 and 6 lines (running up and down the East Side), the S line (the shuttle to Times Square) and the 7 line (running east-west from Times Square through Grand Central to Queens).

        Train:    Grand Central Terminal provides connections to all Metro-North Railroad lines east of the Hudson River.

        Bus:    Bus lines serviced by Grand Central Terminal include the M1, M2, M3, M4, M5, M42, M98, M101, M102, M103, M104 and Q32.

        Beyond Grand Central:    Times Square, Penn Station (with connections to the Long Island Rail Road) and the Port Authority Bus Terminal are located on the west side of midtown Manhattan.

E-2

Annex F

DIRECTIONS TO CTI SPECIAL MEETING LOCATION

Jones Day
222 East 41st Street, New York, New York USA 10017-6702
Tel: 1-212-326-3939 Fax: 1-212-755-7306

From John F. Kennedy International Airport (JFK):

  •
  From the airport, take I-678/Van Wyck Expressway North for about 6 miles.

  •
  Merge onto Grand Central Parkway West toward LaGuardia Airport/Triboro Bridge, Exit 10.

  •
  Take the I-495/Long Island Expressway exit, Exit 10E-W, toward Eastern Long Island/Manhattan.

  •
  Merge into I-495 West/Long Island Expressway via Exit 10W.

  •
  Take the I-278 West exit, Exit 17W, toward Brooklyn-Queens Expressway/Brooklyn.

  •
  Merge into I-495 West via the exit on the left toward Midtown Tunnel/Manhattan.

  •
  Travel through the Midtown Tunnel.

  •
  Turn right onto Tunnel Exit Street.

  •
  Turn right onto East 41st Street. Jones Day's offices are located immediately on the right at 222 E. 41st Street.

From LaGuardia Airport (LGA):

  •
  From the airport, merge onto Grand Central Parkway West toward Manhattan.

  •
  Merge onto Brooklyn-Queens Expressway East via Exit 4 toward I-278 West/Staten Island.

  •
  Merge onto I-278 West/Brooklyn-Queens Expressway; continue for about 2 miles.

  •
  Take the I-495 / Long Island Expressway exit, Exit 35, toward Midtown Tunnel/Eastern Long Island/ Greenpoint Avenue.

  •
  Merge onto I-495 West via Exit 35W on the left toward Midtown Tunnel/Manhattan; continue for several miles.

  •
  Travel through the Midtown Tunnel.

  •
  Turn right onto Tunnel Exit Street.

  •
  Turn right onto East 41st Street. Jones Day's offices are located immediately on the right at 222 E. 41st Street.

From Newark International Airport (EWR):

  •
  From the airport, take I-78 Express Lane East toward Holland Tunnel/I-95/New Jersey Turnpike/New York City.

  •
  I-78 Express Lane East becomes I-78 East.

  •
  Take the I-95 North/New Jersey Turnpike North exit on the left.

  •
  Take Exit 16E toward Lincoln Tunnel/New York City.

  •
  Keep left to take NJ-495 East toward Lincoln Tunnel.

F-1

  •
  Travel through the Lincoln Tunnel.

  •
  Turn right at 40th Street, heading east.

  •
  Turn right onto 9th Avenue, heading south.

  •
  Turn left at 38th Street, heading east; continue along 38th Street as you cross Manhattan.

  •
  After crossing Third Avenue, look for Tunnel Exit Street.

  •
  Turn left onto Tunnel Exit Street.

  •
  Turn right onto East 41st Street. Jones Day's offices are located immediately on the right at 222 E. 41st Street.

Parking:

        A 24-hour parking garage is located beneath Jones Day's office building. Jones Day's offices are located at 222 East 41st Street. The entrance to the parking garage is located behind the building on 40th Street between Second and Third Avenues, just east of the Queens-Midtown Tunnel Exit Street. Tunnel Exit Street is a small roadway that sits between Second and Third Avenues. The phone number for the parking garage, Dynamic Parking, is 1-212-867-9847.

Public Transportation:

        Grand Central Terminal is located 3 blocks from Jones Day's offices.

        Subway:    The Grand Central—42nd Street subway stop is located beneath Grand Central Terminal. Grand Central is located at the intersection of 42nd Street and Park Avenue with multiple entrances to the subway in the surrounding blocks. Subway lines running through Grand Central—42nd Street include the 4, 5 and 6 lines (running up and down the East Side), the S line (the shuttle to Times Square) and the 7 line (running east-west from Times Square through Grand Central to Queens).

        Train:    Grand Central Terminal provides connections to all Metro-North Railroad lines east of the Hudson River.

        Bus:    Bus lines serviced by Grand Central Terminal include the M1, M2, M3, M4, M5, M42, M98, M101, M102, M103, M104 and Q32.

        Beyond Grand Central:    Times Square, Penn Station (with connections to the Long Island Rail Road) and the Port Authority Bus Terminal are located on the west side of midtown Manhattan.

F-2

 Annex G

PROXY CARD

Comverse Technology, Inc.

This proxy is solicited by the Board of Directors for
the Special Meeting of Shareholders to be held on February 4, 2013

        The undersigned hereby appoints Mr. Charles J. Burdick and Mr. Joel E. Legon, and each or any one of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned in all matters coming before the Special Meeting of Shareholders of Comverse Technology, Inc. to be held at 10:00 a.m., Eastern Time, on February 4, 2013, at the offices of Jones Day, 222 East 41st Street, New York, New York 10017, and any adjournment or postponement thereof, and to vote as shown on this card and revokes all proxies previously given with respect to the shares covered hereby.

        The persons named as proxies above will vote all shares of Comverse Technology, Inc. that you are entitled to vote as directed, or if no direction is indicated, in accordance with the recommendations of the board of directors, and as said proxies deem advisable on such other matters as may properly come before the meeting and any adjournment or postponement thereof.

        The undersigned acknowledges receipt of the Notice of the Special Meeting of Shareholders and the joint proxy statement/prospectus furnished therewith.

        FOR SHARES REGISTERED IN YOUR NAME, UNLESS YOU ATTEND THE SPECIAL MEETING IN PERSON, YOUR VOTE BY PROXY MUST BE RETURNED PRIOR TO THE SPECIAL MEETING ON FEBRUARY 4, 2013.

(Please be sure to sign and date the Proxy in the box below)

A.
Proposals—

The Board of Directors recommends a vote FOR Proposal 1.

1.
Adoption of the agreement and plan of merger, dated as of August 12, 2012, among Comverse Technology, Inc., Verint Systems Inc. and Victory Acquisition I LLC and approval of the transactions contemplated by that agreement, including the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR Proposal 2.

2.
The adjournment of the CTI special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the CTI special meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

G-1

B.
Authorized Signatures—This section must be completed for your vote to be counted—Date and Sign below.

(Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.)

Signature	Date	Signature (joint owners)	Date

Signature [PLEASE SIGN WITHIN BOX]

        If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

âDETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAILâ

Comverse Technology, Inc.
810 Seventh Avenue
New York, New York 10019
Attn: Corporate Secretary

  IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE RETURN ENVELOPE PROVIDED.

G-2